As filed on January 23, 2015                                                                                                                     Registration No. 333-181953

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO
FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

REDWOOD MORTGAGE INVESTORS IX, LLC
(Exact name of registrant as specified in governing instruments)

1825 S. Grant Street, Suite 250, San Mateo, California 94402   (650) 365-5341
(Address and telephone number of registrant’s principal executive offices)

Michael R. Burwell
1825 S. Grant Street, Suite 250, San Mateo, California 94402   (650) 365-5341
(Name, address and telephone number of agent for service)

Copies to:

Stephen J. Schrader, Esq.
Baker & McKenzie LLP
Two Embarcadero Center, 11th Floor
San Francisco, CA  94111-3802

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 5 consists of the following:

1.	Supplement No. 1 dated January 23, 2015, included herewith, which will be delivered as an unattached document along with the Prospectus.

2.	The Registrant’s Prospectus dated April 30, 2014 previously filed pursuant to Rule 424(b)(3) and refiled herewith;

3.	Part II to this Post-Effective Amendment No. 5, included herewith; and

4.           Signatures, included herewith.

SUPPLEMENT NO. 1 DATED JANUARY 23, 2015
TO THE PROSPECTUS DATED APRIL 30, 2014

REDWOOD MORTGAGE INVESTORS IX, LLC

This Supplement No. 1 updates, modifies or supersedes certain information contained in the prospectus, dated April 30, 2014, of Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the company). Important additional information regarding the company and the risks involved in investing in the company are contained in the prospectus. You should carefully read this Supplement No. 1 in conjunction with the prospectus. Unless otherwise defined in this supplement, all capitalized terms used have the meanings given them in the prospectus.

The purpose of this supplement is to describe or update, among other things, the following:

•	status of the offering

•	information on loan portfolio

•	information in “Risk Factors”

•	information in “Management – Affiliates of Our Managers”

•	information in "Transfer of Units - Unit Redemption Program"

•	information in "Distribution Policies - Distribution to Members" and " - Distribution Process"

•	information in “Experts”

•	information in “Incorporation of Certain Information by Reference”

•	information in “Tabular Information Concerning Prior Programs”

•	information in “Appendix I – Prior Performance Tables”

There is a high degree of risk associated with investing in the units. See “Risk Factors” beginning on page 18 of the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus or this supplement is truthful or complete. Any representation to the contrary is a criminal offense.

1.           Status of the Offering

We commenced our initial public offering on June 8, 2009, pursuant to which we offered 150,000,000 units of limited liability company interests in our primary offering and 37,500,000 units of limited liability company interests under our distribution reinvestment plan. As soon as our initial public offering ended, we commenced our first follow-on offering on December 4, 2012, pursuant to which we are offering the same number of units in our primary offering and under our distribution reinvestment plan as were offered in our initial public offering – 150,000,000 units and 37,500,000 units, respectively.

The following summarizes the status of the proceeds from the initial public offering and the follow-on offering, at $1 per unit, as of December 31, 2014:

•	Proceeds from investors in applicant status at December 31, 2014 (later accepted by the managers): $21,183,798
•	Proceeds under our distribution reinvestment plan from electing members: $1,883,845
•	Proceeds from premiums paid by Redwood Mortgage Corp.: $137,284
•	Total proceeds from units sold from October 5, 2009, through December 31, 2014: $23,204,927

The first two sentences of the first paragraph under the offering table on the prospectus cover page are hereby amended and restated in their entirety as follows: “The offering pursuant to this prospectus will terminate on December 4, 2015, unless prior to such date, we file a new registration statement, in which event the offering will continue until the earlier of the effective date of the new registration statement or 180 days after December 4, 2015 (which is June 1, 2016).  The managers, at their discretion, may also terminate the offering earlier. ”

2.           Update to Loan Portfolio

The following information should be read in conjunction with the discussion contained in the “INVESTMENT OBJECTIVES AND CRITERIA – General Standards for Loans” section beginning on page 62 of the prospectus:

The company generally funds loans with a fixed interest rate and a five-year term. As of December 31, 2014, 98% of the company’s loans (representing 94% of the aggregate principal balance of the company’s loan portfolio) have a five-year term or less from loan inception. The remaining loans have terms longer than five years.

As of December 31, 2014, 32 loans outstanding (representing 60% of the aggregate principal balance of the company’s loan portfolio) provide for monthly payments of interest only, with the principal due in full at maturity. The remaining 20 loans (representing 40% of the aggregate principal balance of the company’s loan portfolio) require monthly payments of principal and interest, typically calculated on a 30-year amortization, with the remaining principal balance due at maturity.

Secured Loans Unpaid Principal Balance (Principal).  Secured loan transactions are summarized in the following table for the years ended December 31, 2014 and 2013.

	2014	2013
Principal January 1	$14,698,430	$11,891,017
Loans acquired from third party	736,000	7,358,376
Loans acquired from affiliates or managers	13,265,250	8,184,100
Payments received	(9,514,020)	(12,735,063)
Principal December 31	$19,185,660	$14,698,430

Loan Characteristics.  Secured loans had the characteristics presented in the following table.

	December 31, 2014	December 31, 2013
Number of secured loans	52	51
Secured loans – principal	$19,185,660	$14,698,430
Secured loans – lowest interest rate (fixed)	7.25%	7.25%
Secured loans – highest interest rate (fixed)	10.00%	11.00%

Average secured loan – principal	$368,955	$288,205
Average principal as percent of total principal	1.92%	1.96%
Average principal as percent of members’ capital	1.89%	1.84%
Average principal as percent of total assets	1.77%	1.79%

Largest secured loan – principal	$1,600,000	$1,200,000
Largest principal as percent of total principal	8.34%	8.16%
Largest principal as percent of members’ capital	8.19%	7.66%
Largest principal as percent of total assets	7.69%	7.44%

Smallest secured loan – principal	$66,278	$68,276
Smallest principal as percent of total principal	0.35%	0.46%
Smallest principal as percent of members’ capital	0.34%	0.44%
Smallest principal as percent of total assets	0.32%	0.42%

Number of counties where security is located (all California)	13	13
Largest percentage of principal in one county	25.23%	33.18%

Number of secured loans in foreclosure	1	—
Secured loans in foreclosure – principal	193,893	—

Number of secured loans with an interest reserve	—	—
Interest reserves	$—	$—

As of December 31, 2014, the company’s largest loan in the principal of $1,600,000 represents 8.34% of outstanding secured loans and 7.69% of company assets. The loan is secured by a residential property located in Santa Cruz, California, bears an interest rate of 8.75% and matures on August 1, 2015.

Larger loans sometimes increase above 10% of the secured loan portfolio or company assets if these amounts decrease due to member withdrawals and loan payoffs or due to restructuring of existing loans.

Distribution by California Counties.  The distribution of secured loans outstanding by California counties is presented in the following table.

	December 31, 2014		December 31, 2013
	Unpaid Principal Balance	Percent	Unpaid Principal Balance	Percent

San Francisco Bay Area
San Francisco	$4,584,854	23.90%	$2,081,417	14.16%
Alameda	2,322,907	12.11	1,328,638	9.04
San Mateo	1,554,577	8.10	1,288,689	8.77
Contra Costa	1,186,371	6.18	735,324	5.00
Santa Clara	891,674	4.65	1,298,471	8.83
Sonoma	67,146	0.35	68,276	0.46
	10,607,529	55.29	6,800,815	46.26

Other Northern California
Santa Cruz	2,320,000	12.09	1,200,000	8.16
Monterey	180,897	0.94	182,405	1.24
El Dorado	—	—	433,650	2.95
	2,500,897	13.03	1,816,055	12.35

Northern California Total	13,108,426	68.32	8,616,870	58.61

Los Angeles & Coastal
Los Angeles	4,840,941	25.23	4,875,928	33.18
Orange	432,828	2.26	871,169	5.93
San Diego	66,278	0.35	196,663	1.34
	5,340,047	27.84	5,943,760	40.45
Other Southern California
San Bernardino	635,768	3.31	137,800	0.94
Riverside	101,419	0.53	—	—
	737,187	3.84	137,800	0.94

Southern California Total	6,077,234	31.68	6,081,560	41.39

Total Secured Loans	$19,185,660	100.00%	$14,698,430	100.00%

Commitments, Loan Disbursements, Construction and Rehabilitation Loans.  The company may make construction loans that are not fully disbursed at loan inception. Construction loans are determined by the managers to be those loans made to borrowers for the construction of entirely new structures or dwellings, whether residential, commercial or multi-family properties. The company will approve and fund the construction loan up to a maximum loan balance. Disbursements will be made periodically as phases of the construction are completed or at such other times as the loan documents may require. Undisbursed construction funds will be held in escrow pending disbursement. Upon project completion, construction loans are reclassified as permanent loans. Funding of construction loans is limited to 10% of the loan portfolio. As of December 31, 2014, the company had no construction loans outstanding.

The company may also make rehabilitation loans. A rehabilitation loan will be approved up to a maximum principal balance and, at loan inception, will be either fully or partially disbursed. The rehabilitation loan proceeds are generally used to acquire and remodel  single-family homes for future sale or rental. A rehabilitation loan escrow account is fully funded and advanced periodically as phases of the rehabilitation are completed or at such other times as the loan documents may require. As of December 31, 2014, the company had no rehabilitation loans outstanding. Funding of rehabilitation loans is limited to 15% of the loan portfolio.

RMC previously arranged for the company to purchase loans from an unaffiliated lender who was the servicer of the loans. The loans generally had the following conditions:

•	secured by first deeds of trust on single-family, real property located in California;
•	monthly payments of interest only at fixed rates;
•	terms of 5 to 11 months; and
•	interest rates, loan-to-value ratios (LTV) and collateral comparable to loans arranged by RMC.

The last of these loans was paid off on July 15, 2014.

Lien Position.  Secured loans had the lien positions presented in the following table.

	December 31, 2014			December 31, 2013
	Loans	Principal	Percent	Loans	Principal	Percent
First trust deeds	44	$17,114,452	89%	35	$10,695,440	73%
Second trust deeds	8	2,071,208	11	16	4,002,990	27
Total secured loans	52	19,185,660	100%	51	14,698,430	100%
Liens due other lenders at loan closing		4,773,151			9,544,879
Total debt		$23,958,811			$24,243,309

Appraised property value at loan closing		$44,552,048			$43,596,000

Percent of total debt to appraised
values (LTV) at loan closing (1)		53.78%			55.61%

(1)
Based on appraised values and liens due other lenders at loan closing. The LTV computation does not take into account subsequent increases or decreases in security property values following the loan closing nor does it include decreases or increases of the amount owing on senior liens to other lenders by payments or interest accruals, if any.

Property Type.  Secured loans summarized by property type are presented in the following table.

	December 31, 2014			December 31, 2013
	Loans	Principal	Percent	Loans	Principal	Percent
Single family	40	$14,512,116	76%	46	$13,300,082	91%
Multi-family	3	1,272,724	6	2	349,877	2
Commercial	9	3,400,820	18	3	1,048,471	7
Total secured loans	52	$19,185,660	100%	51	$14,698,430	100%

Scheduled Maturities.  Secured loans are scheduled to mature, as of December 31, 2014, as presented in the following table.

	Loans	Principal	Percent
2015	9	$5,900,192	31%
2016	12	4,526,694	24
2017	9	3,103,655	16
2018	7	1,434,431	7
2019	13	4,033,840	21
Thereafter	2	186,848	11
Total secured loans	52	$19,185,660	100%

Loans may be repaid or refinanced before, at or after the contractual maturity date. For matured loans, the company may continue to accept payments while pursuing collection of amounts owed from borrowers. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

The company reports maturity data based upon the most recent contractual agreement with the borrower. The table above includes two loans that are renewals, which have an aggregate principal balance of $1,020,664.

Delinquency.  Secured loans summarized by payment delinquency are presented in the following table.

	December 31, 2014	December 31, 2013
Past Due
30-89 days	$448,930	$596,967
90-179 days	514,791	—
180 days or more	—	—
Total past due	963,721	596,967
Current	18,221,939	14,101,463
Total secured loans	$19,185,660	$14,698,430

Loans in Non-Accrual Status.  At December 31, 2014 and December 31, 2013, there were no loans designated in non-accrual status.

Impaired Loans/Allowance for Loan Losses.  At December 31, 2014 and December 31, 2013, the company had not designated any loans as impaired, and had not recorded an allowance for loan losses as all loans were deemed to have protective equity (i.e., low loan-to-value ratio) such that collection is reasonably assured for amounts owing.

Modifications and Troubled Debt Restructurings.  During the years ended December 31, 2014, and December 31, 2013, no secured loans were modified.  One performing interest-only loan was modified in a prior year to extend its maturity date to July 1, 2013, and it was paid off in 2013.

3.           Risk Factors

The first paragraph of the risk factor entitled "Loan Defaults and Foreclosures May Adversely Affect Us" on page 20 of the prospectus is hereby amended and restated in its entirety as follows:

“We are engaged in the business of lending and, as such, we are subject to the risk that borrowers may be unable to repay the loans we have made to them in accordance with the terms of the loan agreement.  Our loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured by a governmental agency.  Most loans will be interest only or include only small periodic repayments of principal. This means:”

The risk factor entitled “Lack of Liquidity of Units Increases Their Risks” on page 29 of the prospectus is hereby amended and restated in its entirety as follows:

Lack of Liquidity of Units Increases Their Risks
There are substantial restrictions on the transferability of the units. You will not be free to sell or transfer your units at will, and they may not be acceptable by a lender as security for borrowing. No public trading market for the units is expected to exist after the offering. It is highly unlikely that a public trading market will ever develop. The exemptions for secondary trading available under California Corporations Code §25104(h) will be withheld, but that there may be other exemptions to cover private sales by the bona fide owner for his or her own account without advertising and without being effected by or through a broker dealer in a public offering.  The California Commissioner of Corporations also imposes a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of units who is a resident of California. Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of units, and us.  Our operating agreement also imposes substantial restrictions upon your ability to transfer units (See “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 91 and “TRANSFER OF UNITS” at page 97). The operating agreement provides you with a limited right to redeem units, subject to certain limitations and requirements. The amount that a redeeming member will receive from the company is based on the lesser of the purchase price paid by the redeeming member or the redeeming member’s capital account balance as of the date of each redemption payment (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98). A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such member’s interest in the company. The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption. As described above, the amount received by a redeeming member may, under certain circumstances, be based on the member’s capital account balance as of the date of each redemption payment, rather than the date of the redemption request. Accordingly, the amount paid to a member upon redemption may not reflect the redeeming member’s capital balance as of the date on which the redemption request was made. In addition, your units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

4.           Management – Affiliates of Our Managers

The section entitled “MANAGEMENT – Affiliates of Our Managers” on page 60 of the prospectus is hereby amended and restated in its entirety to read as follows:

Michael R. Burwell. Michael R. Burwell, age 58, President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary of Gymno Corporation (1986-September 2011) and now, the manager of Gymno LLC, the entity into which Gymno Corporation was converted (September 2011-present); President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-September 2011); past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986). Mr. Burwell is licensed as a real estate sales person. Mr. Burwell was a general partner of each of the Redwood Mortgage Investors, Redwood Mortgage Investors II, and Redwood Mortgage Investors III until they were wound up 2005. Mr. Burwell is a general partner of each of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII. Mr. Burwell attended the University of California, at Davis from 1975-1979.

Diana B. Mandarino.  Diana B. Mandarino, age 69, Director and past Executive Vice President of Redwood Mortgage Corp. (2001-2014); past Director of Sales and Marketing, Redwood Mortgage Investors (1995-2014); Sr. Vice President, Rancon Securities Corp. (1982-1995); Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and past President of Financial Planning Association, Silicon Valley Chapter. Ms. Mandarino attended Foothill Community College from 1965-1967.

Lorene A. Randich. Lorene A. Randich, age 58, joined Redwood Mortgage Corp. in 1991, and has served as a Director since November 2011. Ms. Randich has held the real estate broker’s license of record for Redwood Mortgage Corp. since November 2011.  Since 2001, she has been Vice President of Loan Production and Underwriting. Ms. Randich has been a licensed real estate broker since 1996. She is a member of the National Association of Realtors, the California Mortgage Bankers Association, the California Association of Mortgage Professionals (former Board Member, San Francisco/Peninsula Chapter) and the California Mortgage Association Board (Member). Ms. Randich received a BA from UC Berkeley in 1980.

5.           Transfer of Units – Unit Redemption Program

The last sentence of the section entitled “TRANSFER OF UNITS – Unit Redemption Program” on page 99 of the prospectus is hereby amended and restated in its entirety as follows:

During the years ended December 31, 2014, and 2013, 548,316 and 58,190 units were redeemed, respectively. Redemptions due to members’ deaths were 300,000 units and 21,154 units during 2014 and 2013, respectively.

6.           Distribution Policies – Distributions to Members; – Distribution Process

The section entitled “DISTRIBUTION POLICIES – Distribution Process” on page 100 of the prospectus is hereby amended and restated in its entirety to read as follows:

Distribution Process.  The company, in accordance with its operating agreement, allocates profits and losses monthly. Members who have not elected to participate in the company’s distribution reinvestment plan receive monthly cash distributions based on the earnings. To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve. In years when cash flow generated from operating activities was not sufficient to fully fund distributions, the distributions in excess of the company’s cash flow from operating activities was funded from cash on hand, which can include proceeds from offerings, loan repayments from borrowers and borrowings, if any. If we make distributions from sources other than cash flow from operating activities, we will have fewer funds available to invest in mortgages, which could reduce our members’ overall returns.

Net cash provided by (used in) operating activities, net income and distributions to members, from inception to December 31, 2014, are summarized in the following table:

Date	Net Cash Provided By (Used In) Operating Activities	Net Income	Distributions to Members	Distributions to Managers
2009
3rd Qtr 2009	$—	$—	$—	$—
4th Qtr 2009	(68,128)	14,055	13,914	141
	(68,128)	14,055	13,914	141
2010
1st Qtr 2010	(27,333)	27,335	28,048	179
2nd Qtr 2010	137,616	23,534	38,713	—
3rd Qtr 2010	45,968	56,474	58,414	—
4th Qtr 2010	54,852	58,341	78,800	1,477
	211,103	165,684	203,975	1,656
2011
1st Qtr 2011	64,741	96,883	112,962	—
2nd Qtr 2011	125,021	116,177	147,873	2,131
3rd Qtr 2011	117,179	151,211	162,965	(2,131)
4th Qtr 2011	153,654	153,681	176,990	—
	460,595	517,952	600,790	—
2012
1st Qtr 2012	170,559	159,935	191,236	—
2nd Qtr 2012	114,514	103,257	205,097	5,180
3rd Qtr 2012	92,938	139,090	219,263	—
4th Qtr 2012	190,706	224,335	239,204	—
	568,717	626,617	854,800	5,180
2013
1st Qtr 2013	198,925	223,791	257,733	—
2nd Qtr 2013	224,856	189,221	265,554	—
3rd Qtr 2013	182,068	186,731	270,505	6,266
4th Qtr 2013	201,779	284,880	282,603	—
	807,628	884,623	1,076,395	6,266
2014
1st Qtr 2014	248,421	201,846	297,916	—
2nd Qtr 2014	182,097	261,947	314,533	—
3rd Qtr 2014	270,702	266,851	337,647	8,846
4th Qtr 2014	281,395	363,079	361,622	—
	982,615	1,093,723	1,311,718	8,846

Program to date	$2,962,530	$3,302,654	$4,061,592	$22,089

Cumulative:
Thru 2009	(68,128)	14,055	13,914	141
Thru 2010	142,975	179,739	217,889	1,797
Thru 2011	603,570	697,691	818,679	1,797
Thru 2012	1,172,287	1,324,308	1,673,479	6,977
Thru 2013	1,979,915	2,208,931	2,749,874	13,243
Thru 2014	2,962,530	3,302,654	4,061,592	22,089

During 2014 and 2013 the company’s distributed annualized yield was 6.50%. The company’s cash distributions to members (excluding redemptions) during 2014 and 2013 were $1,311,718 and $1,076,395, respectively.
In 2014, member distributions totaled $1,311,718; cash from operating activities accounted for $982,615 (75%), and loan repayments from borrowers accounted for $329,103 (25%).
In 2013, member distributions totaled $1,076,395; cash from operating activities accounted for $807,628 (75%), and loan repayments from borrowers accounted for $268,767 (25%).
In 2012, member distributions totaled $854,800; cash from operating activities accounted for $568,717 (67%), and loan repayments from borrowers accounted for $286,083 (33%).
In 2011, member distributions totaled $600,790; from operating activities accounted for $460,595 (77%), and loan repayments from borrowers accounted for $140,195 (23%).
In 2010, member distributions totaled $203,975; cash from operating activities accounted for 100% of total distributions.
In 2009, member distributions totaled $13,914; loan repayments from borrowers accounted for 100% of total distributions.

Net income recorded during 2014 and 2013 for members was $1,093,723 and $884,623, respectively. The difference between net income and cash distributions was due to the managers’ anticipating investing excess cash in additional quality loans throughout the year, which due to the financial markets and the general economic conditions did not present themselves until late in each year. Provided the company’s cash remains fully invested in higher yielding mortgage loans, this difference should diminish in the future.

7.           Experts

The section entitled “EXPERTS” on page 109 of the prospectus is hereby amended and restated in its entirety to read as follows:

EXPERTS

The following financial statements have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated into this prospectus by reference:

•
The audited financial statements of Redwood Mortgage Investors IX, LLC as of and for the years ended December 31, 2013 and 2012, appearing in Redwood Mortgage Investors IX, LLC’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 31, 2014.

•
The audited, consolidated balance sheet of Redwood Mortgage Corp. and subsidiaries at September 30, 2013, filed as an exhibit to Redwood Mortgage Investor IX, LLC’s Form 8-K filed with the SEC on January 23, 2014.

•
The audited consolidated balance sheet of Redwood Mortgage Corp. and subsidiaries at September 30, 2014, filed as an exhibit to Redwood Mortgage Investors IX, LLC’s Form 8-K filed with the SEC on January 7, 2015

Such financial statements are incorporated into this prospectus by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

8.           Incorporation of Certain Information by Reference

The section entitled “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” on page 110 of the prospectus is hereby amended and restated in its entirety to read as follows:

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed by Redwood Mortgage Investors IX, LLC with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 14, 2014
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 14, 2014
•	Current Reports on Form 8-K filed with the SEC on January 7, 2015, December 3, 2014, April 22, 2014, and January 22, 2014.

We will provide, upon request, to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write us at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, (650) 365-5341. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

9.           Tabular Information Concerning Prior Programs

The section entitled “TABULAR INFORMATION CONCERNING PRIOR PROGRAMS” on page 110 of the prospectus is hereby amended and restated in its entirety to read as follows:

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

    Appendix I contains prior performance and investment information for certain of our managers’ prior programs and for our public offering.  Table I of Appendix I contains unaudited information relating to our managers’ experience in raising and investing funds with respect to the six previously closed public offerings of Redwood Mortgage Investors VIII (“RMI VIII”), all previously closed as of December 31, 2008, individually and on a combined basis, and with respect to our public offering as of December 31, 2014.  Table II of Appendix I contains unaudited information relating to compensation of our managers and their affiliates with respect to five prior programs, Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors VI (“RMI VI”), Redwood Mortgage Investors VII (“RMI VII”) and RMI VIII as of December 31, 2014, on an aggregate basis, and with respect to our public offering as of December 31, 2014.  Table III of Appendix I contains unaudited information relating to operating results of the six previously closed public offerings of RMI VIII, as of December 31, 2014, and to our operating results as of December 31, 2014.  Table V of Appendix I contains unaudited information relating to payments on mortgage loans to us and to the five prior programs, RMI IV, RMI V, RMI VI, RMI VII and RMI VIII.  Unaudited information relating to loans that were made by us and by the five prior programs during the three year period ended December 31, 2014 is included as an exhibit to the registration statement of which this prospectus is a part dated January 23, 2015.

    Purchasers of the units offered by this prospectus will not acquire any ownership interest in any prior programs identified in Appendix I and should not assume that the results of the prior programs or of our ongoing public offering will be indicative of our future results. Moreover, the operating results for the prior programs identified in Appendix I, which have not completed their operations, should not be considered indicative of future results of such prior programs or whether such prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.

10.           Appendix I – Prior Performance Tables

The section entitled “APPENDIX I – PRIOR PERFORMANCE TABLES” on page 112 of the prospectus is hereby amended and restated in its entirety to read as follows:

APPENDIX I – PRIOR PERFORMANCE TABLES

         The prior performance tables as referenced in the Prior Performance Summary of the prospectus present information on programs previously sponsored by the managers and on our public offering. The purpose of the tables is to provide information on the performance of the prior programs and on our public offering to assist prospective investors in evaluating the experience of the managers as sponsors of such prior programs and on such offering. In the opinion of the managers, all of the prior programs included in the tables had investment objectives that were similar to those of the company. Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs. Each of such prior programs had the following objectives:  (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the program’s capital. The inclusion of these tables does not imply that the investors in this offering will experience results comparable to those experienced in previous offerings of the prior programs or of our public offering.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2008, for the six public offerings of Redwood Mortgage Investors VIII, LP, and all funds received through December 31, 2014, for the ongoing public offering of Redwood Mortgage Investors IX, LLC.

TABLE II - COMPENSATION TO MANAGERS AND AFFILIATES

Table II summarizes the compensation paid to the general partners and affiliates for the three years ended December 31, 2014 in connection with all offerings of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII on an aggregate basis. Table II also summarizes the compensation paid to the managers and affiliates for the three years ended December 31, 2014, in connection with the public offering of Redwood Mortgage Investors IX, LLC on a combined basis.

TABLE III - OPERATING RESULTS OF THE COMPANY

Table III summarizes the annual operating results beginning January 1, 2005 through December 31, 2014, for Redwood Mortgage Investors VIII, LP and from inception in 2009 through December 31, 2014, for Redwood Mortgage Investors IX, LLC.

TABLE IV- RESULTS OF COMPLETED PROGRAMS

Table IV has been omitted as no real estate program sponsored by our managers has completed operations in the most recent five years.

TABLE V - PAYMENT OF MORTGAGE LOANS

Table V presents information on the payment of prior partnerships’ mortgages within the three years ended December 31, 2014, and on the payment of the company’s mortgages within the three years ended December 31, 2014.

If you purchase interests in the company, you will not acquire any ownership interest in any of the prior partnerships to which Tables I through V relate. The inclusion of the following tables in the prospectus does not imply that the company will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the company will continue to experience returns, if any, comparable to those experienced by the partnerships in any of the previous offerings of the partnerships referred to in Tables I through V or in our ongoing public offering.

DEFINITIONS AND GLOSSARY OF TERMS

The following terms used in the tables have the following meanings:

“Cash Generated From Operations, Sales and Financing” means excess or deficiency of operating, sales and financing cash receipts over operating and financing cash expenditures.

“GAAP” means accounting principles generally accepted in the United States of America.

“Months To Commit 90% Of Amount Available For Investment” shall mean the time period from commencement of the offering to close of escrow of initial loans aggregating 90% of initial investment amounts.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

($’s in thousands)

Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII, LP (RMI VIII), in its six public offerings through December 31, 2008, and all proceeds received by Redwood Mortgage Investors IX, LLC (RMI IX), in its ongoing public offering and follow-on offering through December 31, 2014. Table I also sets forth on a percentage basis, how the proceeds were used by RMI VIII and RMI IX. In addition, Table I sets forth information with respect to the date each offering commenced in RMI VIII and RMI IX, the length of the offering and how long it took to commit 90% of the amount available for investment, if applicable. As of December 31, 2014, the managers did not have any public programs that had closed in the past three years; however, the managers have included information for all offerings in RMI VIII to provide investors with information on the prior performance of the managers’ most recent prior program. Please be advised that there can be no assurance that the results of our follow-on offering will be comparable to those of the prior program or of our ongoing public offering.

	RMI VIII	RMI VIII	RMI VIII	RMI VIII
	1st Offering	2nd Offering	3rd Offering	4th Offering
Dollar Amount Offered	$15,000	$30,000	$30,000	$50,000
Dollar Amount Raised (100%)	$14,932	$29,993	$29,999	$49,985
Less Offering Expenses:
Organization Expense	3.90%	2.00%	2.05%	1.30%
Selling Commissions Paid to Non Affiliates (1)	0	0	0	0
Selling Commissions Paid to Affiliates	0	0	0	0
Percentage Available for Investment
Net of Offering Expenses	96.10%	98.00%	97.95%	98.70%
Loans Funded from Offering Proceeds Secured
by Deeds of Trust	87.90%	89.40%	89.55%	90.10%
Formation Loan	7.20%	7.60%	7.40%	7.60%
Loan Commitments	0	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0	0
Funds Available for Future Commitments	0	0	0	0
Reserve	1.00%	1.00%	1.00%	1.00%
Total	96.10%	98.00%	97.95%	98.70%

Date Offering Commenced	03/03/93	12/4/96	08/31/00	10/31/02
Length of Offering	44 months	44 months	20 months	11 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	45 months	45 months	21 months	12 months
Percent of Leverage Used (2)	33.49%	33.39%	26.69%	16.01%

(1)
Selling commissions were paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan is to be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII. (As of December 31, 2012, Redwood Mortgage Corp. temporarily suspended annual formation loan repayments for a three-year period; for more details, see Formation Loan under Note 3 (General Partners and Related Parties) to the financial statements of Redwood Mortgage Investors VIII as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, beginning on page 34 of RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2013). Participating broker-dealers received sales commissions of 5% of gross offering proceeds for subscriptions where investors elected to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elected to retain their earnings.

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering. As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering. To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

Table I continued on following page

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

($’s in thousands)

	RMI VIII	RMI VIII	RMI VIII
	5th Offering	6th Offering	Consolidated
Dollar Amount Offered	$75,000	$100,000	$300,000
Dollar Amount Raised (100%)	$74,904	$100,000	$299,813
Less Offering Expenses:
Organization Expense	1.10%	1.75%	1.67%
Selling Commissions Paid to
Non Affiliates (1)	0	0	0
Selling Commissions Paid to Affiliates	0	0	0
Percentage Available for Investment
Net of Offering Expenses	98.90%	98.25%	98.33%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	90.30%	89.65%	89.83%
Formation Loan	7.60%	7.60%	7.50%
Loan Commitments	0	0	0
Loan Application or Mortgage
Processing Fees	0	0	0
Funds Available for Future
Commitments	0	0	0
Reserve	1.00%	1.00%	1.00%
Total	98.90%	98.25%	98.33%

Date Offering Commenced	10/07/03	08/04/05	03/03/93
Length of Offering	22 months	40 months	189 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	23 months	40 months	189 months
Percent of Leverage Used (2)	21.02%	28.35%	28.35%

(1)
Selling commissions were paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan is to be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII. (As of December 31, 2012, Redwood Mortgage Corp. temporarily suspended annual formation loan repayments for a three-year period; for more details, see Formation Loan under Note 3 (General Partners and Related Parties) to the financial statements of Redwood Mortgage Investors VIII as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, beginning on page 34 of RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2013.) Participating broker-dealers received sales commissions of 5% of gross offering proceeds for subscriptions where investors elected to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elected to retain their earnings.

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering. As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering. To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

Table I continued on following page

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

RMI IX
1st Offering
Dollar Amount Offered	$187,500,000
Dollar Amount Raised (100%)	$23,204,927
Less Offering Expenses:
Organization Expense (1)	4.50%
Selling Commissions Paid to Non Affiliates (2)	—
Selling Commissions Paid to Affiliates	—
Percentage Available for Investment
Net of Offering Expenses (1)	95.50%
Loans Funded from Offering Proceeds Secured
by Deeds of Trust (1)(3)	86.50%
Formation Loan(1)	7.00%
Loan Commitments	—
Loan Application or Mortgage
Processing Fees	—
Funds Available for Future Commitments (3)	—
Reserve(1)	2.00%
Total(1)	95.50%

Date Offering Commenced	06/08/09
Length of Offering	66 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	N/A
Percent of Leverage Used (1)	0.00%

(1)	Percentages are based on the maximum primary offering amount of $150,000,000.

(2)
Selling commissions are paid by Redwood Mortgage Corp. to broker-dealers from the proceeds of a formation loan borrowed from RMI IX. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI IX. Participating broker-dealers receive selling commissions of 7% of gross primary offering proceeds.

(3)	Loans repaid by borrowers are available for investment in new loans.

TABLE II

COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth in tabular form, the compensation received by the general partners and affiliates in the most recent three years in connection with all offerings of Redwood Mortgage Investors IV, LP (RMI IV), Redwood Mortgage Investors V, LP (RMI V), Redwood Mortgage Investors VI, LP (RMI VI), Redwood Mortgage Investors VII, LP (RMI VII), and Redwood Mortgage Investors VIII, LP (RMI VIII), as of December 31, 2014, and the compensation received by our managers and affiliates in the most recent three years in connection with the ongoing offering of RMI IX as of December 31, 2014. This information is presented on a combined basis for all offerings of RMI IV through RMI VIII.

RMI IV – RMI VIII ($’s in Thousands)
Number of Programs (1)	5
Dollar Amount Raised (2)	$332,039
Amount Paid to General Partners and
Affiliates from:
Offering Proceeds	—
Selling Commissions	—
Loan Application or Loan Processing Fees	—
Reimbursement of Expenses, at Cost	—
Acquisition Fees	—
Advisory Fees	—
Other	—
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	1,484
Processing Fees (3)	108
Other (3)	2
Dollar Amount of Cash Generated from
Operations Before Deducting
Payments to General Partners and Affiliates:	15,896
Amount Paid to General Partners and Affiliates
from Operations:
Partnership Management Fees	2,532
Mortgage Servicing Fee	2,405
Reimbursement of Expenses, at Cost	5,024
Early Withdrawal	—
General Partners’ 1% Interest in Profits	—

(1)	Indicates the number of programs in the years 2012, 2013 and 2014.

(2)	Indicates the aggregate dollar amount raised in all five programs as of December 31, 2014.

(3)	These sums were paid by borrowers of partnership funds and were not expenses of the partnership.

Table II continued on following page

TABLE II (continued)

COMPENSATION TO MANAGERS AND AFFILIATES
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

RMI IX
Date Offering Commenced (1)	06/08/09
Dollar Amount Raised (2)	$23,204,917
Amount Paid to Managers and
Affiliates from:
Offering Proceeds	—
Selling Commissions	—
Loan Application or Loan Processing Fees	—
Reimbursement of Expenses, at Cost	953,271
Acquisition Fees	—
Advisory Fees	—
Other	—
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	516,396
Processing Fees (3)	74,610
Reconveyance Fees (3)	2,124
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Managers and Affiliates	3,591,947
Amount Paid to Managers and Affiliates
from Operations:
LLC Management Fees	37,454
Mortgage Servicing Fee	93,709
Reimbursement of Expenses, at Cost	273,003
Early Withdrawal	4,066
Administrative Fees	400,340
Managers’ 1% Interest in Profits (Loss)	26,049

(1)	Indicates the date the first offering of the company commenced.

(2)	Indicates the aggregate dollar amount raised as of December 31, 2014.

(3)	These sums were paid by borrowers of company funds and were not expenses of the company.

TABLE III

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of Redwood Mortgage Investors VIII, LP (RMI VIII), since January 1, 2005. This information is presented on a combined basis for the six offerings of RMI VIII. Table III also presents the annual operating results of Redwood Mortgage Investors IX, LLC (RMI IX), since inception.

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2005	2006	2007	2008	2009

Gross Revenues	$20,188	$27,325	$29,617	$34,253	$23,396
Profit on sale of properties
Less: Operating expenses	4,542	6,109	5,388	12,565	39,200
Interest expense	278	2,344	2,657	3,348	3,796
Depreciation	—	—	—	—	507
Net Income – GAAP Basis	15,368	18,872	21,572	18,340	(20,107)
Taxable Income
– from operations	15,995	19,671	22,679	25,431	(9,528)
– from gain on sale	—	—	—	—	—

Cash generated from operations	16,843	19,407	17,934	(491)	(4,872)
Cash generated from sales	—	—	5,886	1,990	2,279
Cash generated from refinancing	—	—	(1,250)	55,225	(5,174)
Cash generated from operations, sales
and refinancing	16,843	19,407	22,570	56,724	(7,767)
Less: Cash distributions to investors
– from operating cash flow	7,617	10,030	12,017	—	—
– from sales and refinancing	—	—	—	—	—
– from other	—	—	—	15,856	5,077
Cash generated (deficiency) after cash distributions	9,226	9,377	10,553	40,868	(12,844)
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$9,226	$9,377	$10,553	$40,868	$(12,844)

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2005	2006	2007	2008	2009

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$73	$74	$73	$74	$(29)
– from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors Source
(on GAAP basis)
– Investment income	41	43	44	50	—
– Return of capital	—	—	—	—	15
Source (on cash basis) (1)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	41	43	44	—	—
– Other	$—	$—	$—	$50	$15
Amount (in percentage terms) remaining invested
in program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by original total
acquisition cost of all properties in program)(2)	38%	36%	35%	38%	27%

(1)
The partnership, in accordance with its limited partnership agreement, allocates profits and losses monthly. Partners may elect to receive monthly, quarterly, or annual cash distributions based on the earnings. To determine the amounts to be distributed and cash to be allocated in any specific month, the partnership relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

In years when cash flow generated from operating activities was not sufficient to fully fund distributions, the distributions in excess of the partnership’s cash flow from operating activities was funded from cash on hand, which can include proceeds from offerings,  loan repayments from borrowers, REO sales, and borrowings, if any.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2010	2011	2012	2013	2014

Gross Revenues	$7,744	$2,536	$1,617	$3,242	$6,457
Profit on sale of properties					(1,667)
Less: Operating expenses	83,051	18,835	1,764	(2,661)	(32)
Interest expense	5,262	5,175	3,168	2,667	2,464
Depreciation	1,373	1,872	2,339	2,803	1,879
Net Income – GAAP Basis	(81,942)	(23,346)	(5,654)	433	3,813
Taxable Income
– from operations	(19,492)	(80,796)	(6,330)	(3,205)	(1,765)
– from gain on sale	—	5,282	(1,527)	404	1,538

Cash generated from operations	(7,460)	(7,668)	(2,677)	2,924	5,379
Cash generated from sales	4,873	35,165	30,035	9,962	32,407
Cash generated from refinancing	(12,282)	(47,323)	(13,177)	1,645	(13,196)
Cash generated from operations, sales
and refinancing	(14,869)	(19,826)	14,181	14,531	24,590
Less: Cash distributions to investors
– from operating cash flow	—	—	—	2,277	2,288
– from sales and refinancing	—	—	—	—	—
– from other	3,780	2,689	2,459	—	—
Cash generated (deficiency) after cash distributions	(18,649)	(22,515)	11,722	12,254	22,302
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$(18,649)	$(22,515)	$11,722	$12,254	$22,302

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2010	2011	2012	2013	2014

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$(63)	$(2,648)	$(31)	$(16)	$(9)
– from recapture	—	—	—	—	—
Capital gain (loss)	—	2,317	(7)	2	8
Cash Distributions to Investors Source
(on GAAP basis)
– Investment income	—	—	—	2	12
– Return of capital	12	12	12	10	—
Source (on cash basis) (1)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	—	—	—	2	12
– Other	$12	$12	$12	$10	$—
Amount (in percentage terms) remaining invested
in program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by original total
acquisition cost of all properties in program)(2)	21%	7%	6%	5%	7%
(1)
The partnership, in accordance with its limited partnership agreement, allocates profits and losses monthly. Partners may elect to receive monthly, quarterly, or annual cash distributions based on the earnings. To determine the amounts to be distributed and cash to be allocated in any specific month, the partnership relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

In years when cash flow generated from operating activities was not sufficient to fully fund distributions, the distributions in excess of the partnership’s cash flow from operating activities was funded from cash on hand, which can include proceeds from offerings,  loan repayments from borrowers, REO sales, and borrowings, if any.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI IX
	2010	2011	2012	2013	2014

Gross Revenues	$190,461	$593,612	$771,867	$1,097,334	$1,400,049
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	22,215	67,627	124,931	187,139	280,368
Interest expense	2,562	8,033	20,319	25,572	25,958
Depreciation	—	—	—	—	—
Net Income – GAAP Basis	165,684	517,952	626,617	884,623	1,093,723
Taxable Income
– from operations	208,823	525,985	635,980	888,603	1,099,716
– from gain on sale	—	—	—	—	—

Cash generated from operations	211,103	460,595	568,717	807,628	982,615
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales
and refinancing	211,103	460,595	568,717	807,628	982,615
Less: Cash distributions to investors
– from operating cash flow	203,975	460,595	568,717	807,628	982,615
– from sales and refinancing	—	—	—	—	—
– from other	—	140,195	286,083	268,767	329,103
Cash generated (deficiency) after cash distributions	7,128	(140,195)	(286,083)	(268,767)	(329,103)
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$7,128	$(140,195)	$(286,083)	$(268,767)	$(329,103)

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI IX
	2010	2011	2012	2013	2014

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$52	$56	$47	$53	$70
– from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors by Source
(on GAAP basis)
– Investment income	40	56	47	53	67
– Return of capital	—	3	16	16	—
Source (on cash basis) (1)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	40	46	42	52	50
– Other	$—	$14	$21	$17	$17
Amount (in percentage terms) remaining invested in program
properties at the end of the last year reported in the Table
(original total acquisition cost of properties retained divided
by original total acquisition cost of all properties in program)(2)	80%	67%	52%	38%	36%

(1)
The company, in accordance with its operating agreement, allocates profits and losses monthly. Members who have not elected to participate in the company’s distribution reinvestment plan receive monthly cash distributions based on the earnings.  To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

In years when cash flow generated from operating activities was not sufficient to fully fund distributions, the distributions in excess of the company’s cash flow from operating activities was funded from cash on hand, which can include proceeds from offerings, loan repayments from borrowers, and borrowings, if any.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

TABLE V

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

The schedules below present information pertaining to cash inflows and outflows of the loans closed during the three years ended December 31, 2014. A loan is considered closed upon (1) receipt of final payment pursuant to a full payoff, short-sale agreement, or trustee's sale at which the secured property is sold to a third-party bidder; (2) sale of REO property acquired in settlement of the loan, generally through foreclosure; or (3) loan write-off.

REDWOOD MORTGAGE INVESTORS IV
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Santa Cruz	02/14/05	12/02/13	130,017.50	95,200.69	225,218.19

MULTIPLE UNITS (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Contra Costa	08/21/07	12/02/13	175,000.00	103,878.11	278,878.11
Napa	05/23/08	09/18/14	250,000.00	192,463.50	442,463.50

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS V
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Alameda	03/13/06	12/24/12	130,035.00	(16,675.82)	113,359.18
Stanislaus	09/14/04	03/21/14	85,000.00	54,770.21	139,770.21
Los Angeles	08/06/07	10/03/14	56,000.00	30,379.72	86,379.72

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Los Angeles	11/25/08	03/30/12	650,000.00	132,218.30	782,218.30
Mariposa	03/09/06	05/18/12	125,016.57	68,684.10	193,700.67
Orange	05/14/07	12/27/12	250,000.00	127,495.32	377,495.32
Marin	12/09/09	04/18/13	183,060.96	52,898.83	235,959.79
Monterey	04/09/08	05/28/13	523,877.05	244,226.96	768,104,01
Santa Clara	10/31/13	02/20/14	60,000.00	1,579.11	61,579.11
Monterey	05/09/06	03/25/14	100,100.00	(48,523.68)	51,576.32
Contra Costa	12/13/06	04/24/14	153,000.00	4,003.77	157,003.77
San Diego	01/02/14	09/23/14	188,500.00	12,294.43	200,794.43

MULTIPLE UNITS (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Contra Costa	08/21/07	12/02/13	175,000.00	103,878.11	278,878.11
San Mateo	12/18/13	06/26/14	200,000.00	7,875.00	207,875.00
Napa	05/23/08	09/18/14	250,000.00	192,463.50	442,463.50

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Los Angeles	11/25/08	03/30/12	650,000.00	212,713.87	862,713.87
Sonoma	09/28/07	04/17/12	98,438.45	54,000.23	152,438.68
Alameda	04/02/07	05/04/12	90,000.00	41,643.68	131,643.68
Marin	12/09/09	04/18/13	183,060.96	52,898.83	235,959.79
Santa Cruz	02/14/05	12/02/13	130,017.50	95,200.68	225,218.18
Alameda	11/25/08	03/31/14	145,000.00	71,728.62	216,728.62
Contra Costa	12/13/06	04/24/14	153,000.00	4,003.77	157,003.77
Contra Costa	05/23/13	05/05/14	175,000.00	14,438.49	189,438.49
San Diego	10/14/08	07/14/14	159,310.00	72,063.91	231,373.91

MULTIPLE UNITS (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Napa	05/23/08	09/18/14	100,000.00	79,092.25	179,092.25

COMMERCIAL (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Santa Barbara	02/12/09	06/09/14	275,020.00	157,523.35	432,543.35
San Mateo	02/14/05	11/10/14	390,533.91	138,647.98	529,181.89

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Orange	06/25/08	03/14/12	197,145.32	39,078.81	236,224.13
Napa	12/11/06	03/27/12	3,550,000.00	(832,893.10)	2,717,106.90
Sonoma	09/28/07	04/17/12	98,438.45	54,000.34	152,438.79
Humboldt	08/29/06	08/03/12	95,712.28	(63,585.49)	32,126.79
Alameda	01/07/08	01/22/13	412,000.00	191,553.72	603,553.72
Santa Clara	12/05/07	04/10/13	100,050.00	53,000.34	153,050.34
Contra Costa	02/28/08	05/13/13	100,762.25	49,731.26	150,493.51
Contra Costa	07/30/08	06/24/13	562,075.00	270,909.50	832,984.50
Marin	06/06/13	06/25/13	2,200,000.00	10,020.55	2,210,020.55
San Diego	10/09/07	07/23/13	100,000.00	52,351.31	152,351.31
San Francisco	08/18/08	08/06/13	280,000.00	126,923.01	406,923.01
Los Angeles	09/04/08	11/01/13	100,000.00	49,991.86	149,991.86
Los Angeles	01/18/07	12/11/13	231,000.00	30,301.89	261,301.89
San Bernardino	08/02/06	12/30/13	120,000.00	(66,513.87)	53,486.13
San Bernardino	01/30/07	01/02/14	106,388.10	(31,847.53)	74,540.57
San Francisco	08/15/13	01/08/14	3,325,000.00	105,428.32	3,430,428.32
Orange	01/28/08	02/21/14	220,000.00	131,518.06	351,518.06
San Diego	04/29/13	03/12/14	1,680,000.00	116,786.86	1,796,786.86
San Francisco	03/15/07	03/19/14	3,188,703.77	1,110,931.57	4,299,635.34
San Mateo	12/11/13	07/14/14	1,100,000.00	40,541.50	1,140,541.50
San Francisco	10/12/06	07/25/14	170,550.07	107,168.47	277,718.54
San Francisco	01/30/14	08/20/14	1,775,000.00	48,537.02	1,823,537.02
Los Angeles	10/15/13	09/18/14	665,000.00	56,048.57	721,048.57
San Francisco	08/27/14	10/16/14	3,500,000.00	43,510.27	3,543,510.27
Marin	04/23/14	11/03/14	3,140,000.00	122,191.28	3,262,191.28
Los Angeles	12/30/13	11/10/14	367,500.00	28,145.99	395,645.99
Napa	10/30/02	11/21/14	1,320,000.00	(19,279.07)	1,300,720.93
Los Angeles	03/19/14	12/31/14	300,000.00	19,833.33	319,833.33

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

MULTIPLE UNITS (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Alameda	07/26/04	02/27/12	1,947,020.00	1,414,450.48	3,361,470.48
Marin	05/19/09	07/17/12	200,000.00	31,844.33	231,844.33
San Diego	04/27/07	07/01/13	4,148,729.81	1,780,888.26	5,929,618.07
San Francisco	04/24/06	12/02/13	12,928,623.45	(1,193,145.85)	11,735,477.60
Sacramento	08/28/08	12/04/13	2,260,897.50	608,157.08	2,869,054.58
San Francisco	08/10/06	12/13/13	850,000.00	943,388.41	1,793,388.41
Solano	01/18/07	01/15/14	420,000.00	16,309.75	436,309.75
San Joaquin	12/26/03	01/31/14	412,500.00	208,364.73	620,864.73
Sutter	03/30/05	06/06/14	3,348,699.77	1,481,646.46	4,830,346.23
Los Angeles	11/15/13	07/16/14	1,000,000.00	50,416.66	1,050,416.66
San Joaquin	08/04/05	08/21/14	4,412,721.93	(734,102.12)	3,678,619.81
Contra Costa	06/08/06	10/30/14	12,965,500.00	(2,795,128.86)	10,170,371.14
San Francisco	07/18/08	12/03/14	246,000.00	881,662.67	1,127,662.67
Sutter	06/06/14	12/10/14	218,000.00	8,121.99	226,121.99

COMMERCIAL (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Santa Clara	05/27/04	05/15/12	524,090.27	359,223.98	883,314.25
San Francisco	06/04/07	06/04/12	17,088,577.99	(659,796.27)	16,428,781.72
San Francisco	12/28/06	10/18/12	2,750,000.00	261,292.32	3,011,292.32
Alameda	10/29/07	12/28/12	15,109,863.98	3,592,460.06	18,702,324.04
San Francisco	09/13/13	01/07/14	1,000,000.00	34,340.27	1,034,340.27
San Francisco	04/03/13	05/09/14	4,300,000.00	608,905.00	4,908,905.00
San Francisco	07/15/05	09/26/14	1,000,000.00	1,739,799.88	2,739,799.88
Butte	03/09/07	11/26/14	300,000.00	154,177.59	454,177.59

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS IX, LLC
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
San Mateo	12/23/09	01/04/12	150,000.00	29,513.78	179,513.78
Los Angeles	07/28/11	01/25/12	150,000.00	6,661.96	156,661.96
Los Angeles	03/25/11	03/30/12	769,373.27	251,718.25	1,021,091.52
Santa Clara	11/02/11	05/02/12	650,000.00	25,347.02	675,347.02
San Francisco	07/28/11	05/04/12	300,000.00	22,810.69	322,810.69
Marin	04/22/11	05/10/12	500,000.00	45,977.42	545,977.42
San Diego	02/24/11	05/17/12	492,136.62	171,822.64	663,959.26
Los Angeles	04/27/12	06/22/12	237,500.00	3,522.91	241,022.91
Contra Costa	03/01/12	07/03/12	690,000.00	20,228.45	710,228.45
Los Angeles	05/10/12	08/29/12	155,300.00	5,124.92	160,424.92
Alameda	06/16/11	09/11/12	312,000.00	34,732.66	346,732.66
Contra Costa	08/21/12	10/16/12	142,000.00	2,386.45	144,386.45
Placer	09/05/12	11/21/12	120,000.00	2,747.54	122,747.54
Los Angeles	09/27/12	11/27/12	157,500.00	2,403.93	159,903.93
Los Angeles	06/26/12	12/26/12	195,500.00	10,486.67	205,486.67
Los Angeles	09/10/12	01/02/13	212,500.00	7,077.35	219,577.35
Los Angeles	11/07/12	01/09/13	243,500.00	4,538.59	248,038.59
Contra Costa	08/31/12	01/11/13	122,750.00	4,428.16	127,178.16
Los Angeles	09/28/12	01/24/13	171,500.00	6,026.27	177,526.27
Los Angeles	10/22/12	01/31/13	218,000.00	6,521.95	224,521.95
Contra Costa	02/24/11	02/08/13	310,990.00	52,000.99	362,990.99
Alameda	07/11/12	03/05/13	204,750.00	13,124.96	217,874.96
Los Angeles	11/16/12	03/07/13	202,000.00	6,789.38	208,789.38
Los Angeles	08/01/12	03/15/13	141,500.00	8,756.55	150,256.55
Los Angeles	02/01/13	03/25/13	322,000.00	5,013.28	327,013.28
Los Angeles	12/19/12	04/02/13	305,000.00	9,412.72	314,412.72
Los Angeles	10/04/12	04/10/13	283,000.00	14,543.03	297,543.03
Contra Costa	03/07/13	04/11/13	545,000.00	4,572.78	549,572.78
Marin	12/09/09	04/18/13	251,284.77	72,612.82	323,897.59
Los Angeles	11/29/12	05/03/13	216,500.00	8,763.03	225,263.03
Contra Costa	02/21/13	05/07/13	450,000.00	10,028.39	460,028.39
Contra Costa	03/19/13	05/10/13	419,300.00	5,525.57	424,825.57
Los Angeles	01/29/13	05/10/13	234,000.00	7,150.00	241,150.00
San Diego	11/10/10	06/27/13	210,000.00	52,012.37	262,012.37
Ventura	01/23/13	06/27/13	445,250.00	20,815.52	466,065.52
Los Angeles	01/11/13	07/05/13	429,000.00	20,496.77	449,496.77
Alameda	10/26/09	07/09/13	120,000.00	40,598.08	160,598.08
Alameda	12/19/12	07/09/13	355,000.00	17,523.36	372,523.36
San Francisco	05/12/10	07/16/13	265,000.00	93,024.66	358,024.66
Santa Clara	04/30/13	07/23/13	1,232,000.00	11,518.88	1,243,518.88
San Francisco	02/14/08	08/20/13	100,000.00	50,034.30	150,034.30

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS IX, LLC
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Los Angeles	10/09/12	08/22/13	141,700.00	10,920.38	152,620.38
Sonoma	09/19/12	08/23/13	100,000.00	8,223.50	108,223.50
Los Angeles	04/22/13	08/01/13	406,000.00	15,829.84	421,829.84
San Francisco	08/21/08	09/13/13	720,025.00	275,584.75	995,609.75
Los Angeles	05/17/13	09/19/13	360,000.00	13,310.00	373,310.00
Los Angeles	03/21/13	09/24/13	400,000.00	21,999.95	421,999.95
Nevada	10/02/12	10/07/13	340,000.00	26,730.49	366,730.49
Riverside	07/23/13	10/15/13	191,500.00	4,564.05	196,064.05
Riverside	08/09/13	10/25/13	188,500.00	4,319.73	192,819.73
Contra Costa	07/30/13	11/07/13	252,850.00	7,487.37	260,337.37
Los Angeles	05/16/13	12/03/13	231,000.00	13,622.44	244,622.44
Contra Costa	09/19/13	12/06/13	147,000.00	2,795.15	149,795.15
Los Angeles	10/22/12	12/09/13	550,025.00	57,438.24	607,463.24
Alameda	07/30/13	12/24/13	323,050.00	14,004.04	337,054.04
Los Angeles	01/09/14	01/19/14	736,000.00	3,884.36	739,884.36
Contra Costa	09/27/13	01/27/14	187,900.00	6,711.27	194,611.27
Contra Costa	10/01/13	01/27/14	176,150.00	6,076.43	182,226.43
Los Angeles	07/23/13	01/31/14	260,000.00	14,842.56	274,842.56
Los Angeles	11/22/13	02/03/14	185,200.00	3,904.64	189,104.64
Contra Costa	11/22/13	02/20/14	196,560.00	4,745.52	201,305.52
Orange	12/06/13	02/20/14	203,250.00	4,173.71	207,423.71
Los Angeles	01/26/12	02/21/14	220,000.00	41,584.00	261,584.00
El Dorado	04/02/13	03/19/14	433,650.00	45,804.69	479,454.69
Los Angeles	09/19/13	03/25/14	206,000.00	11,518.92	217,518.92
San Francisco	07/28/11	04/03/14	1,000,332.21	180,934.35	1,181,266.56
Los Angeles	09/27/13	04/08/14	263,800.00	13,689.24	277,489.24
Los Angeles	12/30/13	04/23/14	245,000.00	8,459.29	253,459.29
San Francisco	08/28/13	05/22/14	178,000.00	12,997.28	190,997.28
Orange	12/06/13	06/03/14	232,000.00	11,277.76	243,277.76
Alameda	01/23/13	06/11/14	192,500.00	24,299.86	216,799.86
Los Angeles	09/24/13	06/27/14	200,000.00	15,943.44	215,943.44
Alameda	03/03/14	07/11/14	420,000.00	12,120.40	432,120.40
Los Angeles	08/27/13	07/15/14	510,000.00	44,766.65	554,766.65
Santa Clara	03/10/14	08/29/14	185,000.00	7,613.31	192,613.31
San Francisco	04/21/08	09/05/14	335,000.00	209,625.93	544,625.93
Santa Clara	06/30/14	09/11/14	310,000.00	5,257.96	315,257.96
Los Angeles	06/27/13	10/06/14	400,000.00	45,337.21	445,337.21
Contra Costa	08/05/13	10/06/14	175,000.00	18,963.69	193,963.69
Los Angeles	10/28/13	10/08/14	350,000.00	29,353.12	379,353.12
Marin	04/23/14	11/03/14	500,000.00	31,054.68	531,054.68
Santa Clara	03/12/14	11/12/14	146,500.00	9,300.46	155,800.46

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

REDWOOD MORTGAGE INVESTORS IX, LLC
FOR THE THREE YEARS ENDED
DECEMBER 31, 2014

MULTIPLE UNITS (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Los Angeles	09/08/10	05/24/12	270,000.00	49,384.81	319,384.81
Santa Clara	10/10/12	04/30/13	697,004.97	36,456.98	733,461.95
Los Angeles	07/24/13	03/21/14	100,000.00	6,870.94	106,870.94

COMMERCIAL (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Santa Clara	10/17/11	07/14/14	400,035.00	112,624.53	512,659.53
Los Angeles	10/23/13	07/29/14	200,000.00	15,588.91	215,588.91
Los Angeles	03/19/14	12/09/14	619,121.59	49,966.12	669,087.71

REDWOOD MORTGAGE INVESTORS IX, LLC
Up to 150,000,000 Units of Limited Liability Company Interest, $1 per Unit – Primary Offering
37,500,000 Units of Limited Liability Company Interest, $1 per Unit – issuable under the distribution reinvestment plan
Minimum Initial Investment: 5,000 Units (may be higher in certain states)

Redwood Mortgage Investors IX, LLC, is a Delaware limited liability company formed on October 8, 2008. We are engaged in business as a mortgage lender, and commenced active operations in October 2009. We make or acquire loans secured primarily by first and second deeds of trust on residential, investment and commercial property in California. Loans are originated or arranged and serviced by Redwood Mortgage Corp. Although we have an existing portfolio of loans, we have not committed to or identified any future loans that will be made from the net proceeds of this offering. Our primary investment objectives are to: (1) yield a high rate of return from mortgage lending, (2) preserve and protect our capital, and (3) generate and distribute cash flow from operations to investors.

	Price to Public (1)	Selling Commission (2)	Proceeds to Company
Primary Offering
Per Unit	$1.00	$—	$1.00
Total Maximum	$150,000,000	$—	$150,000,000
Distribution Reinvestment Plan
Per Unit	$1.00	$—	$1.00
Total Maximum	$37,500,000	$—	$37,500,000

(1) We reserve the right to reallocate units being offered between the primary offering and our distribution reinvestment plan.

(2)
Selling commissions with respect to our primary offering will be paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from us. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of early redemption penalties paid to us. The maximum selling commissions paid by Redwood Mortgage Corp. will not exceed 7% of gross primary offering proceeds. No selling commissions will be paid in connection with sales of units under our distribution reinvestment plan (see “PLAN OF DISTRIBUTION – Formation Loan” at page 106).

This offering will terminate on December 4, 2014 unless the managers, in their discretion, terminate the offering earlier or extend the offering for an additional one-year period. If we extend the offering for an additional one-year period and file a new registration statement during that year, we could continue to sell units in the offering until the earlier of 180 days after the third anniversary of the commencement of the offering, the effective date of the new registration statement, the date the offering is fully subscribed or the date the offering is terminated by the managers. The units are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold. Subscriptions will be accepted for the minimum amount of five thousand (5,000) units ($5,000) for initial investments from new members and one thousand (1,000) units ($1,000) for additional investments from existing members. Because this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment.

There is a high degree of risk associated with investing in the units. You should purchase the units only if you can afford a complete loss of your entire investment (See “RISK FACTORS” beginning on page 18). The most significant risks include the following:

•
We have not yet identified any future loans to be made with the net proceeds we will receive from this offering. As a result, you must rely entirely on the judgment of our managers to invest the proceeds of this offering. We may be unable to find a sufficient number of suitable loans to fully invest the net proceeds of this offering, which could require us from time to time to hold the excess cash or invest it in lower yielding, short term investments.

•	We will be subject to various conflicts of interest arising out of our relationship to our managers and their affiliates.
•	Transfer of units is restricted; no public market for the units exists and none is likely to develop.
•
You will have limited ability to liquidate your investment and will be subject to early redemption penalties and other restrictions. You will have no right to participate in our management and will have only limited voting rights.

•	Declines in real estate values would impair our security and financial position.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The use of forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the units is not permitted.

The date of this prospectus is April 30, 2014

TABLE OF CONTENTS
Page
INVESTOR SUITABILITY STANDARDS	1

NOTICE TO CALIFORNIA RESIDENTS	3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4

SUMMARY OF THE OFFERING	4

RISK FACTORS	18
MORTGAGE LENDING AND REAL ESTATE RISKS	19
INVESTMENT RISKS	29
TAX RISKS.	35

ERISA RISKS	38

TERMS OF THE OFFERING	38

ESTIMATED USE OF PROCEEDS	40

BUSINESS BACKGROUND AND UPDATE	42

CAPITALIZATION OF REDWOOD MORTGAGE INVESTORS IX, LLC	43

CAPITAL CONTRIBUTION OF THE MANAGERS	43

COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES.	44

CONFLICTS OF INTEREST	51

RELATED PARTY POLICIES	54

FIDUCIARY RESPONSIBILITY OF OUR MANAGERS	54

PRIOR PERFORMANCE SUMMARY.	55

MANAGEMENT	59

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61

ORGANIZATIONAL CHART	61

INVESTMENT OBJECTIVES AND CRITERIA.	62

HOW WE ARE REGULATED	71

CERTAIN LEGAL ASPECTS OF LOANS.	73

i

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.	76
TAX CLASSIFICATION OF THE COMPANY	77
TAXATION OF MEMBERS	78
TAXATION OF COMPANY INVESTMENTS	81
OTHER ASPECTS OF TAXATION OF MEMBERS	82
INVESTMENT BY TAX-EXEMPT INVESTORS	84
FOREIGN INVESTORS	86
BACKUP WITHHOLDING	86
STATE AND LOCAL TAXES	86
POSSIBLE CHANGES IN FEDERAL TAX LAWS	87

ERISA CONSIDERATIONS	87

DESCRIPTION OF UNITS	91

SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT	91

TRANSFER OF UNITS	97

DISTRIBUTION POLICIES.	100

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN	102

REPORTS TO MEMBERS	103

PRIVACY POLICY	104

PLAN OF DISTRIBUTION	104

FORMATION LOANS AND PAYMENTS	107

SUPPLEMENTAL SALES MATERIAL	108

LEGAL PROCEEDINGS	109

LEGAL MATTERS	109

EXPERTS	109

ADDITIONAL INFORMATION	109

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	110

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS	110

GLOSSARY	111

ii

iii

INVESTOR SUITABILITY STANDARDS

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity from the funds you are investing.

Minimum Suitability Standards
We have established a minimum suitability standard which requires that you have either:

• a net worth (exclusive of home, furnishings and automobiles) of at least $70,000 plus an annual gross income of at least $70,000, or

• irrespective of annual gross income, a net worth of $250,000 (determined with the same exclusions).

In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary account, by the beneficiary of the account or by the donor who directly or indirectly supplied the funds for the purchase of units if the donor is the fiduciary.

We have established these standards because the purchase of units is an illiquid investment. You will be required to represent to us that:

• you comply with the applicable standards, or

• you are purchasing in a fiduciary capacity for a fiduciary account or the beneficiary of the account meeting such standards, or

• the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units and the donor is the fiduciary.

Several states have established suitability requirements that are more stringent than the standards that we have established and described above. Units will be sold only to investors in these states who meet the special suitability standards set forth below.

California – Investors in California must have (exclusive of such investor’s home, furnishings and automobiles) (a) a gross annual income of not less than $70,000 and a net worth of not less than $150,000, or (b) a net worth of at least $250,000. In addition, an investment in our units by a California investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Michigan – In addition to our standard suitability standards, an investment in our units, together with any investment in our affiliates, by a Michigan investor may not exceed 10% of the liquid net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Oregon – In addition to our standard suitability standards, investors in Oregon must have a net worth (exclusive of such investor’s home, furnishings and automobiles) of at least $250,000. In addition, an investment in our units, together with any investment in our affiliates, by an Oregon investor may not exceed 10% of the net worth (exclusive of such investor’s home, furnishings and automobiles) of that investor.

Our managers and each person selling units on our behalf, including the participating broker-dealers, will make every reasonable effort to determine that each prospective investor complies with the investor suitability standards. We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards.

Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member in the limited liability company. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

Suitable Investors
Investment in the units involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the loans we invest in, it is likely that all or substantially all of the income you derive from the units will be taxable to you as ordinary income (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 76). The units may, therefore, be suitable for:
• Pension or profit sharing plans

• Individual retirement accounts

• A simplified employee pension

• Persons seeking current, taxable income

An investment in units may not be suitable for charitable remainder trusts or other entities exempt from federal income taxation, including certain foundations and other charitable organizations.

All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.

Minimum Purchase Amount	We have established the minimum purchase at 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members.
IRA Investors
A minimum of 5,000 units ($5,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account (“IRA”) established under Section 408 of the Internal Revenue Code of 1986, as amended (“Code”). You should be aware, however, that an investment in the units will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.

ERISA Investors
Our investment objectives and policies have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), provides a comprehensive regulatory scheme for “plan assets.” We will manage the company so as to assure that an investment in the units by an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA or by a plan subject to the prohibited transaction provisions of Section 4975 of the Code or by an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity (a “Benefit Plan Investor”), including tax-qualified pension and 401(k) plans and IRAs, will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the company so as to make the assets of the company “plan assets” (See “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

We will not allow the purchase of units with assets of any Benefit Plan Investor if our managers or any of their affiliates (i) have investment discretion with respect to the assets of the Benefit Plan Investor that are used to purchase the units, (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets or (iii) are otherwise a fiduciary with respect to such Benefit Plan Investor. This prohibition is designed to prevent violation of certain provisions of ERISA and the Code.

Blue Sky Requirements
If we qualify units for sale in states that have established suitability standards and minimum purchase requirements different from those we have set for the offering in general or for the states described above, such suitability standards and minimum purchase requirements will be set forth in a supplement to this prospectus.

Subscription Agreement Warranties
The subscription agreement requires you to warrant that:

• you have received the prospectus,

• you are aware that we may reject your subscription,

• you are aware that there will be no public market for the units,

• you have been informed by your participating broker-dealer of all facts relating to lack of liquidity or marketability,

• you understand the restrictions on transferability,

• you understand that, if you are a California resident or ever propose to transfer your units to a California resident, the State of California imposes transfer restrictions on our units in addition to the restrictions included in our operating agreement, a copy of which is attached as Appendix A to this prospectus,

• you have sufficient liquid assets to provide for current and anticipated future needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions,

• you have the power, capacity and authority to make the investment, and

• you are making the investment for your own account or your family’s or in your fiduciary capacity and not as an agent for another.

The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. We intend to rely on the warranties in accepting a subscription. In any claim or action against us or our managers, we or our managers may use the warranties against you as a defense or basis for seeking indemnity from you.

Subscription Procedure	In order to subscribe for units, you must read carefully and execute the “SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.” For each unit subscribed, you must tender the sum of $1 per unit.

NOTICE TO CALIFORNIA RESIDENTS

Any certificates of units resulting from any offer and/or sale in California will bear the following legend restricting transfer:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus which are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future. Forward-looking statements include statements regarding our future loan portfolio, economic and real estate market trends, estimates of future redemptions of units, estimates of the compensation to our managers, estimates of the formation loan and the expectation that future net income will increase to equal or exceed distributions as our capital and loan portfolio grow. Actual results may be materially different from what is projected by such forward-looking statements. Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the California real estate markets. All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

SUMMARY OF THE OFFERING

This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the units. To understand this offering fully, you should read the entire prospectus carefully, including the “RISK FACTORS” section and the financial statements incorporated by reference into this prospectus. Certain terms used in the prospectus are defined in the Glossary on page 111.

The Company
We are Redwood Mortgage Investors IX, LLC, and we were formed as a Delaware limited liability company on October 8, 2008. We are located at 1825 S. Grant Street, Suite 250, San Mateo, CA 94402 and our telephone number is (650) 365-5341.

We are engaged in business as a mortgage lender, and commenced active operations in October 2009. We make or acquire loans secured primarily by first and second deeds of trust on residential, investment and commercial real estate in California. Loans are originated or arranged and serviced by Redwood Mortgage Corp. While we have an existing portfolio of loans, we have not committed to or identified any future loans to be made from the proceeds of this offering.

The Sponsors and the Managers
The sponsors of Redwood Mortgage Investors IX, LLC, are Redwood Mortgage Corp., a California corporation, and its wholly-owned subsidiary, Gymno LLC, a California limited liability company. Redwood Mortgage Corp. and Gymno LLC are also our managers and jointly manage and control our affairs and make all investment decisions for us. In their capacity as managers, Redwood Mortgage Corp. and Gymno LLC do not have separate roles in managing our operations. Apart from acting as our manager, Redwood Mortgage Corp. originates or arranges and services the loans made by us, for which it receives compensation; loan brokerage commissions and certain other fees are paid solely by borrowers to Redwood Mortgage Corp.

The managers’ offices are located at 1825 S. Grant Street, Suite 250, San Mateo, CA 94402 and their telephone number is (650) 365-5341.

Risk Factors
An investment in the units involves certain risks. The following are the most significant risks relating to an investment in the units:

• We have not yet identified any future loans to be made with the net proceeds from this offering. As a result, you must rely entirely on the judgment of our managers to invest the proceeds of this offering. We may be unable to find a sufficient number of suitable loans to fully invest the net proceeds of this offering, which could require us from time to time to hold the excess cash or invest it in lower yielding, short term investments.

• There are limits on your ability to transfer units. No public market exists for units and none is likely to develop.

• Our managers and their affiliates will receive fees from us. Most fees will be paid regardless of the economic return to you and other investors in the units or how successful we are. The compensation to be received by our managers is based primarily upon the length of time we continue to operate, our loan balances, the principal amounts of loans originated or acquired and the amount of capital originally committed to investment in mortgages. Loan balances outstanding and the amount of loans originated or acquired will fluctuate during our term because loans will be continually maturing and “turning over.” Accordingly, the exact amount of future compensation payable to our managers and their affiliates cannot be precisely determined.

• We do not intend to cease operations prior to the end of our term on October 8, 2028 and do not anticipate providing liquidity to our members prior to that date (except on a limited basis through our unit redemption program), unless we dissolve and terminate earlier upon the occurrence of various events described in our operating agreement or by operation of law. In addition, upon our dissolution, delays in liquidation may arise due to market conditions and other factors beyond our control. Any such delays would affect our ability to timely distribute any remaining proceeds to members.

• Our anticipated concentration of mortgage loans in the San Francisco Bay Area and Coastal Metropolitan Southern California may expose us to greater risk than if the loan portfolio were more diversified.

• Declines in real estate values would impair our security in outstanding loans, and were we to foreclose on loans with respect to properties that have declined in value; we may ultimately recover less than the amount of such loans.

• You may not redeem your units for one year after the date the units are purchased and your ability to redeem your units under our unit redemption program is subject to significant restrictions and limitations.

• You do not have the ability to direct or exercise control over our management’s affairs and you may only vote on those matters that are set forth in our operating agreement.

Thus you may not be able to sell your units quickly or profitably if the need arises. Before you invest in the units, you should see the complete discussion of the “RISK FACTORS” beginning on page 18 of this prospectus.

Terms of the Offering
A maximum of 150,000,000 units ($150,000,000) is being offered in our primary offering. The purchase price is $1 per unit. The units are being offered through selected registered broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or FINRA (the “participating broker-dealers”). They are being offered on a “best efforts” basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you use the services of a registered investment advisor.
We are also offering up to 37,500,000 units pursuant to our distribution reinvestment plan at $1 per unit.

The following summarizes the status of the proceeds from our offering of units, pursuant to both our initial public registration statement, which ended in December 2012, and this follow-on registration statement, at $1 per unit, as of December 31, 2013:

• Proceeds from investors in applicant status at December 31, 2013 (later accepted by the managers): $16,766,469

• Proceeds under our distribution reinvestment plan from electing members: $1,170,365

• Proceeds from premiums paid by Redwood Mortgage Corp.: $132,034(1)

• Total proceeds from units sold from October 5, 2009, through December 31, 2013: $18,068,868

(1)  If a member acquired units through an unsolicited sale, the member’s capital account will be credited with their capital contribution plus a premium paid by Redwood Mortgage Corp.
          equal to the amount of the sales commissions that otherwise would have been paid to a broker-dealer by Redwood Mortgage Corp. This amount will be reported in the year paid as taxable income to the member.

This offering will terminate on December 4, 2014 unless the managers, in their discretion, terminate the offering earlier or extend the offering for an additional one-year period. If we extend the offering for an additional one-year period and file a new registration statement during that year, we could continue to sell units in the offering until the earlier of 180 days after the third anniversary of the commencement of the offering, the effective date of the new registration statement, the date the offering is fully subscribed or the date the offering is terminated by the managers.

Existing Loan Portfolio
All of our loans are secured by California real estate. The outstanding loans are chiefly located in the larger metropolitan areas along the coast.

As of December 31, 2013, 46% ($6,800,815) of our loans were secured by properties located in the nine counties that comprise the San Francisco Bay Area and 40% ($5,943,760) were secured by properties located in Coastal Metropolitan Southern California (Los Angeles, Orange, Ventura and San Diego counties). Northern California loans totaled 59% ($8,616,870) and Southern California loans totaled 41% ($6,081,560) of the total loan portfolio at December 31, 2013. As of December 31, 2013, the company had not funded any construction loans and it had one rehabilitation loan which was acquired with an outstanding principal balance of $260,000.

The company generally funds loans with a fixed interest rate and a five-year term. As of December 31, 2013, 94% of the company’s loans (representing 95% of the aggregate principal of the company’s loan portfolio) have a five year term or less from loan inception. The remaining loans have terms longer than five years. As of December 31, 2013, 23 loans outstanding (representing 57% of the aggregate principal balance of the company’s loan portfolio) provide for monthly payments of interest only, with the principal due in full at maturity. The remaining loans require monthly payments of principal and interest, typically calculated on a 30 year amortization, with the remaining principal balance due at maturity.

As of December 31, 2013, the Company had outstanding 51 secured loans, with an aggregate principal balance of $14,698,430. With respect to this loan portfolio, 91% (in terms of aggregate principal balance) is secured by single family residences, 7% by commercial properties and 2% by multi-family properties. As of December 31, 2013, of the company's outstanding loan portfolio:

• $10,695,440 (73%) were secured by first mortgages; and

• $4,002,990 (27%) were secured by second mortgages.

With the proceeds from this ongoing offering, we will fund additional loans in the future. For more information regarding the company’s existing loan portfolio as well as its loan objectives and criteria (see “INVESTMENT OBJECTIVES AND CRITERIA” at page 62).

Estimated Use of Proceeds
We will use the proceeds from the sale of the units to make loans and pay expenses relating to this offering. We estimate that, initially, a minimum of 88.5% of the proceeds will be used to make loans or will be held as cash reserves. After the repayment of the formation loan, and assuming that all units being offered are sold (including all units under our distribution reinvestment plan), we estimate that approximately 96.4% of the proceeds of this offering will be used to make loans or will be held as cash reserves. The remaining proceeds will be used to pay expenses relating to this offering. A portion of the proceeds of this offering will initially be used to fund the formation loan. Consequently, until the formation loan is repaid, not all of such 96.4% of the proceeds will be available to make loans or to be held as cash reserves and, until such repayment, a minimum of 90.8% of the proceeds will be used to make loans or will be held as cash reserves. If all of the units we are offering (including units under our distribution reinvestment plan) are not sold, the amount of proceeds available to make loans will be less. As of December 31, 2013, offering expenses have been 4.5%, resulting in 88.5% of offering proceeds being available to fund loans or to be held as cash reserves for that offering. We are permitted under the terms of our operating agreement to borrow money for the purpose of making loans, as well as for other proper purposes. However, our total indebtedness may not at any time exceed 50% of members’ capital.

The table below sets forth the gross proceeds, the resulting cash available for extension of loans and other items in the event that we sell (i) the primary offering midpoint of 75,000,000 units, (ii) the entire primary offering of 150,000,000 units and (iii) the entire primary offering of 150,000,000 units plus the 37,500,000 units that may be sold under our distribution reinvestment plan.

	Primary Offering Midpoint(1)		Primary Offering(1)		Total Offering (includes DRIP units)(1)
	75,000,000 Units		150,000,000 Units		187,500,000 Units
	($75,000,000) sold		($150,000,000) sold		($187,500,000) sold
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$75,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Leveraged Funds	0	0	0	0	0	0

Total Company Funds	$75,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Less: Underwriting Compensation(2)	$1,325,000	1.8%	$2,650,000	1.8%	$2,650,000	1.4%

Less: Issuer Organization and
Offering Expenses(2)	$2,050,000	2.7%	$4,100,000	2.7%	$4,100,000	2.2%

Total Amount Available for Investment
after Repayment of Formation Loan(3)	$71,625,000	95.5%	$143,250,000	95.5%	$180,750,000	96.4%

Less: Formation Loan to Pay Sales
Commissions(3)	$5,250,000	7.0%	$10,500,000	7.0%	$10,500,000	5.6%

Initial Amount Available for Investment	$66,375,000	88.5%	$132,750,000	88.5%	$170,250,000	90.8%

Less: Reserve Liquidity Fund(4)	$1,500,000	2.0%	$3,000,000	2.0%	$3,750,000	2.0%

Cash Available for Extension of Loans(5)	$64,875,000	86.5%	$129,750,000	86.5%	$166,500,000	88.8%

(1)
For purposes of this table, the primary offering midpoint and the primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the total offering amounts assume the sale of all 37,500,000 units being offered under our distribution reinvestment plan

(2)
Consists of all offering expenses incurred in connection with our formation and the offering of our units (other than selling commissions), including (i) underwriting compensation of up to 1.8% of gross primary offering proceeds, a portion of which may be used to reimburse participating broker-dealers for sales seminar expenses and to reimburse associated persons of participating broker-dealers for attending training and education meetings, and, of which, up to 1% of gross primary offering proceeds may be used for marketing reallowances to participating broker-dealers, except that no such reallowances may be paid with respect to sales pursuant to our distribution reinvestment plan, and (ii) all of the company’s other offering expenses (other than selling commissions and underwriting compensation) of up to 2.7% of gross primary offering proceeds, such as legal and accounting fees and expenses, printing, mailing and distribution costs, filing fees, preparing supplemental sales materials, holding educational conferences and attending seminars conducted by participating broker-dealers and reimbursements to participating broker-dealers for bona fide due diligence expenses supported by a detailed, itemized invoice reflecting the actual due diligence expenses incurred by the broker-dealer. To the extent these offering expenses exceed 4.5% of gross primary offering proceeds, Redwood Mortgage Corp. will be responsible for the payment of such excess amount. In no event will the total compensation payable to participating broker-dealers in connection with this offering, including up to 7% in sales commissions (see footnote 3 below), marketing reallowances, expense reimbursements to participating broker-dealers, and reimbursements to associated persons of participating broker-dealers for attending training and education meetings, but excluding reimbursement for bona fide due diligence expenses, exceed 10% of gross primary offering proceeds. We estimate that due diligence expenses will not exceed approximately $750,000 or 0.5% of gross primary offering proceeds (assuming the maximum primary offering amount of $150,000,000 is sold). FINRA and many states also limit our total organization and offering expenses to 15% of gross primary offering proceeds (See “COMPENSATION OF THE MANAGERS AND THEIR AFFILIATES” at page 44).

(3)
The amount of the formation loan to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions to participating broker-dealers of 7.0%. Consequently, as the maximum sales commission is 7.0%, the formation loan will not exceed 7.0% of the total gross proceeds of the offering (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106). No sales commissions will be applied to units purchased under the distribution reinvestment plan. The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering and amounts payable in connection with unsolicited sales. Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 7.0% or $10,500,000. From the proceeds of the formation loan, Redwood Mortgage Corp. will pay the participating broker-dealers all amounts as sales commissions owed. We do not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to us. The terms of repayment of the formation loan are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one-tenth of the principal balance of the formation loan as of December 31 of the prior year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation loan and thus the amount repaid to us is reduced partially by a portion of the early redemption penalties paid to us. As of December 31, 2013, the gross formation loan was $1,204,687 (7% of total gross proceeds of $17,209,819 net of premiums and DRIP) and had a remaining balance of $972,603 after deducting repayments made by Redwood Mortgage Corp. of $229,297 and early redemption penalties of $2,787.

(4)
We anticipate maintaining an average balance of a reserve liquidity (i.e., working capital reserve) fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages, for the purpose of covering our unexpected cash needs, including carrying costs, operating expenses and other obligations. Such reserve funds will not be used for the purpose of making distribution or redemption payments to members.

(5)
These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 62). The exact amount of the cash available for extension of loans will depend upon the amount of the offering expenses, the amount of the formation loan, the amount of the reserve liquidity fund and the use of leveraged funds. We are permitted under the terms of the operating agreement to borrow money to fund loans. Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital. Until required in connection with the funding of loans, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

Compensation of Our Managers and Their Affiliates
Our managers and their affiliates will receive substantial compensation in connection with the offering and the investment and management of our assets. An affiliate of a manager includes generally any entity in which a manager owns 10% or more or otherwise controls such entity, any person owning directly or indirectly 10% or more of a manager and any officer, director or partner of a manager. The receipt of this compensation is not the result of arm’s-length negotiations (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44). The amount of compensation to be paid to our managers and their affiliates are estimates and actual amounts paid may vary. Except as noted in “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” on page 44 of this prospectus, there is no limit on the dollar amount of compensation and fees to be paid to our managers and their affiliates. These fees include the following:

• Loan brokerage commissions paid by the borrowers

• Loan administrative fees paid by us from operations

• Loan processing and escrow fees paid by the borrowers

• Loan servicing fees paid by us from operations

• Asset management fees paid by us from operations

• Reimbursement of expenses relating to our administration

• Reconveyance fees paid by the borrowers

• Assumption fees paid by the borrowers

• Extension fees paid by the borrowers

• 1% interest in profits and losses

• Reduction in the amount of the formation loan due to early redemption penalties

• Reimbursement of organization and offering expenses

The tables below set forth both the types of fees and the estimated amounts of fees our managers might receive in our follow-on offering assuming we sell (1) the primary offering midpoint of 75,000,000 units and (2) the entire primary offering of 150,000,000 units plus the 37,500,000 units that may be sold under our distribution reinvestment plan, and the use of the proceeds from such follow-on offering. The estimated amounts of fees are based on the assumptions regarding our leverage set forth in the footnotes to the tables. The tables assume that the proceeds are fully invested in mortgage loans or cash reserves. There can be no assurance that all such units will be sold or that all proceeds from such sales will be fully invested in mortgage loans.

Organization and Offering Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Reimbursement of organization and offering expenses up to 4.5% of the gross primary offering proceeds. Redwood Mortgage Corp. will be responsible for any portion of organization and offering expenses exceeding 4.5% of gross primary offering proceeds.
		$3,375,000 for the offering	$3,375,000 for the offering	$6,750,000 for the offering	$6,750,000 for the offering

Operating Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Loan brokerage commissions in an amount negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made. The loan brokerage commissions will be capped at 4% of our total assets per year (except during the first year of operations). Loan brokerage commissions are payable solely by the borrower and not by us (See “TERMS OF THE OFFERING” at page 38).
		$380,000 per year	$624,000 per year	$940,000 per year	$1,546,000 per year
Redwood Mortgage Corp.
Loan administrative fees in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by us upon the closing of each loan.
		$138,000 per year	$227,000 per year	$342,000 per year	$562,000 per year
Redwood Mortgage Corp.
Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.
		$18,200 per year	$30,000 per year	$45,000 per year	$74,000 per year
Redwood Mortgage Corp.
Loan servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular loan, does not exceed 0.25% per year of the outstanding principal amount of the loan.
		$150,000 per year	$234,000 per year	$357,000 per year	$566,000 per year

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp. (75%) Gymno LLC (25%)
Asset management fee payable monthly in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves. This amount will be recomputed annually after the second full year of our operations by subtracting from the then fair market value of our loans plus the working capital reserves, an amount equal to our outstanding debt.
		$460,000 per year	$460,000 per year	$1,095,000 per year	$1,095,000 per year
Redwood Mortgage Corp.	Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business.	$73,000 per year	$73,000 per year	$172,000 per year	$172,000 per year
Redwood Mortgage Corp.	Reimbursement of expenses relating to our administration, subject to certain limitations; see Article 11 of the operating agreement.	$31,000 per year	$31,000 per year	$74,000 per year	$74,000 per year
Gymno LLC	Reconveyance fee for reconveyance of property upon full payment of loan, payable by borrower.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.
Redwood Mortgage Corp.	Assumption fee for assumption of loans payable by borrower of between 0.5% and 1.5% of the loan principal balance.	$2,800 per year	$5,000 per year	$7,000 per year	$11,000 per year
Redwood Mortgage Corp.	Extension fee for extending the loan period payable by borrower as a percentage of the loan principal balance.	$5,600 per year	$9,000 per year	$14,000 per year	$22,000 per year
Redwood Mortgage Corp. (50%) Gymno LLC (50%)	1% interest in profits and 1% interest in losses.	$50,000 per year	$50,000 per year	$119,000 per year	$119,000 per year

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Managers or Third Parties
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure may not exceed 6% of the contract price for the sale of such property. Neither our managers nor any of their affiliates will receive a real estate commission in connection with such a sale. Foreclosed properties may not be sold to our managers or any of their affiliates at this time (See “CONFLICTS OF INTEREST” at page 51).
		Not determinable at this time	Not determinable at this time	Not determinable at this time	Not determinable at this time

Liquidating Stage

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering
		(Unleveraged)	(Leveraged)	(Unleveraged)	(Leveraged)
Redwood Mortgage Corp.
Redwood Mortgage Corp.’s obligation to repay the principal amount of the formation loan owed to us will be reduced by a portion of the early redemption penalties received by us. Initially, a portion of the early redemption penalties will be used to reduce the formation loan obligation and a portion will be used to pay our offering expenses. This portion will be determined by the ratio between the initial amount of the formation loan and the total amount of the offering expenses incurred by us. Assuming that the maximum formation loan is $10,500,000 and the maximum organizational costs are $6,750,000, the ratio would be 61:39. This amount could be higher or lower, depending upon actual total offering expenses. That ratio will be determined by the actual formation loan and offering expenses incurred. The ratio will change as offering expenses are amortized (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98).
		$13,000 per year	$13,000 per year	$27,000 per year	$27,000 per year

For further explanation of the compensation to be paid to our managers and their affiliates described in these tables, see footnotes (1) – (8) to the tables set forth in “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” on page 44 of this prospectus.

Conflicts of Interest
Our managers and their affiliates will experience conflicts of interest in connection with our management, including the following:

• Our managers and their affiliates have legal and financial obligations with respect to other entities that are similar to their obligations to us.

• Our managers and their affiliates have to allocate their time between us and other activities, including other real estate entities with which they are involved.

• The amount of the loan brokerage commissions payable to our managers will affect the overall rate of return on the units.

• The fees of our managers are not determined based on arm’s-length negotiations.

• The same legal counsel currently represents us and the managers.

• Our managers and their affiliates have the right to conduct other business and to compete with our business.

• Our managers are responsible for originating or arranging substantially all of the loans invested by us, and can place loans in our portfolio or other funds that are also managed by our managers.

• In the event of default of the formation loan, a conflict of interest would arise on the managers’ part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fees, loan administrative fees and asset management fees.

Prior Performance Summary
Our managers and their affiliates have previously sponsored nine prior real estate lending programs with investment objectives similar to Redwood Mortgage Investors IX, LLC, and they have been engaged in mortgage lending in California, primarily in the San Francisco Bay Area, since 1978. For a description of operations of the prior programs of our managers and their affiliates, see “PRIOR PERFORMANCE SUMMARY” at page 55 of this prospectus. Certain statistical data relating to these prior programs with investment objectives similar to ours is provided in the “Prior Performance Tables” included at the end of this prospectus. You should not assume, however, that our performance will be similar to these prior programs. The results achieved with these prior programs are not necessarily indicative of the results we may achieve in this follow-on offering.

Investment Objectives and Criteria
Our primary investment objectives are to:

• yield a high rate of return from mortgage lending,

• preserve and protect the capital of Redwood Mortgage Investors IX, LLC, and

• generate and distribute cash flow from operations to investors.

Federal Income Tax Consequences
The section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 76 contains a discussion of certain material federal income tax issues pertinent to us. Prospective investors should consult their tax advisors concerning the tax consequences of an investment in the units in light of the investor’s particular circumstances.

Distributions
We intend to make monthly distributions of cash available for distribution to our members, other than those participating in our distribution reinvestment plan. However, there is no assurance as to the timing or amount of any such distributions. Available cash will be distributed 99% to the members and 1% to the managers. Amounts distributed to the members will be allocated among the members in proportion to their units. During the years 2012 and 2013, the company’s distributed annualized yield was 6.50%. See “DISTRIBUTION POLICIES” at page 100 of this prospectus.

Distribution Reinvestment Plan
You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional units. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your share of our taxable income and participation in our distribution reinvestment plan which would mean that you will have to rely solely on sources other than distributions from us to pay such taxes. As a result, you may incur a tax liability without receiving cash distributions to pay the liability. We may terminate the distribution reinvestment plan in our discretion at any time. For further explanation of our distribution reinvestment plan, see “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102 of this prospectus. A complete copy of our distribution reinvestment plan is included as Appendix C to this prospectus.

Capital Account
A capital account will be established and maintained for each member. If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution. If a member acquired his units through an unsolicited sale, his capital account will be credited with his capital contribution plus the amount of the sales commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to the member. Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or of expenses or losses. For a more detailed explanation of the capital account maintained for each member, see “GLOSSARY” at page 111 of this prospectus. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of a member’s interest in the company.

Unit Redemption Program
You have no right to redeem any units for one year after the date the units are purchased. In order to provide a certain degree of liquidity, one year after purchasing your units, you may redeem all or part of your units, subject to certain significant restrictions and limitations. The price paid for redeemed units will be based on the lesser of the purchase price paid by the redeeming member or the member’s capital account balance as of the date of each redemption payment.

Redemption value will be calculated as follows:

• For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less.

• For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less.

• For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less.

• For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less.

• For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

We will attempt to redeem units quarterly, subject to certain limitations. Notwithstanding the foregoing, with respect to any redemption, the number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding. For redemption requests that require more than one quarter to fully redeem, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request regardless of when the final redemption payment is made. If redemption payments are delayed because the company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date. Units purchased through our distribution reinvestment plan will be subject to the same holding period, redemption values and other limitations on redemptions applicable to initial purchases of units.

We will fund redemptions solely from available company cash flow and will not establish a reserve from which to fund redemptions. For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our managers and their affiliates), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan. Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

In any event, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption. In addition, our managers reserve the right, in their sole discretion, at any time and from time to time (1) to reject any request for redemption or to suspend or terminate the acceptance of new redemption requests without prior notice, or (2) to terminate, suspend or amend the unit redemption program upon 30 days’ written notice.

If redemption notices in excess of these limitations are received by our managers, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests. All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s). Unfulfilled redemption requests carried over from a prior quarter will not receive any priority over redemption requests received by our managers in the current quarter. Members with an unfulfilled redemption request may withdraw such request and submit another redemption request at a later date, in accordance with the terms of the unit redemption program.

A portion of the early redemption penalty payments (i.e., the difference between 100% and the redemption payment paid to the redeeming member) will be applied toward the next installments of principal, under the formation loan owed to us by Redwood Mortgage Corp., thereby reducing the amount owed to us from Redwood Mortgage Corp. Such portion will be determined by the ratio between the amount of the formation loan and the total amount of offering costs incurred by us in this offering. Once offering expenses are repaid, early redemption penalties will be applied to the formation loan, and then our own account (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106).

With the exception of a redemption in connection with a member’s death, redemption after the one year holding period will be permitted only upon the terms set forth above. In addition, our managers reserve the right to reject any request for redemption or to terminate, suspend or amend the unit redemption program at any time.

For a full discussion of all the limitations and restrictions regarding the redemption of units, see “TRANSFER OF UNITS – Unit Redemption Program” at page 97 of this prospectus.

Restrictions on Sale and Transfer of Units
Some of the factors that may prevent you from transferring your units include:

• no public market exists for the units, and we do not expect one to ever develop,

• securities law restrictions,

• the application of the investor suitability standards to the proposed transferees of your units,

• our operating agreement contains transfer restrictions, including restrictions regarding the potential of the company to become a “publicly traded partnership” under the
   Code, and

• restrictions regarding the status of the company as a partnership for federal income tax purposes.

Summary of Limited Liability Company Operating Agreement and Units
Your rights and obligations as a member of the limited liability company and your relationship with the managers of the company will be governed by the operating agreement. Please refer to the “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” section at page 91 of this prospectus for more detailed information concerning the terms of the agreement. A complete copy of the agreement is attached as Appendix A to this prospectus. Some of the significant features of the agreement include:

Members representing a majority of the outstanding units may, without the concurrence of the managers, vote to:

• dissolve and terminate the company,

• amend our operating agreement, subject to certain limitations,

• approve or disapprove the sale of all or substantially all of our assets, or

• remove one or all of our managers or elect additional or new managers.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.
We may not merge or consolidate without approval by a majority in interest of the members.

Additional Information
We have filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the units offered pursuant to this prospectus. For further information, you should review the registration statement and the exhibits thereto which are available for inspection at no fee at the offices of the Commission in Washington, D.C. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as us. The address of the Commission website is www.sec.gov. Additional information about us may be obtained at www.redwoodmortgageinvestors.com, but the contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

Subscription Procedures
In order to subscribe for units, you will be required to deliver the following:

1. One executed copy of the subscription agreement, which incorporates a power of attorney to our managers.

2. The minimum purchase is 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members. All checks should be made payable to Redwood Mortgage Investors IX, LLC, and should be delivered to the offices of Redwood Mortgage Investors IX, LLC.

RISK FACTORS

Investing in units involves a high degree of risk. You should specifically consider the risks discussed below.

Certain statements in this prospectus that are not historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding our expectations, hopes, intentions, beliefs and strategies regarding the future. Forward-looking statements include statements regarding our future loan portfolio, economic and real estate market trends, estimates of the compensation to our managers, estimates of the formation loan and the expectation that future net income will increase to equal or exceed distributions as our capital and loan portfolio grow. Actual results may be materially different from what is projected by such forward-looking statements. Factors that might cause such a difference include unexpected changes in economic conditions and interest rates, the impact of competition and competitive pricing and downturns in the California real estate market. All forward-looking statements and reasons why results may differ included in the prospectus are made as of the date hereof, and we assume no obligation to update any such forward-looking statement or reason why actual results may differ.

MORTGAGE LENDING AND REAL ESTATE RISKS

Since We Have Not Identified Future Loans to Fund With the Proceeds of This Offering, You Will Be Unable to Evaluate Future Loans or Underlying Properties
We have a current portfolio of existing loans, but we have not yet identified specific future loans to fund with the proceeds of this offering. This means:

• You must rely entirely on the judgment of our managers in investing the cash and proceeds of this offering.

• You will be unable to evaluate, in advance, any of the terms of future loans, including the selection of borrowers and the terms of the loans that will be made or acquired.

• You will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure future loans.

• We could suffer delays in making suitable loans or suffer loan defaults or impairments, which could adversely affect our ability to pay distributions to our members.

If We Are Unable to Raise Substantial Funds, We Will Be Limited in the Number and Type of Properties We May Finance
This offering is being made on a “best efforts” basis, which means the broker-dealers participating in the offering are only required to use their best efforts to sell our units and have no firm commitment or obligation to purchase any of the units. As a result, we cannot assure you that any specific amount of gross proceeds will be raised beyond amounts previously raised in our public offering to date, which amounts are set forth elsewhere in this prospectus. The maximum amount of this offering, at $1 per unit, is up to 150,000,000 units in the primary offering and up to 37,500,000 units in the distribution reinvestment plan. To the extent we sell less than such maximum amount in this offering, and thus have less proceeds, we will originate and acquire fewer loans resulting in less diversification in terms of the number of properties financed, the geographic regions in which such properties are located and the types of properties securing the mortgages in which we invest. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. Your investment in our units will be subject to greater risk to the extent that we lack a diversified portfolio of mortgage assets. In addition, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected if we are unable to raise substantial funds.

Suitable Mortgage Loans May Not Be Available From Time to Time, Which Could Reduce Your Return on Investment
Our managers receive referrals from a variety of sources, but will only originate or arrange loans that satisfy our investment criteria (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 62). The ability to find suitable loans is more difficult when the economy is weaker and there is less activity in the real estate market. For example, currently the residential and commercial real estate markets in the San Francisco Bay Area and Coastal Metropolitan Southern California are recovering from a significant downturn in investment and purchase activity in the market and less demand for mortgage loans. From time to time a similar decline in demand for loans may occur, and we may be unable to find a sufficient number of suitable loans which could leave us with excess cash. In such event, we will make short term, interim investments in government obligations, certificates of deposit, money market or other liquid asset accounts, with the offering proceeds pending investment in suitable loans. Interest returns on these investments are usually lower than on mortgage loans, which would reduce our profits and the yield to members.

Loan Defaults and Foreclosures May Adversely Affect Us
We are engaged in the business of lending and, as such, we are subject to the risk that borrowers may be unable to repay the loans we have made to them in accordance with the terms of the loan agreement. Most loans will be interest only or include only small periodic repayments of principal. This means:

• The loans are structured to provide for relatively small monthly payments, typically interest only, with a large “balloon” payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property.

• Defaults and foreclosures may increase if the economy weakens or if interest rates increase, which may make it more difficult for borrowers to refinance their loans at maturity or sell their property.

• If a borrower is unable to repay the loan and defaults, we may be forced to acquire the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce income in excess of expenses, our profitability will be adversely affected.

• Recently enacted borrower protection laws, both Federal and in California, impose additional notice and disclosure requirements on lenders which may slow or limit a lender’s ability to exercise remedies against residential real property collateral (principally one to four family properties), including rights to sell the property in a foreclosure sale and certain rights of tenants residing in the properties. We are aware of other proposed federal and state legislation under consideration which, if enacted, may significantly limit a lender’s ability to exercise remedies against residential real property collateral following a borrower’s default in the performance of its loan obligations.

In addition, any litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property. A “lien” is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. In the event our right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete.

Our Entry Into Workout Agreements with Delinquent Borrowers Could Lead to a Loss of Revenue
We may periodically enter into workout agreements with borrowers who are past maturity or delinquent in their regular payments. Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and/or allows the borrower to make current monthly payments while deferring for periods of time, past due payments, and allows time to pay the loan in full. In the event we enter into workout agreements, we may experience a loss of revenue, which could adversely affect our profitability and the returns to our members.

We Must Rely on Appraisals Which May Not Be Accurate or May Be Affected by Subsequent Events
We will rely on appraisals prepared by unrelated third parties to determine the fair market value of real property used to secure our loans. We rely on such appraisals for, among other matters, determining our loan-to-value ratios. In the case of a loan made for the purchase of a property, an appraisal may, for various reasons, reflect a higher or lower value than the purchase amount; we may nevertheless base our loan-to-value ratios on the appraised value, rather than on such purchase amount. We cannot guarantee that such appraisals will, in any or all cases, be accurate or that the appraisals will reflect the actual amount buyers will pay for the property. If an appraisal is not accurate, our loan may not be as secure as we anticipated. In the event of foreclosure, we may not be able to recover our entire investment. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of the real property used to secure a loan. For example, if the value of the property declines to a value below the amount of the loan, all or a portion of the loan could become under-collateralized. This would result in a risk of loss for us if the borrower defaults on the loan.

Our Emphasis on the Collateral Value of the Real Estate Securing our Loans May Increase the Risk of Loan Defaults and Foreclosures
The cash flow and the income generated by the real property that is to secure the loan are factors affecting our decision to make a particular loan, as are the income, general creditworthiness, experience and reputation of the borrower. For loans secured by real property, other than owner occupied personal residences, those considerations are subordinate to a determination that the value of the real property is sufficient, in and of itself, as a source of repayment. The amount of the loan combined with the outstanding debt and claims secured by a senior deed of trust on the real property generally will not exceed a specified percentage of the appraised value of the property (the loan-to-value ratio) as determined by an independent written appraisal at the time the loan is made. The loan-to-value ratio generally will not exceed 80% for residential properties (including multi-family), 75% for commercial properties, and 50% for land. The excess of the value of the collateral securing the loan over our debt and any senior debt owing on the property is the “protective equity.” Our emphasis on asset based lending may increase the risk of loan defaults by borrowers and foreclosures. As of December 31, 2013, we had not foreclosed on any properties.

We Compete With Many Other Mortgage Lenders for Loans Which Could Lead to Lower Yields and Fewer Lending Opportunities
Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities. The mortgage lending business is highly competitive, and we compete with numerous established entities, some of which have more financial resources and experience in the mortgage lending business than our managers. We will encounter significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other private lenders with objectives similar in whole or in part to ours.

Some of Our Loans are Junior in Priority and More Difficult and Costly to Protect
We anticipate that our loans will eventually be diversified as to priority approximately as follows:

• first mortgages – 40-60%

• second mortgages (which will be junior to a first mortgage) – 40-60%

• third mortgages (which will be junior to the two other mortgages) – 0-10%

The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan. In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lien holders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These expenditures could have an adverse effect on our profitability.

We Make Construction Loans Which May Subject Us to Greater Risks
We may make construction loans up to a maximum of 10% of our loan portfolio. Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If we foreclose on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold. We may not have adequate cash reserves on hand with respect to encumbrances senior to our loan and/or construction loans at all times to protect our security. If we have inadequate cash reserves, we could suffer a loss of our investment. Additionally, we may be required to obtain permanent financing of the property in addition to the construction loan which could involve the payment of significant fees and additional cash obligations for us (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 73). As of December 31, 2013, we had not funded any construction loans.

We Make Rehabilitation Loans Which May Subject Us to Greater Risks
In addition to construction loans, we may make “rehabilitation loans” to finance remodeling, adding to and/or rehabilitating an existing structure or dwelling, whether residential, commercial or multi-family properties. We may make rehabilitation loans up to a maximum of 15% of our loan portfolio. Investing in rehabilitation loans subjects us to greater risk than standard acquisition loans for properties. If we foreclose on a property undergoing remodeling or rehabilitation, such remodeling or rehabilitation will generally have to be completed before the property can realize the anticipated increase in value from such remodeling or rehabilitation. We may not have adequate cash reserves on hand with respect to encumbrances senior to our loan and/or rehabilitation loans at all times to protect our security. If we have inadequate cash reserves, we could suffer a loss of our investment. Additionally, we may be required to obtain permanent financing of the property in addition to the rehabilitation loan which could involve the payment of significant fees and additional cash obligations for us (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 73). At December 31, 2013, the company had one rehabilitation loan which was acquired with an outstanding principal balance of $260,000 and which had been arranged for acquisition by Redwood Mortgage Corp. As of December 31, 2013, the company had no obligation to fund any additional amounts on the rehabilitation loan. Upon project completion, rehabilitation loans are reclassified as permanent loans.

Owning Real Estate Following Foreclosure Will Subject Us to Additional Risks
If a borrower is unable to pay our loan or refinance it when it is due, we may be required to institute foreclosure proceedings against the borrower, and we may sometimes be required to own the property for a period of time.

We will be subject to certain economic and liability risks attendant to property ownership which may affect our profitability. The risks of ownership will include the following:

• The property could generate less income for us than we could have earned from interest on the loan.

• If the property is a rental property we will be required to find and keep tenants.

• We will be required to oversee and control operating expenses.

• We may be required to perform repairs on the property.

• We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property.

• We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards.

• We will be required to maintain insurance for property and liability exposures such as potential liability for any injury that occurs on or to the property.

• We will be subject to state and federal laws and local municipal codes and penalties relating to tenant retention and the maintenance and upkeep of lender owned properties.

• We may be subject to federal and state tax laws and regulations with respect to the tax treatment of items of our income, gain, loss or deductions for real estate held for investment, rental and/or sale, which in turn may result in federal and state tax payment and filing exposure for our members.

The Newly Effective Consumer Financial Protection Bureau Could Increase Our Administrative Burdens
Established under the Dodd-Frank Act, the Consumer Financial Protection Bureau, or CFPB, is charged with authority over most federal consumer lending regulations and with implementing changes in a large number of federal consumer legislation, including ECOA, RESPA, the Fair Lending Act, the Truth in Lending Act, the Home Ownership and Equity Protection Act and the Mortgage Disclosure Improvement Act. Residing within the Federal Reserve, the CFPB has been officially operating since July 21, 2011. In addition to its regulatory authority, the CFPB will have examination authority over all federal and state non-depository lending institutions, including mortgage brokers and lenders. In January 2012 the CFPB released examination procedures for loan servicing and for loan origination. The company is subject to possible examination by the CFPB. Such examinations, as well as regulations the CFPB might issue in the future, could ultimately increase our administrative burdens and adversely affect the return to our members.

If We Decide to Develop Property Acquired by Us, We Will Face Many Additional Risks
If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in our best interest not to immediately sell the property, but to develop it ourselves. If we fund a construction loan and the property is partially completed at the time of foreclosure, we may decide to complete the construction. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multi-family) or commercial. Development of any type of real estate involves risks including the following:

• We will be required to rely on the skill and financial stability of third party developers and contractors.

• Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits.

• Any type of development and construction is subject to delays and cost overruns.

• There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale.

• Economic factors and real estate market conditions could adversely affect the value of the property.

Bankruptcy and Legal Limitations on Personal Judgments May Adversely Affect Our Profitability
Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or “stays” any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. We also may not be able to obtain a personal judgment against a borrower, limiting our ability to collect on the loan (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 73).

Unintended Violations of Usury Statutes May Adversely Affect Us
Usury laws impose restrictions on the maximum interest that may be charged on our loans. Subject to applicable requirements of California law, loans originated by a licensed California real estate broker or a licensed California Finance Lender will be exempt from applicable California usury provisions. Since Redwood Mortgage Corp., a licensed California real estate broker and a holder of a California Finance Lenders license, or CFL license, originates our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, we may have insufficient cash to pay any damages, thereby adversely affecting our operations. We could also lose our entire investment. We also intend to apply for a CFL license in the name of Redwood Mortgage Investors IX, LLC, to provide additional flexibility in establishing the usury exemption.

If We Make High Cost Mortgages, We Will Be Required to Comply With Additional Regulations
Although we do not anticipate making loans that would qualify as “high cost mortgages,” as defined by regulations of the CFPB and the state of California, the failure to comply with these regulations could adversely affect us. A high cost mortgage is any loan made to a consumer secured by the consumer’s principal residence with an interest rate or points, or both, which exceed specified limits under state and federal laws and regulations. These regulations primarily focus on:

• additional disclosure with respect to the terms of the loan to the borrower,

• additional rescission period,

• home ownership counseling,

• increased liability to the lenders and investors in such loans,

• the timing of such disclosures, and

• the prohibition of certain terms in the loan including balloon payments and negative amortization.

The failure to comply with the regulations, even if the failure was unintended, may render the loan rescindable for up to three years. The lender could also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages.

In addition, under California law the reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker’s license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

We Operate in a Highly Regulated Industry and the Failure to Comply with Such Regulations Will Materially Adversely Affect Our Business
The mortgage business has traditionally been highly regulated and has become more so in recent years. The costs of complying with these regulations could adversely affect our profitability, and violations of these regulations could materially adversely affect our business and financial results. Recently, the turmoil in our industry has led to various new and proposed legislation, rules and regulations by federal, state and local authorities relating to the origination and servicing of mortgage loans. These initiatives may result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased loan origination and servicing costs. These legislative and regulatory initiatives could ultimately increase our administrative burdens and adversely affect the returns to our members.

Since We Are Not Regulated As a Bank, Our Members and Borrowers May Have Fewer Protections
Although we are engaged in mortgage lending, we and our affiliates are not banks and accordingly, are not generally subject to the federal and state banking regulations, policies and oversight applicable to banks. For example, banks are subject to federal regulation and examination by the Federal Deposit Insurance Corporation, or FDIC, which insures bank deposits up to applicable limits. The operations of banks are also subject to the regulation and oversight of the Federal Reserve Board and state banking regulators. Banks are required to maintain a minimum level of regulatory capital in accordance with stringent guidelines established by federal law. Federal and state banking agencies also regulate the lending practices, capital structure, investment practices and dividend policy of banks, among other things.

Because we and our affiliates are generally not subject to the capital requirements and other regulations and oversight applicable to banks, our members and borrowers may not have the same level of protections and safeguards afforded to owners and customers of banks.

Larger Loans May Result in Less Diversity and May Increase Risk
Investing in fewer, larger loans generally decreases diversification of the portfolio and increases the risk of loss and the possible reduction in profits and yield to our members in the case of a delinquency of such a loan. However, since larger loans generally will carry a somewhat higher interest rate, our managers may determine, from time to time, that a relatively larger loan is advisable for us. Our maximum investment in a loan will not exceed 10% of our then total gross offering proceeds. As of December 31, 2013, the company held 51 loans secured by deeds of trust, with an aggregate face value of $14,698,430. The average loan outstanding principal balance was approximately $288,200 as of December 31, 2013. Average loan outstanding principal balance as of December 31, 2013, represented 1.84% of members’ capital and 1.96% of outstanding secured loans. The size of the largest secured loan as of December 31, 2013, was approximately $1,200,000 and represented 7.66% of members’ capital, 8.16% of outstanding secured loans, 7.44% of our total assets, and 6.97% of our total gross offering proceeds.

Use of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation
We are permitted to borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper purpose on any terms commercially available. We may assign all or a portion of our loan portfolio and/or all or a portion of real estate that we own as security for such loans. Our managers may not leverage more than, and our total indebtedness may not at any time exceed, 50% of members’ capital.

Changes in the interest rate will have a particularly adverse effect on us if we have borrowed money to fund loans. Borrowed money will likely bear interest at a variable rate, whereas we are likely to be making fixed rate loans. Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money (See “INVESTMENT OBJECTIVES AND CRITERIA - Borrowing” at page 67).

Changes in Interest Rates May Affect Your Return on Your Investment
We expect that our loans will typically have fixed rates and the majority of our loans will be for terms of one to five years. Consequently, due to the terms of our loans, if interest rates rapidly increase, such interest rates may exceed the average interest rate earned by our loan portfolio. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units, as they are an illiquid investment, in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon (See “CERTAIN LEGAL ASPECTS OF LOANS” at page 73).

Moreover, we expect that the majority of our loans will not include prepayment penalties for a borrower paying off a loan prior to maturity. The absence of a prepayment penalty in our loans may lead borrowers to refinance higher interest rate loans in a market of falling interest rates. This would then require us to reinvest the prepayment proceeds in loans or alternative short term investments with lower interest rates and a corresponding lower yield to members (See “RISK FACTORS” beginning on page 18).

Marshaling of Assets Could Delay or Reduce Recovery of Loans
As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. In the event of a default by the borrower, we may be required to “marshal” the assets of the borrower. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being “squeezed out” by a senior lienholder, such as us, with a security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower’s assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

We May Provide Loans to Borrowers Who Are in Default Under Other of Their Obligations
The cash flow and the income generated by the real property that is to secure the loan are factors affecting our decision to make a particular loan, as are the general creditworthiness, experience and reputation of the borrower. For loans secured by real property, other than owner occupied personal residences, those considerations are subordinate to a determination that the value of the real property is sufficient, in and of itself, as a source of repayment. Accordingly, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations. There is a greater risk that such borrowers will default under loans we make to them.

We May Face Potential Liability for Toxic or Hazardous Substances
If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages that are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

If Properties We Own Contain Hazardous Substances, We Could Be Required to Pay for Their Removal or Clean Up
If we became the “owner” of any real property containing hazardous substances, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk. If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if our managers knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower’s inability to repay its loan from us.

Conflicts May Arise if We Participate in Loans With Other Programs Organized by Our Managers
In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our managers, where we purchase a fractional undivided interest in a loan. Our portion of the total loan may be smaller or greater than the portion of the loan made by the other programs. You should be aware that participating in loans with other programs organized by our managers could result in a conflict of interest between us and our managers as well between us and such other programs, in the event that the borrower defaults on the loan and our managers protect the interests of other programs, which they have organized, in the loan and in the underlying security.

Certain Economic Events Could Cause Declines in Cash Flows
Certain events such as general economic downturns, recessions, depressions, dramatic changes in interest rates and periods of illiquidity can disrupt expected cash returns from mortgage lending. These types of events are difficult to predict and can occur unexpectedly.

Should a significant economic deterioration occur, similar to what was experienced by mortgage lenders in general during the period of financial crisis in 2009 and the Great Recession that followed, we could suffer declines in cash flows and increases in loan delinquencies.

Our Operating Results May be Affected by Economic and Regulatory Changes That Have an Adverse Impact on the Real Estate Market
Our operating results will be subject to risks generally associated with the ownership of assets related to the real estate industry, including:

• changes in interest rates and availability of mortgage loans,

• changes in general economic or local conditions, and

• changes in tax, environmental, zoning and other real estate laws.

Due to these reasons, among others, we cannot assure you that we will be profitable or that we will maintain profitability.

The Concentration of Loans with a Single Borrower May Increase Our Risks
We may invest in multiple secured loans that share a common borrower. The aggregate of our loans, however, to any one borrower may not exceed 10% of the then total gross offering proceeds. The bankruptcy, insolvency or other inability of any borrower that is the subject of multiple loans to pay interest or repay principal on its loans would have adverse effects on our income and reduce the amount of funds available for distribution to members. The more concentrated our portfolio is with one or a few borrowers, the greater credit risk we face. The loss of any one of these borrowers would have a material adverse effect on our financial condition and results of operations.

INVESTMENT RISKS

Lack of Liquidity of Units Increases Their Risks
There are substantial restrictions on the transferability of the units. You will not be free to sell or transfer your units at will, and they may not be acceptable by a lender as security for borrowing. No public trading market for the units is expected to exist after the offering. It is highly unlikely that a public trading market will ever develop. The California Commissioner of Business Oversight also imposes a restriction on sale or transfer, except to specified persons, because of the investor suitability standards that apply to a purchaser of units who is a resident of California. Units may not be sold or transferred without consent of the Commissioner, except to family members, other holders of units, and us.

Our operating agreement also imposes substantial restrictions upon your ability to transfer units (See “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 91 and “TRANSFER OF UNITS” at page 97). The operating agreement provides you with a limited right to redeem units, subject to certain limitations and requirements. The amount that a redeeming member will receive from the company is based on the lesser of the purchase price paid by the redeeming member or the redeeming member’s capital account balance as of the date of each redemption payment (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98). A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such member’s interest in the company. The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption. As described above, the amount received by a redeeming member may, under certain circumstances, be based on the member’s capital account balance as of the date of each redemption payment, rather than the date of the redemption request. Accordingly, the amount paid to a member upon redemption may not reflect the redeeming member’s capital balance as of the date on which the redemption request was made. In addition, your units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

You are Limited in Your Ability to Have Your Units Redeemed Under Our Unit Redemption Program
Our unit redemption program contains significant restrictions and limitations that limit your ability to redeem your units. The number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding. In addition, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption.

Moreover, our managers reserve the right, in their sole discretion, at any time, to reject any request for redemption, or to suspend or terminate the acceptance of new redemption requests without prior notice, or to terminate, suspend or amend the unit redemption program upon 30 days’ written notice. Therefore, in making a decision to purchase units, you should not assume that you will be able to sell any of your units back to us pursuant to our redemption program.

We will fund redemptions solely from available company cash flow and will not establish a reserve from which to fund redemptions. Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

There is No Assurance You Will Receive Cash Distributions
Our managers and their affiliates will be paid and reimbursed by us for certain services performed for us and expenses paid on our behalf (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44). We will bear all other expenses incurred in our operations. All of these fees and expenses are deducted from cash funds generated by our operations prior to computing the amount that is available for distribution to you. Our managers, in their discretion, may also retain a portion of cash funds generated from operations for working capital purposes. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

We May Pay Distributions From Sources Other Than Cash Flow From Operating Activities Which Will Result in Fewer Funds Available to Invest in Mortgages and Could Reduce Our Members’ Overall Return
In the event we do not have enough cash flow from operating activities to fund our distributions, we may need to defer or reduce distributions or fund distributions from cash on hand, which may include proceeds from offerings and loan repayments from borrowers. In 2013 and 2012, we did not generate enough cash flow from operating activities to fully fund distributions. Therefore, some of those distributions were paid from sources other than cash flow from operating activities. Distributions in excess of our cash flow from operating activities have been funded from cash on hand, which can include proceeds from offerings, borrowing, if any, and loan repayments from borrowers.

You Must Rely on Our Managers for Management Decisions; You Will Have No Control Over Our Operation
All decisions with respect to our management will be made exclusively by our managers. In addition, our managers originate or arrange all of our mortgage loans. Our success will, to a large extent, depend on the quality of our management, particularly as it relates to lending decisions. You have no right or power to take part in our management. Accordingly, you should not purchase any of the units offered unless you are willing to entrust all aspects of management to our managers. You should carefully evaluate our managers’ capabilities to perform such functions (See “MANAGEMENT” at page 59).

Because We Do Not Have Independent Directors, Members May Have Less Protection Against Affiliated Transactions and Conflicts of Interests
We are managed by our managers who have various conflicts of interest in connection with their management of us. We do not have a board of directors or any independent directors. The absence of independent directors may leave our members with less protection against affiliated transactions and conflicts of interest arising out of our relationship with our managers and their affiliates and similar matters. These include arrangements pursuant to which our managers and their affiliates are compensated by us. If actions are taken by our managers, or expenses are incurred that are not in our best interests, it could have a material adverse effect on our business and operations.

Because We Do Not Have an Audit or Compensation Committee, Members Will Have to Rely on Our Managers, Who are Not Independent, to Perform These Functions
Since the units are not listed for trading on a national securities exchange, we are not subject to certain of the corporate governance rules established by the national securities exchanges pursuant to the Sarbanes-Oxley Act of 2002. Among other things, these rules relate to independent director standards, audit and compensation committees standards and the use of an audit committee financial expert. Accordingly, our members will not receive the protections these rules and standards were enacted to provide, such as protections against interested director transactions, conflicts of interest and similar matters.

We do not have an audit or compensation committee. As a result, members will have to rely on our managers, none of whom are independent, to perform these functions. Thus, there is a potential conflict in that our managers, who are engaged in management, will participate in decisions concerning management compensation and audit issues that may affect management performance.

Your Ability to Recover Your Investment on Dissolution and Termination Will Be Limited
In the event of our dissolution or termination, the proceeds realized from the liquidation of assets, if any, will be distributed to the members only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied from those proceeds. Additionally, if you have elected to reinvest your distributions into additional units through your participation in our distribution reinvestment plan, you could lose such reinvested distributions in addition to the amount of your initial investment.

We Established the $1 Per Unit Offering Price on an Arbitrary Basis
We arbitrarily determined the $1 per unit selling price for this offering as well as the $1 per unit price for reinvestment of distributions. Such price bears no relationship to our book or asset values. Such price also is not necessarily the amount you may receive pursuant to your limited right to redeem units, subject to certain requirements. The amount that a redeeming member will receive is the lesser of the purchase price for the redeemed units or the redeeming member’s capital account balance as of the date of each redemption payment (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98). The fair market value of your interest in the company will be irrelevant in determining amounts to be paid upon redemption.

Our Managers and Their Affiliates May Purchase Units
Our managers and their affiliates may, in their discretion, purchase units for their own account. The maximum amount of units that may be purchased by our managers or their affiliates is 1,000,000 units ($1,000,000). Upon any such purchases of units, our managers or their affiliates will have the same rights as other members in respect of the units owned by them, including the right to vote on matters subject to the vote of members, subject to certain exceptions.

We May Be Unable to Insure Against Certain Kinds of Losses
We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of nature such as earthquakes, floods and slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner’s liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property which would adversely affect our profitability.

Our Anticipated Concentration of Mortgages in the San Francisco Bay Area and Coastal Metropolitan Southern California Exposes Us to Greater Risks of Loss if the Local Economy Weakens
We expect that a significant majority of our loans will be secured by properties located in nine counties that comprise the San Francisco Bay Area (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma) and Coastal Metropolitan Southern California (Los Angeles, Orange, Ventura and San Diego counties). Our anticipated concentration of loans in the San Francisco Bay Area and Coastal Metropolitan Southern California exposes us to greater risk of loss if the economy in the San Francisco Bay Area and Coastal Metropolitan Southern California weakens than would be the case if our loans were spread throughout California or the nation. The San Francisco Bay Area and Coastal Metropolitan Southern California economy and/or real estate market conditions could be weakened by:

                    • an extended economic slowdown or recession in the area,

• overbuilding of commercial and residential properties,

• relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region,

• increased interest rates, thereby weakening the general real estate market, and

• reductions in the availability of credit.

If the economy were to weaken, it is likely that there would be more property available for sale, values would fall and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

As of December 31, 2013, 46% ($6,800,815) of our loans were secured by properties located in the nine counties that comprise the San Francisco Bay Area and 40% ($5,943,760) were secured by properties located in Coastal Metropolitan Southern California. Northern California loans totaled 59% ($8,616,870) and Southern California loans totaled 41% ($6,081,560) of the total loan portfolio at December 31, 2013..

You Will Be Bound by Decision of Majority Vote
Subject to certain limitations, members holding a majority of units may vote to, among other things:

• dissolve and terminate the company,

• amend the operating agreement, subject to certain limitations,

• approve or disapprove the sale of all or substantially all of our assets, and

• remove or replace one or all of our managers or elect additional or new managers.

If you do not vote with the majority in interest of the other members, you nonetheless will be bound by the majority vote. Our managers will have the right to increase this offering or conduct additional offerings of units without obtaining your consent or the consent of any other member (See “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 91 and “TRANSFER OF UNITS” at page 97).

The Formation Loan May Be Forgiven Under Certain Circumstances
We will loan to Redwood Mortgage Corp., a manager, funds in an amount equal to the sales commissions and amounts payable in connection with unsolicited sales (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106). The formation loan will be an unsecured loan that will not bear interest and will be repaid in annual installments. During the offering period, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of the prior year. Such payment will be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year. Upon completion of this offering, the balance of the formation loan will be repaid in 10 equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates.

A portion of the amount we receive from redeeming members as early redemption penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to us. If all or any one of the initial managers are removed as a manager by the vote of a majority in interest of the members and a successor or additional manager begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan. If all of the managers are removed, no other managers are elected, the company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, we will forgive the debt on the formation loan and Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan. The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if we were required to bear all of our own syndication expenses out of the offering proceeds.

You Will Have Limited Ability to Liquidate Your Investment Prior to the End of Our Term and May Experience Delays in Receiving Distributions Upon Liquidation
Under our operating agreement, we will continue to operate until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members. While we do not currently intend to cease operations prior to the end of our term and do not anticipate providing liquidity to our members prior to such time (other than on a limited basis through our unit redemption program), we may dissolve and terminate earlier upon the occurrence of various events described in our operating agreement or by operation of law. Upon our dissolution, our managers will seek to promptly liquidate our assets for the best price reasonably obtainable and to use any proceeds to satisfy our debts, and then to distribute any remaining proceeds to our members and managers in accordance with the terms of our operating agreement. However, there is no assurance that our managers will be successful in liquidating us on our anticipated termination date or any earlier dissolution date. Delays in liquidation may arise due to market conditions and other factors beyond the control of our managers. In the event we are unable to liquidate on or prior to the end of our anticipated term, you and other members may not receive distributions of remaining proceeds, if any, in a timely manner or at all.

Our Managers Have Limited Assets Which May Affect Their Ability to Fulfill Their Obligations to Us
Our managers have limited assets and financial resources. As a result, they may not be unable to fulfill their obligations and responsibilities to us (See “MANAGEMENT” at page 59). Our managers also serve as the sponsors and managers of other mortgage programs and have legal and financial obligations with respect to these other programs. Additionally, they may have contingent liability for the obligations of such other programs. To the extent that our managers are required to expend a significant portion of their assets and financial resources to satisfy their obligations or liabilities to such other programs or otherwise, their ability to fulfill their financial and other obligations to us may be adversely affected.

Delays in Investment Could Adversely Affect Your Return
A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in highly liquid, short-term investments designated by our managers. The interest earned on such interim investments is expected to be less than the interest we would earn on loans.

We Cannot Precisely Determine Compensation to be Paid to Our Managers and Their Affiliates
Our managers and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44 of this prospectus. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time. As a result, there is a risk that members will not have the opportunity to judge ahead of time whether the compensation realized by our managers is commensurate with the return generated by the loans.

Payment of Fees to Our Managers and Their Affiliates Will Reduce Cash Available for Investment and Distribution
Our managers and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our investments and the administration of our investments. They will be paid substantial fees for these services, which will reduce the amount of cash available for investment in properties or distribution to members.

Working Capital Reserves May Not be Adequate
We intend to maintain working capital reserves to meet our obligations, including our carrying costs and operating expenses. Our managers believe such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, we will have to borrow the required funds or liquidate some or all of our loans. In the event our managers deem it necessary to borrow funds, such borrowings may not be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

We May be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940
Our managers intend to conduct our operations so that we will not be subject to regulation under the Investment Company Act of 1940. Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act. As a result, we may have to forego certain investments which would produce a more favorable return.

Conflicts May Arise as a Result of Our Managers’ Legal and Financial Obligations to Other Mortgage Programs
Our managers and their affiliates are currently involved with five mortgage programs with investment objectives similar to ours. They may also organize other mortgage programs in the future with investment objectives similar to ours. Our managers and such affiliates have legal and financial obligations with respect to these other mortgage programs that are similar to their obligations with respect to us. These obligations may at times conflict or require our managers to limit the resources allocated to us and these other programs.

Conflicts May Arise From Our Managers’ Allocation of Time Between Us and Other Activities
Our managers and their affiliates have conflicts of interest in allocating the time of their personnel between us and other activities in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than us. As a result, there will exist conflicts of interest on the part of our managers between us and the other mortgage programs or investors with which they are affiliated at such time.

The Amount of Loan Brokerage Commissions and Other Compensation of Our Managers May Affect the Rate of Return to You
None of the compensation payable to our managers was determined by arm’s-length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., one of our managers, will average approximately 2%-5% of the principal amount of each loan, but may be higher or lower depending upon market conditions. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect on the interest rates we charge on loans and thus the overall rate of return to you. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our managers to protect your interests.

If Our Managers Lose or are Unable to Obtain Key Personnel or One or More of Their Key Personnel Decides to Compete With Us, Our Ability to Implement Our Strategic Plans Could be Impaired
We depend on the diligence, experience and skills of certain executive officers and other key personnel of our managers and their affiliates, including Michael R. Burwell, Diana B. Mandarino and Lorene A. Randich, for the selection, acquisition, structuring and monitoring of our lending and investment activities. These individuals are not bound by employment agreements with the managers or with us. If any of our managers’ key personnel were to cease their employment with them or their affiliates, our operating results could suffer. One of our managers has obtained life insurance policies on Michael Burwell, one of their key personnel. There is no assurance that such insurance will be sufficient to protect against events that may adversely affect our ability to implement our strategies. We also believe that our future success depends, in large part, upon the ability of our managers or their affiliates to hire and retain highly skilled managerial, operational and marketing personnel. We cannot assure you that they will be successful in attracting and retaining such personnel. The loss of key personnel and the inability of our managers to hire any key person could harm our business, financial condition, cash flow and results of operations.

We Will Rely on Independent Broker-Dealers to Sell Units in the Offering
We are offering the units through selected broker-dealers who are members of FINRA. None of the broker-dealers participating in the offering will be affiliated with our sponsors or our managers. Because we do not have a captive or affiliated broker-dealer that will be exclusively or primarily focused on selling our units, our ability to successfully complete the offering will depend, in large part, on our ability to develop and maintain relationships with a sufficient number of unaffiliated participating broker-dealers. These broker-dealers are engaged in the sale of various securities and investment products beyond those offered by us, including those of competing mortgage programs. In the event we are unable to enter into selling agreements with a sufficient number of qualified participating broker-dealers, or if those participating broker-dealers engaged by us fail to devote sufficient time and attention to the marketing of our units, we may be unable to raise a sufficient amount of funds in the offering as may be necessary to enable us to be successful.

TAX RISKS

Risks Associated With Treatment of the Limited Liability Company as a Partnership for Federal Income Tax Purposes
We intend to be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes and not as a corporation. Although we have received an opinion from Baker & McKenzie LLP to the effect that we will be treated as a partnership (other than a publicly traded partnership) for federal income tax purposes, we will not seek a ruling from the Internal Revenue Service (“IRS”) on the tax treatment of us or our members. Counsel’s opinion represents only its best legal judgment based upon existing law and, among other things, factual representations provided by our managers. The opinion of counsel has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if challenged by the IRS.

If we were taxable as a corporation, the “pass through” treatment of our income and losses would be lost. Instead, we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and our losses, if any, would not be deductible by the members. Members would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends. In addition, if we were classified as a publicly traded partnership but nonetheless remained taxable as a partnership, the passive activity loss rules would apply in a manner that could adversely affect members (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – TAX CLASSIFICATION OF THE COMPANY” at page 77).

Your Ability to Offset Our Tax Losses, if Any, With Income from Other Sources May be Limited
We are engaged in mortgage lending. We take the position that we are engaged in the active conduct of equity-financed lending. Under the applicable regulations, each member is required to report separately on its income tax return its distributive share of our income as nonpassive income. Each member’s distributive share of our losses, if any, will be reported as passive losses. Passive losses may be used to offset passive income. To the extent that passive losses do not offset passive income, they may be carried forward to offset passive income in future years. It is possible, however, that the IRS could assert that our income is properly treated as portfolio income for purposes of those limitations. Such treatment is subject to the interpretation of complex Treasury regulations, and is dependent upon a number of factors, such as whether we are engaged in a trade or business, the extent to which we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of income. There can be no assurance that an IRS challenge to our characterization of our income will not succeed. It also is possible that we might be unable to allocate expenses to the income produced, in which case members might find their ability to offset income with allocable expenses limited by the 2% floor on miscellaneous investment expenses. (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 76).

Your Tax Liability May Exceed the Cash You Receive
Your tax liabilities associated with an investment in the units for a given year may exceed the amount of cash we distribute to you during such year. As a member, you will be taxed on your allocable share of our taxable income whether or not you actually receive cash distributions from us. Your taxable income could exceed cash distributions you receive, for example, if you elect to reinvest into additional units the cash distributions you would otherwise have received. Taxable income in excess of cash distributions also could result if we were to generate so-called “phantom income” (taxable income without an associated receipt of cash). Phantom income could be recognized from a number of sources, including, without limitation, any established loan loss reserves or fluctuation thereof, repayment of principal on loans incurred by the company as well as imputed income due to original issue discount, market discount, imputed interest and significant modifications to existing loans. Under very limited circumstances, you could receive a special distribution to enable you to pay taxes on specified types of income (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES” at page 76 and “DISTRIBUTION POLICIES” at page 100).

We Expect to Generate Unrelated Business Taxable Income
Tax-exempt investors (such as an employee pension benefit plan or an IRA) may be subject to tax to the extent that income from the units is treated as unrelated business taxable income, or UBTI. We borrow funds on a limited basis, which can cause a portion of our income to be treated as UBTI. We may also receive income from services rendered in connection with making or securing loans, which is likely to constitute UBTI. In addition, although we do not currently intend to own and lease personal property, it is possible we may do so as a result of a foreclosure upon a default. Although we use reasonable efforts to prevent any borrowings and leases of personal property from causing any significant amount of income from the units to be treated as UBTI, we expect that some portion of our income will be UBTI. Prospective investors that are tax-exempt entities are urged to consult their own tax advisors regarding the suitability of an investment in units. In particular, an investment in units may not be suitable for charitable remainder trusts.

Tax Audits Could Result in Adjustments to Your Tax Returns
The IRS and state tax authorities could challenge certain federal and state income tax positions, respectively, taken by us if we are audited. Any adjustment to our return resulting from an audit by a tax authority would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to your investment in the units or an examination of tax returns for prior or later years. Moreover, we and our members could incur substantial legal and accounting costs in contesting any challenge by a tax authority, regardless of the outcome. Our managers generally will have the authority and power to act for, and bind the company in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

Your Share of Our Taxable Income May be Subject to State and Local Tax Laws
The state in which you reside may impose an income tax upon your share of our taxable income. Furthermore, states such as California, in which we will own property generally impose income tax upon a member’s share of the company’s taxable income considered allocable to such states, whether or not a member resides in that state. As a result, a nonresident member may be required to file a tax return in California and any other such state. Differences may exist between federal income tax laws and state and local income tax laws. We may be required to withhold state taxes from distributions to members in certain instances. You are urged to consult with your own tax advisers with respect to state and local tax consequences of an investment in our units.

The IRS may Argue that Our Allocations to You May Not Have Substantial Economic Effect
For U.S. federal income tax purposes, allocations to you of our items of income, gain, loss, deduction and credit will be governed by our operating agreement if such allocations have “substantial economic effect.” The rules for determining whether an allocation has substantial economic effect provide a safe harbor under which allocations generally will be respected. Our operating agreement does not satisfy the requirements for the substantial economic effect safe harbor. However, because our operating agreement generally allocates profits and losses in the same manner as cash distributions are made, we believe these allocations are in accordance with the members’ interests in our units and thus should be respected. However, there can be no assurance that the IRS will not challenge the allocations and will not attempt to reallocate profits and losses among the members and/or the managers. Any successful challenge by the IRS to such allocations could have a material adverse effect on your investment in our units.

Changes in Tax Laws Could Have an Adverse Effect on Your Investment
In recent years, legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a member. Any such changes could have an adverse effect on an investment in our units or on the market value of our assets. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that our counsel’s tax opinion assumes that no legislation will be enacted after the date of this prospectus that will be applicable to an investment in our units.

ERISA RISKS

Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors
In considering an investment in the units, if you are an employee benefit plan subject to ERISA, you should consider, among other things, (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; and (ii) whether the investment is prudent, since there may not be a market created in which you can sell or otherwise dispose of the units. In addition if you are a tax-qualified pension or 401(k) plan or an IRA, you should consider (i) whether a distribution of units from a tax-qualified plan or IRA would be accepted by an IRA custodian as a rollover, and if not, the automatic 20% income tax withholding which the beneficiary may need to satisfy out of other assets that they own; and (ii) whether a required distribution from a tax-qualified plan or IRA commencing on the April 1 following the calendar year in which the beneficiary attains age 70½ or, with respect to a tax-qualified plan distribution, retires, if later, could cause the beneficiary to become subject to income tax that the beneficiary would need to satisfy out of other assets if such beneficiary were not able to transfer the units for cash. Finally, all Benefit Plan Investors, including tax-qualified pension and 401(k) plans and IRAs should consider (i) whether the investment will impair the liquidity of your plan or other entity; and (ii) whether interests in us or the underlying assets owned by us constitute “plan assets” for purposes of Section 406 of ERISA or Section 4975 of the Code which could cause certain transactions with us to constitute non-exempt prohibited transactions. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until we sell or otherwise dispose of our investments (See “ERISA CONSIDERATIONS” at page 87).

TERMS OF THE OFFERING

We are offering a maximum of 150,000,000 units ($150,000,000) in our primary offering on a “best efforts” basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. We are also offering up to 37,500,000 units ($37,500,000) pursuant to our distribution reinvestment plan. We reserve the right to reallocate units between our primary offering and the distribution reinvestment plan. The units are being sold through selected broker-dealers (“participating broker-dealers”) who are members of the Financial Industry Regulatory Authority, Inc. (FINRA), at a price of $1 per unit. None of the broker-dealers participating in this offering will be affiliated with our sponsors or our managers.

The minimum subscription is 5,000 units ($5,000) for initial investments from new members and 1,000 units ($1,000) for additional investments from existing members. We may also accept orders directly from you if you utilize the services of a registered investment advisor. Subscriptions will be accepted or rejected by our managers within 30 days of receipt, and if rejected, all funds will be returned to subscribers within ten business days after such rejection without interest. You must pay $1 cash for each unit upon subscription.

This offering will terminate on December 4, 2014 unless the managers, in their discretion, terminate the offering earlier or extend the offering for an additional one-year period. If we extend the offering for an additional one-year period and file a new registration statement during that year, we could continue to sell units in the offering until the earlier of 180 days after the third anniversary of the commencement of the offering, the effective date of the new registration statement, the date the offering is fully subscribed or the date the offering is terminated by the managers.

No Escrow Established. There is no escrow. All proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

Investment of Subscriptions. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by our managers. The subscription funds will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted as a member of the company not later than the last day of the calendar month following the date your subscription was accepted. During the period prior to your admittance as a member, proceeds of the sale are irrevocable and will be held by our managers for your account in the subscription account. Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis. Upon your admission as a member of the company, your subscription funds will be released to us and units (which may include fractional units) will be issued to you at the rate of $1 per unit. Interest earned on subscription funds while in the subscription account will be returned to you. Following our receipt of your subscription funds, but prior to your admittance as a member of the company, your rights and benefits will be generally limited to your receipt of the interest earned on the subscription funds. Any funds held pending your admittance as a member will be accounted for as a liability of the company.

Purchase by Our Managers and Their Affiliates. Our managers and their affiliates may, in their discretion, purchase units for their own account. The maximum amount of units that may be purchased by our managers or their affiliates is 1,000,000 units ($1,000,000). Purchases of units by our managers or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

Receipt of Monthly Cash Distributions or Participation in the Distribution Reinvestment Plan. You will receive monthly cash distributions from us unless you elect to have your distributions reinvested into additional units under our distribution reinvestment plan.

ESTIMATED USE OF PROCEEDS

The following table sets forth estimates of how we intend to use the proceeds raised in our follow-on offering assuming that we sell (i) the primary offering midpoint of 75,000,000 units, (ii) the entire primary offering of 150,000,000 units and (iii) the entire primary offering of 150,000,000 units plus the 37,500,000 units that may be sold under our distribution reinvestment plan. The following table also sets forth an estimated application of the gross proceeds of the offering assuming we obtain maximum leverage of 50% of members’ capital. We estimate that, initially, a minimum of 88.5% of the proceeds will be used to make loans or will be held as cash reserves. Upon the repayment of the formation loan, and assuming that all units offered are sold (including all units under the distribution reinvestment plan), we estimate that approximately 96.4% of the proceeds of this offering will be used to make loans or will be held in the cash reserve liquidity fund. Until the formation loan is repaid and assuming that all units offered are sold (including all units under the distribution reinvestment plan), we estimate that after deduction of the offering expenses, approximately 90.8% of the proceeds of this offering will be used for making loans or will be held in the cash reserve liquidity fund. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

	Primary Offering Midpoint(1)		Primary Offering(1)		Total Offering (includes DRIP units)(1)
	75,000,000 Units		150,000,000 Units		187,500,000 Units
	($75,000,000) sold		($150,000,000) sold		($187,500,000) sold
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$75,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Leveraged Funds	$0	0%	$0	0%	$0	0%

Total Company Funds	$75,000,000	100.0%	$150,000,000	100.0%	$187,500,000	100.0%

Less: Underwriting Compensation(3)	$1,325,000	1.8%	$2,650,000	1.8%	$2,650,000	1.4%

Less: Issuer Organization and
Offering Expenses(3)	$2,050,000	2.7%	$4,100,000	2.7%	$4,100,000	2.2%

Total Amount Available for Investment
after Repayment of Formation Loan(3)	$71,625,000	95.5%	$143,250,000	95.5%	$180,750,000	96.4%

Less: Formation Loan to Pay Sales
Commissions(4)	$5,250,000	7.0%	$10,500,000	7.0%	$10,500,000	5.6%

Initial Amount Available for Investment	$66,375,000	88.5%	$132,750,000	88.5%	$170,250,000	90.8%

Less: Reserve Liquidity Fund(5)	$1,500,000	2.0%	$3,000,000	2.0%	$3,750,000	2.0%

Cash Available for Extension of Loans(6)	$64,875,000	86.5%	$129,750,000	86.5%	$166,500,000	88.8%

Footnotes begin on following page.

	Primary Offering Midpoint(1)(2)		Primary Offering(1)(2)		Total Offering (includes DRIP units)(1)(2)
	75,000,000 Units		150,000,000 Units		187,500,000 Units
	($75,000,000) sold with leveraged funds		($150,000,000) sold with leveraged funds		($187,500,000) sold with leveraged funds
	Dollar Amount	%	Dollar Amount	%	Dollar Amount	%
Gross Proceeds	$75,000,000	66.67%	$150,000,000	66.67%	$187,500,000	66.67%

Leveraged Funds	$37,500,000	33.33%	$75,000,000	33.33%	$93,750,000	33.33%

Total Company Funds	$112,500,000	100%	$225,000,000	100%	$281,250,000	100.0%

Less: Underwriting Compensation(3)	$1,325,000	1.2%	$2,650,000	1.2%	$2,650,000	0.9%

Less: Issuer Organization and
Offering Expenses(3)	$2,050,000	1.8%	$4,100,000	1.8%	$4,100,000	1.5%

Total Amount Available for Investment
after Repayment of Formation Loan(3)	$109,125,000	97.00%	$218,250,000	97.00%	$274,500,000	97.60%

Less: Formation Loan to Pay Sales
Commissions(4)	$5,253,750	4.67%	$10,500,000	4.67%	$10,500,000	3.74%

Initial Amount Available for Investment	$103,871,250	92.33%	$207,750,000	92.33%	$264,000,000	93.86%

Less: Reserve Liquidity Fund(5)	$1,496,250	1.33%	$3,000,000	1.33%	$3,750,000	1.33%

Cash Available for Extension of Loans(6)	$102,375,000	91.00%	$204,750,000	91.00%	$260,250,000	92.53%

(1)
For purposes of the above tables, the primary offering midpoint and the primary offering amounts assume that no purchases are made under our distribution reinvestment plan, and the total offering amounts assume the sale of all 37,500,000 units being offered under our distribution reinvestment plan.

(2)
Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital. The lower table assumes that the managers can leverage approximately 50% of members’ capital thereby increasing the funds available to make loans. We may borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other company purposes.

(3)
Consists of all offering expenses incurred in connection with our formation and the offering of our units (other than selling commissions), including (i) underwriting compensation of up to 1.8% of gross primary offering proceeds, a portion of which may be used to reimburse participating broker-dealers for sales seminar expenses and to reimburse associated persons of participating broker-dealers for attending training and education meetings, and, of which, up to 1% of gross primary offering proceeds may be used for marketing reallowances to participating broker-dealers, except that no such reallowances may be paid with respect to sales pursuant to our distribution reinvestment plan, and (ii) all of the company’s other offering expenses (other than selling commissions and underwriting compensation) of up to 2.7% of gross primary offering proceeds, such as legal and accounting fees and expenses, printing, mailing and distribution costs, filing fees, preparing supplemental sales materials, holding educational conferences and attending seminars conducted by participating broker-dealers and reimbursements to participating broker-dealers for bona fide due diligence expenses supported by a detailed, itemized invoice reflecting the actual due diligence expenses incurred by the broker-dealer. To the extent these offering expenses exceed 4.5% of gross primary offering proceeds; Redwood Mortgage Corp. will be responsible for the payment of such excess amount. In no event will the total compensation payable to participating broker-dealers in connection with this offering, including up to 7% in sales commissions (see footnote 4 below), marketing reallowances, expense reimbursements to participating broker-dealers, and reimbursements to associated persons of participating broker-dealers for attending training and education meetings, but excluding reimbursement for bona fide due diligence expenses, exceed 10% of gross primary offering proceeds. We estimate that due diligence expenses will not exceed approximately $750,000 or 0.5% of gross primary offering proceeds (assuming the maximum primary offering amount of $150,000,000 is sold). FINRA and many states also limit our total organization and offering expenses to 15% of gross primary offering proceeds (See “COMPENSATION OF THE MANAGERS AND THEIR AFFILIATES” at page 44).

(4)
The amount of the formation loan to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions to participating broker-dealers of 7.0%. Consequently, as the maximum sales commission is 7.0%, the formation loan will not exceed 7.0% of the total gross proceeds of the offering (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106). No sales commissions will be applied to units purchased under the distribution reinvestment plan. The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering and amounts payable in connection with unsolicited sales. Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 7.0% or $10,500,000. From the proceeds of the formation loan, Redwood Mortgage Corp. will pay the participating broker-dealers all amounts as sales commissions owed. We do not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to us. The terms of repayment of the formation loan are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one-tenth of the principal balance of the formation loan as of December 31 of the prior year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation loan and thus the amount repaid to us is reduced partially by a portion of the early redemption penalties paid to us. As of December 31, 2013, the gross formation loan was $1,204,687 (7% of total gross proceeds of $17,209,819 net of premiums and DRIP) and had a remaining balance of $972,603 after deducting repayments made by Redwood Mortgage Corp. of $229,297 and early redemption penalties of $2,787.

(5)
We anticipate maintaining an average balance of a reserve liquidity (i.e., working capital reserve) fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages, for the purpose of covering our unexpected cash needs, including carrying costs, operating expenses and other obligations. Such reserve funds will not be used for the purpose of making distribution or redemption payments to members.

(6)
These proceeds will be used to make loans (See “INVESTMENT OBJECTIVES AND CRITERIA” at page 62). The exact amount of the cash available for extension of loans will depend upon the amount of the offering expenses, the amount of the formation loan, the amount of the reserve liquidity fund and the use of leveraged funds. We are permitted under the terms of the operating agreement to borrow money to fund loans. Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital. Until required in connection with the funding of loans, substantially all of the net proceeds of this offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

BUSINESS BACKGROUND AND UPDATE

The company was formed in October 2008, began its public offering in June 2009. After receiving investor subscriptions in excess of the minimum amount we commenced operations in October 2009. Since operations did not commence until the latter part of 2009, the company did not have an existing portfolio of mortgage loans when the financial crisis and resulting Great Recession began in 2008. Accordingly, the company has had the opportunity to make lending decisions and tailor its operational methods taking into account the financial crisis which has resulted in the company seeking to maximize “protective equity” in its collateral. “Protective equity,” which means the excess of the value of the collateral securing the company’s loan and any senior debt owing on the property, can provide a cushion against foreclosure risks. As of December 31, 2013, based on the appraisals of the properties securing the company’s loans at inception, the combined loan-to-value ratio of the company's loan portfolio, or the protective equity, was 56.16%. Our initial registration statement for the offering of units expired in December 2012 and a follow-on registration statement is currently ongoing, which has the effect of extending the period of the offering for three additional years. Unless the context indicates otherwise, certain results of our offering are reported on a combined basis of sales pursuant to the initial and follow-on registration statements, including data related to items such as the formation loan and units sold.

As of December 31, 2013, 46% ($6,800,815) of our loans were secured by properties located in the nine counties that comprise the San Francisco Bay Area and 40% ($5,943,760) were secured by properties located in Coastal Metropolitan Southern California. Northern California loans totaled 59% ($8,616,870) and Southern California loans totaled 41% ($6,081,560) of the total loan portfolio at December 31, 2013.

Although our loan portfolio has been originated over the last four-plus years during one of the most challenging periods of real estate lending, the company has grown at a moderate, steady pace through the date of this prospectus. Total assets increased to approximately $16,120,001 at December 31, 2013, from $1,708,000 at December 31, 2009. Total loans increased over the same time period to approximately $14,811,990 from $1,259,000. The company continues to build a solidly performing portfolio of loans with little if any delinquency at lower than typical loan-to-value ratios to provide safety against loss. During our time of operations we have not acquired any real estate as a result of borrower default.

Currently, loans from traditional sources, such as banks, are offered under the strict requirements imposed by the new credit and regulatory environments. As a result, prospective borrowers or their individual projects may not qualify for these loans. With proper underwriting techniques, we believe we can continue building our loan portfolio with substantial protective equity and attractive yields.

As noted in the “California Economic Outlook: March 2014” published by Wells Fargo’s Economics Group: “The Golden State’s Economy continues to grow at a pace slightly ahead of the nation’s, although gains have been heavily weighted toward the state’s larger metropolitan areas along the coast. Technology, tourism and retail trade have led the recovery in job growth in recent years, which has helped trim the unemployment rate and revive housing demand.” The report states in its Summary and Outlook Section: “California’s economy continues to gradually gain momentum. While the recovery has been slower than in the past, the state has methodically made progress working through a number of major impediments, most notably the overhang of foreclosures and distressed homes left over from the housing bust.” Further contained in that section: “The biggest headlines and strongest job gains continue to be in California’s tech sector, much of which is centered in the Bay Area.”

Other published reports, including those published by Polaris Pacific – a west coast real property sales and marketing firm – indicate that real estate prices and rents are increasing in the California communities in which we lend. Median condominium resale prices increased 9.3% in San Francisco, 21.2% in the Silicon Valley and 18% in the Greater Los Angeles Area in 2013. During the year, rents in San Francisco increased 11.5% and 10.1% in the Silicon Valley.

Quoting again from the Wells publication: “We remain optimistic about California’s prospects in 2014 and look for job growth to pick up in construction and manufacturing. Overall nonfarm payrolls should rise 2.3% this year, producing a net gain of at least 330,000 new jobs. The Golden State’s unemployment rate is expected to fall by at least a percentage point and average 7.6% for the year.”

CAPITALIZATION OF REDWOOD MORTGAGE INVESTORS IX, LLC

The capitalization of the company as of December 31, 2013, and as adjusted to give effect to the sale of the maximum number of units offered, including units in the distribution reinvestment plan, is as follows:

	Actual	As Adjusted(1)
Units ($1.00 per unit)	$16,202,000	$184,283,000

(1)
Adjusted to reflect sales of all remaining $187,500,000 of units offered, determined after deduction of certain offering expenses aggregating $6,750,000 and maximum formation loan of $10,500,000 (See “ESTIMATED USE OF PROCEEDS” at page 40).

CAPITAL CONTRIBUTION OF THE MANAGERS

The managers are required to contribute to capital 1/10th of 1% of the aggregate capital accounts of the members. One percent (1%) of our net profits and one percent (1%) of our net losses will be allocated to our managers.

Our managers and their affiliates may, but are not obligated to (other than their obligation to make a capital contribution in the amount of 1/10 of 1% of the capital contributed by members, as described above), acquire units and make additional capital contributions to the company.

COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES

Set forth below in tabular form is a description of compensation and cost reimbursements that we may pay our managers and their affiliates in connection with this offering and the use of proceeds from this offering. With respect to such offering and such use of proceeds, no other compensation will be paid to the managers or any affiliates from us. These compensation arrangements have been established by the managers and are set forth in the operating agreement and are not the result of arm’s-length negotiations. The managers have compared their compensation arrangements to those of unrelated parties providing the same services. The managers have set, in some instances, maximum levels of compensation to be received by them; however, they have the discretion to set the actual fee received by them at an amount lower than the maximum amount allowable. The ability to set a fee at below the maximum amount permitted to be received under the operating agreement is solely within the discretion of the managers and does not require approval of the members. In order for the managers to receive any fees in excess of the maximum amounts allowable, the managers, under the terms of the operating agreement, would be required to obtain a vote of at least a majority in interest of members. The managers have determined the following compensation levels are fair and reasonable. In their review, the managers have:

•	analyzed the compensation arrangements in other offerings,
•	spoken to other professionals in the industry including issuers, promoters and broker-dealers,
•
examined “rate sheets” from banks, savings & loans, mortgage brokers, mortgage bankers and consumer finance lenders, which set forth the rates being charged by those institutions for the same or similar services, and

•	collected data regarding compensation from trade association meetings, relevant periodicals and/or other sources.

Thus, we believe the amounts are approximately equivalent to those that would customarily be paid to unrelated parties for the same services.

The exact amount of future compensation payable to our managers cannot be precisely determined. The compensation to be received by our managers is based primarily upon the length of time we continue to operate, our loan balances, the principal amounts of loans originated or acquired and the amount of capital originally committed to investment in mortgages. Loan balances outstanding and the amount of loans originated or acquired will fluctuate during our term because loans will be continually maturing and “turning over.” Accordingly, the exact amount of fees to be paid to our managers and their affiliates cannot be determined. However, based upon the managers’ prior experience with similar programs and upon certain assumptions made as a result of that experience as set forth below, the managers have provided an estimate, on an annual average basis, assuming the company operates for 12 years, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the managers and their affiliates.

The amount of fees to be paid will vary from those estimated below due to varying economic factors over which the managers have no control, including, but not limited to, the state of the economy, lending competition in the area where company loans are made, and interest rates, all of which affect company earnings. We are subject to public reporting requirements and we file quarterly and annual reports with the Securities and Exchange Commission. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our managers and their affiliates.

The managers’ or their affiliates’ ability to affect the nature of the compensation by undertaking different actions is limited. Because we are only one of many lenders in the industry, the managers’ ability to affect fees charged is limited. Additionally, to a large extent, the amount of fees paid to the managers and their affiliates is based upon decisions made by the borrower regarding, among other things, the type and amount of loan, prepayment on the loan and possible default on the loan. The relationships among the managers of the various entities referred to herein are described under the caption “MANAGEMENT” at page 59 of this prospectus.

The “Organization and Offering Stage, Operating Stage and Liquidating Stage” tables below set forth both the types of fees and the estimated amounts of fees our managers might receive in our follow-on offering assuming we sell (1) the primary offering midpoint of 75,000,000 units and (2) the entire primary offering of 150,000,000 units plus the 37,500,000 units that may be sold under our distribution reinvestment plan, and the use of the proceeds from such follow-on offering. The estimated amounts of fees are based on the assumptions regarding our leverage set forth in the footnotes to the tables. The tables assume that proceeds are fully invested in mortgage loans or held as cash reserves. There can be no assurance that all such units will be sold, that all proceeds from such sales will be fully invested in mortgage loans or that we will be able to obtain such maximum leverage or any leverage. Our managers and their affiliates may not receive any fees or other compensation from us except as specifically provided for below.

ORGANIZATION AND OFFERING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering Plus DRIP
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Reimbursement of organization and offering expenses up to 4.5% of the gross primary offering proceeds. Redwood Mortgage Corp. will be responsible for any portion of organization and offering expenses exceeding 4.5% of gross primary offering proceeds.
		$3,375,000 for the offering	$3,375,000 for the offering	$6,750,000 for the offering	$6,750,000 for the offering

OPERATING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering Plus DRIP
		(Unleveraged)	(Leveraged) (6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Loan brokerage commissions in an amount negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made. The loan brokerage commissions will be capped at 4% of our total assets per year assets (except during the first year of operations). Loan brokerage commissions are payable solely by the borrower and not by us (See “TERMS OF THE OFFERING” at page 38).
		$380,000 per year(7)(8)	$624,000 per year(7)(8)	$940,000 per year(7)(8)	$1,546,000 per year(7)(8)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering Plus DRIP
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)

Redwood Mortgage Corp.
Loan administrative fees in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by us upon the closing of each loan.
		$138,000 per year(7)(8)	$227,000 per year(7)(8)	$342,000 per year(7)(8)	$562,000 per year(7)(8)
Redwood Mortgage Corp.
Processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.
		$18,200 per year(7)	$30,000 per year(7)	$45,000 per year(7)	$74,000 per year(7)
Redwood Mortgage Corp.
Loan servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular loan, does not exceed 0.25% per year of the outstanding principal amount of the loan.(1)
		$150,000 per year(7)	$234,000 per year(7)	$357,000 per year(7)	$566,000 per year(7)
Redwood Mortgage Corp. (75%) Gymno LLC (25%)
Asset management fee payable monthly in an amount up to 0.75% annually of the portion of the capital originally committed to investment in mortgages, not including leverage, and including up to 2% of working capital reserves. This amount will be recomputed annually after the second full year of our operations by subtracting from the then fair market value of our loans plus the working capital reserves, an amount equal to our outstanding debt.(2)
		$460,000 per year(7)	$460,000 per year(7)	$1,095,000 per year(7)	$1,095,000 per year(7)

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering Plus DRIP
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)

Redwood Mortgage Corp.	Reimbursement of salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business.(3)	$73,000 per year	$73,000 per year	$172,000 per year	$172,000 per year
Redwood Mortgage Corp.	Reimbursement of expenses relating to our administration, subject to certain limitations; see Article 11 of the operating agreement.(4)	$31,000 per year	$31,000 per year	$74,000 per year	$74,000 per year
Gymno LLC	Reconveyance fee for reconveyance of property upon full payment of loan, payable by borrower.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.	Approximately $45 per deed of trust or statutory rate.
Redwood Mortgage Corp.	Assumption fee for assumption of loans payable by borrower of between 0.5% and 1.5% of the loan principal balance.(5)	$2,800 per year(7)	$5,000 per year(7)	$7,000 per year(7)	$11,000 per year(7)
Redwood Mortgage Corp.	Extension fee for extending the loan period payable by borrower as a percentage of the loan principal balance.(5)	$5,600 per year(7)	$9,000 per year(7)	$14,000 per year(7)	$22,000 per year(7)
Redwood Mortgage Corp. (50%) Gymno LLC (50%)	1% interest in profits and 1% interest in losses.	$50,000 per year(7)	$50,000 per year(7)	$119,000 per year(7)	$119,000 per year(7)
Managers or Third Parties
The total compensation paid to all persons for the sale of property held by us as a result of foreclosure may not exceed 6% of the contract price for the sale of such property. Neither our managers nor any of their affiliates will receive a real estate commission in connection with such a sale. Foreclosed properties may not be sold to our managers or any of their affiliates at this time (See “CONFLICTS OF INTEREST” at page 51).
		Not determinable at this time	Not determinable at this time	Not determinable at this time	Not determinable at this time

LIQUIDATING STAGE

Entity Receiving Compensation	Form and Method of Compensation	Estimated Amount Payable for Primary Offering Midpoint		Estimated Amount Payable for Primary Offering Plus DRIP
		(Unleveraged)	(Leveraged)(6)	(Unleveraged)	(Leveraged)(6)
Redwood Mortgage Corp.
Redwood Mortgage Corp.’s obligation to repay the principal amount of the formation loan owed to us will be reduced by a portion of the early redemption penalties received by us. Initially, a portion of the early redemption penalties will be used to reduce the formation loan obligation and a portion will be used to pay our offering expenses. This portion will be determined by the ratio between the initial amount of the formation loan and the total amount of the offering expenses incurred by us. Assuming that the maximum formation loan is $10,500,000 and the maximum organizational costs are $6,750,000, the ratio would be 61:39. This amount could be higher or lower, depending upon actual total offering expenses. That ratio will be determined by the actual formation loan and offering expenses incurred. The ratio will change as offering expenses are amortized (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98).
		$13,000 per year(7)	$13,000 per year(7)	$27,000 per year(7)	$27,000 per year(7)

(1)
For purposes of the “Estimated Amount Payable for Primary Offering Midpoint” columns, assuming that $75,000,000 of units offered in the primary offering are sold in the first year, that none of the members elect to purchase units in the distribution reinvestment plan, and that we do not obtain leverage (Unleveraged column), or we obtain leverage of 50% of the members’ capital balance (Leveraged column), we estimate that the average annual loan portfolio resulting from unit sales will average $60,000,000 (Unleveraged) and $94,000,000 (Leveraged), which amounts are the basis for the above loan servicing fee calculations. For purposes of the “Estimated Amount Payable for Primary Offering Plus DRIP” columns, assuming that $150,000,000 of units offered in the primary offering are sold in the first year and $37,500,000 of units under the distribution reinvestment plan are sold over a period of years, that 60% of the members elect to purchase units in the distribution reinvestment plan, and that we do not obtain leverage (Unleveraged column), or we obtain leverage of 50% of the members’ capital balance (Leveraged column), we estimate that the average annual loan portfolio resulting from unit sales will average $142,800,000 (Unleveraged) and $226,000,000 (Leveraged), which amounts are the basis for the above loan servicing fee calculations. Our managers, who will service all of our loans, are entitled to receive a maximum loan servicing fee, payable monthly, of up to 0.25% per year of the outstanding principal amount of each loan. Our managers, in their sole discretion, may elect to lower the loan servicing fee for any period of time and thereafter raise the fees up to the stated limits. An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members.

(2)
The managers, in their sole discretion, may elect to lower the amount of the asset management fee they receive. The managers may not increase the asset management fee above the maximum amount. An increase or decrease in this fee within the limits set by the operating agreement directly impacts the yield to the members. The asset management fee is anticipated to be paid 75% to Redwood Mortgage Corp. and 25% to Gymno LLC. The managers may, in their discretion, change the relative amount received by each of them. No asset management fees will be payable on subscription funds held in the subscription account.

(3)
Includes reimbursement of salaries, compensation, travel expenses and fringe benefits of persons who may also be employees of our managers or their affiliates, but excludes such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate.

(4)
The managers or their affiliates are reimbursed for the actual cost of goods and materials used for or by the company and obtained from unaffiliated parties. In addition, the managers or their affiliates are reimbursed for the cost of administrative services necessary for the prudent operation of the company provided that such reimbursement will be the lesser of (i) the actual cost of such services or (ii) the amount that the company would be required to pay independent parties for comparable services.

(5)
Redwood Mortgage Corp. may receive assumption fees and extension fees estimated to range between 0.5% and 1.5% of the outstanding principal balance of a loan when a new borrower assumes the loan obligations of the original borrower in the case of a loan assumption or when a lender allows the extension of the maturity date in the case of a loan extension. The actual amount of the assumption fees and extension fees is determined by the managers at the time of the assumption or extension based on such factors as current interest rates, the amount of the outstanding loan and the credit worthiness of the new borrower. Assumption fees and extension fees are paid by the borrower.

(6)
Our maximum leverage is limited to, and our total indebtedness may not at any time exceed, 50% of members’ capital. The “Leveraged” columns assume that our managers have obtained leverage in an amount equal to 50% of members’ capital. We may borrow funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other company purposes.

(7)
The amount of fees to be paid to the managers and their affiliates related to this offering are based on certain assumptions made in light of the managers’ experience with similar programs. For purposes of the “Estimated Amount Payable for Primary Offering Midpoint” column, in determining the average annual fees to be paid to the managers and their affiliates related to this offering the managers have assumed, based upon their experience the following: (i) the company operates for 12 years assuming $75,000,000 is raised in the first year; (ii) none of the members elect to participate in our distribution reinvestment plan; (iii) an 8.00% yield is achieved in all 12 years; (iv) withdrawal rates of 1% in year two, 2% in year three, 2.5% in year four, 2.5% in year five and 3.5% in subsequent years through year 12; (v) a turnover rate on loans of 5% in year two, of 10% in year three, 15% in year four and 20% in years thereafter; (vi) no leveraging of the portfolio occurs (Unleveraged column), or we obtain leverage of 50% of the members’ capital balance (Leveraged column); (vii) syndication costs of $3,375,000 are incurred in year one; (viii) cash liquidity reserves are 2% of our capital originally committed to investment in mortgages; and (ix) a formation loan of $5,250,000 is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two. For purposes of the “Estimated Amount Payable for Primary Offering Plus DRIP” columns, in determining the average annual fees to be paid to the managers and their affiliates related to this offering the managers have assumed, based upon their experience the following: (i) the company operates for 12 years assuming $150,000,000 is raised in the first year; (ii) 60% of the members elect to participate in our distribution reinvestment plan until all 37,500,000 units have been sold; (iii) an 8.00% yield is achieved in all 12 years; (iv) withdrawal rates of 1% in year two, 2% in year three, 2.5% in year four, 2.5% in year five and 3.5% in subsequent years through year 12; (v) a turnover rate on loans of 5% in year two, of 10% in year three, 15% in year four and 20% in years thereafter; (vi) no leveraging of the portfolio occurs (Unleveraged column), or we obtain leverage of 50% of the members’ capital balance (Leveraged column); (vii) syndication costs of $6,750,000 are incurred in year one; (viii) cash liquidity reserves are 2% of our capital originally committed to investment in mortgages; and (ix) a formation loan of $10,500,000 is incurred upon the sale of units and is repaid according to its terms in equal amortizing payments of principal beginning on December 31 of year two. However, because the estimated amount of fees to be paid to the managers and their affiliates is based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, company earnings, the duration and type of loans the company will make, and the election of members to purchase units by participating in our distribution reinvestment plan or receive periodic cash distributions, the actual amount of fees paid will vary from those set forth above. The managers and their affiliates may receive additional fees to the extent we reinvest the principal on repaid loans.

(8)
For purposes of the “Estimated Amount Payable for Primary Offering Midpoint” columns, to estimate the maximum loan brokerage commissions and loan administrative fees, we have assumed that cash available for investment in loans will average $13,818,000 (Unleveraged) and $22,691,000 (Leveraged) per year and that we will receive an average of 2.75 points from the borrower on each loan. For purposes of the “Estimated Amount Payable for Primary Offering Plus DRIP” columns, to estimate the maximum loan brokerage commissions and loan administrative fees, we have assumed that cash available for investment in loans will average $34,182,000 (Unleveraged) and $56,218,000 (Leveraged) per year and that we will receive an average of 2.75 points from the borrower on each loan. The loan administrative fees were also calculated based on the same cash availability for investments in loans.

The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the managers or their affiliates for the years ended December 31, 2013 and December 31, 2012, showing actual amounts and the maximum allowable. No other compensation was paid to the managers during such periods. Such fees were established by the managers and were not determined by arm’s-length negotiations. Certain of these fees are based on the company’s then existing aggregate loan principal balance (in the case of loan servicing fees) and its then existing aggregate net asset value (in the case of asset management fees). Consequently, with respect to such fees, the compensation payable to the managers from this $187.5 million offering will depend on the extent to which this offering increases the company’s aggregate loan principal balances and its aggregate net asset value.

	Year Ended December 31, 2013				Year Ended December 31, 2012
	Actual Amount Received	Actual Fee %	Maximum Amount Allowable	Maximum Fee %	Actual Amount Received	Actual Fee %	Maximum Amount Allowable	Maximum Fee %
Paid by the Company:

Loan Administrative Fee	$157,997	1%	$157,997	1%	$104,630	1%	$104,630	1%

Mortgage Servicing Fee	$31,590	0.25%	$31,590	0.25%	$21,357	0.25%	$21,357	0.25%

Asset Management Fee(1)	$0	0%	$124,100	0.75%	$0	0%	$98,398	0.75%

Reimbursement of Operating
Expenses	$119,136	N/A	$119,136	N/A	$74,464	N/A	$74,464	N/A

1% of Profits, Losses and
Disbursements	$8,846	1%	$8,846	1%	$6,266	1%	$6,266	1%

Paid by the Borrowers:

Loan Brokerage
Commissions(2)	$151,397	2.49%	$243,100	4%	$168,435	2.52%	$266,900	4%

Processing and Escrow Fees	$23,712	N/A	$23,712	N/A	$11,634	N/A	$11,634	N/A
(ranges from approximately $500 to $1,000 per loan based upon loan size)

Reconveyance Fees	$1,080	N/A	$1,080	N/A	$543	N/A	$543	N/A
(maximum of $45 per deed of trust or equal to fractionalized interest of the company in the deed of trust)

Assumption Fee	$0	N/A	$0	N/A	$0	N/A	$0	N/A

Extension Fee	$3,432	0.50%	$3,432	0.50%	$0	N/A	$0	N/A
(ranges from approximately $250 to $1,000 per loan based upon loan size)

Paid by Others:

Interest earned on deposit	$0	N/A	$0	N/A	$0	N/A	$0	N/A

Early withdrawal penalty(3)	$959	N/A	$959	N/A	$0	N/A	$0	N/A

Footnotes begin on following page.

(1)
The actual asset management fee for the years 2013 and 2012 was waived by the managers. The maximum amount allowable for both years 2013 and 2012 was calculated based on the maximum 0.75% asset management fee allowable. An increase or decrease in the asset management fee within the limits set by the operating agreement directly affects the yield to the members.

(2)
Although Redwood Mortgage Corp. can receive loan brokerage commissions of up to five percent (5%) or higher if such commissions could have been negotiated with borrowers, the figures reflect actual loan brokerage commissions charged on the loans. For the years 2013 and 2012, the loan brokerage commissions were 2.49% and 2.52%, respectively, of the principal amount of the loans extended and 0.94% and 1.20% of total company assets as of December 31, 2013 and 2012, respectively.

(3)	Amount of early withdrawal penalties collected from early withdrawing members and applied against the formation loan and syndication costs.

CONFLICTS OF INTEREST

There are various conflicts of interest arising out of our relationship with our managers and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which our managers will be compensated by us. Because we have been organized and are operated by our managers, these conflicts will not be resolved through arm’s-length negotiations but through the exercise of our managers’ judgment consistent with their fiduciary responsibility to you and the other members and our investment objectives and policies.

Our managers are, and will be subject to, public reporting requirements for a prior public program and for this program. Additionally, our operating agreement imposes upon our managers, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments that would give rise to a conflict of interest. Your power as a member with respect to any such developments including the power, subject to a majority vote, to amend our operating agreement and to remove our managers, acts as a check to the actions of our managers (See “FIDUCIARY RESPONSIBILITY OF OUR MANAGERS” at page 54 and “INVESTMENT OBJECTIVES AND CRITERIA” at page 62). These conflicts include, but are not limited to, the following:

1. Conflicts Arising as a Result of Our Managers’ Legal and Financial Obligations to Other Mortgage Programs. Our managers and their affiliates are currently involved with five mortgage programs with investment objectives similar to ours. They may also organize other mortgage programs in the future with investment objectives similar to ours. Our managers and such affiliates have legal and financial obligations with respect to these other mortgage programs that are similar to their obligations with respect to us. Additionally, they may have contingent liability for the obligations of such other programs.

The level of compensation payable to our managers or their affiliates in connection with the organization and operation of other mortgage programs may exceed that payable in connection with our organization and operation. However, our managers and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to ours, before substantially all initial proceeds of this offering are invested or committed.

Our managers believe they have sufficient financial and legal resources to meet and discharge their obligations to us as well as the other mortgage programs with which they are involved over the terms of these programs. In the event that a conflict were to arise, however, our managers will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the programs’ financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; (iii) in the event such an allotment would materially adversely affect the operations of any program, our managers will use their best efforts to apply available resources to that program so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

2. Conflicts Arising From Our Managers’ Allocation of Time Between Us and Other Activities. Our managers and their affiliates have conflicts of interest in allocating the time of their personnel between us and other activities in which they are involved. However, our managers believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to us and to the other mortgage programs and ventures in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than us. As a result, there will exist conflicts of interest on the part of our managers between us and the other mortgage programs or investors with which they are affiliated at such time. Our managers will decide which loans are appropriate for funding by us or by such other mortgage programs and investors after consideration of all relevant factors, including:

•	the size of the loan,
•	portfolio diversification,
•	amount of uninvested funds, and
•	the length of time that excess funds have remained uninvested.

Our managers believe they will have sufficient time, based upon the organization and personnel they have built and retained over the past 35 years, to fully discharge their obligations to us. In the event that a conflict were to arise, however, our managers will take the following actions: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot our financial and legal resources on a pro rata basis among the programs in a fair and equitable manner; (iii) in the event such an allotment would materially adversely affect the operations of any particular program, our managers will use their best efforts to apply resources to that program to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

3. The Amount of Loan Brokerage Commissions, Other Compensation of Our Managers and the Quality and Types of Loans Affect the Rate of Return to You. None of the compensation payable to our managers was determined by arm’s-length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., one of our managers, will average approximately 2%-5% of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be capped at 4% per annum of our assets (except during the first year of operations), based on the asset amount at the beginning of each year. The ability of Redwood Mortgage Corp. to charge higher commissions, however, will be subject to and limited by prevailing competitive rates in the marketplace. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect on the interest rates we charge on loans and thus the overall rate of return to you. Conversely, if our managers reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for us and our members. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of our managers to protect your interests. In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions will be limited to 4% per annum of our assets (except during the first year of operations). In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, our managers will resolve the conflict in our favor.

Our managers and their affiliates may not receive real estate brokerage commissions upon our sale of a property.

Our managers have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with our loan portfolio that are described in this prospectus. Any of such other firms may also be affiliated with our managers.

4. Origination and Arrangement of Loans by Redwood Mortgage Corp. Redwood Mortgage Corp. will originate or arrange all loans we will make, including any loans we may acquire. Redwood Mortgage Corp. also originates and arranges mortgage loans for its own account and for other investors, including affiliates of our managers. There may be a conflict of interest between us and Redwood Mortgage Corp. or other investors for whom it selects mortgage loans for investment. This could arise from the fact that Redwood Mortgage Corp. may be choosing among various loans that it may have originated or arranged with different interest rates and other terms and features, for placement either in our mortgage loan portfolio or with other investors. You must rely on Redwood Mortgage Corp. and our other managers to honor their fiduciary duty to protect our interests in making and choosing mortgage loans.

5. Terms Of Formation Loan Are Not A Result Of Arm’s-Length Negotiations. Redwood Mortgage Corp. will borrow from us an amount equal to not more than 7.0% of the gross proceeds of this offering. This loan, referred to as the formation loan, will not bear interest. Accordingly, our rate of return on the formation loan will be below the rate obtainable by us on our loans. The terms of the formation loan were not the result of arm’s-length negotiations. This loan will be an unsecured obligation of Redwood Mortgage Corp. (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106). The amount of early redemption penalties received by us from members will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to us. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan servicing fee and asset management fee, to Redwood Mortgage Corp. If the managers are removed, no other managers are elected, we are liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan will be forgiven by us and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., we, at our expense, will retain independent counsel, who has not previously represented the managers to represent us in connection with such conflict.

6. Potential Conflicts if We Participate in Loans With Other Programs Organized by Our Managers. In certain limited circumstances and subject to compliance with applicable regulations or guidelines, we may participate in loans with other programs organized by our managers. Our portion of the total loan may be smaller or greater than the portion of the loan made by such other programs. Any such participation would be made after a determination by our managers that the entire loan is in an amount greater than would be suitable for us to make on our own or that we would benefit from broader diversification of our loan portfolio. However, you should be aware that participating in a loan with other programs organized by our managers could result in a conflict of interest between us and our managers, as well as between us and such other programs, in the event that the borrower defaults on the loan. Our managers will seek to protect both our interest and the other program’s interest in the loan and in the underlying security, as will we, but there may be conflicts between our interests and the interests of such other programs. In order to minimize the conflicts of interest that may arise if we participate in loans with other programs, we will participate in the loan on the same terms and conditions as do the other programs and the terms of the loan will conform to the investment criteria we have established for the origination of loans. By participating in a loan on the same terms and conditions as do the other programs, we will be entitled to enforce the same rights as the other programs in such loan and the other programs will not have greater rights in the loan than we do.

7. Potential Conflicts if We Sell Loans to a Manager or Its Affiliates. We may not sell a loan to a manager unless: (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering. A manager or its affiliate will purchase all loans that we do not have sufficient proceeds to retain. In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the managers on a “last-in, first-out” basis. While the above conditions are intended to minimize the conflicts of interest that may arise if we sell loans to a manager or its affiliate, such sale will not be the result of arm’s-length negotiations and could result in a conflict of interest between us and the manager or affiliate that is purchasing the loan.

8. Potential Conflicts if We Purchase Loans From a Manager or Its Affiliates. We may not purchase a loan in which a manager or its affiliate has an interest unless: (i) the manager or its affiliate acquired the loan temporarily in its name for the purpose of facilitating the acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines. In addition, existing loans may be purchased from the managers, their affiliates or other third parties, but only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the managers and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to us that they have held for more than 180 days. In such case, the managers and their affiliates will hold their 10% interest and we will hold our 90% interest in the loan as tenants in common. Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower. While the above conditions are intended to minimize the conflicts of interest that may arise if we purchase loans from a manager or its affiliate, such purchase will not be the result of arm’s-length negotiations and could result in a conflict of interest between us and the manager or affiliate that is selling the loan.

9. Our Managers May Represent Both Parties in Sales of Real Estate to Affiliates. In the event we become the owner of any real property by reason of foreclosure on a loan, our managers’ first priority will be to arrange the sale of the property. Our managers will attempt to obtain a price that will permit us to recover the full amount of our invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. At this time, foreclosed properties may not be sold to our managers, any of their affiliates or to a program in which a manager has an interest. However, if the NASAA Mortgage Guidelines and the Arizona Administrative Code are ever amended to provide for such sales, then foreclosed properties may be sold to our managers, any of their affiliates or to a program in which a manager has an interest to the extent allowed by both such amendments.

10. Lack of Separate Legal Representation. Baker & McKenzie LLP acts as counsel to us, our managers and their affiliates. It is anticipated that such representation will continue in the future. Baker & McKenzie LLP does not represent you or any other member. Under our operating agreement, you must acknowledge and agree that such law firm represents us and our managers and their affiliates and does not represent, and will not be deemed under the applicable code of professional responsibility to have represented or be representing, any or all of the members in any respect. Such law firm, however, is obligated under the applicable code of professional responsibility not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by Baker & McKenzie LLP, with respect to our managers and/or us and the members, then we, at our expense, will retain independent counsel, who has not previously represented us or our managers to represent the interests of the members solely with respect to the issue of a conflict regarding the services performed by Baker & McKenzie LLP.

RELATED PARTY POLICIES

For a description of our policies and procedures for the review, approval or ratification of related party transactions, see “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44, “CONFLICTS OF INTEREST” at page 51, “INVESTMENT OBJECTIVES AND CRITERIA – Loans to Our Managers and Their Affiliates” at page 65 and “INVESTMENT OBJECTIVES AND CRITERIA – Purchase of Loans from Managers, Affiliates and Third Parties” at page 65 of this prospectus.

FIDUCIARY RESPONSIBILITY OF OUR MANAGERS

Our managers are accountable to us as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting our affairs. They must conduct such affairs in our best interest. As set forth in our operating agreement, our managers have fiduciary responsibility for the safekeeping and use of all of our funds and assets and our managers will not use, or permit another to use, our funds or assets in any manner except for our exclusive benefit. Members may not contract away the fiduciary duty owed to them by our managers under common law. Our managers will not allow our funds to be commingled with its funds or the funds of any other person or company.

Present State of the Law. Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that as a member of the limited liability company you have the right, subject to the provisions of applicable procedural rules and statutes, to:

•	bring individual actions on behalf of yourself,
•	bring company class actions to enforce rights of all members similarly situated,
•	remove our managers in their capacities as managers, provided that you act with a majority in interest of the members, and
•	bring company derivative actions to enforce rights of the company if our managers fail to bring suit.

You may bring actions under federal or state securities laws, either individually or as part of a class of members, if the managers have violated these laws in connection with the offer and sale of units.

This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to members for breaches of fiduciary duty by our managers, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of our managers or believe that a breach of fiduciary duty by a manager has occurred, you should consult your own counsel.

Exculpation. Under our operating agreement and Delaware limited liability company law, our managers and their affiliates will not be liable to us or to you for errors in judgment or other actions or omission, so long as they determined in good faith that the conduct was in our best interests and the loss or liability did not result from the negligence or misconduct of the manager or affiliate. As a result, you have a more limited right of action than you would have had absent the exculpation in our operating agreement or in states other than Delaware.

Indemnification. Our operating agreement provides that we will indemnify our managers and their affiliates for liabilities and related expenses (including attorneys’ fees) they may incur for actions or omissions on our behalf, or in connection with our business, except for acts constituting fraud, misconduct or negligence. We may not indemnify a manager or its affiliates for any liability or loss, unless our managers have determined, in good faith, that the conduct causing the liability or loss was in the company’s best interest and the indemnified party was acting on behalf of or performing services for the company.

We will not indemnify a manager, any of its affiliates performing services for us, or any securities broker or dealer for any liabilities incurred by them arising from an alleged violation of federal and state securities laws unless:

•	there has been a successful adjudication on the merits of the alleged securities law violation,
•	such claims have been dismissed with prejudice on the merits by a court of law, and
•
the settlement and indemnification is specifically approved by the court of law that has been advised as to the current positions of the Securities and Exchange Commission and the applicable state authority, as to indemnification for violations of securities law.

Any such indemnification will be recoverable only out of our assets and not from the members. A successful claim for such indemnification would deplete our assets by the amount paid.

Our operating agreement provides we may advance funds to a manager or its affiliates for legal expenses and other costs incurred as a result of any legal action only if:

•	it relates to acts or omissions involving the performance of duties or services on our behalf,
•	it is initiated by a third party who is not a member, or the legal action is initiated by a member and a court of law specifically approves the advancement, and
•	the manager or its affiliates undertake to repay the advanced funds if it is not entitled to indemnification.

To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by our managers and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors’ programs.

     Experience and Background of Our Managers and Their Affiliates. During the last 10 years, our managers and their affiliates have sponsored and managed one prior public mortgage program, Redwood Mortgage Investors VIII (“RMI VIII”). Our managers sponsored all six offerings of RMI VIII. RMI VIII began offering units in 1993. The last two offerings of RMI VIII closed in the last 10 years, with the sixth and final offering closing in November 2008. RMI VIII had investment objectives similar to ours and has been treated as a partnership for federal income tax purposes, as we are being treated.

The funds raised by RMI VIII have been used to make loans secured by deeds of trust. During the 10 years ended December 31, 2013, RMI VIII raised $170,069,000 from approximately 4,800 investor accounts. All loans are arranged and serviced by Redwood Mortgage Corp., one of our managers, for which it receives substantial compensation. During the 10 years ended December 31, 2013, RMI VIII made approximately 276 loans, totaling approximately $697,419,000, throughout California but primarily in Northern California. RMI VIII financed these loans primarily by a combination of equity raised, leverage from a line of credit, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. Of these loans, approximately 66.25% were secured by single family residences, 31.11% were secured by commercial properties and 2.64% were secured by apartments.

Publicly Offered Mortgage Programs. In addition to our public offering, our managers have previously sponsored three publicly offered programs, Redwood Mortgage Investors VIII (“RMI VIII”), Redwood Mortgage Investors VII (“RMI VII”) and Redwood Mortgage Investors VI (“RMI VI”). RMI VIII is a California limited partnership for which Michael R. Burwell, Gymno LLC and Redwood Mortgage Corp. are the general partners. The general partners for RMI VII and VI are Michael R. Burwell and Gymno LLC. In 2011, RMI VI and RMI VII were deregistered with the SEC as a result of declines over time in the number of investors and the reduction in total assets. Michael Burwell and Gymno LLC continue as the general partners and RMI VI and RMI VII continue to operate as on-going enterprises.

RMI VIII has had six offerings pursuant to which it has raised nearly $300,000,000 in gross proceeds. As of December 31, 2013, $299,813,000 had been raised. The first offering commenced in February 1993, offered $15,000,000 in units, of which $14,932,000 were sold. This initial offering closed in October 1996. The second offering commenced in December 1996 and offered $30,000,000 in units. This offering sold $29,993,000 in units and closed in August 2000. The third offering commenced in August 2000 and offered $30,000,000 in units. This offering sold $29,999,000 in units and closed in April 2002. The fourth offering commenced in October 2002 and offered $50,000,000 in units. This offering sold $49,985,000 in units and closed in October 2003. The fifth offering commenced in October 2003 and offered $75,000,000 in units. This offering sold $74,904,000 in units and closed in August 2005. The sixth and final offering commenced in August 2005 and offered $100,000,000 in units. All $100,000,000 in units were sold in the sixth offering, bringing the aggregate sale of units to $299,813,000. The sixth offering closed in November, 2008.

As of December 31, 2013, RMI VIII had a total capitalization of $193,212,000 and approximately 8,000 investor accounts. As of December 31, 2013, total assets under management were $244,941,000. RMI VIII has obtained and utilized leverage in an amount ranging from 0% to 33.49% of the gross offering proceeds. As of December 31, 2013, 36 loans (aggregate principal balance of $51,890,282) were still outstanding. RMI VIII financed these loans with a combination of equity raised in the six offerings described above, leverage from a line of credit, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California. Of these loans outstanding:

•	27 loans (aggregate principal balance of $33,770,837) were secured by single-family residences,
•	8 loans (aggregate principal balance of $17,119,445) were secured by commercial properties, and
•	1 loan (aggregate principal balance of $1,000,000) was secured by a multi-family property.

In addition to its loan portfolio, RMI VIII, as a result of loan collection efforts that began before, during and after the financial crisis of 2008/09 and the resultant Great Recession, has a portfolio of real estate owned (REO) consisting of 27 properties, with a recorded value totaling approximately $179,115,000 at December 31, 2013.

RMI VII offered $12,000,000 in units and became effective October 20, 1989. The partnership sold $11,998,359 in units and closed in September 1992. As of December 31, 2013, RMI VII had a total capitalization of $5,338,440 and approximately 335 investor accounts. RMI VII has obtained and utilized leverage in an amount ranging from 0% to 29.17% of the gross offering proceeds. As of December 31, 2013, 15 loans (aggregate principal balance of $3,048,026) were still outstanding. RMI VII financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California. Of these loans outstanding:

•	11 loans (aggregate principal balance of $1,778,944) were secured by single-family residences, and
•	4 loans (aggregate principal balance of $1,269,082) were secured by commercial properties.

RMI VII has a portfolio of real estate owned (REO) of four properties and an investment – shared with affiliates – in real property, with a recorded value totaling approximately $2,057,000 at December 31, 2013.

RMI VI offered $12,000,000 in units and became effective September 3, 1987. The partnership sold $7,744,920 in units and closed in August 1989. As of December 31, 2013, RMI VI had a total capitalization of $4,223,039 and approximately 239 investor accounts. RMI VI has obtained and utilized leverage in an amount ranging from 0% to 32.28% of the gross offering proceeds. As of December 31, 2013, 18 loans (aggregate principal balance of $3,587,551) were still outstanding. RMI VI financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California. Of these loans outstanding:

•	13 loans (aggregate principal balance of $1,859,282) were secured by single-family residences,
•	4 loans (aggregate principal balance of $1,528,269) were secured by commercial properties, and
•	1 loan (aggregate principal balance of $200,000) was secured by a multi-family property.

RMI VI has a portfolio of real estate owned (REO) of two properties, with a recorded value totaling approximately $454,000 at December 31, 2013.

Ongoing, Privately Offered Mortgage Programs. Our managers and their affiliates have sponsored six privately offered partnerships: Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors III (“RMI III”), Redwood Mortgage Investors II (“RMI II”), Redwood Mortgage Investors (“RMI”) and Corporate Mortgage Investors (“CMI”). As of December 31, 2013, only RMI V and RMI IV remained (the others were dissolved in December 2005 by a vote of the limited partners; see “Completed, Privately Offered Mortgage Programs” below). RMI V and RMI IV are California limited partnerships for which Michael R. Burwell and Gymno LLC are the general partners. In the first quarter of 2014, the limited partners of RMI V and RMI IV voted to commence liquidation of those entities in an orderly manner over a period expected to take one to three years.

RMI V offered $5,000,000 in units and became effective September 15, 1986. The partnership sold $4,988,208 in units and closed in October 1987. As of December 31, 2013, RMI V had a total capitalization of $1,690,613 and approximately 89 investor accounts. RMI V has obtained and utilized leverage in an amount ranging from 0% to 42.10% of the gross offering proceeds. As of December 31, 2013, 8 loans (aggregate principal balance of $1,062,693) were still outstanding. RMI V financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California. Of these loans outstanding:

•	5 loans (aggregate principal balance of $420,037) were secured by single-family residences, and
•	3 loans (aggregate principal balance of $642,656) were secured by commercial properties.

In addition to its loan portfolio, RMI V, as a result of loan collection efforts that began before, during and after the financial crisis of 2008/09 and the resultant Great Recession, has an investment – shared with affiliates – in real property of approximately $241,851 at December 31, 2013.

RMI IV offered $7,500,000 in units and became effective October 1, 1984. The partnership sold $7,494,467 in units and closed in September 1986. As of December 31, 2013, RMI IV had a total capitalization of $2,763,831 and approximately 221 investor accounts. RMI IV has obtained and utilized leverage in an amount ranging from 0% to 26.69% of the gross offering proceeds. As of December 31, 2013, 3 loans (aggregate principal balance of $736,225) were still outstanding. RMI IV financed these loans primarily with a combination of equity raised in the offering described above, compounding of investors earnings, as well as from the reinvestment of loan principal repayments. All loans were secured by California properties; the majority of properties were located in Northern California. Of these loans outstanding:

•	2 loans (aggregate principal balance of $591,192) were secured by single-family residences, and
•	1 loan (aggregate principal balance of $145,033) was secured by a commercial property.

RMI IV has a portfolio of real estate owned (REO) of three properties and an investment – shared with affiliates – in real property, with a recorded value totaling approximately $1,516,643 at December 31, 2013.

Completed, Privately Offered Mortgage Programs. In December 2005, with substantial assets remaining in each partnership despite available liquidity options for the limited partners, the general partners of RMI III, RMI II, RMI and CMI proposed to the limited partners of each such partnership that the partnership be dissolved and the limited partners then approved such dissolutions. Upon dissolution, remaining limited partners received their capital account balance and unused portion of the allowance for loan losses from the liquidation of assets. RMI III, RMI II and RMI were California limited partnerships for which Michael R. Burwell and Gymno Corporation were the general partners. They were sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. Corporate Mortgage Investors, which was a California limited partnership for which A & B Financial Services, Inc. was the general partner, was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors.

RMI III offered $7,000,000 in units and became effective February 1, 1984. The offering terminated in June 1984; at which time it had a total capitalization of approximately $1,429,624. The partnership was re-offered in July 1992, and received $858,800 in additional contributions. The offering closed in December 1996. Upon dissolution in December 2005, RMI III had a total capitalization of $1,321,075 and approximately 34 investor accounts.

RMI II offered $1,500,000 in units and became effective February 1, 1983. The partnership sold $1,282,802 in units and closed in June 1983. Upon dissolution in December 2005, RMI II had a total capitalization of $147,205 and approximately 23 investor accounts.

RMI offered $1,000,000 in units and became effective April 1, 1978. The partnership sold $977,326 in units and closed in July 1982. Upon dissolution in December 2005, RMI had a total capitalization of $776,569 and approximately 18 investor accounts.

The offering period for Corporate Mortgage Investors commenced August 1, 1978. On January 1, 1984, a segregated portfolio (CMI II) was created within Corporate Mortgage Investors, into which all new subscriptions were placed. Together, the partnerships offered $20,000,000 in units. The partnerships sold $8,844,444 in units and closed in January 1987. Upon dissolution in December 2005, the two portfolios had been merged and had total capitalization of $1,145,070 and approximately 18 investor accounts.

Additional Information. Certain additional information regarding the prior programs and our public offering is set forth in the Prior Performance Tables attached to this prospectus as Appendix I. The Prior Performance Tables include:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Managers and Affiliates
TABLE III	Operating Results of Prior Programs
TABLE V	Payment of Loans
TABLE VI	Descriptions of Open Loans of Prior Programs is contained in Part II of the registration statement

Table IV — Results of Completed Programs has been omitted because no real estate program sponsored by our managers has completed operations in the most recent five years.

Upon request, our managers will provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC’s Public Reference Room located at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available on the SEC’s website at www.sec.gov.

Liquidity Events; Major Adverse Developments. The prior programs sponsored by our managers were not structured to provide liquidity to all investors at a single point in time (other than at the program’s outside termination date of approximately 30 years after inception), but instead provide liquidity by (i) allowing investors to have their investment returned, subject to a penalty, if they have held the investment for more than one year but less than five years, and (ii) allowing investors to have their investment returned, without penalty, over a period of time, typically five years, if they have held the investment for more than five years. Accordingly, none of the applicable offering materials for the prior programs sponsored by our managers include any specific or estimated liquidity date targets.

Under these prior programs, an investor had to elect whether to receive periodic cash distributions from the units he purchased or have the earnings relating to such units reinvested in his capital account. Due to compounding, those investors who elected to reinvest earnings had higher annualized yields than those who elected to receive cash distributions.

In March 2009, in response to economic conditions then existing, RMI VIII suspended capital liquidations. In the fourth quarter of 2009 RMI VIII entered into a forbearance agreement with its banks and subsequently entered into an amended and restated loan agreement (dated October 2010) which included additional restrictions on liquidations and distributions of partners’ capital. The bank loan was paid off in September 2012. As RMI VIII’s last three quarters in 2013 were profitable, starting January 1, 2014, the partnership is considering liquidation requests on a limited basis. For the first quarter, which ended March 31, 2014, those investors that had a liquidation payment pending as of March 31, 2009 will resume liquidation payments based on their current capital balance, subject to available cash flow, and in the priority order detailed in the limited partnership agreement. For those limited partners that request liquidation between January 1, 2014 and March 31, 2014, RMI VIII will add their liquidation requests to those previously existing and they will be scheduled to commence June 30, 2014. Each quarter, RMI VIII will allocate a specific amount of cash for liquidation payments. In the event that the cash allocated is insufficient to meet the liquidation requests of all limited partners requesting liquidations, then liquidation requests will be disbursed based upon the priority schedule set forth in the limited partnership agreement and then on a pro-rata basis. RMI VIII intends to continue to accept liquidation requests in future quarters and these requests will be added to previously existing requests and be subject to the same priorities and pro-rata allocation of distributable cash as described in the limited partnership agreement.

MANAGEMENT

General. Our managers are responsible for the management and investment of the proceeds of the offering. Services performed by our managers include, but are not limited to:

•	implementation of our investment policies
•	identification, selection, origination and extension of loans
•	preparation and review of budgets
•	cash flow and taxable income or loss projections and working capital requirements
•	periodic physical inspections and market surveys
•	supervision of any necessary litigation
•	preparation and review of our reports and regulatory filings
•	communications with members
•	supervision and review of our bookkeeping, accounting and audits
•	supervision and review of our state and federal tax returns
•	supervision of professionals we employ in connection with any of the foregoing, including attorneys and accountants
•	management of real estate acquired through foreclosure

Our managers receive various forms of compensation and reimbursement of expenses from the company and compensation from borrowers under mortgage loans held by the company. The managers and their affiliates are not entitled to receive real estate brokerage commissions, property management fees or insurance services fees. The managers may not receive from the company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the managers or any of their affiliates to do so. The managers cannot receive fees of any kind related to our investments in any other securities other than mortgage loans (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44).

Our managers may be removed by a majority in interest of the members (See “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT – Voting Rights of the Members” at page 91).

Our Managers.

Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker and holds a California Finance Lenders (CFL) license. Redwood Mortgage Corp. was incorporated in 1978 under the laws of the State of California and is engaged primarily in the business of originating, acquiring and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other mortgage programs formed by our managers (See “PRIOR PERFORMANCE SUMMARY” at page 55). Michael R. Burwell has a controlling interest in this company through his stock ownership and as trustee of the Burwell Trusts.

Gymno LLC. Gymno LLC is a California limited liability company and a wholly-owned subsidiary of Redwood Mortgage Corp. Michael R. Burwell is the manager of Gymno LLC.

Our managers have represented that they have a combined net worth in excess of $1,000,000. Audited and unaudited consolidated balance sheets for Redwood Mortgage Corp. and its subsidiaries are incorporated by reference into this prospectus.

Affiliates of Our Managers.

Michael R. Burwell. Michael R. Burwell, age 57, President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary of Gymno Corporation (1986-September 2011) and now, the manager of Gymno LLC, the entity into which Gymno Corporation was converted (September 2011-present); President, Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-September 2011); past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986). Mr. Burwell is licensed as a real estate sales person. Mr. Burwell was a general partner of each of the RMI, RMI II and RMI III. Mr. Burwell is a general partner of each of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII. Mr. Burwell attended the University of California, at Davis from 1975-1979.

Diana B. Mandarino. Diana B. Mandarino, age 68 Director and Executive Vice President of Redwood Mortgage Corp. (2001-present); Director of Sales and Marketing, Redwood Mortgage Investors (1995-present); Sr. Vice President, Rancon Securities Corp. (1982-1995); Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and past President of Financial Planning Association, Silicon Valley Chapter. Ms. Mandarino attended Foothill Community College from 1965-1967.

Lorene A. Randich. Lorene A. Randich, age 57 joined Redwood Mortgage Corp. in 1991, and has served as a Director since November 2011. Ms. Randich has held the real estate broker’s license of record for Redwood Mortgage Corp. since November 2011. Since 2001, she has been Vice President of Loan Production and Underwriting. Ms. Randich has been a licensed real estate broker since 1996. She is a member of the National Association of Realtors, the California Mortgage Bankers Association, the California Association of Mortgage Professionals (Board Member–San Francisco/Peninsula Chapter) and the California Mortgage Association (Board Member). Ms. Randich received a BA from UC Berkeley in 1980.

SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

No person or entity owns beneficially more than five percent (5%) of the units. The managers do not own any units, but the managers receive collectively 1% of the net income and losses of the company and the members receive collectively the remaining 99% of such items.

ORGANIZATIONAL CHART

Burwell Trusts 70.07% owner of Redwood Mortgage Corp.	Michael R. Burwell 29.93% owner of Redwood Mortgage Corp.

Redwood Mortgage Corp. (1) Manager

Members’ Interests 99% interest in RMI IX’s profits, losses and cash available for distribution

Gymno LLC (1) Manager (Wholly-owned subsidiary of Redwood Mortgage Corp.)

Redwood Mortgage Investors IX, LLC

(1)	These two entities collectively hold a 1% interest in profits, losses, and cash available for distribution in Redwood Mortgage Investors IX, LLC.

The managers of the company are Redwood Mortgage Corp., a California corporation, and its wholly-owned subsidiary, Gymno LLC, a California limited liability company. Michael Burwell is the majority owner and president of Redwood Mortgage Corp. through individual stock ownership and his trustee’s position and beneficial interests in the Burwell Trusts.

Affiliated Partnerships

The general partners of Redwood Mortgage Investors IV, V, VI and VII are Gymno LLC and Michael Burwell. The general partners of Redwood Mortgage Investors VIII are Redwood Mortgage Corp., Gymno LLC and Michael Burwell.

INVESTMENT OBJECTIVES AND CRITERIA

Principal Objectives. We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. In some limited cases, we may take third deeds of trust. The company has been operating since October 2009 following its acceptance of subscriptions for the minimum offering amount of $1,000,000. We have made loans in the aggregate in excess of $38,500,000. The principal balance of secured loans outstanding as of December 31, 2013 totaled $14,698,430. As of December 31, 2013, we have raised approximately $17,209,819 in contributed capital in our public offering.

Our managers expect to originate and arrange future loans through a variety of sources, including from mortgage brokers, mortgage bankers, previous borrowers and by solicitation of new borrowers.

Our primary objectives are to:

•	yield a high rate of return from mortgage lending,
•	preserve and protect our capital, and
•	generate and distribute cash flow from operations to investors.

Our managers’ prior programs, which were limited partnerships, did not provide tax benefits of the type commonly associated with partnership tax shelter investments. Similarly, an investment in our units will also not provide that type of tax benefit. An investment in our units is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in us will:

•	be less liquid,
•	not be readily transferable, and
•	not provide a guaranteed return over its investment life.

Our foregoing objectives will not change. However, our operating agreement provides that our managers have sole and complete charge of our affairs and will operate the business for the benefit of all members.

General Standards for Loans. We are engaged in the business of making loans to members of the general public. These loans will generally be secured by deeds of trust on the following types of real property, including:

•	single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings),
•	multi-family properties (such as apartment buildings), and
•	commercial property (such as stores, shops, offices, warehouses and retail strip centers), including improved land zoned for commercial and/or residential development.
•	land (undeveloped or raw)

Based on our prior experience, we anticipate that approximately 30% to 60% of the total dollar amount of our loan portfolio will be secured by single-family residences, 20% to 50% by commercial properties, 1% to 20% by multi-family properties and 1% to 10% by undeveloped land.

As of December 31, 2013, of the company's outstanding loan portfolio, 91% is secured by single family residences, 7% by commercial properties and 2% by multi-family properties. We will also make loans secured by promissory notes which will be secured by deeds of trust and will be assigned to us. Our loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

•
Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property that is to be used as security for the loan. Although we may also make wrap-around or “all-inclusive” loans, those wrap-around loans will include no more than two underlying obligations (See “CERTAIN LEGAL ASPECTS OF LOANS – Special Considerations in Connection with Junior Encumbrances” at page 74). We anticipate that our loans will eventually be diversified as to priority approximately as follows:

▪ first mortgages 40-60%
▪ second mortgages 40-60%
▪ third mortgages 0-10%

As of December 31, 2013, of the company's outstanding loan portfolio:

▪ $10,695,440 (73%) were secured by first mortgages, and
▪ $4,002,990 (27%) were secured by second mortgages.

•
Geographic Area of Lending Activity. We will limit lending to properties located in California, and primarily in the nine San Francisco Bay Area counties and Coastal Metropolitan Southern California. The San Francisco Bay Area counties, which have an aggregate population of over 7.3 million, are San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, Marin, Napa, Solano and Sonoma. The Coastal Metropolitan Southern California counties, which have an aggregate population of over 16.5 million, are Los Angeles, Orange, Ventura and San Diego. The economy of the area where the security is located is important in protecting market values. Therefore, our managers will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites, and our lending activity will focus secondarily on Coastal Metropolitan Southern California. Our managers believe these factors generally contribute to a stable market for residential property. Although we anticipate that our primary area of lending will be Northern California, we may elect to make loans secured by real property located throughout California. As of December 31, 2013, 46% ($6,800,815) of our loans were secured by properties located in the nine counties that comprise the San Francisco Bay Area and 40% ($5,943,760) by the four counties that comprise Coastal Metropolitan Southern California, which has a broad diversified economic base, and an expanding population.

•
Construction Loans. We may make construction loans up to a maximum of 10% of our loan portfolio. With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished. With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building on a parcel of property on which no building existed or on which an existing building was entirely demolished. It is possible that with the disbursement of undisbursed commitments, there may be times when the aggregate amount of our construction loans would exceed 10% of its total loan portfolio. Our managers anticipate, however, that as such undisbursed commitments are disbursed, the total amount of construction loans will not exceed such 10% level because such disbursed loans will be offset by repayments of other outstanding construction loans and by the overall growth in our loan portfolio. As of December 31, 2013, we had not funded any construction loans.

In addition, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan. We will not make loans secured by properties determined by our managers to be special-use properties. Special use properties are bowling alleys, churches and gas stations.

•
Rehabilitation Loans. We will also make “rehabilitation loans” to finance remodeling, additions to and/or rehabilitation of an existing structure or dwelling, whether residential, commercial or multi-family properties. While we will not classify rehabilitation loans as construction loans, rehabilitation loans do carry some of the same risks as construction loans. We may make rehabilitation loans up to a maximum of 15% of our total loan portfolio. As of December 31, 2013, the company had one rehabilitation loan which was acquired with an outstanding principal balance of $260,000 and which had been arranged for acquisition by Redwood Mortgage Corp. Rehabilitation loan proceeds are generally used to acquire and remodel single family homes for future sale or rental. As of December 31, 2013, the company had no obligation to fund any additional amounts on the rehabilitation loan.

•
Loan-to-Value Ratios. The amount of our loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

Type of Security Property	Loan-to-Value Ratio
Residential (including apartments)	80%
Commercial (including retail stores, office buildings, warehouses facilities, mixed use properties)	75%
Land	50%

Any of the above loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, our managers do not anticipate obtaining mortgage insurance. In addition, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default. In such cases, our managers will be free to accept any reasonable financing terms that they deem to be in our best interests, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. The target loan-to-value ratio for loans as a whole is approximately 70% or less. As of December 31, 2013, the loan-to-value ratio based on appraised values and prior liens at the inception date of the loans for the company as a whole was approximately 56%.

We obtain appraisals prepared by competent, independent appraisers for each of the properties securing our mortgage loan. Appraisers retained by us are licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to our managers. The appraisals will be maintained in our records for at least five years and are available for inspection and duplication by any member. Our managers review each appraisal report and conduct a “drive-by” for each property on which an appraisal is made. A “drive by” means our managers or their affiliates drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A “drive by” does not include entering any structures on the property. In many cases our managers will not enter the structures on the property.

•
Terms of Loans. Most of our loans are for a period of one to five years, but in no event more than 15 years. Most loans provide for monthly payments of interest and/or principal and interest only. Many loans provide for payments of interest only or are partially amortizing with a “balloon” payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time. We generally do not grant borrowers an option to refinance or extend the loan at the time the loan is made. However, we may agree to extend or refinance a loan at its maturity if deemed appropriate and advisable for business reasons or in light of the then current economic climate or other factors.

•	Escrow Conditions. Loans are funded through an escrow account handled by a title insurance company, an escrow company or by Redwood Mortgage Corp., subject to the following conditions:

▪
Satisfactory title insurance coverage is obtained for all loans. The title insurance policy will name us as the insured and provides title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of our deed of trust, and does not insure us against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

▪	Satisfactory fire and casualty insurance is obtained for all loans, naming us as loss payee in an amount equal to cover the replacement cost of improvements.

▪
Our managers do not intend to arrange, and to date have not arranged, for mortgage insurance, which would afford some protection against loss if we foreclose on a loan and there is insufficient equity in the security property to repay all sums owed. If our managers determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

▪
All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies will name us as payee and beneficiary. Loans will not be written in the name of our managers or any other nominee.

•
Loans to our Managers and Their Affiliates. We will make a formation loan to Redwood Mortgage Corp. pursuant to the terms of our operating agreement. However, we may not acquire a loan from, or sell a loan to, a program in which a manager or its affiliate has an interest, except as allowed under our operating agreement. In addition, we may not provide a mortgage loan to mortgage programs formed by or affiliated with us.

•
Purchase of Loans from Managers, Affiliates and Third Parties. We may not purchase a loan in which a manager or its affiliate has an interest unless: (i) the manager or its affiliate acquired the loan temporarily in its name for the purpose of facilitating the acquisition of the loan and provided that the loan is purchased from the manager for a price no greater than the cost of the loan to the manager, except for the compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a program pursuant to the rights of first refusal required by the provisions of the NASAA Mortgage Guidelines. In addition, existing loans may be purchased from the managers, their affiliates or other third parties, but only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the managers and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to us that they have held for more than 180 days. In such case, the managers and their affiliates will hold their 10% interest and we will hold our 90% interest in the loan as tenants in common. Our purchase price for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

•
Sale of Loans. We may not sell a loan to a manager unless: (i) we do not have sufficient offering proceeds available to retain the loan; (ii) the manager pays us an amount of cash equal to the cost of the loan (including all related cash payments and carrying costs); (iii) the manager assumes all of our obligations and liabilities incurred in connection with holding the loan; and (iv) the sale occurs not later than 90 days following the termination date of the offering. A manager or its affiliate will purchase all loans that we do not have sufficient proceeds to retain. In the event that the offering proceeds are insufficient to retain all loans, we will sell loans to the managers on a “last-in, first-out” basis. Our managers or their affiliates may sell loans to third parties (or fractional interests therein) if and when our managers determine that it appears to be advantageous to do so. We may not give a manager or its affiliate an exclusive right or employment to sell or otherwise dispose of loans or other assets of the company.

•
Note Hypothecation. We may make loans that will be secured by assignments of secured promissory notes. The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 75% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note. For purposes of making loans secured by promissory notes, we will rely on the appraised value of the underlying property, as determined by an independent written appraisal that was conducted within the last 12 months. If such appraisal was not conducted within the last 12 months, then we will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy our loan-to-value ratios set forth above. Any loan evidenced by a note assigned to us will also satisfy all other lending standards and policies described herein. Concurrently with our making of the loan, the borrower, (i.e., the holder of the promissory note) will execute a written assignment that will assign to us their interest in the promissory note. No more than 10% of our portfolio at any time will be secured by promissory notes.

•
Investments in or with Other Programs. We may invest in general partnerships or joint ventures with our other publicly registered affiliates if: (1) the programs have substantially identical investment objectives; (2) there are no duplicate fees; (3) the compensation to the managers or general partners of the programs is substantially identical in each program; (4) each program has a right of first refusal to buy if the other programs wish to sell assets held in the joint venture; and (5) the investment of each program is on substantially the same terms and conditions. Participants in such investments may from time to time reach an impasse on joint venture decisions since no participant controls decisions. In addition, while a joint venture participant may have the right to buy the assets from the general partnership or joint venture, it may not have the resources to do so. We may also invest in general partnership interests of limited partnerships, but only if we, alone or together with our publicly registered affiliate meeting the above requirements, acquire a controlling interest, no duplicate fees are payable and no additional compensation beyond that permitted by the NASAA Mortgage Guidelines, is paid to the managers. We may not invest in interests of other programs.

•
Loan Participation. We may participate in loans with other programs organized by our managers, where we will purchase a fractional undivided interest in a loan, meeting the requirements set forth above. Because we will not participate in a loan that would not otherwise meet our requirements, the risk of such participation is minimized. We may also participate in loans with nonaffiliated lenders, individuals or pension funds. Any such participation would only be on the terms and conditions set above. We may also acquire from or sell to affiliated publicly registered mortgage programs, participation interests in loans.

•
Diversification. We may not invest in or make loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross proceeds of this offering. We may not invest in or make loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross proceeds of this offering.

•
Other Limitations. We may not make a loan secured by unimproved real property, except in amounts and upon terms that can be financed by the offering proceeds or from cash flow and provided investment in such unimproved real property does not exceed 10% of the then total gross proceeds of this offering. Properties will not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for this purposes, two years will be deemed to be presumptively reasonable. We may not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

•
Reserve Liquidity Fund. A contingency reserve liquidity fund equal to the lesser of 2% of the gross proceeds of the offering or 2% of our capital originally committed to investment in mortgages will be established for the purpose of covering our unexpected cash needs.

Credit Evaluations. We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

Loan Brokerage Commissions. We will enter into loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately 2% to 5% of the principal amount of each loan made. The loan brokerage commissions will be capped at 4% of our total assets per year (except during the first year of operations).

Loan Administrative Fees. Redwood Mortgage Corp. will receive a loan administrative fee in an amount up to 1% of the principal amount of each new loan originated or acquired on our behalf by Redwood Mortgage Corp. for services rendered in connection with the selection and underwriting of potential loans. Such fees are payable by us upon the closing of each loan.

Processing and Escrow Fees. Redwood Mortgage Corp. will receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged by Redwood Mortgage Corp. for comparable services in the geographical area where the property securing the loan is located, payable solely by the borrower and not by us.

Loan Servicing. It is anticipated that all loans will be “serviced” (i.e., loan payments will be collected) by Redwood Mortgage Corp. Redwood Mortgage Corp. will be compensated for such loan servicing activities (See “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44). Both we and Redwood Mortgage Corp. have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days’ notice.

Borrowers will make interest payments in arrears (i.e., with respect to the preceding 30-day period) and will make their checks payable to Redwood Mortgage Corp. Checks will be deposited in Redwood Mortgage Corp.’s trust account, and, after checks have cleared, funds will be transferred to our bank or money market account.

Borrowing. We anticipate that we may borrow funds for our activities including: (i) making loans; (ii) increasing our liquidity; (iii) preventing defaults under mortgage loans that are senior to our mortgage loans or discharging such senior loans in order to protect our investment; (iv) operating or developing a property that we acquired through foreclosure; and (v) reducing cash reserve needs. We may assign all or a portion of our loan portfolio or real estate that we own as security for such loan(s). We anticipate engaging in this type of transaction when the interest rate at which we can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this “spread.” We may also borrow funds in order to protect our investment and/or to develop or operate a property that we own. The borrowing of funds involves certain elements of risk and also entails possible adverse tax consequences (See “RISK FACTORS – MORTGAGE LENDING AND REAL ESTATE RISKS – Use of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation” at page 26 and “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – INVESTMENT BY TAX-EXEMPT INVESTORS” at page 84). Under our operating agreement, our total indebtedness may not at any time exceed 50% of members’ capital (See “RISK FACTORS – TAX RISKS – We Expect to Generate Unrelated Business Taxable Income” at page 37). As of December 31, 2013, we had not borrowed any funds. Under our operating agreement, our leverage policy may not be amended without the approval of a majority in interest of the members.

Reinvestment of Cash Flow. We intend to reinvest the principal repayments we receive on loans to create or invest in new loans during the term of the company up to 36 months prior to final liquidation of the company. Following the seventh anniversary of the effectiveness of this offering, a member may elect to receive his or her pro rata share of any loan principal repayments. Any capital not reinvested will be used first to return members’ capital contributions and then to pay distributions to members.

Except as permitted under our operating agreement, we will not pay, directly or indirectly, a commission or fee to a manager or its affiliate in connection with the reinvestment or distribution of the proceeds from the repayment of principal or prepayment of a loan (to the extent classified as a return of capital for federal income tax purposes), and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a loan or of a property subject to a loan, or the payment of insurance or a guarantee with respect to a loan.

Other Policies. We will not:

•	issue senior securities,
•	invest in the securities of other public companies for the purpose of exercising control,
•	underwrite securities of other public companies, or
•	offer securities in exchange for property.

If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, our managers may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

Further Information Regarding Our Existing Loan Portfolio. The company generally funds loans with a fixed interest rate and a five-year term. As of December 31, 2013, 94% of the company’s loans (representing 95% of the aggregate principal of the company’s loan portfolio) have a five year term or less from loan inception. The remaining loans have terms longer than five years. As of December 31, 2013, 23 loans outstanding (representing 57% of the aggregate principal balance of the company’s loan portfolio) provide for monthly payments of interest only, with the principal due in full at maturity. The remaining loans require monthly payments of principal and interest, typically calculated on a 30 year amortization, with the remaining principal balance due at maturity.

Secured loans unpaid principal balance (principal)

Secured loan transactions are summarized in the following table for the years ended December 31.

	2013	2012
Principal, January 1	$11,891,017	$8,253,328
Loans funded	7,358,376	4,266,763
Loans acquired from affiliates	8,184,100	6,444,700
Payments received	(12,735,063)	(7,073,774)
Principal, December 31	$14,698,430	$11,891,017

Revenue – Interest on loans

The increase in interest on loans is due to the growth of the secured loan portfolio, an increase in the average interest rate, and collection efforts resulting in all loans at December 31, 2013 except two, being current on their required monthly payments. Early payoffs are resulting in an acceleration of the amortization of the loan administration fees. The average secured loan balance, the stated portfolio average yield and the effective average yield rate for 2013 and 2012, are shown in the table below.

	2013	2012
Daily average secured loan balance(1)	$12,648,000	$8,708,000
Interest on loans, net	1,064,581	745,739
Amortization loan administration fees	143,605	67,722
Interest on loans, gross	1,208,186	813,461
Portfolio Average Yield Rate	9.5%	9.3%
Effective Average Yield Rate	9.5%	9.3%

(1)	Portfolio Review – See Note 4 (Loans) to the financial statements included in Part II, Item 8 of this report for a detailed presentation on the secured loan portfolio.

Loan characteristics

Secured loans had the characteristics presented in the following table at December 31.

	2013	2012
Number of secured loans	51	41
Secured loans – principal	$14,698,430	$11,891,017
Secured loans – lowest interest rate (fixed)	7.25%	7.75%
Secured loans – highest interest rate (fixed)	11.00%	11.00%

Average secured loan – principal	$288,205	$290,025
Average principal as percent of total principal	1.96%	2.44%
Average principal as percent of members’ capital	1.84%	2.12%
Average principal as percent of total assets	1.79%	2.07%

Largest secured loan – principal	$1,200,000	$1,200,000
Largest principal as percent of total principal	8.16%	10.09%
Largest principal as percent of members’ capital	7.66%	8.79%
Largest principal as percent of total assets	7.44%	8.56%

Smallest secured loan – principal	$68,276	$74,857
Smallest principal as percent of total principal	0.46%	0.63%
Smallest principal as percent of members’ capital	0.44%	0.55%
Smallest principal as percent of total assets	0.42%	0.53%

Number of counties where security is located (all California)	13	13
Largest percentage of principal in one county	33.18%	34.66%

Number of secured loans in foreclosure	—	—
Secured loans in foreclosure – principal	—	—

Number of secured loans with an interest reserve	—	—
Interest reserves	$—	$—

As of December 31, 2013, the company’s largest loan in the principal of $1,200,000 represents 8.16% of outstanding secured loans and 7.44% of company assets. The loan is secured by a residential property located in Santa Cruz, California, bears an interest rate of 8.75% and matures on August 1, 2015.

Larger loans sometimes increase above 10% of the secured loan portfolio or company assets as these amounts decrease due to member withdrawals and loan payoffs and due to restructuring of existing loans.

Distribution by California counties

The distribution of secured loans outstanding by California counties is presented in the following table at December 31.

	2013		2012
	Unpaid Principal Balance	Percent	Unpaid Principal Balance	Percent

San Francisco	$2,081,417	14.16%	$2,104,019	17.69%

San Francisco Bay Area
Sonoma	68,276	0.46	174,689	1.47
Alameda	1,328,638	9.04	1,199,567	10.09
Santa Clara	1,298,471	8.83	1,070,463	9.00
Contra Costa	735,324	5.00	428,693	3.61
Marin	—	—	244,302	2.06
San Mateo	1,288,689	8.77	418,371	3.52
	4,719,398	32.10	3,536,085	29.75

Other Northern California
El Dorado	433,650	2.95	—	—
Nevada	—	—	340,000	2.86
Monterey	182,405	1.24	183,784	1.55
Santa Cruz	1,200,000	8.16	1,200,000	10.09
	1,816,055	12.35	1,723,784	14.50

Northern California Total	8,616,870	58.61	7,363,888	61.94

Southern California
Los Angeles	4,875,928	33.18	4,121,933	34.66
San Diego	196,663	1.34	207,338	1.74
San Bernardino	137,800	0.94	—	—
Orange	871,169	5.93	197,858	1.66
	6,081,560	41.39	4,527,129	38.06

Total Secured Loans	$14,698,430	100.00%	$11,891,017	100.00%
Loan purchases

Redwood Mortgage Corp. arranged for the company to purchase loans from an unaffiliated lender who is the servicer of the loans. The unpaid balance of these loans at December 31, 2013 was $3,099,510. The loans generally have the following characteristics:

•	Secured by first deeds of trust on single-family, real property located in California;
•	Monthly payments of interest only at fixed rates;
•	Terms of 5 to 11 months, interest rate, LTV and collateral are comparable to loans arranged by Redwood Mortgage Corp.

Lien position

Secured loans had the lien positions presented in the following table at December 31.

	2013			2012
	Loans	Principal	Percent	Loans	Principal	Percent
First trust deeds	35	$10,695,440	73%	30	$8,241,074	69%
Second trust deeds	16	4,002,990	27	11	3,649,943	31
Total secured loans	51	14,698,430	100%	41	11,891,017	100%
Liens due other lenders at loan closing		9,783,711			7,182,065
Total debt		$24,482,141			$19,073,082

Appraised property value at loan closing		$43,596,000			$37,369,615

Percent of total debt to appraised
values (LTV) at loan closing (1)		56.16%			51.04%

(1)
Based on appraised values and liens due other lenders at loan closing. The loan to value computation does not take into account subsequent increases or decreases in security property values following the loan closing nor does it include decreases or increases of the amount owing on senior liens to other lenders by payments or interest accruals, if any.

Property type

Secured loans summarized by property type are presented in the following table at December 31.

	2013			2012
	Loans	Principal	Percent	Loans	Principal	Percent
Single family	46	$13,300,082	91%	39	$10,820,554	91%
Multi-family	2	349,877	2	1	670,463	6
Commercial	3	1,048,471	7	1	400,000	3
Total secured loans	51	$14,698,430	100%	41	$11,891,017	100%

Scheduled maturities

Secured loans are scheduled to mature as presented in the following table.

Scheduled maturities at December 31, 2013	Loans	Principal	Percent
2014	17	$5,396,060	37%
2015	5	2,363,375	16
2016	7	1,731,495	12
2017	6	1,612,797	11
2018	13	2,768,903	19
Thereafter	3	825,800	5
Total secured loans	51	$14,698,430	100%

Loans may be repaid or refinanced before, at or after the contractual maturity date. On matured loans the company may continue to accept payments while pursuing collection of amounts owed from borrowers. Therefore, the above tabulation for scheduled maturities is not a forecast of future cash receipts.

The company renewed three and one loan during 2013 and 2012, respectively, with aggregate principal balances of $1,515,723 and $690,672, respectively.

Delinquency

Secured loans summarized by payment delinquency are presented in the following table at December 31.

	2013	2012
Past Due
30-89 days	$596,967	$327,702
90-179 days	—	199,910
180 or more days	—	—
Total past due	596,967	527,612
Current	14,101,463	11,363,405
Total secured loans	$14,698,430	$11,891,017

Modifications and troubled debt restructurings

There were no loan modifications made during 2013. At December 31, 2012, one performing interest-only loan was modified to extend its maturity date from July 1, 2012 to July 1, 2013 at substantially the same terms except the borrower repaid $300,000 of the original principal balance and principal and interest payments will be made on a 25 year amortization until the new maturity date. The company has not modified a loan that qualified for treatment as a troubled debt restructuring.

Loans in non-accrual status

At December 31, 2013 and 2012, there were no loans designated in non-accrual status.

Impaired loans/allowance for loan losses

At December 31, 2013 and 2012, the company had not designated any loans as impaired and had not recorded an allowance for loan losses as all loans were deemed to have protective equity (i.e., low loan-to-value ratio) such that collection is reasonably assured for amounts owing.

HOW WE ARE REGULATED

General. We are subject to various federal, state and local laws and regulations that affect our business. Following is a brief description of certain laws and regulations that are applicable to our business. The description of these laws and regulations and the descriptions of laws and regulations contained elsewhere in this prospectus do not purport to be complete and are qualified in their entirety by reference to the applicable laws and regulations.

Regulations Applicable to Mortgage Lenders and Servicers. We and Redwood Mortgage Corp., which originates or arranges and services our loans, are heavily regulated by laws governing lending practices at the federal, state and local levels. In addition, proposals for further regulation of the financial services industry are continually being introduced.

These laws and regulations to which we and Redwood Mortgage Corp. are subject include those pertaining to:

•	real estate settlement procedures,
•	fair lending,
•	truth in lending,
•	compliance with federal and state disclosure requirements,
•	the establishment of maximum interest rates, finance charges and other charges,
•	secured transactions and foreclosure proceeding,
•	privacy regulations providing for the use and safeguarding of non-public personal financial information of borrowers, and
•	loan origination.

Some of the key federal and state laws affecting our business include:

•
Real Estate Settlement Procedures Act (RESPA). RESPA primarily regulates settlement procedures for real estate purchase and refinance transactions on residential (1-4 unit) properties. It regulates the use of specified third party providers for various settlement services, such as appraisal or escrow services. RESPA also governs the format of the good faith estimate of loan transaction charges and the HUD-1 escrow settlement statement.

•
Truth in Lending Act. This federal act was enacted in 1968 for the purpose of regulating consumer financing and is implemented by the Consumer Financial Protection Bureau (CFPB). For real estate lenders, this act requires, among other things, advance disclosure of certain loan terms, calculation of the costs of the loan as demonstrated through an annual percentage rate (APR), and the right of a consumer in a refinance transaction on their primary residence to rescind their loan within three days following signing.

•
Home Ownership and Equity Protection Act (HOEPA) and California Covered Loan Law. HOEPA was passed in 1994, and amended in July 2010 under the Dodd-Frank Act, to provide additional disclosures for certain closed-end home mortgages. In 1995, the Federal Reserve Board issued final regulations governing “high cost” closed-end home mortgages with interest rates and fees in excess of certain percentage or amount thresholds. These regulations primarily focus on additional disclosure with respect to the terms of the loan to the borrower, the timing of such disclosures, and the prohibition of certain loan terms, including balloon payments and negative amortization. The failure to comply with the regulations will render the loan rescindable for up to three years. Lenders can also be held liable for attorneys’ fees, finance charges and fees paid by the borrower and certain other money damages. Similarly in California, effective as of July 1, 2002, Financial Code Section 4970, et. seq., provides for state regulation of “high cost” residential mortgage and consumer loans secured by liens on real property, which equal or exceed the Fannie Mae/Freddie Mac conforming loan limits or less, with interest rates and fees exceeding a certain percentage or amount threshold. The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower’s income or obligations. When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

•
Mortgage Disclosure Improvement Act. Enacted in 2008, this act amended the Truth in Lending Act regulating the timing and delivery of loan disclosures for all mortgage loan transactions governed under RESPA.

•
Home Mortgage Disclosure Act. This act was enacted to provide for public and government access to statistical information on a lenders’ loan activity. It requires lenders to disclose certain information about the mortgage applications it receives and the ultimate disposition of the applications it originates and acquires, such as the race and gender of its customers, the disposition of mortgage applications, income levels and interest rate (i.e. annual percentage rate) information.

•
Red Flags Rule. Enacted in 2009, the Red Flags Rule requires lenders and creditors to implement an identity theft prevention program to identify and respond to account activity in which the misuse of a consumer’s personal identification may be suspected.

•
Graham-Leach-Bliley Act. This act requires all businesses that have access to consumers’ personal identification information to implement a plan providing for security measures to protect that information. As part of this program, we provide applicants and borrowers with a copy of our privacy policy.

•
Dodd-Frank Act. The Dodd-Frank Act, enacted in 2010, enhanced regulatory requirements on banking entities and other organizations considered significant to U.S. financial markets. The act also provides for reform of the asset-backed securitization market. We do not expect these particular regulatory changes will have a material direct effect on our business or operations. The act imposes significant new regulatory restrictions on the origination of residential mortgage loans, under sections concerning “Mortgage Reform and Anti-Predatory Lending.” For example, when a consumer loan is made, the lender is required to make a reasonable and good faith determination, based on verified and documented information concerning the consumer’s financial situation, whether the consumer has a reasonable ability to repay a residential mortgage loan before extending the loan. The act calls for regulations prohibiting a creditor from extending credit to a consumer secured by a high-cost mortgage without first receiving certification from an independent counselor approved by a government agency. The act also adds new provisions prohibiting balloon payments for defined high cost mortgages. The act also established the CFPB, giving it regulatory authority over most federal consumer lending laws, including those relating to residential mortgage lending.

•
Consumer Financial Protection Bureau’s QM Rule. Under the Dodd-Frank Act, the Consumer Financial Protection Bureau is charged with writing rules to implement new underwriting standards. The Qualified Mortgages Rule (QM) will provide a safe harbor to lenders in meeting the “ability to pay” requirements in Dodd-Frank. If a residential loan is underwritten under the QM guidelines, it will be presumed to be in compliance. To limit their liability, most lenders will only be interested in writing loans that fall within or are exempt from the QM standard. The rule could have the possible effect of constricting the availability of credit to real property.

•
State of California Homeowner’s Bill of Rights. The California Homeowner’s Bill of Rights became effective January 2013. The legislation is intended to set industry standards on how loan modifications and delinquent loans are handled and to provide homeowners with assurances that they will be treated fairly by their lenders under distressed circumstances. This legislation provides key provisions for homeowners including restrictions on dual track foreclosure, guaranteed single point contact, verification of documents, enforceability of material violations of the new foreclosure process protections, tenant rights, tools to prosecute mortgage fraud and tools to curb blight. The legislation is applicable to owner occupied, residential and one to four unit properties.

Recent or Pending Legislation and Regulatory Proposals. The recent credit crisis has led to an increased focus by federal, state and local legislators and regulatory authorities on entities engaged in the financial-services industry generally, principally banks, and on the mortgage industry specifically, principally with respect to residential lending to borrowers who intend to occupy the residence. A broad variety of legislative and regulatory proposals are continually being considered and such proposals cover mortgage loan products, loan terms and underwriting standards, risk management practices, foreclosure procedures and consumer protection, any or all of which could significantly affect the mortgage industry. These actions are intended to make it possible for qualified borrowers to obtain mortgage financing to purchase homes, refinance existing loans, avoid foreclosure on their homes, and to curb perceived lending abuses. It is too early to tell whether these legislative and regulatory initiatives, actions and proposals will achieve their intended effect or how they will affect our business and the mortgage industry generally.

CERTAIN LEGAL ASPECTS OF LOANS

Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust creates a lien on the real property. The parties to a deed of trust are: the debtor called the “trustor,” a third-party grantee called the “trustee,” and the lender-creditor called the “beneficiary.” The trustor grants the property, irrevocably until the debt is paid, “in trust, with power of sale” to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a trustee’s sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Except as otherwise provided below with respect to a loan made during certain periods and secured by a deed of trust covering residential real property, prior to such sale, the trustee must record a notice of default in real property records of the county in which the real property is located and send a copy of the notice of default to, among other persons, the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due, not including principal due solely as a result of acceleration of the debt, plus certain costs and expenses actually incurred in enforcing the obligation and statutory limited attorney’s and trustee’s fees. Subject to the additional requirements noted below, after the notice of default is recorded and following a three month period and at least 20 days before the trustee’s sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to each person to receive a copy of the notice of default at least 20 days before the sale. The notice of sale must also be recorded in the real property records at least 14 days prior to the sale. Following a properly conducted sale, title to the property is conveyed by the way of a trustee’s deed to the successful bidder at the trustee’s sale. Following a non-judicial foreclosure under the power-of-sale in the deed of trust, a judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property (the “deficiency”). Recent legislation enacted in California imposes additional due diligence and notice requirements on a lender seeking to foreclose a deed of trust covering residential real property following a default under certain types of loans made during the period of 2003 through 2007. Among other requirements, at least 30 days prior to filing a notice of default, the trustee (or beneficiary) must undertake certain due diligence, including contacting the borrower to discuss (or, if unable to contact the borrower, notifying the borrower of) options to avoid foreclosure and other related information. The borrower may seek additional extensions of time to engage in such discussions with the trustee (or beneficiary). The notice of sale must include a certification that the trustee (or beneficiary) has complied with the statutory due diligence and notice requirements. In addition, the lender is required to satisfy certain notice requirements with respect to tenants or other residents of any subject property. After any such foreclosure, the lender or third party purchaser has a duty to maintain the property and is subject to penalties and fines for failure to perform its maintenance obligations.

A judicial foreclosure (in which the beneficiary’s purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders generally do not have a right to redeem the property after a judicial foreclosure sale. We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of our managers, such a remedy is warranted in light of the time and expense involved.

Tax Liens. Most liens for federal or state taxes filed after a loan is made that is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens after our loan is made will generally not affect the priority of our deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by our borrowers. Accordingly, even if we are the senior lienholder, if a real property tax lien is filed, our deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see “Special Considerations In Connection With Junior Encumbrances” below.

Anti-Deficiency Legislation. California has several principal statutory prohibitions that limit the remedies of a beneficiary under a deed of trust. Two of these statutes limit the beneficiary’s right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust. One is based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee’s sale. Most of our loans will be enforced by means of a trustee’s sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a “purchase money” obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, we will not be able to seek a deficiency judgment.

Another statutory framework, commonly known as the “one form of action” rule, provides that the beneficiary must commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust (“junior encumbrances”). By its nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to “credit bid” in the amount of its debt at its foreclosure sale; junior lienholders bidding at a senior lienholder’s foreclosure sale must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the successful bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have the right to pursue an action against the borrower to enforce the promissory note. In the cases of a single-asset borrower or where the junior lienholder has agreed to limit its recourse to the real property, this remedy may not be adequate.

Accordingly, a junior lienholder (such as us) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences its own foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price that will recoup the junior lienholder’s interest or (ii) pay off the senior encumbrances so that its encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See “RISK FACTORS – MORTGAGE LENDING AND REAL ESTATE RISKS – Loan Defaults and Foreclosures May Adversely Affect Us” at page 20).

We may also make wrap-around mortgage loans (sometimes called “all-inclusive loans”), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to us, and we in turn will pay the holder of the senior encumbrance(s). The actual yield to us under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by us.

We will record a request for notice of default at the time the trust deed is recorded. This procedure entitles us to notice when a senior lienholder files a notice of default and will provide us more time to make alternate arrangements to protect our security interest.

In the event the borrower defaults solely upon his debt to us while continuing to perform with regard to the senior lienholder, we (as junior lienholder) will foreclose upon our security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were we to purchase the security property at our own foreclosure sale, we would acquire the property subject to all senior encumbrances.

The typical deed of trust used by most institutional lenders, like the one that we will use, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The typical deed of trust also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations, thus limiting the rights afforded to the lender under the deed of trust.

“Due-on-Sale” Clauses. Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain “due-on-sale” clauses permitting us to accelerate the maturity of a loan if the borrower sells the property. On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a “sale” of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

“Due-on-Encumbrance” Clauses. Some forms of our promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain “due-on-encumbrance” clauses that would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties that may contain due on encumbrance provisions. Absent consent by the senior lender, second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See “CERTAIN LEGAL ASPECTS OF LOANS – Special Considerations in Connection with Junior Encumbrances” at page 74).

Prepayment Charges. Some loans we originate or acquire will provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan that exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being prepaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

Real Property Loans. California statutory law imposes certain disclosure requirements with respect to loans (including certain loan modifications) originated by a California real estate broker and secured by residential property. However, those requirements do not apply to all of the loans that we anticipate making. Notwithstanding the preceding, we intend to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans. While it is unlikely that we would make any loans subject to these additional disclosure requests, the failure to comply with the law could have significant adverse effects on us (See “RISK FACTORS – MORTGAGE LENDING AND REAL ESTATE RISKS – If We Make High Cost Mortgages, We Will Be Required to Comply With Additional Regulations” at page 25).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

CAUTION: THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE UNITS ARE COMPLEX.

The following is a summary of federal income tax considerations material to your investment in the units. This summary is based upon the Code, final and temporary Treasury regulations (the “Regulations”), judicial decisions, published and private rulings and procedural announcements issued by the IRS, all as in effect as of the date of this prospectus. Future legislative or administrative changes or court decisions could significantly change the conclusions expressed herein, and any such changes or decisions could have a retroactive effect. No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by us for federal income tax purposes.

In considering the tax aspects of the offering, you should note that an investment in the units is not intended to be a so-called “tax shelter” and that, accordingly, many of the tax aspects commonly associated with a “tax shelter” are inapplicable to the units or are of minor importance. We do not expect to generate tax losses that can be used to offset your income from sources other than your investment in the units and, if our investment objectives are met, we will generate taxable income, as opposed to taxable loss, for members.

The tax consequences of an investment in the units will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by our managers as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization of various fees, commissions and other expenses, the reasonableness and timing of fees, whether loans are made for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether we are engaged in a trade or business and other matters of a factual nature which will only be determined based upon our future operations.

This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the Regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with individual circumstances. The summary assumes that the members intend to hold units as capital assets (in other words, for investment). Except as expressly indicated, the summary does not discuss the federal income tax consequences of an investment in the units peculiar to corporate taxpayers, taxpayers receiving interests in the units pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, estates, taxable trusts, dealers, financial institutions, or to taxpayers subject to specialized rules, such as insurance or bank holding companies. The summary also does not generally describe all tax consequences that may be material to a transferee of units from an initial member. Except as expressly indicated below in “State and Local Taxes,” the following discussion is limited to federal income tax matters. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN UNITS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

TAX CLASSIFICATION OF THE COMPANY

We have received an opinion of Baker & McKenzie LLP, our counsel, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of our managers, we will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. As discussed below, counsel has also provided an opinion to the effect that we will not be taxable as a publicly traded partnership.

Counsel’s opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented to counsel by our managers or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to them. Any alteration of the facts or assumptions may adversely affect the opinion rendered. In addition, the opinion of counsel described above is not binding on the IRS or the courts.

Partnership Status. The company is a limited liability company, which will be treated as a partnership for tax purposes, and will not be subject to federal income tax. We will file an annual partnership information return with the IRS reporting the results of our operations. We take the position that we are engaged in the active conduct of equity-financed lending. Under the applicable regulations, each member is required to report separately on its income tax return its distributive share of our income or gains as nonpassive income. Each member’s distributive share of our losses, if any, will generally be reported as passive losses. Passive losses may be used to offset passive income. To the extent that passive losses do not offset passive income, they may be carried forward to offset passive income in future years. Each member is taxable on its distributive share of our taxable income and gain regardless of whether the member has received or will receive a distribution from us.

If instead we were classified as an association or publicly-traded partnership taxable as a corporation, we would be subject to a federal income tax on any taxable income at regular corporate tax rates. Our members would not be entitled to take into account their distributive share of our deductions or credits, and would not be subject to tax on their distributive share of our income. Distributions to the members would be treated as dividends to the extent of our accumulated and current earnings and profits. Any excess thereafter would be treated as a return of capital to the extent of the members’ tax basis, and any excess after that would be treated as capital gain. If for any reason we become taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred. In the event our liabilities exceed the tax basis of our assets at the time of any constructive incorporation, the members may realize gain equal to their share of the excess of liabilities over basis.

Publicly Traded Partnerships. A “publicly traded partnership” for federal tax purposes is generally any entity whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury regulations (the “Section 7704 regulations”) provide guidance with respect to such classification standards, and create certain safe harbor standards which, if satisfied, generally preclude classification as a publicly traded partnership. Failure to satisfy a safe harbor provision under the Section 7704 regulations will not cause an entity to be treated as a publicly traded partnership if, taking into account all facts and circumstances, the members are not readily able to buy, sell or exchange their interests in a manner that is comparable, economically, to trading on an established securities market.

Our managers do not believe that the units will be traded on an established securities market or a secondary market or the substantial equivalent thereof as defined in the Section 7704 regulations. In connection with the opinion of Baker & McKenzie LLP, our managers have represented that they will not take any affirmative action to intentionally establish a market for the units; that they will use their best efforts to ensure that the units will not be deemed to be traded on an established securities market or a secondary market in the future; and that we will strictly adhere to our operating agreement, which contains transfer restrictions intended to avoid publicly traded partnership status. Our managers also have represented they will limit transfers, including redemptions, to the extent necessary to prevent us from being classified as a publicly traded partnership.

Based upon the legislative history of Section 7704 of the Code, the text of the Regulations, our anticipated operations as described in this prospectus and the operating agreement, and the representations provided by our managers, counsel has concluded that we should not be classified as a publicly traded partnership under Section 7704 of the Code. The safe harbor provisions contained in the Section 7704 regulations are complex, and counsel’s determination regarding publicly traded partnership status is necessarily based upon future facts not yet in existence. For example, although our managers will use their best efforts to make sure that a secondary market or the substantial equivalent thereof does not develop for the units, there can be no assurance that a secondary market for the units will not develop. Thus, no assurance can be given that the IRS will not successfully assert that we should be classified as a “publicly traded partnership” for this purpose. Subject to the “qualifying income” exception discussed below, our classification as a “publicly traded partnership” would result in our being taxable as a corporation.

If we were treated as a “publicly traded partnership” for tax purposes, we would nonetheless remain taxable as a partnership if 90% or more of our gross income for each taxable year in which we were a publicly traded partnership consisted of “qualifying income.” For this purpose, qualifying income generally includes, among other things, interest, real property rents and gain from the sale or other disposition of real property. However, qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property (unless the personal property is leased in connection with a real property lease, provided the amount of rents attributable to the personal property does not exceed 15% of the total rents due). In addition, interest is not treated as “qualifying income” if the interest either (i) is derived in the conduct of a financial business or (ii) subject to exceptions, is contingent on the income or profits of any person. Given the nature of our lending activities, no assurance can be given that the IRS would not successfully assert that our interest income is not qualifying income, in which case this exception would not be available. If we were classified as a publicly traded partnership but qualified for the qualifying income exception to corporate taxation, the passive activity loss limitations discussed below would be required to be applied on a segregated basis to a member’s investment in the units.

Anti-Abuse Rules. The Regulations set forth broad “anti-abuse” rules authorizing the IRS to recast transactions either to reflect the underlying economic arrangement or to prevent the circumvention of the intended purpose of any provision of the Code. Our managers are not aware of any fact or circumstance which could cause these rules to be applied to us; however, if any of the transactions we enter into were to be recharacterized under these rules, or we ourselves were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the members might occur.

The remaining summary of the federal income tax consequences assumes that we will be classified as a partnership (other than a publicly traded partnership) for federal income tax purposes.

TAXATION OF MEMBERS

General. If we are treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, we will be required to file an annual informational income tax return, but will not be subject as an entity to the payment of federal income tax. Each member will be required to report on his personal income tax return his share of income or loss without regard to the amount, if any, of cash or other distributions we make to him. Thus, each member will be taxed on his share of income even though the amount of cash we distribute to him may be more or less than the resulting tax liability.

Subject to various limitations discussed below, each member may deduct his share of losses, if any, to the extent of his tax basis in our units. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income. In computing income or losses, we will include appropriate deductions for non-capital costs and the depreciation portion of capital costs.

Allocation of Profits and Losses. Profits and losses will be allocated as set forth in our operating agreement. Although such allocations are permitted under partnership law, the Code and Treasury regulations require that such allocations satisfy certain requirements. Section 702 of the Code provides that, in determining income tax, a member must take into income his or her “distributive share” of our income, gains, losses, deductions or credits. The members may specially allocate their distributive shares of such profits and losses, thus redistributing tax liability. However, the IRS will disregard such an allocation, and will determine a member’s distributive share in accordance with the member’s interest in us and our units, if the allocation lacks “substantial economic effect.” The rules for determining whether an allocation has substantial economic effect provide a safe harbor under which allocations generally will be respected. If the requirements of the safe harbor are not met, allocations must be made in accordance with the members’ interests in us and our units based on all the facts and circumstances.

Under Treasury regulations, an allocation has economic effect only if, throughout the term of the partnership, the members’ capital accounts are maintained in accordance with the Treasury regulations, liquidation proceeds are to be distributed in accordance with the members’ capital account balances, and any member with a deficit capital account following the distribution of liquidation proceeds is required to restore the amount of that deficit to us for payment to creditors or distribution to other members in accordance with their positive capital account balances. If the members’ obligations to restore deficit capital account balances are limited, the operating agreement must contain a “qualified income offset” provision, as described in the Treasury regulations. The Treasury regulations also require that the economic effect of the allocation be “substantial.” In general, the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect substantially the dollar amounts to be received by the members, independent of tax consequences.

The economic effect of an allocation is not substantial, however, if, at the time the allocation becomes part of the operating agreement, (i) the after-tax economic consequences of at least one member may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the operating agreement, and (ii) there is a strong likelihood that the after-tax economic consequences of no member will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the operating agreement. In determining the after-tax economic benefit or detriment to a member, tax consequences that result from the interaction of the allocation of such member’s tax attributes that are unrelated to us will be taken into account.

Our operating agreement does not satisfy the requirements for the substantial economic effect safe harbor. Accordingly, allocations in our operating agreement must be made in accordance with the members’ interests in us. Because our operating agreement generally allocates profits and losses in the same manner as cash distributions are made, we believe these allocations are in accordance with the members’ interests in us. However, there can be no assurance that the IRS will not challenge the allocations in our operating agreement and attempt to reallocate profits and losses (and the tax obligations associated with such items) among the members and/or the managers. Counsel has not rendered an opinion on whether our allocations are in accordance with the members’ interests in us and our units.

Distributions; Tax Basis.

During Operations. A member generally will not recognize gain on the receipt of a distribution of money from us (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities), except to the extent such a distribution exceeds the member’s adjusted tax basis in its units. A member also generally will not recognize gain or loss on the receipt of a distribution of property from us. A member’s tax basis in its units initially will be the amount paid for such units, plus the member’s share (as determined for federal income tax purposes) of any of our liabilities, and will thereafter be adjusted as required under the Code to give effect on an ongoing basis to the member’s share of our tax items, distributions and liabilities. The rules governing adjustments to the tax basis of interests and the taxation of distributions are quite complex, and members are urged to consult with their own tax advisors concerning these rules.

Upon Liquidation. A member generally will recognize gain on the complete liquidation of its units. Gain will be recognized to the extent that the amount of money received (including any constructive distribution of money resulting from a reduction in the member’s share of our liabilities) exceeds the member’s adjusted tax basis in its units. A member will recognize a loss only if the only distribution made to the member consists of cash or of unrealized receivables or inventory (both as specially defined in the Code for this purpose), and then only if (and to the extent that) the member’s adjusted tax basis in its units exceeds the sum of the cash distributed and our adjusted basis for the unrealized receivables and inventory distributed to such member. However, if substantially appreciated inventory or unrealized receivables (each as specially defined in the Code for this purpose) are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee members could be required to recognize both ordinary income and capital gain on the distribution.

Character. Any gain recognized by a member on the receipt of a distribution from us, either prior to or upon the liquidation of its units, may include both capital gain and ordinary income components.

Tax Consequences of Reinvestment Election. Members may avail themselves of a plan pursuant to which members may forego current distributions of cash available for distribution and have said amounts retained in their capital accounts and used by us in conducting our activities. Members who avail themselves of such an option should not be treated as having received the foregone cash distribution currently for tax purposes. Such members will, however, incur a tax liability on their pro rata share of our taxable income, if any, even though they receive no corresponding cash with which to pay such tax liability. However, members that are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not “unrelated business taxable income” (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – TAXATION OF COMPANY INVESTMENTS – Property Held Primarily for Sale; Potential Dealer Status” at page 81 and “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

Sale of Units. Members may be unable to sell their units as there may be no public market for the units. In the event that a member sells units, however, that member will recognize gain or loss equal to the difference between the amount realized on the sale (including the fair market value of any property received, the amount of any cash and the member’s share of any of our liabilities) and the member’s adjusted tax basis in his units. Assuming the selling member has held the units for more than 12 months, his gain or loss generally will be long-term capital gain or loss, except that any portion of any gain attributable to such member’s share of our “unrealized receivables” and “inventory items” as defined in Section 751 of the Code will be taxable as ordinary income.

Among other things, “unrealized receivables” includes any recapture of cost recovery allowances taken previously by us with respect to personal property, and also includes accrued but untaxed market discount, if any, on securities held by us. We do not expect that a material portion of our assets will be treated as unrealized receivables and inventory items under these rules. However, the application of these rules will depend on the facts in existence at the time of the sale. Investors should note in this regard that Section 6050K of the Code requires us to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the seller’s share of our “Section 751 property.”

Tax Rates. Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Long-term capital gains are currently taxed at a maximum rate of 20%. Capital losses may generally be used to offset capital gains or, to the extent in excess of capital gains, may be deducted against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

In addition, certain individuals, trusts and estates are now subject to a 3.8% Medicare surtax on the lesser of (i) “net investment income” (e.g., interest, dividends, capital gains, annuities and rents that are not derived in the ordinary course of a trade or business (other than a trade or business that consists of certain passive or trading activities)) or (ii) the excess of modified adjusted gross income over a threshold amount for taxable years beginning after December 31, 2012. Moreover, Congress may consider a number of proposals that would dramatically affect the deductions available to individuals. For example, changes in the rules applicable to deductions for mortgage interest could affect the demand for mortgages. Members are urged to consult their own tax advisors with respect to the implication of the new Medicare surtax and of any potential changes in tax laws on their investment in our units in light of their particular circumstances (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – POSSIBLE CHANGES IN FEDERAL TAX LAWS” at page 87).

Tax Year. Our taxable year will close on the date of sale with respect to a member (but not the remaining members) who sells all his units. In such a case, our income, gains, losses, deductions and credits are prorated between the transferor and transferee members pursuant to Section 706 of the Code. In the event of a sale of less than all of the units of a member, the taxable year will not terminate with respect to the selling member, but his proportionate share of items of our income, gains, losses, deductions and credits will also be determined pursuant to Section 706 of the Code. Because our income will generally flow through to the member for the period prior to any sale of the member’s units or our liquidation, a member may recognize taxable income substantially in excess of the cash, if any, he receives, in such a liquidation or sale.

TAXATION OF COMPANY INVESTMENTS

Treatment of Loans Containing Participation Features. We may extend loans with an equity interest in the property securing the loans. With respect to loans containing such participation features, an issue may arise as to whether the relationship between us and the mortgagor is that of debtor and creditor, or whether we are engaged in a partnership or joint venture with the mortgagor. If we are a creditor of the mortgagor, a member’s distributive share of income derived from the mortgagor will be treated in full as interest income. If we are treated as a partner or a joint venturer with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the deemed partnership or joint venture. Depending on the nature of the income of the deemed partnership, such treatment could result in the receipt of unrelated business taxable income for certain tax-exempt members, (Including Benefit Plan investors, such as tax-qualified pension or 401(k) plans or IRAs) (See “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38).

Repayment or Sale of Loans. No gain or loss will be recognized by us upon the repayment of principal of a loan. We intend to take the position that we hold loans we make or acquire for investment purposes rather than as a dealer or as property held for sale to customers in the ordinary course of our trade or business. As a result, we generally intend to take the position that gain recognized on the sale or exchange of a loan constitutes capital gain and not ordinary income. However, there can be no assurance that the IRS would agree with this position. If we were held to be a dealer or if the loans were treated as property held for sale, we may recognize ordinary income on the sale of the loans rather than capital gain. Gain will also be treated as ordinary income to the extent the amount received upon the sale of the loan is for accrued but unpaid interest or original issue discount. Any gain recognized by us on the sale or exchange of a loan will generally be treated as a capital gain unless we are deemed to be a “dealer” in loans for federal income tax purposes (See “Property Held Primarily for Sale; Potential Dealer Status” below) or the loan contains features that are subject to special rules, such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.

Property Held Primarily for Sale; Potential Dealer Status. We have been organized to act as a mortgage lender and to make or invest in loans secured by real estate. However, if we were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary income or loss rather than as capital gain or loss. Furthermore, such income would also constitute “unrelated business taxable income” to any investors that are tax-exempt entities (See “TAX RISKS – We Expect to Generate Unrelated Business Taxable Income” at page 37). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of our managers are consistent with our investment objectives. Accordingly, we do not anticipate that we will be treated as a “dealer” with respect to any of our properties. However, there is no assurance that the IRS will not take the contrary position.

Original Issue Discount; Imputed Income. We may be subject to the original issue discount rules with respect to interest to be received with respect to certain loans, including, for example, if the interest rate on a loan varies over time according to fixed increases or decreases. If we hold loans with “original issue discount,” we will be required to include amounts in taxable income on a current basis even though receipt of such amounts may not occur until a subsequent year. Original issue discount would therefore increase the amount of income taxable to the members without a corresponding increase in cash distributable to such members. (However, to the extent such original issue discount constitutes “interest,” tax-exempt investors may be able to exclude such original issue discount in computing their unrelated business taxable income liability.) Original issue discount is includible in income as it accrues under a constant yield method, resulting in the reporting of interest income in increasing amounts each taxable year. The amount of original issue discount recognized by us with respect to a loan will increase our basis in that loan, and will to that extent reduce the amount of income we might otherwise recognize upon the receipt of actual payments on, or a disposition of, the loan.

Taxation of Market Discount. We may purchase loans at a discount. In such cases, payments of principal may be recharacterized as ordinary income to the extent of any accrued market discount (generally the difference between the amount paid for the loan and the face amount of the loan). Similarly, gain on the sale of such loans may be treated as ordinary income to the extent of any accrued market discount. In the alternative, taxpayers are permitted in some circumstances to include market discount in income as it accrues.

Modification of Debt Instruments. We may purchase existing loans as part of our activities and, in some cases, may negotiate changes in the terms of the loans. For tax purposes, modification of the debt may be treated as an exchange of the original debt instrument for a new debt instrument if the modification constitutes a “significant modification” as defined in the Treasury Regulations. Gain or loss may be recognized as a result of a significant modification. In addition, the deemed exchange of the old debt instrument for a new debt instrument may have collateral income consequences such as the creation of additional original issue discount.

We also must recognize imputed interest income or original issue discount for tax purposes as a result of the formation loan, even though we do not receive corresponding cash payments of interest. We may also claim a deduction equal to the amount of the interest such that, provided that none of the deductibility limitations described below applies, no net taxable income results to the members from the imputed interest.

OTHER ASPECTS OF TAXATION OF MEMBERS

At-Risk Limitations. Individuals and closely-held corporations are subject to the at-risk limitations contained in Code Section 465. Under these rules, a member would not be permitted to include losses allocated by us to the extent such losses exceeded the amount such member was considered to have “at risk.” For this purpose, the member’s at-risk amount would initially equal the amount of such member’s cash contributions and the adjusted tax basis of such member’s contributions of property. However, the at-risk amount generally does not include contributions by a member to the extent the contributions are funded through nonrecourse financing. The at-risk amount would be increased by any taxable income allocated to such member and would be decreased by any losses allocated to the member and by any distributions to the member. A member’s share, if any, of our liabilities would not increase the member’s at-risk amount. Any losses disallowed by reason of the at-risk limitation may be carried forward until such time, if ever, that sufficient at-risk amounts exist.

Passive Activity Loss Limitations. Section 469 of the Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. A passive activity generally includes any trade or business activity in which the taxpayer does not materially participate. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity, as distinguished from “portfolio” income and active income. For this purpose, portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets (for example, property held for investment). However, interest does not constitute portfolio income if it is generated in the ordinary course of a lending business. Instead, any such interest income will ordinarily be treated as passive income to a member who does not materially participate in that lending business.

Under a special rule applicable to “equity financed lending activities,” however, all or a portion of the net income, but not losses, from such lending activities will be treated as “active” or nonpassive income. An equity-financed lending activity is an activity that involves a trade or business of lending money, if the average outstanding balance of liabilities incurred in the activity for the taxable year does not exceed 80% of the average outstanding balance of the interest-bearing assets held in the activity for the year. The amount treated as nonpassive under this rule is the lesser of the net passive income from the lending activity or the “equity financed interest income” (generally, the net interest income from the activity that is attributable to the equity financed portion of the activity’s interest-generating assets). Our managers do not expect that the average outstanding balance of our liabilities that are allocable to our mortgage investment activities will exceed 80% of the average outstanding balance of our mortgage loans. Accordingly, if we are treated as engaged in a lending activity, our members will be subject to this “equity financed” rule.

The application of the passive loss limitation rules to an investment in our units depends upon whether we are considered to be engaged in a lending trade or business. If we are deemed to be engaged in the trade or business of lending money, all or a portion of our net income allocable to that business will generally be recharacterized as nonpassive income, even though our net losses allocable to that activity or that portion of members’ loss on the sale of a unit that is allocable to our mortgage lending business will be treated as passive activity losses. If instead we are not considered engaged in a trade or business of lending money, then income and loss from our mortgage lending activities will be considered portfolio income and loss, and members will not be permitted to offset passive losses from other activities against members’ share of that income. We have taken the position that we are engaged in a lending trade or business, as a result of which all or a portion of the income earned by members with respect to their investment in our units will be treated as nonpassive income, even though any losses from such investment will be treated as passive.

Investment Interest Limitations. Code Section 163(d) provides that an individual may take a deduction for “investment interest” only to the extent of such individual’s “net investment income” for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and interest expense allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer’s income or loss from a passive activity.

Net investment income consists of the excess of investment income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income generally does not include income taken into account in computing gain or loss from a passive activity. However, the amount of any net passive income that is treated as nonpassive income for purposes of the passive loss limitations under the “equity financed” rule described above is treated as portfolio income for purposes of the investment interest limitations. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of 2% of adjusted gross income are included.

We do not expect to incur any material amount of “investment interest” that will be significantly limited by these rules. However, this limitation also could apply to limit the deductibility of interest paid by a member on any indebtedness incurred to finance its investment in our units. Investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

Deductibility of Company Investment Expenditures. We will report the asset management fee payable to our managers as a deductible expense. However, it is possible that the IRS may disallow a deduction for all or a portion of such fee or other expenses on the ground that the expenditure is capital in nature.

Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed two percent (2%) of adjusted gross income. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of specified amounts indexed for inflation to deduct a portion of most itemized expenses, including investment expenses. These limitations on deductibility should not apply to a member’s share of our expenses to the extent that we are engaged in a trade or business. Although our managers intend to treat our expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the IRS will not treat such expenses, including the asset management fee, as investment expenses that are subject to the limitations. In addition, it is possible the IRS may assert that all or a portion of the incentive allocation to our managers (that is, their allocable share of our profits and losses in excess of the amount attributable to their contributed capital) should be characterized as an expense potentially subject to the foregoing limitation.

Organization, Syndication Fees and Acquisition Fees. Under Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Although organization fees and expenses may, at the taxpayer’s election, be amortized for tax purposes, syndication expenses paid by us cannot be amortized. Syndication expenses include commissions, professional fees and printing costs in marketing sales of company interests, brokerage fees and legal and accounting fees regarding disclosure matters. We believe that our expenses associated with this offering of units are syndication expenses that are not amortizable for tax purposes.

Section 754 Election. Pursuant to Section 754 of the Code, we may make an election to adjust the basis of our assets in the event of a sale by a member of its units or certain other events. Depending upon the particular facts at the time of any such event, such an election could increase or decrease the value of the units to the transferee, because the election would increase or decrease the basis of our assets for the purpose of computing the transferee’s distributive share of our income, gains, deductions and losses. Our operating agreement authorizes our managers to make such an election. However, because the election, once made, cannot be revoked without obtaining the consent of the IRS, and because of the accounting complexities that can result from having such an election in effect, our managers do not presently intend to make this election. The absence of such an election may make it more difficult for a member to sell their units.

We will generally be required to adjust the basis of our assets in connection with a transfer of units if we have a substantial built-in loss immediately after the transfer. A substantial built-in loss exists if our adjusted basis in our property exceeds the fair market value of the property by more than $250,000. If such basis adjustments are required in connection with the transfer of units, they could impose significant accounting costs and complexities on us.

Tax Returns; Audits. Our tax returns will be prepared by accountants to be selected by our managers. We will furnish annually to you (but not to assignees of members unless they become substituted members) sufficient information from our tax return for you to prepare your own federal, state and local tax returns.

Although we were not formed so as to allow investors to avail themselves of our losses or deductions, the IRS still may choose to audit our information returns. An audit of our information returns may precipitate an audit of the income tax returns of members. Any expense involved in an audit of a member’s returns must be borne by such member. Prospective investors should also be aware that if the IRS successfully asserts a position to adjust any item of income, gain, deduction or loss reported on our information returns, corresponding adjustments would be made to the income tax returns of members. Further, any such audit might result in IRS adjustments to items of income or loss derived by a member that are not attributable to such member’s investment in our units.

The tax treatment of items of our income, gain, loss, deductions or credit would be determined in a unified proceeding at the entity level, rather than in separate proceedings at the level of the members. However, any member has the right to participate in any unified proceeding. Generally, the “tax matters partner,” initially Redwood Mortgage Corp., would represent us before the IRS and may enter into a settlement with the IRS as to tax issues which generally will be binding on all of the members, unless a member timely files a statement with the IRS providing that the tax matters partner will not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting an IRS determination may be filed on behalf of us and all members. However, if the tax matters partner fails to file such an action, then any member (unless such member owns less than a one percent (1%) profits interest in us) or a group of members owning 5% or more of the profits interest in us may file such an action. The tax matters partner may consent to an extension of the statute of limitation period for all members.

Reportable Transaction Rules. The Treasury Department has issued Treasury regulations establishing rules for certain “reportable transactions.” A transaction may be reportable for any of several alternative reasons, including, among others, that the transaction results in losses exceeding specified thresholds. The language of the Treasury regulations is broad, and if applicable to any transactions undertaken by us (or by a member with respect to their units), may require members that are required to file U.S. federal income tax returns (and in some cases, investors in a member) to disclose to the IRS information relating to such transactions, and to retain certain documents and other records related thereto. There can be no assurance that a member will not be treated as participating in one or more reportable transactions in the future as a result of its investment in our units. Legislation recently was passed that would impose substantial penalties on taxpayers who fail to comply with these Treasury regulations. In addition, certain persons who may be considered to be organizers, sellers or material advisors with respect to the offering of units may be required to maintain and, in some cases, furnish to the IRS certain identifying information concerning the members and their investment in our units. Prospective investors should consult their tax advisors regarding the potential impact of these reportable transaction rules on an investment in our units.

INVESTMENT BY TAX-EXEMPT INVESTORS

General. Special tax considerations apply to potential investors that are exempt organizations, including, for example, Benefit Plan Investors, including tax-qualified pension or 401(k) plans or IRAs. Although such organizations are generally exempt from federal income taxation, they are taxable on their “unrelated business taxable income,” as defined in Section 512 of the Code. Unrelated business taxable income (“UBTI”) generally is defined as gross income from any trade or business unrelated to the tax-exempt function of the organization. However, UBTI does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from “debt-financed property.” In general, debt-financed property includes any property acquired in whole or in part with acquisition indebtedness as defined in Section 514 of the Code.

Although substantially all of our income consists of interest income that is not taxable to an exempt organization, we expect to generate some amounts that are likely to be treated as UBTI to such organizations. For example, we expect to borrow money from time to time. Any borrowing for the purpose of investing in loans may result in “debt-financed property,” and therefore UBTI, under these rules. Also, certain types of fees we may receive in connection with a loan may generate UBTI; the amount of UBTI resulting from the receipt of such fees would depend on the nature and amount of the fees paid in connection with a particular loan. Additionally, in the event of a loan default, we may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time. We are permitted to borrow funds to assist in the operation of any property on the security of which we have previously made a loan and the operations of which we have subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be “debt-financed property.” In such event, net income and gain from any such property may constitute UBTI. We may also receive payments in the nature of points or loan servicing or origination fees at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute UBTI. Any borrowings by a member for the purpose of financing its investment in our units similarly can result in “debt financed property” and, therefore, UBTI under these rules.

We intend to hold our loans for investment. Therefore, subject to the “debt financed property” rules discussed above, no UBTI should result from our disposition of these assets. Such may not be the case, however, if we do not act in accordance with this intention and it is determined that we are a dealer in the business of buying and selling loans. Our managers intend to conduct their activities in a manner so as to minimize or eliminate the risk to us of being classified as a “dealer” for federal income tax purposes (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – TAXATION OF COMPANY INVESTMENTS – Property Held Primarily For Sale; Potential Dealer Status” at page 81).

In computing UBTI, a tax-exempt investor, including a Benefit Plan Investor, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the “debt-financed property,” as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to UBTI. We will be required to report to each member that is an exempt organization, information as to the portion of our income and gains for each year which will be treated as UBTI. The calculation of such amounts is complex, and there is no assurance that our calculation of UBTI will be accepted by the IRS.

In general, if UBTI is allocated to an exempt organization such as a Benefit Plan Investor, the portion of our income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization’s income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in us generally should not affect the tax-exempt status of such an exempt organization. However, a charitable remainder trust will not be exempt from federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

Any person who is a fiduciary of a Benefit Plan Investor considering an investment in units should also consider the impact of minimum distribution requirements under the Code. Section 401(a)(9) of the Code provides generally that certain minimum distributions from tax-qualified pension plans and IRAs must be made commencing not later than April 1 following the calendar year during which the recipient attains age 70 1/2 or, with respect to tax-qualified pension plan distributions, retires, if later. Accordingly, if units are held by tax-qualified pension plans or IRAs and mandatory distributions are required to be made to a qualified plan participant or an IRA beneficiary before we liquidate our loans, it is likely that a distribution of the units in kind will be required to be made. No corresponding cash distribution will be made by us to enable said IRA beneficiary or qualified plan participant to pay the income tax liability arising out of any such in-kind distribution of units. Potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from tax-qualified pension plans and IRAs. It is unlikely that our loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any tax-qualified pension plan or IRA holding units for the tax-qualified pension plan or IRA to be able to avoid making mandatory distribution of units in kind.

Investment by Charitable Remainder Trusts. In addition to the general tax treatment of UBTI received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. Under prior law, if a charitable remainder trust (which includes charitable remainder annuity trusts and charitable remainder unitrusts) received any UBTI for any taxable year, the trust no longer qualified as exempt from tax for such taxable year, and instead was taxable on all of its income as a complex trust. For taxable years beginning after December 31, 2006, a charitable trust that recognizes UBTI still qualifies as exempt from tax for such taxable year, but must pay an excise tax equal to 100% of its UBTI. Because we expect to generate some amount of UBTI, an investment in our units may not be suitable for a charitable remainder trust. Prospective investors that are charitable remainder trusts are urged to consult their tax advisors to determine the effect of the receipt of UBTI on the trust and the suitability of an investment in our units.

If you are a Benefit Plan Investor or other tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing UBTI aspects of an investment in our units. Furthermore, with regard to certain non-tax aspects of an investment in our units, you should consider “ERISA RISKS – Risks of Investment by Benefit Plan Investors and Other Tax-Exempt Investors” at page 38 and “ERISA CONSIDERATIONS” at page 87 of this prospectus.

FOREIGN INVESTORS

Units may be purchased by foreign investors that is, persons who are not U.S. citizens or residents for U.S. income tax purposes, as determined under the Code and Regulations. A foreign investor who purchases units and becomes a member in us may be required to file a United States tax return on which he must report his distributive share of our items of income, gain, loss, deduction and credit. A foreign investor may be required to pay United States federal income tax at regular United States tax rates on his share of our net income, whether ordinary or capital gains. We may be required to withhold United States federal income tax at regular United States federal income tax rates on a foreign investor's share of net income, whether ordinary or capital gains, in which case the foreign investor may be entitled to claim a credit for some or all of the amount withheld against his United States federal income tax liability for such share. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings that we are required to make pursuant to applicable provisions of the Code. It is possible that distributions of interest may qualify for the “portfolio interest” exemption from withholding; investors may wish to discuss the applicability of this or other exemptions from withholding with their tax advisors. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the company and the possibility that we will be required to withhold United States federal income taxes from amounts otherwise payable to foreign investors.

Under the “Foreign Account Tax Compliance Act” provisions of the Hiring Incentives to Restore Employment legislation enacted on March 18, 2010 and the associated final regulations issued by the IRS on January 17, 2013, a 30% U.S. withholding tax will be imposed on (i) “U.S.-source dividends, interest, rents and other fixed or determinable annual or periodical income” paid by us after June 30, 2014 and (ii) certain gross proceeds from the disposition of our units paid after December 31, 2016 to (a) foreign financial institutions (as defined in Section 1471(d)(4) of the Code) unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders and (b) certain other foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Prospective foreign investors are encouraged to consult with their tax advisors regarding the possible implications of the above on an investment in our units.

BACKUP WITHHOLDING

Backup withholding of U.S. federal income tax may apply to distributions made by us to members who fail to provide us with certain identifying information (such as a member's taxpayer identification number (i.e., the social security number in the case of individuals)) and certifications, or who are otherwise subject to backup withholding. U.S. members may comply with these identification procedures by providing us a duly completed and executed IRS Form W-9 (Request for Taxpayer Identification Number and Certification). Foreign members may comply with these identification procedures by providing us with the relevant IRS Form W-8, duly completed and executed. Backup withholding is not an additional tax. Any amounts withheld from payments made to a member may be refunded or credited against such member's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

STATE AND LOCAL TAXES

In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in our units. State and local tax laws often differ from federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A member’s distributive share of our taxable income or loss generally will be required to be included in determining such member’s reportable income for state or local income tax purposes in the jurisdiction in such member is a resident. Furthermore, certain states in which we hold assets or otherwise conduct activities, particularly the State of California, may impose tax on a member’s share of our net income from sources within the state even if such member is not a resident of such state. As a result of an investment in our units, a member may be required to file a tax return with that jurisdiction to report such member’s share of our income from sources within the state.

Many states have implemented or are in the process of implementing programs to require companies to withhold and pay state income taxes owed by non-resident members relating to income-producing properties located in their states. For example, California currently requires withholding with respect to distributions of California source income to nonresident members in certain circumstances. In the event that we are required to withhold state taxes from cash distributions otherwise payable to members, the amount of the net cash from operations otherwise payable to such members would likely be reduced. Furthermore, we are subject to certain state taxes and fees at the entity level. For example, we are required under Delaware law and California law to pay an annual franchise tax of $250 and $800, respectively. We are also required under California law to report and pay a franchise fee that is imposed on a graduated basis to gross revenues in excess of $250,000. The above collection, filing and payment requirements at the state level may increase our administrative expenses which would likely have the effect of reducing returns to our members.

Tax-exempt investors should be aware that a separate application for recognition of exemption may be required in order for such an investor to avoid taxation by any state in which we are treated as conducting a business. The requirements for exemption differ among the states as to the classes of income and types of entities that are eligible for exemption.

Prospective members are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in our units.

POSSIBLE CHANGES IN FEDERAL TAX LAWS

Significant changes have been made to the Code in recent years. The Treasury Department’s position regarding many of those changes must await publication of interpretive and legislative regulations, some of which may not be forthcoming in the foreseeable future. Generally, upon release, those interpretations will be subject to review by the courts, if taxpayers and their representatives believe the interpretations do not conform to the Code. Some Treasury regulations, however, may have the force and effect of law and as a result may be beyond the judicial review powers of federal courts.

The Code is also subject to further change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in Treasury regulations and by the IRS through its audit policy, announcements and published and private rulings. Although significant changes historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in our units would be limited to prospective effect. Accordingly, the ultimate effect on a member’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

THE DISCUSSION ABOVE DOES NOT ADDRESS ALL TAX CONSEQUENCES APPLICABLE TO POTENTIAL INVESTORS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX CONSEQUENCES IN THEIR PARTICULAR SITUATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF UNITS, AS WELL AS ANY CONSEQUENCES UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

ERISA CONSIDERATIONS

The following description is general in nature, is not intended to be all-inclusive, and is based on the law and practice in force at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of consequences under ERISA, the Code and substantially similar provisions of federal, state or local law, each potential investor that is a Benefit Plan Investor or that is a plan subject to such similar laws is advised to consult its own legal advisor with respect to the specific consequences under ERISA, the Code and similar laws of investing in the units and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

General. Investment in the company by retirement plans subject to ERISA and the Code is subject to the requirements of these laws, as further described below. Persons or organizations that exercise discretion or control over assets in plans that are subject to ERISA, such as pension or profit-sharing plans qualified under Code Section 401(a) and exempt from tax under Code Section 501(a) (a “tax-qualified plan”), are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and is required to manage plan assets “solely in the interest of plan participants.” Section 404 of ERISA further requires that plan fiduciaries discharge their duty with the care, skill, prudence and diligence of a prudent man acting in a like capacity (the so called “prudent man rule”) and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor (the “DOL”) under these statutory provisions require that in making investments, the fiduciary consider numerous factors, including current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. Consequently, a tax-qualified plan should, in general, purchase units only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

Fiduciaries Under ERISA. A fiduciary of a tax-qualified plan, such as a pension or 401(k) plan, is subject to certain requirements under ERISA, including the duty to discharge responsibilities solely in the interest of, and for the benefit of, the tax-qualified plan’s participants and beneficiaries. A fiduciary is also required to (i) perform its duties with the skill, prudence and diligence of a prudent man acting in a like capacity, (ii) diversify investments so as to minimize the risk of large losses and (iii) act in accordance with the tax-qualified plan’s governing documents.

Fiduciaries with respect to a tax-qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the tax-qualified plan. For example, any person who is responsible for choosing a tax-qualified plan’s investments, or who is a member of a committee that is responsible for choosing a tax-qualified plan’s investments, is a fiduciary of the tax-qualified plan. Also, an investment professional whose advice will serve as one of the primary bases for a tax-qualified plan’s investment decisions may be a fiduciary of the tax-qualified plan, as may any other person with special knowledge or influence with respect to a tax-qualified plan’s investment or administrative activities.

While the beneficiary “owner” or “account holder” of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, as explained below. Where a participant in a tax-qualified plan exercises control over such participant’s individual account in the tax-qualified plan in a “self-directed investment” arrangement that meets the requirements of Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such tax-qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the DOL. Certain tax-qualified plans of sole proprietorships, companies and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules, explained below.

A person subject to ERISA’s fiduciary rules with respect to a tax-qualified plan should consider those rules in the context of the particular circumstances of the tax-qualified plan before authorizing an investment of a portion of the tax-qualified plan’s assets in units.

Any plan subject to any provision of federal, state or local law substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA that is considering an investment in units should consult with experienced legal counsel regarding the applicability of the provisions of such similar laws and whether the units would be an appropriate investment for a plan under such laws.

Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all Benefit Plan Investors) and Section 406 of ERISA (which does not apply to IRAs or to certain tax-qualified plans that, under the rules summarized above, are not subject to ERISA’s fiduciary rules) prohibit tax-qualified plans and IRAs from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” under the Code or “parties in interest” under ERISA (“disqualified persons” and “parties in interest” are hereafter referred to as “disqualified persons”). Disqualified persons include fiduciaries of the tax-qualified plan or IRA, officers, directors, certain shareholders and certain other owners of the company sponsoring the tax-qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

“Prohibited transactions” include any direct or indirect transfer or use of a tax-qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a tax-qualified plan’s or IRA’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a tax-qualified plan or IRA in connection with a transaction involving the assets of the tax-qualified plan or the IRA. ERISA and the Code contain statutory and regulatory prohibited transaction exemptions and administrative exemptions may be granted by the DOL. Under ERISA, a disqualified person that engages in a non-exempt prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be liable for any losses sustained by the tax-qualified plan. ERISA also authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a non-exempt prohibited transaction with a tax-qualified plan or IRA. Further, if the owner or account holder of an IRA engages in a non-exempt prohibited transaction with the IRA, the IRA may be disqualified.

In order to avoid the occurrence of a non-exempt prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a Benefit Plan Investor from assets as to which our managers or any of their affiliates are fiduciaries. Additionally, fiduciaries of, and other disqualified persons with respect to, tax-qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular tax-qualified plan’s or IRA’s decision to purchase units.

Plan Assets. If our assets were determined under ERISA or the Code to be “plan assets” of Benefit Plan Investors, including tax-qualified plans and/or IRAs, holding units, fiduciaries and other disqualified persons of such tax-qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by our managers or their affiliates. In addition, certain of the transactions described in the prospectus in which the company might engage, including certain transactions with affiliates, might constitute non-exempt prohibited transactions under the Code or ERISA with respect to such Benefit Plan Investors, even if their acquisition of units did not originally constitute a non-exempt prohibited transaction. Moreover, fiduciaries with responsibilities to tax-qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the manager in violation of ERISA.

Although under certain circumstances ERISA and the Code, as interpreted by the DOL in currently effective regulations, apply a “look-through” rule under which the assets of an entity in which a Benefit Plan Investor has made an equity investment may generally constitute “plan assets,” the applicable regulations except investments in certain publicly registered securities from the application of the “look-through” principle.

In order to qualify for the exception described above, the securities in question must be “publicly-offered securities.” Publicly-offered securities are defined as freely transferable, part of a class of securities that is “widely held”, and registered either (i) under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer’s fiscal year during which the offering occurred.

Our units should constitute “publicly-offered securities” because (i) our managers have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the company, and the regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (ii) our managers have represented that our offering of the units is registered under the Securities Act and that our managers intend to register the units in the company under the Exchange Act; and (iii) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of members contained in our operating agreement, with the possible exception for transfer restrictions related to the company’s desire to avoid being a publicly-traded partnership as discussed below, fall within the scope of certain restrictions enumerated in DOL regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. Our operating agreement prohibits the assignment or other transfer of units without our managers’ written consent if our managers determine in good faith that such transfer might result in a change in the status of the company to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the IRS in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the members or their assignees. In order to prevent the company from being classified as a publicly-traded partnership, our managers have represented that they intend to prohibit transfers of units only to the extent necessary to avoid publicly traded partnership status (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES – TAXATION CLASSIFICATION OF THE COMPANY – Publicly Traded Partnerships” at page 77). DOL regulations permit restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the DOL expressed its opinion that a restriction against transfer of company interests that is drafted to avoid reclassification of a company as a publicly-traded partnership would qualify as the type of restriction contemplated by the applicable DOL regulation. Therefore, the restriction in our operating agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of such regulation.

Potential Consequences of Treatment as Plan Assets. In the event that the units do not constitute “publicly-offered securities,” an investment in any units by a Benefit Plan Investor will cause an undivided interest in each of the underlying assets of the company to be considered “plan assets” subject to the fiduciary provisions of ERISA and to the prohibited transaction provisions of ERISA and Section 4975 of the Code. If our underlying assets are deemed to be plan assets, the company may be required to take steps which could affect members who are subject to income tax, as well as tax-qualified plans which may invest in the company. In such event, ERISA’s fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to management of the company. Each person who has authority or control with respect to the management or disposition of the assets of the company, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the company would be treated as a fiduciary and therefore could be personally liable for any losses to a tax-qualified plan which invests in the company resulting from a breach of fiduciary duty.

The prohibited transaction restrictions would apply to any transactions in which the company engages involving the assets of the company and a disqualified person. Such restrictions could, for example, require that the company and our managers avoid transactions with entities that are affiliated with the company or our managers or that Benefit Plan Investors be given the opportunity to redeem their units. Also, our managers who participate in a non-exempt prohibited transaction may be subject to an excise tax. Finally, entering into a non-exempt prohibited transaction with the owner or account holder of an IRA may result in the disqualification of the IRA.

The sale of units to a Benefit Plan Investor, or to plans subject to any provision of federal, state or local law substantially similar to the fiduciary responsibility or prohibited transaction provisions of ERISA and the Code, is in no respect a representation by the company, or any other person that this investment meets all the relevant legal requirements with respect to investment by Benefit Plan Investors or plans generally or by any particular Benefit Plan Investor or plan, or that this investment is appropriate for Benefit Plan Investors or plans generally or for any particular Benefit Plan Investor or plan.

Annual Valuation. Fiduciaries of Benefit Plan Investors are required to determine annually the fair market value of the assets of such Benefit Plan Investors, typically, as of the close of a plan’s fiscal year. To enable the fiduciaries of Benefit Plan Investors subject to the annual reporting requirements of ERISA or the Code to prepare reports relating to an investment in the company, our managers are required to furnish an annual statement of estimated unit value to the members. The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all company assets were sold as of the close of our fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the company, were distributed in liquidation of the company.

Such estimated values will be based upon annual valuations of company properties performed by our managers, but no independent appraisals will be obtained. While our managers are required under our operating agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such valuations may not satisfy the requirements imposed under ERISA upon fiduciaries of Benefit Plan Investors. The estimated value per unit will be reported to members in our next annual or quarterly report on Form 10-K or 10-Q sent to the members for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by us or by the members upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Members may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

DESCRIPTION OF UNITS

The units represent an interest in the company. Each unit is $1. Members, who own units, have limited voting rights. Members representing 10% of the member interests may call a meeting of the company (See “SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT” at page 91).

If you assign your units to another person, that person will not become a substituted member in your place unless the written consent of our managers to such substitution has been obtained. Such consent will not be unreasonably withheld. No assignee of your units will be entitled to receive allocations and distributions attributable to the units transferred to him, nor have any of the other rights of a member, including the right to vote as a member and the right to inspect and copy our books, until such assignee becomes a substituted member.

There is no public trading market for the units and none is likely to exist. The transferability of the units is subject to a number of restrictions. Accordingly, the liquidity of the units is limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the redemption provisions described below. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire fewer than 2,000 units. No unit may be transferred if, in the judgment of our managers, a transfer would jeopardize the status of the company as a partnership for federal income tax purposes. Transfers of the units will generally require the consent of the California Commissioner of Business Oversight, except as permitted in the Commissioner’s Rules. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your interests if our managers determine such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

You have no right to redeem any units for one year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one-year period, you may redeem all or part of your units, subject to certain limitations (See “TRANSFER OF UNITS – Unit Redemption Program” at page 98).

SUMMARY OF SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
OPERATING AGREEMENT

The following is a summary of our limited liability company operating agreement, and is qualified in its entirety by the terms of the agreement itself. You are urged to carefully read the entire agreement, which is set forth as Appendix A to this prospectus.

Limited Liability of Members. You as a member will not be responsible for the obligations of the company beyond the amount of the capital contributions you have made.

Voting Rights of the Members. As a member you will have no control over the management of the company, except that members representing a majority of the outstanding units may, without the concurrence of the managers, take any of following actions:

      • dissolve and terminate the company,
•	amend our operating agreement, subject to certain limitations described in Section 12.4 of the operating agreement,
               • approve or disapprove the sale of all or substantially all of the assets of the company, and
•	remove or replace one or all of our managers or elect additional or new managers.

The approval of two-thirds (2/3) in interest of the members is required to elect a new manager to continue the business of the company where there is no remaining manager after a manager ceases to be a manager other than by removal. The managers will have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the members.

Without the approval of a majority in interest of the members, our managers may not take any of following actions:

•	sell all or substantially all of our assets,
•	cause the merger or other reorganization of the company,
•	dissolve the company, or

•
appoint a new manager, unless the appointment of an additional manager is necessary to preserve our tax status, such person has no authority to manage or control the company, there is no change in the identity of the persons who have authority to manage or control the company, and the admission of such additional manager does not materially adversely affect the members.

Units owned by our managers may not be voted on matters submitted to the members regarding the removal of the managers or regarding any transaction between the company and the managers. In addition, such units will not be included in determining the existence of the requisite percentage of units necessary to approve a matter on which the managers may not vote or consent.

Capital Contributions. Interests in the company will be sold in units of $1, and no person may acquire fewer than 5,000 units ($5,000) in our follow-on offering for initial investments or 1,000 units ($1,000) for additional investments for existing members. The managers have the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The managers, collectively, will contribute the sum of l/10th of 1% of the aggregate capital contribution of the members. The managers and their affiliates may, but are not obligated to, acquire additional units.

Capital Account. A capital account will be established and maintained for each member. If a member utilized the services of a participating broker-dealer, his capital account will be credited with his capital contribution. If the member acquired his units through an unsolicited sale, his capital account will be credited with his capital contribution plus the amount of the sales commissions, if any, paid by Redwood Mortgage Corp. that are specially allocated to the member. This is intended to ensure that all members, regardless of the means through which they invest in the units, receive relatively equal treatment with respect to their capital accounts. It also takes into account the fact that the member, rather than the company, is responsible for directly paying fees to his registered investment advisor in an unsolicited sale.

Each member’s capital account will be adjusted to reflect allocations of our net profits or net losses. Capital accounts will also be adjusted to reflect capital contributions, distributions and redemptions and other items in the nature of income or gain, or expenses and losses. For a fuller explanation of the capital account maintained for each member, see “GLOSSARY” at page 111 of this prospectus.

Rights, Powers and Duties of Managers. Subject to the right of the members to vote on specified matters, the managers will have complete charge of the business of the company. The managers and their personnel are not required to devote full time to company affairs but only such time as they deem reasonably necessary for the conduct of company business. The managers and their affiliates may engage in any other businesses or activities, including businesses related to or competitive with us. Any one of the managers acting alone has the power and authority to act for and bind the company. The managers are granted the special power of attorney of each member for the purpose of executing any document that may be required to effect the continuation of the company, the admission of an additional manager or substitute manager or the dissolution or termination of the company.

Distributions. The company intends to make monthly distributions of income. Available cash will be distributed 99% to the members and 1% to the managers. Amounts distributed to the members will be allocated among the members in proportion to their units. Members may also elect to reinvest the amounts that otherwise would be distributed to them in exchange for additional units (see “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102).

Meetings of Members. There are no regularly scheduled meetings of our members. However, the managers may call meetings of the members at any time and will call a meeting upon written request to the managers by members holding at least 10% of the units. Upon receipt of a proper written request for a meeting, the managers will fix a date for such meeting and will, within ten days after receipt of such request, notify all of the members of the meeting’s date and purpose. Meetings duly requested by members will be held not less than fifteen and not more than 60 days following the receipt of the members’ written request for the meeting. Unless otherwise specified in the notice for such meeting, meetings will be held at 2:00 p.m. at our offices. As a member, you may vote in person or by proxy at the meeting. A majority of the members will constitute a quorum at meetings.

Offering Expenses. We will reimburse our managers for, or we may pay directly, all expenses incurred in connection with the organization or offering of the units, including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than selling commissions) (see “COMPENSATION OF OUR MANAGERS AND THEIR AFFILIATES” at page 44).

Administrative Expenses. We will reimburse our managers or their affiliates for the actual cost incurred by them (or we may pay directly), the cost of goods and materials used for or by us and obtained from entities unaffiliated with our managers or their affiliates. We will also pay or reimburse our managers or their affiliates for the cost of administrative services necessary to the prudent operation of the company, provided that such reimbursement will be at the lower of (A) the actual cost to our managers or their affiliates of providing such services, or (B) 90% of the amount we would be required to pay to non-affiliated persons rendering comparable administrative services in the same geographical location. We may not reimburse our managers or their affiliates for services for which they are entitled to receive a separate fee or compensation.

The cost of administrative services means the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to our independent certified public accountant.

Our managers will pay, and will not be reimbursed for, any general or administrative overhead incurred by them in connection with our administration which is not directly attributable to services authorized by our operating agreement.

Operating Expenses. Our operating expenses will be billed directly to and paid by us. Operating expenses include, but are not limited to:

•
salaries, compensation, travel expenses and fringe benefits of personnel employed by us and involved in our business, including persons who may also be employees of our managers or their affiliates, but excluding such items incurred or allocated to any person holding a 5% or greater equity interest in a manager or affiliate, or a person having the power to direct a manager or affiliate,

•	cost of borrowed money, taxes and assessments on foreclosed properties and other taxes applicable to us,
•	costs of professional services, including legal, audit, accounting and brokerage fees and expenses,
•	printing and other expenses and taxes incurred in connection with the issuance, transfer, registration and recording of documents evidencing ownership of units or in connection with our business,
•	fees and expenses paid to appraisers, leasing agents, consultants, real estate brokers, insurance brokers, and other agents,
•
costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of a property, provided that the total compensation paid to all persons for the sale of a property held by us as the result of foreclosure will be limited to a competitive real estate commission, not to exceed 6% of the contract price for the sale of the property,

•	cost of insurance required in connection with our business,
•	expenses relating to our organization and corporate maintenance,
•	expenses in connection with making distributions to our members,
•	expenses of preparing and mailing reports and other communications to our members and outside parties for investor, tax reporting or other purposes,
•	costs of accounting, bookkeeping and computer equipment and services,
•	cost of preparing and disseminating information relating to potential sale, refinancing or other disposition of company property, and
•	legal, accounting and other costs incurred in connection with any litigation, investigation or other proceedings.

Accounting and Reports. The managers will cause to be prepared and furnished or made available to you, a financial statement of the company which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies). You will also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 75 days after the end of the year.

The managers presently maintain the company’s books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The managers reserve the right to change such methods of accounting, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members. You may inspect the books and records of the company at all reasonable times. You may also request a list of the members of the company.

Regulatory and Administrative Reports. The managers, at our expense, will cause our income tax returns to be prepared and timely filed with the appropriate authorities. The managers, at our expense, will also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under the then current applicable laws, rules and regulations. Any member will be provided with a copy of any of the reports upon request without expense to him. The managers, at our expense, will file, with the securities administrators for the various states in which we are registered, as required by such states, a copy of each of the above reports.

Restrictions on Transfer. The operating agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold fewer than 2,000 units. No unit may be transferred if, in the judgment of the managers, and/or their counsel a transfer would jeopardize our status as a “partnership” for federal income tax purposes. The written consent of the California Commissioner of Business Oversight is also required prior to any sale or transfer of units except as permitted in the Commissioner’s rules. In addition, you will not be permitted to make any transfer or assignment of your units if the managers determine such transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

Withdrawal by a Manager. A manager may not voluntarily withdraw as a manager from the company without the approval of a majority in interest of the members, unless such withdrawal would not affect the tax status of the company and would not materially adversely affect the members. Subject to the foregoing, a manager may withdraw by providing at least 90 days’ written notice to members. During this 90 day period, the majority in interest of the members (excluding any interest of the withdrawing manager), may agree to continue the business and elect a new manager who agrees to continue the existence of the company.

A manager may also sell and transfer its manager interest in the company (including all associated powers and authorities) for such price as the manager determines in its sole discretion, and neither the company nor the members will have any interest in the proceeds of such sale. However, the successor manager must be approved by a majority in interest of the members.

Removal of a Manager. A manager may be removed by a majority in interest of the members (excluding any interests held by the manager being removed). Members may exercise such right by presenting to the manager a notice of removal which, among other things, describes the grounds for removal. Within 30 days following the notice of withdrawal, a majority in interest of the members may agree to designate a successor manager to continue the business of the company.

Payment to Withdrawing or Removed Manager. If a manager retires, withdraws or is removed, we will pay to the manager all amounts then accrued and owing to the manager (including, without limitation, the asset management fee through the date of such termination). Additionally, we will terminate the manager’s interest in company income, losses, distributions, and capital by payment of an amount in cash equal to the then present fair value of such interest. The then present fair value of such interest will be determined by agreement between the manager and us or, if we cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration will be borne equally by the manager and us. Any payment to the manager will be in the form of a one-time cash payment, subject to our solvency and liquidity requirements.

Term of Company. The term of the company commenced on the day the certificate of formation was filed with the Delaware Secretary of State, in October 2008, and will continue until October 8, 2028, unless our term is extended by the vote of a majority in interest of the members or earlier terminated pursuant to the provisions of the operating agreement or by operation of law. The company will dissolve and terminate if any one of the following occurs:

•	upon the affirmative vote or consent of a majority in interest of the members,
•	upon the sale of all or substantially all (i.e., at least 70% of the total fair market value) of the company’s assets as of the time of the sale,
•
upon the dissolution, bankruptcy, retirement, death or insanity of a manager, unless within 90 days after any such event, the remaining managers, if any, elect to continue the business of the company, or if there are no remaining managers, two-thirds (2/3) in interest of the members agree to continue the business of the company and to the appointment of a successor manager who executes a written acceptance of the duties and responsibilities of a manager,

•
upon the removal of a manager, unless within 90 days after the effective date of such removal, the remaining managers, if any, elect to continue the business of the company, or if there are no remaining managers, a majority in interest of the members approves a successor manager and elects to continue the business of the company,

•
upon the withdrawal of a manager, unless within 90 days after the effective date of such withdrawal, a majority in interest of the members agrees to continue the business of the company and to the appointment of a successor manager who executes a written acceptance of the duties and responsibilities of a manager, or

•	otherwise by operation of law.

We anticipate that we would solicit the vote of the members to approve the dissolution of the company only in the event our managers determine it would be in the best interests of our members to discontinue our operations and to dissolve, due to insufficient capital, adverse changes in economic or business conditions or similar factors.

Winding Up. Upon the occurrence of an event of dissolution, the company will immediately be dissolved, but will continue until its affairs have been wound up. Upon dissolution of the company, the managers will wind up the company’s affairs by liquidating the company’s assets as promptly as is consistent with obtaining current fair market value of such assets, either by sale to third parties or by collecting loan payments under the terms of the loan; provided that our managers will liquidate all company assets for the best price reasonably obtainable in order to completely wind up the company’s affairs within five years after the date of dissolution. All funds we receive will be applied to satisfy or provide for company debts and the balance will be distributed to the managers and the members in accordance with the terms of the operating agreement.

Restrictions on Roll-up Transactions. A roll-up transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (roll-up entity) that is created or would survive after the successful completion of a roll-up transaction. This term does not include: (i) a transaction involving our units of membership interests that have been listed on a national securities exchange for at least 12 months; or (ii) a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in member voting rights, the term of our existence, compensation to our managers or their affiliates or our investment objectives.

In connection with any roll-up transaction involving the issuance of securities of a roll-up entity, an appraisal of all of our assets will be obtained from a competent independent expert. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction.

In connection with a proposed roll-up transaction, the sponsor of the roll-up transaction must offer to members who vote “no” on the proposal the choice of:

1.	accepting the securities of the roll-up entity offered in the proposed roll-up transaction; or

2.	one of the following:

(a)	remaining as members in the company and preserving their interests therein on the same terms and conditions as existed previously, or

(b)	receiving cash in an amount equal to the member’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any roll-up transaction:

•
that would result in the members having voting rights in a roll-up entity that are less than those provided in our operating agreement and described elsewhere in this prospectus, including rights with respect to the election and removal of managers, member meetings, amendment of our operating agreement, and our dissolution,

•
that includes provisions that would materially impede or frustrate the accumulation of securities by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of securities held by that investor,

•	in which our investors’ rights to access of records of the roll-up entity will be less than those provided in our operating agreement and described elsewhere in this prospectus, or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the members.

The following section entitled “SUMMARY OF LIMITED LIABILITY COMPANY OPERATING AGREEMENT – Mergers, Consolidations and Conversions” applies to transactions other than roll-up transactions.

Mergers, Consolidations and Conversions. If we participate in any transaction requiring the approval of the members in which we are acquired by another entity, we are merged or consolidated with another entity or we are converted into another form of business entity, in which our units would be exchanged for securities of another entity, then each member who does not approve such reorganization, commonly referred to as the dissenting member, may require us to purchase for cash, at its fair value, his or her units. The fair value of a dissenting member’s units is equal to the dissenting member’s pro rata share of the appraised value of the net assets of the company, as determined by a competent independent expert.

We may, however, without the consent of the members, convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in:

•	the voting rights of the members,
•	the termination date of the company (currently, October 8, 2028, unless terminated earlier in accordance with the operating agreement),
•	the compensation payable to the managers or their affiliates, or
•	our investment objectives.

Our managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the above provisions based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the members) of our conversion to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which we would be converted; the historic and projected operating results of our loans, and the then current value and marketability of our loans. In general, our managers would consider any material limitation on the voting rights of the members or any substantial increase in the compensation payable to the managers or their affiliates to be a significant adverse change.

Amendment. Our operating agreement may be amended by the vote or consent of a majority in interest of the members. However, if an amendment increases the duties or liabilities of any manager or member or materially diminishes the rights or benefits to which any manager or member is entitled, then the amendment requires the affirmative vote or consent of a majority in interest of the members who would be adversely affected (or the consent of a manager if it will be adversely affected). In any event, the operating agreement may not be amended to change the limited liability of the members without the affirmative vote or consent of all of the members. In addition to requiring member approval as is generally required to amend our operating agreement, any amendment to our operating agreement modifying the compensation or distributions to which our managers are entitled or that affects the duties of the managers will require the consent of the managers. In addition, our managers may amend the operating agreement, without the vote or consent of any of the members:

•	to reflect a change in the name of the company or the amount of the contribution of any member,
•	to reflect the substitution of a person as a member,
•	to reflect the admission of an additional member,
•	to reflect the admission of a successor or additional manager in accordance with the terms of the operating agreement,
•
to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the operating agreement that will not be inconsistent with the provisions of the operating agreement,

•
to delete or add any provision required to be so deleted or added by the Securities and Exchange Commission or by a state securities administrator or similar official, which addition or deletion is deemed by the administrator or official to be for the benefit or protection of the members,

•	to elect for the company to be governed by any successor Delaware statute governing limited liability companies,
•	to modify provisions to comply with Treasury Regulation Section 1.704-1(b), or
•	to amend the unit redemption provision of the operating agreement.

The managers will notify the members within a reasonable time of the adoption of any such amendment, provided that such notice will be deemed to have been given if the adopted amendment is disclosed in a report that we publicly file with the Securities and Exchange Commission.

Arbitration. Other than in connection with determining the fair value of a manager’s interest in the company upon the manager’s retirement, removal or withdrawal from the company, nothing in the operating agreement or the subscription agreement will be deemed to require the mandatory arbitration of disputes between a member and the company or any manager.

Distribution Reinvestment Plan. We currently have a distribution reinvestment plan that is designed to enable members to have their cash distributions from us invested in additional units (See “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102 and the “FORM OF DISTRIBUTION REINVESTMENT PLAN” included in this prospectus as APPENDIX C).

TRANSFER OF UNITS

Restrictions on the Transfer of Units. There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become members only with the consent of our managers. The assignment or other transfer of units must comply with the minimum investment and suitability standards imposed by us (See “INVESTOR SUITABILITY STANDARDS” at page 1). Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units must generally satisfy minimum investment and investor suitability standards similar to those applicable to the original offering of units. Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units. In the case of a transfer in which a member firm of FINRA is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section (b)(2) of FINRA Rule 2310. The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

Our operating agreement provides that an assignee of a unit may not be substituted as a member if our managers determine that:

•	the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person),
•	the assignment is not permitted under applicable law, including, in particular but without limitation, applicable federal and state securities laws, or
•
such assignment would jeopardize our existence or qualification as a limited liability company under Delaware law or the applicable laws of any other jurisdiction in which the company is then conducting business.

Restrictions Related to Tax Status. In addition to the transfer restrictions described above, Section 7.4 of our operating agreement provides that any proposed sale, assignment or other transfer of a unit will be void if either:

•
the transfer or assignment, when considered together with other transfers during the same applicable twelve month period, would, in the opinion of our counsel, result in the termination of our status as a partnership for federal or state income tax purposes, or

•
our managers determine that the transfer or assignment would result in the company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

Our operating agreement also provides that a transferee or assignee of an interest may not be substituted as a member if our managers determine that the sale or transfer of the interest may jeopardize the continued ability of the company to qualify as a “partnership” for federal income tax purposes.

Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

Unit Redemption Program. In order to provide our members with a certain degree of liquidity, we have adopted a unit redemption program. Generally, one year after purchasing your units, you may present for redemption all or part of your units, in accordance with the procedures set forth below. At that time, we may, subject to the significant restrictions and limitations described below, redeem the units presented for redemption to the extent that we have sufficient cash flow available to us to fund such redemption.

We will attempt to redeem units on a quarterly basis. Redemptions (or partial redemptions), if any, will be paid at the end of the calendar quarter following the quarter in which the redemption request is received. The amount that a redeeming member will receive is based on the member’s units outstanding. The fair market value of your units will be irrelevant in determining amounts to be paid upon redemption.

The price we will pay for units redeemed will be based on the lesser of the purchase price paid by the redeeming member or such member’s capital account balance as of the date of each redemption payment. Redemption value will be calculated as follows:

•	For redemptions beginning after one year (but before two years) 92% of purchase price or 92% of the capital account balance, whichever is less.
•	For redemptions beginning after two years (but before three years) 94% of purchase price or 94% of the capital account balance, whichever is less.
•	For redemptions beginning after three years (but before four years) 96% of purchase price or 96% of the capital account balance, whichever is less.
•	For redemptions beginning after four years (but before five years) 98% of purchase price or 98% of the capital account balance, whichever is less.
•	For redemptions beginning after five years, 100% of purchase price or 100% of the capital account balance, whichever is less.

Notwithstanding the foregoing, with respect to any redemption, the number of units you may redeem per quarter will be subject to a maximum of the greater of 100,000 units or 25% of your units outstanding.

For redemption requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter. The percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all units covered by such redemption request, provided that, if redemption payments are delayed because the company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date. Units purchased through our distribution reinvestment plan will be subject to the same holding period, redemption values and other limitations on redemptions applicable to initial purchases of units.

A portion of the early redemption penalty payments (i.e., the difference between 100% and the redemption payment paid to the redeeming member) will be applied toward the next installments of principal, under the formation loan owed to us by Redwood Mortgage Corp., thereby reducing the amount owed to us from Redwood Mortgage Corp. Such portion will be determined by the ratio between the amount of the formation loan and the total amount of offering costs incurred by us in this offering. Once offering expenses are repaid, early redemption penalties will be applied to the formation loan, and then our own account (See “PLAN OF DISTRIBUTION – Formation Loan” at page 106).

Our managers will have the right, at their discretion, to redeem the units of any investor who holds less than 2,000 units. No penalties will be assessed in connection with such a redemption. Our managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a member or other exigent circumstances or if the managers believe such waiver is in the best interests of the company.

We will not establish a reserve from which to fund redemptions. Our capacity to redeem your units upon request is restricted to the availability of company cash flow. For this purpose, cash flow is considered to be available only after all current company expenses have been paid (including compensation to our managers and their affiliates), adequate provision has been made for payment of our current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to members who do not reinvest distributions pursuant to our distribution reinvestment plan. Accordingly, we cannot guarantee that we will have sufficient funds to accommodate all redemption requests made in any given year.

In any event, we will not, in any calendar year, redeem from all of our members a total of more than 5% (or in any calendar quarter, redeem more than 1.25%) of the weighted average number of all units outstanding during the twelve month period immediately prior to the date of the redemption. In addition, our managers may, in their sole discretion, further limit the percentage of the total members’ units that may be redeemed, or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any regulations promulgated thereunder.

Our managers reserve the right, in their sole discretion, at any time and from time to time (1) to reject any request for redemption or to suspend or terminate the acceptance of new redemption requests without prior notice, or (2) to terminate, suspend or amend the unit redemption program. Our managers may choose to terminate or suspend our unit redemption program if they determine, in their sole discretion, that there is insufficient cash flow, as described above; or if such termination or suspension would otherwise be in the best interests of the company. In addition, our managers may, at any time, and without prior notice, reduce the number of units purchased under our unit redemption program if they determine, in their sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other company purposes. These limitations apply to all redemptions, including redemptions upon the death of a member. In the event we terminate, suspend or amend our unit redemption program, we will send our members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment. However, we may suspend or terminate the acceptance of new redemption requests at any time without prior notice.

If redemption requests in excess of limitations under our unit redemption program are received by our managers, the priority of redemptions among members will be determined as follows: (i) redemptions upon the death of an investor; and (ii) all other redemption requests. All redemptions will be honored on a pro rata basis, based on the amount of redemption requests received in the preceding quarter plus unfulfilled redemption requests that we were unable to honor in prior quarter(s). Unfulfilled redemption requests carried over from a prior quarter will not receive priority over redemption requests received by our managers in the current quarter.

In the event that a member has an unfulfilled redemption request, the member may withdraw the redemption request at any time by sending a written notice of withdrawal to us. If we receive the notice less than 30 days prior to the next scheduled redemption payment, then that payment will be made but all subsequent payments to the member will cease. If we receive the notice more than 30 days prior to the next scheduled redemption payment, then all redemption payments to the member will cease.

After withdrawing a pending redemption request, the member may thereafter submit another redemption request to us at a later date. This later redemption request may well have a lower penalty than what was applied to the initial redemption request as the penalty is determined at the time the redemption payments for a specific request commence. For example, if the redemption payments for a member’s initial redemption request commence after one year (but before two years), the payments would be at the 92% level. If the member’s redemption request thereafter remained unfulfilled, the member could withdraw the request. If, after such withdrawal, the member submits another request at a later date and the payments for that request commence after three years (but before four years), the payments would be at the 96% level. Thus, when a member’s redemption request is not being fulfilled, it may be advantageous for the member to withdraw the request and then submit another redemption request later.

Upon dissolution and termination of the company, a five-year winding-up period is provided for liquidating our loan portfolio and distributing cash to members. Due to high prevailing interest rates or other factors, we could suffer reduced earnings (or losses) if a substantial portion of our loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Members who complete a redemption of their units prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those members who remained in the company until its termination.

While we do not believe that redemption of a member’s units will have collateral tax consequences for other members, it is possible that the IRS would take the position that redemptions do have collateral tax consequences for other members.

During the years ended December 31, 2013 and 2012, 58,190 and no units, respectively, were redeemed. All redemption requests that were made have been honored.

Redemption Upon Death. In the event of your death during your investment with us, including in the event of your death during the first year of your ownership of units, your heirs will be provided with the option to redeem all or a portion of your units. Such redemptions will not be subject to any penalties but in any given quarter, will be limited in amount to the greater of 100,000 units or 25% of your outstanding units. Your heirs will be required to notify us of their intent to redeem your units within six months from the date of death or the units will become subject to our standard redemption provisions. If spouses are joint registered holders of units, the request to redeem the units may be made if either of the registered holders dies. Due to the complex nature of administering a decedent’s estate, our managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

DISTRIBUTION POLICIES

Distributions to Members. We will distribute, on a monthly basis, cash available for distribution to our members, other than those participating in our distribution reinvestment plan (See “SUMMARY OF DISTRIBUTION REINVESTMENT PLAN” at page 102). However, there is no assurance as to the timing or amount of any such distributions. Under very limited circumstances, we will make a special distribution to enable you to pay taxes on specified types of income in accordance with our operating agreement.

Cash available for distribution to the members will be allocated to the members in proportion to their percentage interests and in proportion to the number of days during the applicable month that they owned such percentage interests. For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs. All cash available for distribution will be allocated 1% to our managers and 99% to the members.

Cash Available for Distribution. Under our operating agreement, “cash available for distribution” means Cash Flow less amount set aside for creation or restoration of reserves. In turn, “Cash Flow” means company cash funds provided from operations (including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments), and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month, after deducting cash funds used to pay operating expenses and debt payments of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses may not include any general overhead expenses of the managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22 of our operating agreement.

Distribution Process. To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

We commenced active operations in October 2009. For the years ended December 31, 2013 and 2012, we did not generate enough cash flow from operating activities to fully fund distributions. Therefore, some of those distributions were paid from sources other than cash flow from operating activities. Distributions in excess of our cash flow from operating activities have been funded from cash on hand, which can include proceeds from offerings and loan repayments from borrowers. During 2013, we paid total distributions of $1,082,661. Of this, we used $807,628 (75%) from cash from operating activities and $275,033 (25%) from loan repayments from borrowers. In 2012, we paid total distributions of $859,980. Of this, we used $568,717 (66%) from cash from operating activities and $291,263 (34%) from loan repayments from borrowers. If we make distributions from sources other than cash flow from operating activities, we will have fewer funds available to invest in mortgages, which could reduce our members’ overall returns and could constitute a return of capital.

Net cash provided by (used in) operating activities, net income, and distributions to members, from inception to December 31, 2013, are summarized in the following table:

					Percent of
					Distributions
					Paid From	Percent of
	Net Cash				Net Cash	Net
	Provided by				Provided by	Income
Quarters	(Used In)		Distributions	Distributions	(Used In)	Covering
ending by	Operating	Net	To	To	Operating	Total
Year	Activities	Income	Members	Managers	Activities	Distributions
2009
Sept. 30	$—	$—	$—	$—	—%	—%
Dec. 31	(68,128)	14,055	13,914	141	(490)	100
	(68,128)	14,055	13,914	141	(490)	100
2010
Mar. 31	(27,333)	27,335	28,048	179	(97)	97
Jun. 30	137,616	23,534	38,713	—	355	61
Sep. 30	45,968	56,474	58,414	—	79	97
Dec. 31	54,852	58,341	78,800	1,477	70	73
	211,103	165,684	203,975	1,656	103	81
2011
Mar. 31	64,741	96,883	112,962	—	57	86
Jun. 30	125,021	116,177	147,873	2,131	85	77
Sep. 30	117,179	151,211	162,965	(2,131)	72	94
Dec. 31	153,654	153,681	176,990	—	87	87
	460,595	517,952	600,790	—	77	86
2012
Mar. 31	170,559	159,935	191,236	—	89	84
Jun. 30	114,514	103,257	205,097	5,180	56	49
Sep. 30	92,938	139,090	219,263	—	42	63
Dec. 31	190,706	224,335	239,204	—	80	94
	568,717	626,617	854,800	5,180	67	73
2013
Mar. 31	198,925	223,791	257,733	—	77	87
Jun. 30	224,856	189,221	265,554	—	85	71
Sep. 30	182,068	186,731	270,505	6,266	67	67
Dec. 31	201,779	284,880	282,603	—	71	101
	807,628	884,623	1,076,395	6,266	75	82
Program to date	$1,979,915	$2,208,931	$2,749,874	$13,243	72%	80%

Cumulative
Thru 2009	(68,128)	14,055	13,914	141	(490)	100
Thru 2010	142,975	179,739	217,889	1,797	66	82
Thru 2011	603,570	697,691	818,679	1,797	74	85
Thru 2012	1,172,287	1,324,308	1,673,479	6,977	70	79
Thru 2013	1,979,915	2,208,931	2,749,874	13,243	72	80

Fluctuations in net income during certain quarters are due to:

•	the accounting (i.e. non-cash) charge against earnings for unamortized loan administration fees that occurs when loans prepay,
•	the costs, principally accounting, tax, audit and legal fees incurred when completing SEC, tax and other regulatory filings that are expensed in the period in which the service is rendered, and
•	variations in interest income and the correlated costs associated with the fluctuations in average daily loan balance due to loan fundings, loan payoffs and idle funds available for lending.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

The following summarizes our distribution reinvestment plan. A complete copy of our FORM OF DISTRIBUTION REINVESTMENT PLAN is included in this prospectus as APPENDIX C.

Investment of Distributions

We have adopted a distribution reinvestment plan pursuant to which members may elect to have all or a portion of the full amount of their distributions from us reinvested in additional units. We are offering 37,500,000 units for sale pursuant to our distribution reinvestment plan at $1 per unit. The distribution reinvestment plan will be in effect until the earliest to occur of (i) the issuance of all units authorized and reserved for issuance pursuant to the distribution reinvestment plan; (ii) the termination of this offering (which is anticipated to be one year from the effective date of this prospectus unless the managers, in their discretion, terminate the offering earlier or extend the offering for up to two additional one-year periods) and any subsequent offering of distribution reinvestment plan units pursuant to an effective registration statement, or (iii) the termination of the distribution reinvestment plan by our managers.

No selling commissions or marketing reallowances will be paid with respect to distributions that are then being reinvested.

Pursuant to the terms of our distribution reinvestment plan, an administrator will administer the plan and will act on behalf of participants to reinvest the distributions they receive from us. The plan provides for us to select the administrator and that the administrator may be us, any of our managers or an unaffiliated third party. The initial administrator will be Redwood Mortgage Corp., which is one of our managers.

Members participating in the distribution reinvestment plan may purchase fractional units. If sufficient units are not available for issuance under our distribution reinvestment plan, the administrator will remit any funds that have not been invested in units to the participants. Members purchasing units pursuant to our distribution reinvestment plan will have the same rights as other members as to those units and will be treated in the same manner as if such units were issued pursuant to our offering.

Election to Participate or Terminate Participation

An investor may become a participant in our distribution reinvestment plan by making a written election to participate on their subscription agreement at the time they subscribe for units. Any other investor who has not previously elected to participate in the distribution reinvestment plan may so elect at any time by delivering to the administrator a completed enrollment form or other written authorization required by the administrator. Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least 10 days prior to the last day of the month to which the distribution relates.

We reserve the right to prohibit Benefit Plan Investors from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of Benefit Plan Investors (See “ERISA CONSIDERATIONS” at page 87).

Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, subscription agreement or operating agreement relating to such investment, they will promptly notify the administrator in writing of that fact.

Subscribers should note that affirmative action in the form of written notice to Redwood Mortgage Corp. must be taken to withdraw from participation in our distribution reinvestment plan. A withdrawal from participation in our distribution reinvestment plan will be effective beginning with the first distribution that relates to the month ended 10 or more days after notice of termination is received. In addition, a transfer of units will terminate participation in the distribution reinvestment plan with respect to such transferred units as of the first day of the month in which the transfer is effective, unless the transferee demonstrates to Redwood Mortgage Corp. that the transferee meets the requirements for participation in the plan and affirmatively elects to participate in the plan by providing to Redwood Mortgage Corp. an executed enrollment form or other written authorization required by Redwood Mortgage Corp.

Offers and sales of units pursuant to the distribution reinvestment plan must be registered in every state in which offers and sales are made. Generally, such registrations are for a period of one year. Thus, we may have to stop selling units pursuant to the distribution reinvestment plan in any states in which registration is not renewed annually.

Each investor electing to participate in our distribution reinvestment plan agrees that, if at any time they fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, they will promptly notify the administrator in writing of that fact.

Reports to Participants

Within 60 days after the end of each calendar quarter, the administrator will transmit to each participant a statement of account describing, as to such participant, the distributions received during the quarter, the number of units or other interests purchased during the quarter, the purchase price for such units or interests, and the total units or interests purchased on behalf of the participant pursuant to our distribution reinvestment plan.

U.S. Federal Income Tax Considerations

Members subject to federal taxation who elect to participate in the distribution reinvestment plan will incur a tax liability for taxable income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions held pursuant to the distribution reinvestment plan. Specifically, members will be treated as if they have received the distribution from us and then applied such distribution to purchase units in the distribution reinvestment plan.

Amendment and Termination

We reserve the right to renew, extend, or amend any aspect of our distribution reinvestment plan with 30 days’ notice to participants. We also reserve the right to terminate a participant’s individual participation in the plan, and we reserve the right to terminate the plan in our sole discretion at any time, by sending 10 days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

REPORTS TO MEMBERS

Within 75 days after the end of each fiscal year of the company, our managers will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each fiscal year, our managers will furnish or make available to you (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies) an annual report that includes financial statements audited by our independent registered public accounting firm prepared in accordance with accounting principles generally accepted in the United States, and that contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements will include a balance sheet of the company, and statements of income, changes in members’ capital and cash flow. The annual report for each year reports on our activities for that year, identifies the source of distributions to members, sets forth the compensation paid to our managers and their affiliates and a statement of the services performed in consideration therefore and contains such other information as is deemed reasonably necessary by our managers to advise you of the affairs of the company.

For as long as we are required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report will be furnished to members (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), after such report is filed with the Securities and Exchange Commission, but no later than 60 days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, you will be furnished (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), within 60 days of the end of each of the first three quarters of each fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income and a cash flow statement. The foregoing reports for any period in which fees are paid to our managers or their affiliates for services will set forth the fees paid and the services rendered.

PRIVACY POLICY

Collection of Investor Information

We collect nonpublic personal information about you from the following sources:

•	Subscription Agreements and other forms, which may include your name, address, telephone number, birth date, occupation, marital status, citizenship and certain personal financial information,
•	Account History, including information about the transactions and balances in your account, and
•	Correspondence, including written, telephonic or electronic between you or service providers to us.

Disclosure of Investor Information

Your privacy will be protected at all times.

We will only disclose information about you to outside companies that we have either retained to provide services to you, such as the mailing of your account statements, or have been retained by you, such as a custodian/trustee of your IRA or retirement plan or as an investment advisor.

Security of Member Information

We will continue to maintain security standards and procedures designed to protect your account information. In addition, we will continue to test and update our technology to ensure we provide the fullest degree of information protection.

We will maintain policies and procedures designed to assure only appropriate access to, and use of information about our members.

We will adhere to the policies and practices described above regardless of whether you are a current or former investor of ours.

PLAN OF DISTRIBUTION

Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the operating agreement, we are offering a maximum of 150,000,000 units ($150,000,000) to the public through qualified broker-dealers. The units are being offered at a price of $1 per unit on a “best efforts” basis, which means generally that our selling group members will be required to use only their best efforts to sell the units, and they have no firm commitment or obligation to purchase any of the units. We are also offering 37,500,000 units for sale pursuant to our distribution reinvestment plan at a price of $1 per unit. Therefore, a total of 187,500,000 units are being registered in this offering. We reserve the right to reallocate the units being offered between the primary offering and the distribution reinvestment plan. The minimum subscription is 5,000 units ($5,000) for initial investments and 1,000 units ($1,000) for additional investments from existing members.

This offering will terminate on December 4, 2014 unless the managers, in their discretion, terminate the offering earlier or extend the offering for an additional one-year period. If we extend the offering for an additional one-year period and file a new registration statement during that year, we could continue to sell units in the offering until the earlier of 180 days after the third anniversary of the commencement of the offering, the effective date of the new registration statement, the date the offering is fully subscribed or the date the offering is terminated by the managers. This offering must be registered, or exempt from registration, in every state in which we offer or sell units. Generally, such registrations and certain of such exemptions are for a period of one year. Thus, we may have to stop selling units in any state in which the registration is not renewed prior to its expiration.

Sales Commissions. With respect to each investor, participating broker-dealers will receive sales commissions of 7% of gross primary offering proceeds. No sales commissions will be payable with respect to sales under our distribution reinvestment plan. Up to an additional 1.8% of gross primary offering proceeds may be paid as underwriting compensation, a portion of which may be used to reimburse participating broker-dealers for sales seminar expenses and to reimburse associated persons of participating broker-dealers for attending training and education meetings, and, of which, up to 1% of gross primary offering proceeds may be used for marketing reallowances to participating broker-dealers, except that no such reallowances may be paid with respect to sales pursuant to our distribution reinvestment plan. We will also reimburse participating broker-dealers for bona fide due diligence expenses supported by a detailed, itemized invoice reflecting the actual due diligence expenses incurred by the broker-dealer, which we estimate will not exceed approximately $750,000 or 0.5% of gross primary offering proceeds (assuming the maximum primary offering amount of $150,000,000 is sold). The offering will be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. Assuming the maximum primary offering amount of $150,000,000 is sold in this offering, the total organization and offering expenses, including sales commissions, will not exceed $17,250,000, and the total underwriting compensation to be paid to FINRA members in connection with the offering, including sales commissions, marketing reallowances and expense reimbursements for sales seminars, and training and educational meetings for associated persons of a FINRA member, but excluding reimbursement for bona fide due diligence expenses, will not exceed $13,150,000. In any event, FINRA limits our total organization and offering expenses to 15% of the gross primary offering proceeds and the total underwriting compensation to be paid to FINRA members in connection with the offering to 10% of the gross primary offering proceeds. No sales to discretionary accounts will be made without the specific written approval of the investor. As of December 31, 2013, total commissions were equal to 7% of units sold in our program.

Sales by Registered Investment Advisors. In addition to purchasing units though participating broker-dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor generally means an investment professional retained by you to advise you regarding your overall investment strategy, not just your investment in our units. Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to us an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker-dealer. We in turn may specially allocate the amount so paid by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

•
Election of Investors to Pay Client Fees. If you acquire units directly from us through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated monthly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or retained as earnings. For ease of reference, we have referred to these fees as “client fees.” If you elect to participate in our distribution reinvestment plan and have your cash distributions from us reinvested in additional units, then the amount of the distributions reinvested by you will be reduced by an amount equal to the amount of the client fees paid. Thus, the amount of the periodic cash distributions paid or the amount of such distribution reinvested will be less if you elect to pay client fees through us. The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

•
Client Fees are not Sales Commissions. All client fees paid will be paid from those amounts that would otherwise be paid to you or reinvested for you in units pursuant to our distribution reinvestment plan. The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such client fees be paid by us as sales commissions or other compensation. We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you. In no event will the total of all underwriting compensation, including sales commissions, marketing reallowances and expense reimbursements, including reimbursements for training and educational meetings for associated persons of a FINRA member, but excluding reimbursement for bona fide due diligence expenses, exceed 10% of the gross primary offering proceeds as set forth in FINRA Rule 2310. FINRA and many states also limit our total organization and offering expenses to 15% of gross primary offering proceeds.

•
Representations and Warranties of Registered Investment Advisors. All registered investment advisors must represent and warrant to us that, among other things, the investment in the units is suitable for you, that he or she has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he or she is affiliated with a FINRA registered broker or dealer, that the transaction will be recorded on the books and records of the FINRA member.

Payment of Other Fees to Participating Broker-Dealers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker-dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

The participating broker-dealers may not directly or indirectly finance, or arrange for the financing of, the purchase of any units, nor will the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, the managers will indemnify the participating broker-dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities and Exchange Commission is contrary to public policy and is, therefore, unenforceable.

Suitability Requirements. You will be required to comply with (i) our investor suitability standards and minimum purchase requirement and (ii) the additional suitability standards and minimum purchase requirements, if any, imposed by the state in which you reside (See “INVESTOR SUITABILITY STANDARDS” at page 1).

In order to purchase any units, you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at APPENDIX B. By executing the signature page for the subscription agreement, you agree to all of the terms of the operating agreement including the grant of a power of attorney under certain circumstances.

Your subscription agreement will be accepted or rejected by the managers within 30 days after its receipt. Subscriptions will be effective only on acceptance by the managers and the right is reserved to reject any subscription “in whole or in part” for any reason. If rejected, funds will be returned to subscribers within 10 business days after such rejection without interest.

The managers and their affiliates may, in their discretion, purchase units for their own accounts. The maximum number of units that may be purchased by the managers or their affiliates is $1,000,000 (1,000,000 units). Purchases of such units by the managers or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the managers or their affiliates will regularly purchase units for their own accounts.

Formation Loan. All sales commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp. Redwood Mortgage Corp. pays all such sales commissions in return for its exclusive right to provide brokerage services in connection with the mortgage loans made by us. Redwood Mortgage Corp. funds its payment of such sales commissions from a formation loan that it receives from us. The total principal balance of the formation loan will not be known until the offering closes and all sales commissions are paid.

Initially, approximately 88.5% of each dollar invested will be available for loans or held in cash reserves assuming that all units offered are purchased and no leveraged funds are utilized. However, when Redwood Mortgage Corp. repays the entire formation loan, assuming that all units being offered are sold (including all units under our distribution reinvestment plan), approximately 96.4% will be available for investment in loans or will be held in cash reserves.

The formation loan will be unsecured, will not bear interest, and will be repaid in annual installments. Upon commencement of this offering, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year, reduced by a portion of the early redemption penalties. Such payments will be due and payable by December 31 of the following year. Upon the termination of the offering, the principal balance outstanding will be amortized over 10 years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early redemption penalties. Each payment of principal amounts after the termination date will be made on or before December 31 of the following year.

As of December 31, 2013, the gross formation loan was $1,204,687 (7% of total gross proceeds of $17,209,819 net of premiums and DRIP) and had a remaining balance of $972,603 after deducting repayments made by Redwood Mortgage Corp. of $229,297 and early redemption penalties of $2,787. Payment on this first formation loan of 1/10th of the principal balance of the loan as of December 31 of each year is due and payable by December 31 of the following year. Upon termination of the offering, the principal balance outstanding will be amortized over 10 years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early redemption penalties. The first payment was made on or before December 31, 2010.

The following table summarizes the payments that have been made on the Company’s first formation loan through December 31, 2013:

FORMATION LOANS AND PAYMENTS

Year	Principal Advanced 1st Offering
2009	$132,680
2010	369,767
2011	303,032
2012	264,312
2013	134,896

Total	$1,204,687

Year	Total Payments Due	Payments Received from Redwood Mortgage Corp.	Application of Early Redemption Penalties	Total Applied	Balance

2009	$—	$—	$—	$—	$132,680
2010	13,268	13,268	1,505	14,773	487,674
2011	48,767	48,767	724	49,491	741,215
2012	74,121	74,121	—	74,121	931,406
2013	93,141	93,141	558	93,699	972,603

Total	$229,297	$229,297	$2,787	$232,084	$972,603

Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early redemption penalties and other fees paid by us. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial managers is removed as a manager by the vote of a majority in interest of the members and a successor or additional manager is thereafter designated, and if such successor or additional manager begins using any other loan brokerage firm for the placement of loans or the servicing of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loans (except for a proportionate share of the principal installment due at the end of that year, pro-rated according to the days elapsed). In addition, if all of the managers are removed, no successor manager is elected, the company is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan will be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to members, but to a much lesser extent than if we were required to bear all of our own syndication expenses as is the case with certain other publicly offered mortgage pools.

No Escrow Established. There is no escrow. All proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

Subscription Account. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. You will be admitted as a member of the company not later than the last day of the calendar month following the date your subscription was accepted. During the period prior to your admittance as a member, proceeds from the sale of units will be held by the managers for your account in the subscription account. Investors’ funds will be transferred from the subscription account into the company on a first-in, first-out basis. Upon your admission as a member of the company, your subscription funds will be released to us and units (which may include fractional units) will be issued at the rate of $1 per unit. Interest earned on subscription funds while in the subscription account will be returned to you.

Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 5,000 units ($5,000), you may at any time, and from time to time subscribe to purchase additional units in the company as long as the offering is open with a minimum additional investment of 1,000 units ($1,000). You are liable for the payment of the full purchase price of all units for which you have subscribed.

SUPPLEMENTAL SALES MATERIAL

Sales material in addition to this prospectus may be used in connection with this offering, although only when accompanied or preceded by the delivery of this prospectus. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering:

•	a handout entitled Redwood Mortgage Investors IX
•	a participating broker-dealer only Fact Sheet
•	a handout entitle Performance Summary
•	a handout entitled Sample Properties
•	a handout entitled Sample Statement
•	web site materials

Our managers and their affiliates may also respond to specific questions from participating broker-dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker-dealers for customer use, and other information relating to the offering may be made available to participating broker-dealers for their internal use. However, the offering is made only by means of this prospectus. Except as described herein or in supplements hereto, we have not authorized the use of other sales material in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated into this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus or in supplements hereto or in supplemental sales material issued by the company and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

LEGAL PROCEEDINGS

In the normal course of business, the company may become involved in various legal proceedings such as assignment of rents, bankruptcy proceedings, appointment of receivers, unlawful detainers, judicial foreclosure and the like, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes, or to protect or recoup its investment from the real property secured by the deeds of trust and to resolve disputes between borrowers, lenders, lien holders and mechanics. None of these actions typically would be of any material importance. As of the date hereof, the company is not involved in any legal proceedings other than those that would be considered part of the normal course of business.

LEGAL MATTERS

Legal matters, including certain U.S. federal income tax and ERISA matters, in connection with the units offered hereby has been passed upon for the company by Baker & McKenzie LLP, San Francisco, California.

EXPERTS

The following financial statements have been audited by Armanino LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated into this prospectus by reference:

•
The audited financial statements of Redwood Mortgage Investors IX, LLC as of and for the years ended December 31, 2013 and 2012, appearing in Redwood Mortgage Investors IX, LLC’s Annual Report on Form 10-K for the year ended December 31, 2013

•
The audited consolidated balance sheet of Redwood Mortgage Corp. and subsidiaries at September 30, 2013, filed as an exhibit to Redwood Mortgage Investors IX, LLC’s Form 8-K filed with the SEC on January 23, 2014

Such financial statements are incorporated into this prospectus by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the units to be issued in this offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our members with annual reports containing financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms. You can also access documents that are incorporated by reference into this prospectus at our web site at www.redwoodmortgageinvestors.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014
•	Current Report on Form 8-K filed with the SEC on January 23, 2014
•	Current Report on Form 8-K filed with the SEC on April 21, 2014

We will provide, upon request, to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference into those documents, call or write us at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, (650) 365-5341. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus.

TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

Appendix I contains prior performance and investment information for our managers’ previous programs and for our public offering. Table I of Appendix I contains unaudited information relating to our managers’ experience in raising and investing funds with respect to the six public offerings of Redwood Mortgage Investors VIII (“RMI VIII”), all previously closed as of December 31, 2008, individually and on a consolidated basis, and with respect to our public offering as of December 31, 2013. Table II of Appendix I contains unaudited information relating to compensation of our managers and their affiliates with respect to five prior programs, Redwood Mortgage Investors IV (“RMI IV”), Redwood Mortgage Investors V (“RMI V”), Redwood Mortgage Investors VI (“RMI VI”), Redwood Mortgage Investors VII (“RMI VII”) and RMI VIII as of December 31, 2013, on an aggregate basis, and with respect to our public offering as of December 31, 2013. Table III of Appendix I contains unaudited information relating to operating results of the six previously closed public offerings of RMI VIII, as of December 31, 2013, and to our operating results as of December 31, 2013. Table V of Appendix I contains unaudited information relating to payments of mortgage loans to us and to our prior programs, RMI IV, RMI V, RMI VI, RMI VII and RMI VIII. Unaudited information relating to loans that were made by us and by our prior programs during the three year period ended December 31, 2013 is included as an exhibit to the registration statement of which this prospectus is a part.

Purchasers of the units offered by this prospectus will not acquire any ownership interest in any prior programs identified in Appendix I and should not assume that the results of the prior programs or of our public offering will be indicative of our future results. Moreover, the operating results for the prior programs identified in Appendix I, which have not completed their operations, should not be considered indicative of future results of such prior programs or whether such prior programs will achieve their investment objectives which will in large part depend on facts that cannot now be determined.

GLOSSARY

The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

Benefit Plan Investor. The term “Benefit Plan Investor” means an employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA or a plan subject to the prohibited transaction provisions of Section 4975 of the Code or an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in such entity, including tax-qualified pension and 401(k) plans and IRAs.

Capital Account. The term “capital account” means, with respect to any member, the capital account maintained for such member in accordance with the following provisions:

(a) To each member’s capital account there will be credited, in the event such member utilized the services of a participating broker-dealer, such member’s capital contribution, or if such member acquired its units through an unsolicited sale, such member’s capital contribution plus the amount of the sales commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such member, such member’s share of net profit, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a member and the amount of any company liabilities that are assumed by such member or that are secured by any company property distributed to such member.

(b) To each member’s capital account there will be debited the amount of cash and the gross asset value of any company property distributed to such member pursuant to any provision of our operating agreement, such member’s share of net loss, and any items in the nature of expenses and losses that are specially allocated to a member and the amount of any liabilities of such member that are assumed by the company or that are secured by any property contributed by such member to the company.

Each member’s capital account will also be subject to the further adjustments described in our operating agreement.

Distributions. The term “distributions” means any cash or other property distributed to our members and our managers arising from their interests in the company, but will not include any payments to our managers under the provisions of Article 11 of our operating agreement.

Interest. The term “interest” means an interest in Redwood Mortgage Investors IX, LLC, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any member in the company determined at any time by dividing a member’s current capital account by the total outstanding capital accounts of all members.

Majority in Interest of Members. The term “majority in interest of members” means members of the company holding more than fifty percent (50%) of the total outstanding units of the company as of a particular date.

Net Profit or Net Loss. The term “net profit” or “net loss” means, for each fiscal year or any other period, an amount equal to the company’s income or loss for such fiscal year or other given period, determined in accordance with accounting principles generally accepted in the United States.

Subscription Agreement. The term “subscription agreement” means the agreement, attached to this prospectus as Appendix B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors IX, LLC.

Tax-Exempt Investor. The term “tax-exempt investor” means Benefit Plan Investors and any other investor that qualifies for an exemption from federal income tax.

Working Capital Reserve or Cash Reserve Liquidity Fund. The terms “working capital reserve” or “cash reserve liquidity fund” mean a portion of the invested capital that our managers, in their discretion, determine is prudent to be maintained by the company to pay for operating, and other costs and expenses the company may incur with respect to its activities.

APPENDIX I – PRIOR PERFORMANCE TABLES

The prior performance tables as referenced in the Prior Performance Summary of the prospectus present information on programs previously sponsored by the managers and on our public offering. The purpose of the tables is to provide information on the performance of the prior programs and on our public offering to assist prospective investors in evaluating the experience of the managers as sponsors of such prior programs and on such offering. In the opinion of the managers, all of the prior programs included in the tables had investment objectives that were similar to those of the company. Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs. Each of such prior programs had the following objectives: (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the program’s capital. The inclusion of these tables does not imply that the investors in this offering will experience results comparable to those experienced in previous offerings of the prior programs or of our public offering.

The tables consist of:

TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

Table I summarizes, as a percentage basis, all funds received through December 31, 2008, for the six public offerings of RMI VIII, and all funds received through December 31, 2013, for the public offering of Redwood Mortgage Investors IX, LLC (“RMI IX”).

TABLE II - COMPENSATION TO MANAGERS AND AFFILIATES

Table II summarizes the compensation paid to the general partners and affiliates as of December 31, 2013 by those partnerships that completed funding during the years ended December 31, 1993 through December 31, 2008 in connection with all offerings of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII on an aggregate basis. Table II also summarizes the compensation paid to the managers and affiliates as of December 31, 2013, in connection with the public offering of Redwood Mortgage Investors IX, LLC on an aggregate basis.

TABLE III - OPERATING RESULTS OF THE COMPANY

Table III summarizes the annual operating results beginning January 1, 2004 through December 31, 2013, for the six public offerings of RMI VIII. Table III also summarizes the annual operating results on an aggregate basis from inception in 2009 through December 31, 2013, for RMI IX.

TABLE IV- RESULTS OF COMPLETED PROGRAMS

Table IV has been omitted because no real estate program sponsored by our managers has completed operations in the most recent five years.

TABLE V - PAYMENT OF MORTGAGE LOANS

Table V presents information on the payment of prior partnerships’ mortgages within the three years ended December 31, 2013, and on the payment of the company’s mortgages within the three years ended December 31, 2013.

If you purchase interests in the company, you will not acquire any ownership interest in any of the prior partnerships to which Tables I through V relate. The inclusion of the following tables in the prospectus does not imply that the company will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the company will continue to experience returns, if any, comparable to those experienced by the partnerships in the past in any of the previous offerings of the partnerships referred to in Tables I through V or in our public offering.

DEFINITIONS AND GLOSSARY OF TERMS

The following terms used in the tables have the following meanings:

“Cash Generated From Operations, Sales and Financing” means excess or deficiency of operating, sales and financing cash receipts over operating and financing cash expenditures.

“GAAP” means accounting principles generally accepted in the United States of America.

“Months To Commit 90% Of Amount Available For Investment” shall mean the time period from commencement of the offering to date of close of escrow of initial loans aggregating 90% of initial investment amounts.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

($’s in thousands)

Table I presents in tabular form on a percentage basis, all proceeds received by RMI VIII in its six public offerings through December 31, 2008, and all proceeds received by RMI IX in its public offering through December 31, 2013. Table I also sets forth on a percentage basis, how the proceeds were used by RMI VIII and RMI IX. In addition, Table I sets forth information with respect to the date each offering commenced in RMI VIII and RMI IX, the length of the offering and how long it took to commit 90% of the amount available for investment, if applicable. As of December 31, 2013, the managers did not have any public programs that had closed in the past three years, however, the managers have included information for all offerings in RMI VIII to provide investors with information on the prior performance of the managers’ most recent prior program. Please be advised that there can be no assurance that the results of our public offering will be comparable to those of the prior programs.

	RMI VIII	RMI VIII	RMI VIII	RMI VIII
	1st Offering	2nd Offering	3rd Offering	4th Offering
Dollar Amount Offered	$15,000	$30,000	$30,000	$50,000
Dollar Amount Raised (100%)	$14,932	$29,993	$29,999	$49,985
Less Offering Expenses:
Organization Expense	3.90%	2.00%	2.05%	1.30%
Selling Commissions Paid to Non Affiliates (1)	—	—	—	—
Selling Commissions Paid to Affiliates	—	—	—	—
Percentage Available for Investment
Net of Offering Expenses	96.10%	98.00%	97.95%	98.70%
Loans Funded from Offering Proceeds Secured
by Deeds of Trust	87.90%	89.40%	89.55%	90.10%
Formation Loan	7.20%	7.60%	7.40%	7.60%
Loan Commitments	—	—	—	—
Loan Application or Mortgage
Processing Fees	—	—	—	—
Funds Available for Future Commitments	—	—	—	—
Reserve	1.00%	1.00%	1.00%	1.00%
Total	96.10%	98.00%	97.95%	98.70%

Date Offering Commenced	03/03/93	12/4/96	08/31/00	10/31/02
Length of Offering	44 months	44 months	20 months	11 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	45 months	45 months	21 months	12 months
Percent of Leverage Used (2)	33.49%	33.39%	26.69%	16.01%

(1)
Selling commissions were paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII. (As of December 31, 2012, Redwood Mortgage Corp. temporarily suspended annual formation loan repayments for a three-year period; for more details, see Formation Loan under Note 3 (General Partners and Related Parties) to the financial statements of RMI VIII as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, beginning on page 40 of RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2013.) Participating broker-dealers received sales commissions of 5% of gross offering proceeds for subscriptions where investors elected to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elected to retain their earnings.

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering. As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering. To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

Table I continued on following page

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

($’s in thousands)

	RMI VIII	RMI VIII	RMI VIII
	5th Offering	6th Offering	Consolidated
Dollar Amount Offered	$75,000	$100,000	$300,000
Dollar Amount Raised (100%)	$74,904	$100,000	$299,813
Less Offering Expenses:
Organization Expense	1.10%	1.75%	1.67%
Selling Commissions Paid to
Non Affiliates (1)	—	—	—
Selling Commissions Paid to Affiliates	—	—	—
Percentage Available for Investment
Net of Offering Expenses	98.90%	98.25%	98.33%
Loans Funded from Offering Proceeds
Secured by Deeds of Trust	90.30%	89.65%	89.83%
Formation Loan	7.60%	7.60%	7.50%
Loan Commitments	—	—	—
Loan Application or Mortgage
Processing Fees	—	—	—
Funds Available for Future
Commitments	—	—	—
Reserve	1.00%	1.00%	1.00%
Total	98.90%	98.25%	98.33%

Date Offering Commenced	10/07/03	08/04/05	03/03/93
Length of Offering	22 months	40 months	189 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	23 months	40 months	189 months
Percent of Leverage Used (2)	21.02%	28.35%	28.35%

(1)
Selling commissions were paid by Redwood Mortgage Corp. from the proceeds of a formation loan borrowed from RMI VIII. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI VIII. (As of December 31, 2012, Redwood Mortgage Corp. temporarily suspended annual formation loan repayments for a three-year period; for more details, see Formation Loan under Note 3 (General Partners and Related Parties) to the financial statements of RMI VIII as of December 31, 2013 and 2012, and for each of the years in the two-year period ended December 31, 2013, beginning on page 40 of RMI VIII’s Annual Report on Form 10-K for the year ended December 31, 2013.) Participating broker-dealers received sales commissions of 5% of gross offering proceeds for subscriptions where investors elected to receive cash distributions and sales commissions of 9% of gross offering proceeds for subscriptions where investors elected to retain their earnings.

(2)
RMI VIII had a credit line of $5,000,000 at the close of the 1st offering, $15,000,000 at the close of the 2nd offering, $20,000,000 at the close of the 3rd offering, $20,000,000 at the close of the 4th offering, and $42,000,000 at the close of the 5th offering. As of December 31, 2008 RMI VIII had a credit line of $85,000,000 for the 6th offering. To calculate the percentage of leverage used we have used the maximum leverage available to RMI VIII at each offering’s close divided by the gross proceeds of all prior offerings of RMI VIII units.

Table I continued on following page

TABLE I (continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

RMI IX
Dollar Amount Offered	$187,500,000
Dollar Amount Raised	$18,068,868
Percentage of Amount Raised	9.64%
Less Offering Expenses:
Organization Expense (1)	4.50%
Selling Commissions Paid to Non Affiliates (2)	—
Selling Commissions Paid to Affiliates	—
Percentage Available for Investment
Net of Offering Expenses (1)	95.50%
Loans Funded from Offering Proceeds Secured
by Deeds of Trust (1)(3)	86.50%
Formation Loan(1)	7.00%
Loan Commitments	—
Loan Application or Mortgage
Processing Fees	—
Funds Available for Future Commitments (3)	—
Reserve (1)	2.00%
Total (1)	95.50%

Date Offering Commenced	06/08/09
Length of Offering	54 months
Months to Commit 90% of Amount Available for
Investment (Measured from Beginning of Offering)	N/A
Percent of Leverage Used (1)	0.00%

(1)	Percentages are based on the maximum primary offering amount of $150,000,000.

(2)
Selling commissions are paid by Redwood Mortgage Corp. to broker-dealers from the proceeds of a formation loan borrowed from RMI IX. The formation loan is unsecured, non-interest bearing and is not guaranteed. The formation loan will be repaid over a period of 10 years following the completion of the offering and will be reduced partially by a portion of applicable early redemption penalties paid to RMI IX. Participating broker-dealers receive selling commissions of 7% of gross primary offering proceeds.

(3)	Loans repaid by borrowers are available for investment in new loans.

TABLE II

COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table II sets forth in tabular form, the compensation received by the general partners and affiliates in the most recent three years in connection with all offerings of RMI IV, RMI V, RMI VI, RMI VII and RMI VIII as of December 31, 2013, and the compensation received by our managers and affiliates in the most recent three years in connection with all offerings of RMI IX as of December 31, 2013. This information is presented on an aggregate basis for all offerings of RMI IV through RMI VIII.

RMI IV – RMI VIII ($’s in Thousands)
Number of Programs (1)	5
Dollar Amount Raised (2)	$332,039
Amount Paid to General Partners and
Affiliates from:
Offering Proceeds	—
Selling Commissions	—
Loan Application or Loan Processing Fees	—
Reimbursement of Expenses, at Cost	—
Acquisition Fees	—
Advisory Fees	—
Other	—
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	586
Processing Fees (3)	57
Other (3)	3
Dollar Amount of Cash Generated from
Operations Before Deducting
Payments to General Partners and Affiliates:	16,021
Amount Paid to General Partners and Affiliates
from Operations:
Partnership Management Fees	2,727
Earnings Fee	(282)
Mortgage Servicing Fee	4,172
Reimbursement of Expenses, at Cost	4,451
Early Withdrawal	—

(1)	Indicates the number of programs in the years 2011, 2012, and 2013.

(2)	Indicates the aggregate dollar amount raised in all five programs as of December 31, 2013.

(3)	These sums were paid by borrowers of partnership funds, and were not expenses of the partnership.

Table II continued on following page

TABLE II (continued)

COMPENSATION TO MANAGERS AND AFFILIATES
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

RMI IX
Date Offering Commenced (1)	06/08/09
Dollar Amount Raised (2)	$18,068,868
Amount Paid to Managers and
Affiliates from:
Offering Proceeds	—
Selling Commissions	—
Loan Application or Loan Processing Fees	—
Reimbursement of Expenses, at Cost	754,491
Acquisition Fees	—
Advisory Fees	—
Other	—
Loan Points, Processing and Other Fees Paid
by the Borrowers to Affiliates:
Points (3)	454,510
Processing Fees (3)	48,760
Reconveyance Fees (3)	2,073
Dollar Amount of Cash Generated from Operations
Before Deducting Payments to Managers and Affiliates	2,718,769
Amount Paid to Managers and Affiliates
from Operations:
LLC Management Fees	—
Mortgage Servicing Fee	69,703
Reimbursement of Expenses, at Cost	234,841
Early Withdrawal	2,163
Administrative Fees	325,019
Managers’ 1% Interest in Profits (Loss)	20,292

(1)	Indicates the date the public offering of the company commenced.

(2)	Indicates the aggregate dollar amount raised through December 31, 2013.

(3)	These sums were paid by borrowers of company funds, and were not expenses of the company.

TABLE III

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

Table III presents the annual operating results of RMI VIII, since January 1, 2004. This information is presented on an aggregate basis for the six public offerings of RMI VIII. Table III also presents the annual operating results of the company since inception.

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2004	2005	2006	2007	2008

Gross Revenues	$17,133	$20,188	$27,325	$29,617	$34,253
Profit on sale of properties
Less: Operating expenses	4,379	4,542	6,109	5,388	12,565
Interest expense	622	278	2,344	2,657	3,348
Depreciation	—	—	—	—	—
Net Income – GAAP Basis	12,132	15,368	18,872	21,572	18,340
Taxable Income
– from operations	12,212	15,995	19,671	22,679	25,431
– from gain on sale	—	—	—	—	—

Cash generated from operations	10,759	16,843	19,407	17,934	(491)
Cash generated from sales	—	—	—	5,886	1,990
Cash generated from refinancing	—	—	—	(1,250)	55,225
Cash generated from operations, sales
and refinancing	10,759	16,843	19,407	22,570	56,724
Less: Cash distributions to investors
– from operating cash flow	6,483	7,617	10,030	12,017	—
– from sales and refinancing	—	—	—	—	—
– from other	—	—	—	—	15,856
Cash generated (deficiency) after cash distributions	4,276	9,226	9,377	10,553	40,868
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$4,276	$9,226	$9,377	$10,553	$40,868

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2004	2005	2006	2007	2008

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	72	73	74	73	74
– from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors Source
(on GAAP basis)
– Investment income	46	41	43	44	50
– Return of capital	—	—	—	—	—
Source (on cash basis) (1)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	46	41	43	44	—
– Other	—	—	—	—	50
Amount (in percentage terms) remaining invested
in program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by original total
acquisition cost of all properties in program). (2)	43%	38%	36%	35%	38%

(1)
The company, in accordance with its operating agreement, allocates profits and losses monthly. Partners receive monthly cash distributions based on the earnings. To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

In years were we did not generate enough cash flow from operating activities to fully fund distributions, some of those distributions were paid from sources other than cash flow from operating activities. Distributions in excess of our cash flow from operating activities have been funded from cash on hand, which can include proceeds from offerings, borrowings, if any, and loan repayments from borrowers.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2009	2010	2011	2012	2013

Gross Revenues	$23,396	$7,744	$2,536	$1,617	$3,242
Profit on sale of properties
Less: Operating expenses	39,200	83,051	18,835	1,764	(2,661)
Interest expense	3,796	5,262	5,175	3,168	2,667
Depreciation	507	1,373	1,872	2,339	2,803
Net Income – GAAP Basis	(20,107)	(81,942)	(23,346)	(5,654)	433
Taxable Income
– from operations	(9,528)	(19,492)	(603,750)	(6,330)	(3,205)
– from gain on sale	—	—	528,236	(1,527)	404

Cash generated from operations	(4,872)	(7,460)	(7,668)	(2,677)	2,924
Cash generated from sales	2,279	4,873	35,165	30,035	9,962
Cash generated from refinancing	(5,174)	(12,282)	(47,323)	(13,177)	1,645
Cash generated from operations, sales
and refinancing	(7,767)	(14,869)	(19,826)	14,181	14,531
Less: Cash distributions to investors
– from operating cash flow	—	—	—	—	2,277
– from sales and refinancing	—	—	—	—	—
– from other	5,077	3,780	2,689	2,459	—
Cash generated (deficiency) after cash distributions	(12,844)	(18,649)	(22,515)	11,722	12,254
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$(12,844)	$(18,649)	$(22,515)	$11,722	$12,254

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI VIII
	($’s in thousands except for cash distribution per $1,000)
	2009	2010	2011	2012	2013

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	(29)	(63)	(2,648)	(31)	(16)
– from recapture	—	—	—	—	—
Capital gain (loss)	—	—	2,317	(7)	2
Cash Distributions to Investors Source
(on GAAP basis) (2)
– Investment income (1)	—	—	—	—	2
– Return of capital (1)	15	12	12	12	10
Source (on cash basis)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	—	—	—	—	2
– Other	15	12	12	12	10
Amount (in percentage terms) remaining invested
in program properties at the end of the last year
reported in the Table (original total acquisition
cost of properties retained divided by original total
acquisition cost of all properties in program).	27%	21%	7%	6%	5%

(1)
The company, in accordance with its operating agreement, allocates profits and losses monthly. Partners receive monthly cash distributions based on the earnings. To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

In years were we did not generate enough cash flow from operating activities to fully fund distributions, some of those distributions were paid from sources other than cash flow from operating activities. Distributions in excess of our cash flow from operating activities have been funded from cash on hand, which can include proceeds from offerings, borrowings, if any, and loan repayments from borrowers.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI IX
	2009	2010	2011	2012	2013

Gross Revenues	$17,649	$190,461	$593,612	$771,867	$1,097,334
Profit on sale of properties	—	—	—	—	—
Less: Operating expenses	3,594	22,215	67,627	124,931	187,139
Interest expense	—	2,562	8,033	20,319	25,572
Depreciation	—	—	—	—	—
Net Income – GAAP Basis	14,055	165,684	517,952	626,617	884,623
Taxable Income
– from operations	19,351	208,823	525,985	635,980	888,603
– from gain on sale	—	—	—	—	—

Cash generated from operations	(68,128)	211,103	460,595	568,717	807,628
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales
and refinancing	(68,128)	211,103	460,595	568,717	807,628
Less: Cash distributions to investors
– from operating cash flow	—	203,975	460,595	568,717	807,628
– from sales and refinancing	—	—	—	—	—
– from other	13,914	—	140,195	286,083	268,767
Cash generated (deficiency) after cash distributions	(82,042)	7,128	(140,195)	(286,083)	(268,767)
Less: Special items (not including sales and
refinancing) (identify and quantify)	—	—	—	—	—
Cash generated (deficiency) after cash
distributions and special items	$(82,042)	$7,128	$(140,195)	$(286,083)	$(268,767)

Table III continued on following page

TABLE III (continued)

OPERATING RESULTS
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM)

	RMI IX
	2009	2010	2011	2012	2013

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss)
– from operations	$16	$52	$56	$47	$53
– from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash Distributions to Investors by Source
(on GAAP basis)
– Investment income	12	40	56	47	53
– Return of capital	—	—	3	16	16
Source (on cash basis) (1)
– Sales	—	—	—	—	—
– Refinancing	—	—	—	—	—
– Operations	—	40	46	42	52
– Other	12	—	14	21	17
Amount (in percentage terms) remaining invested in program
properties at the end of the last year reported in the Table
(original total acquisition cost of properties retained divided
by original total acquisition cost of all properties in program) (2)	100%	80%	67%	52%	38%
(1)
The company, in accordance with its operating agreement, allocates profits and losses monthly. Members who have not elected to participate in our distribution reinvestment plan receive monthly cash distributions based on the earnings. To determine the amount of cash to be distributed in any specific month, the company relies in part on its annual forecast of profits, which takes into account the difference between the forecasted and actual results in the prior year, and the requirement to maintain a cash reserve.

We commenced active operations in October 2009. In 2009, 2011, 2012 and 2013, we did not generate enough cash flow from operating activities to fully fund distributions. Therefore, some of those distributions were paid from sources other than cash flow from operating activities. Distributions in excess of our cash flow from operating activities have been funded from cash on hand, which can include proceeds from offerings, borrowings, if any, and loan repayments from borrowers.

(2)	Funds from loan repayments from borrowers are available for investment in new loans.

TABLE V

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS IV
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Riverside	03/06/06	07/27/11	128,281	(30,042)	98,239
San Mateo	03/08/06	09/13/11	210,075	(27,867)	182,208
Alameda	05/02/05	11/04/11	250,030	159,710	409,740
Santa Cruz	02/14/05	12/02/13	130,017	95,201	225,218

MULTIPLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Contra Costa	08/21/07	12/02/13	175,000	103,878	278,878

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS V
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Alameda	03/13/06	12/24/12	130,035	(16,676)	113,359

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VI
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013

(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Alameda	11/08/06	06/24/11	260,125	110,660	370,785
Stanislaus	04/30/07	07/31/11	107,800	(80,347)	27,453
Alameda	05/02/05	11/04/11	250,030	159,859	409,889
Los Angeles	11/25/08	03/30/12	650,000	132,218	782,218
Mariposa	03/09/06	05/18/12	125,017	68,684	193,701
Orange	05/14/07	12/27/12	250,000	127,495	377,495
Marin	12/09/09	04/18/13	183,061	52,899	235,960
Monterey	04/09/08	05/28/13	523,877	244,227	768,104

MULTIPLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
San Francisco	06/26/06	02/25/11	399,900	59,133	459,033
Contra Costa	08/21/07	12/02/13	175,000	103,878	278,878

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
San Joaquin	05/09/07	01/07/11	293,601	(103,322)	190,279
Los Angeles	11/25/08	03/30/12	650,000	212,714	862,714
Sonoma	09/28/07	04/17/12	98,439	54,000	152,439
Alameda	04/02/07	05/04/12	90,000	41,644	131,644
Marin	12/09/09	04/18/13	183,061	52,899	235,960
Santa Cruz	02/14/05	12/02/13	130,017	95,201	225,218

MULTIPLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
San Francisco	06/26/06	02/25/11	500,100	73,733	573,833

COMMERCIAL
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Calaveras	01/19/06	07/20/11	190,025	(56,004)	134,021

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
San Diego	10/16/08	02/24/11	500,000	109,019	609,019
Riverside	07/18/07	04/04/11	1,162,500	(975,978)	186,522
Los Angeles	06/09/08	07/12/11	2,400,000	358,866	2,758,866
San Diego	07/23/08	07/31/11	1,000,000	(948,612)	51,388
San Francisco	07/10/08	08/26/11	2,265,050	709,667	2,974,717
Fresno	03/08/08	09/30/11	330,025	117,933	447,958
Ventura	03/10/08	11/30/11	707,302	(158,908)	548,394
Orange	06/25/08	03/14/12	197,145	39,079	236,224
Napa	12/11/06	03/27/12	3,550,000	(832,893)	2,717,107
Sonoma	09/28/07	04/17/12	98,438	54,000	152,438
Humboldt	08/29/06	08/03/12	95,712	(63,585)	32,127
Alameda	01/07/08	01/22/13	412,000	191,554	603,554
Santa Clara	12/05/07	04/10/13	100,050	53,000	153,050
Contra Costa	02/28/08	05/13/13	100,762	49,731	150,493
Contra Costa	07/30/08	06/24/13	562,075	270,910	832,985
Marin	06/06/13	06/25/13	2,200,000	10,021	2,210,021
San Diego	10/09/07	07/23/13	100,000	52,351	152,351
San Francisco	08/18/08	08/06/13	280,000	126,923	406,923
Los Angeles	09/04/08	11/01/13	100,000	49,992	149,992
Los Angeles	01/18/07	12/11/13	231,000	30,302	261,302
San Bernardino	08/02/06	12/30/13	120,000	(66,514)	53,486

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS VIII
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

COMMERCIAL (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Kern	11/29/06	09/28/11	275,035	136,654	411,689
Marin	05/21/08	11/18/11	735,000	(97,714)	637,286
Alameda	09/29/05	12/15/11	4,218,468	1,098,177	5,316,645
Santa Clara	05/27/04	05/15/12	524,090	359,224	883,314
San Francisco	06/04/07	06/04/12	17,088,578	(659,796)	16,428,782
San Francisco	12/28/06	10/18/12	2,750,000	261,292	3,011,292
Alameda	10/29/07	12/28/12	15,109,864	3,592,460	18,702,324

MULTIPLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/LATE/MISC	PROCEEDS TO DATE
Ventura	07/20/05	01/03/11	140,050	67,792	207,842
San Francisco	06/26/06	02/25/11	2,100,000	282,740	2,382,740
San Francisco	06/28/07	05/02/11	3,676,500	2,930,401	6,606,901
San Mateo	08/14/08	06/21/11	725,000	196,676	921,676
Santa Clara	05/11/07	06/29/11	2,624,791	233,570	2,858,361
Alameda	07/26/04	02/27/12	1,947,020	1,414,450	3,361,470
Marin	05/19/09	07/17/12	200,000	31,844	231,844
San Diego	04/27/07	07/01/13	4,148,730	1,780,888	5,929,618
San Francisco	04/24/06	12/02/13	12,928,623	(1,193,146)	11,735,477
Sacramento	08/28/08	12/04/13	2,260,898	608,157	2,869,055
San Francisco	08/10/06	12/13/13	850,000	943,388	1,793,388

Table V continued on following page

TABLE V (continued)

PAYMENT OF LOANS
REDWOOD MORTGAGE INVESTORS IX, LLC
FOR THE THREE YEARS ENDED
DECEMBER 31, 2013
(NOT COVERED BY REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM)

SINGLE FAMILY (county)
		CLOSED	LOAN	INTEREST/	PROCEEDS
PROPERTY	FUNDED	ON	AMOUNT	LATE/MISC	TO DATE
San Mateo	03/08/11	04/29/11	1,000,000	10,677	1,010,67
Santa Clara	12/06/10	05/03/11	877,500	30,499	907,999
San Francisco	01/27/11	08/10/11	100,000	5,536	105,536
Riverside	06/18/09	10/03/11	111,800	24,616	136,416
San Francisco	07/14/11	09/26/11	275,000	5,961	280,961
San Mateo	12/23/09	01/04/12	150,000	29,514	179,514
Los Angeles	07/28/11	01/25/12	150,000	6,662	156,662
Los Angeles	03/25/11	03/30/12	769,373	251,718	1,021,091
Santa Clara	11/02/11	05/02/12	650,000	25,347	675,347
San Francisco	07/28/11	05/04/12	300,000	22,811	322,811
Marin	04/22/11	05/10/12	500,000	45,977	545,977
San Diego	02/24/11	05/17/12	492,136	171,823	663,959
Los Angeles	04/27/12	06/22/12	237,500	3,523	241,023
Contra Costa	03/01/12	07/03/12	690,000	20,228	710,228
Los Angeles	05/10/12	08/29/12	155,300	5,125	160,425
Alameda	06/16/11	09/11/12	312,000	34,733	346,733
Contra Costa	08/21/12	10/16/12	142,000	2,386	144,386
Placer	09/05/12	11/21/12	120,000	2,748	122,748
Los Angeles	09/27/12	11/27/12	157,500	2,404	159,904
Los Angeles	06/26/12	12/26/12	195,000	10,487	205,487
Los Angeles	09/10/12	01/02/13	212,500	7,077	219,577
Los Angeles	11/07/12	01/09/13	243,500	4,539	248,039
Contra Costa	08/31/12	01/11/13	122,750	4,428	127,178
Los Angeles	09/28/12	01/24/13	171,500	6,026	177,526
Los Angeles	10/22/12	01/31/13	218,000	6,522	224,522
Contra Costa	02/14/11	02/08/13	310,990	52,001	362,991
Alameda	07/11/12	03/05/13	204,750	13,125	217,875
Los Angeles	11/16/12	03/07/13	202,000	6,789	208,789
Los Angeles	08/01/12	03/15/13	141,500	8,757	150,257
Los Angeles	02/01/03	03/25/13	322,000	5,013	327,013
Los Angeles	12/19/12	04/02/13	305,000	9,413	314,413
Los Angeles	10/04/12	04/10/13	283,000	14,543	297,543
Contra Costa	03/07/13	04/11/13	545,000	4,573	549,573
Marin	12/09/09	04/18/13	251,285	72,613	323,898
Los Angeles	11/29/12	05/03/13	216,500	8,763	225,263
Contra Costa	02/21/13	05/07/13	450,000	10,028	460,028
Contra Costa	03/19/13	05/10/13	419,300	5,526	424,826
Los Angeles	01/29/13	05/10/13	234,000	7,150	241,150
San Diego	11/10/10	06/27/13	210,000	52,012	262,012
Ventura	01/23/13	06/27/13	445,250	20,816	466,066
Los Angeles	01/11/13	07/05/13	429,000	20,497	449,497
Alameda	10/26/09	07/09/13	120,000	40,598	160,598
Alameda	12/19/12	07/09/13	355,000	17,523	372,523

San Francisco	05/12/10	07/16/13	265,000	93,025	358,025
Santa Clara	04/30/13	07/23/13	1,232,000	11,519	1,243,519
San Francisco	02/14/08	08/20/13	100,000	50,034	150,034
Los Angeles	10/09/12	08/22/13	141,700	10,920	152,620
Sonoma	09/19/12	08/23/13	100,000	8,224	108,224
Los Angeles	04/22/13	08/30/13	406,000	15,830	421,830
San Francisco	08/21/08	09/13/13	720,025	275,585	995,610
Los Angeles	05/17/13	09/19/13	360,000	13,310	373,310
Los Angeles	03/21/13	09/24/13	400,000	22,000	422,000
Nevada	10/02/12	10/07/13	340,000	26,730	366,730
Riverside	07/23/13	10/15/13	191,500	4,564	196,064
Riverside	08/0913	10/25/13	188,500	4,320	192,820
Contra Costa	07/30/13	11/07/13	252,850	7,487	260,337
Los Angeles	05/16/13	12/03/13	231,000	13,622	244,622
Contra Costa	09/19/13	12/06/13	147,000	2,795	149,795
Los Angeles	10/22/12	12/09/13	550,025	57,438	607,463
Alameda	07/30/13	12/24/13	323,050	14,004	337,054

MULTIPLE FAMILY (county)
PROPERTY	FUNDED	CLOSED ON	LOAN AMOUNT	INTEREST/ LATE/MISC	PROCEEDS TO DATE
Alameda	02/14/11	12/05/11	750,000	56,552	806,552
Los Angeles	09/08/10	05/24/12	270,000	49,385	319,385
Santa Clara	10/10/12	04/30/13	697,005	36,457	733,462

APPENDIX A

SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY OPERATING AGREEMENT
OF
REDWOOD MORTGAGE INVESTORS IX, LLC
a Delaware Limited Liability Company

THIS SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of REDWOOD MORTGAGE INVESTORS IX, LLC (the “Company”) is made and entered into as of the 21st day of April, 2014, by and among GYMNO LLC, a California limited liability company, and REDWOOD MORTGAGE CORP., a California corporation, (each, a “Manager” and collectively, the “Managers”) and the Persons listed on Schedule A attached hereto, as may be amended, modified or supplemented from time to time (the “Members”). This Agreement amends and restates in its entirety the prior limited liability company operating agreement of the Company.

RECITALS

A. The Company was organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on October 8, 2008, pursuant to and in accordance with the Act.

B. On October 8, 2008, the Managers and the Initial Member entered into the Limited Liability Company Operating Agreement of the Company (as previously amended from time to time, the “Original Agreement.”

C. On April 28, 2009, the Managers and the Initial Member entered into the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “First Amended Agreement”), which amended and restated the Original Agreement in its entirety.

D. In June 2009, the Company commenced its Initial Public Offering (as defined in Section 1.39), which will close on the earlier of 180 days after the third anniversary of the commencement of the Initial Public Offering or the effective date of a Registration Statement filed in connection with the First Follow-on Offering (each as hereinafter defined).

E. On January 29, 2010, the Managers and the Initial Member entered into the Second Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Second Amended Agreement”), which amended and restated the First Amended Agreement in its entirety.

F. On August 1, 2011, the Managers entered into the Third Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Third Amended Agreement”), which amended and restated the Second Amended Agreement in its entirety.

G. On April 27, 2012, the Managers entered into the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fourth Amended Agreement”), which amended and restated the Third Amended Agreement in its entirety.

H. On November 27, 2012, the Managers entered into the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Fifth Amended Agreement”), which amended and restated the Fourth Amended Agreement in its entirety.

I. On January 23, 2014, the Managers entered into the Sixth Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Sixth Amended Agreement”), which amended and restated the Fifth Amended Agreement in its entirety.

J. In order to cure some ambiguities, to correct or supplement provisions that may be inconsistent with other provisions, or to make other provisions with respect to matters or questions arising under the Sixth Amended Agreement which will not be inconsistent with the provisions of the Sixth Amended Agreement, the Managers desire to amend and restate the Sixth Amended Agreement in its entirety.

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless stated otherwise, the terms set forth in this Article 1 shall, for all purposes of this Agreement, have the meanings as defined herein:

1.1 “Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

1.2 “Acquisition and Origination Expenses” means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, title insurance funded by the Company, and miscellaneous expenses related to the origination, selection and acquisition of mortgages, whether or not acquired.

1.3 “Acquisition and Origination Fees” means the total of all fees and commissions paid by any party in connection with making or investing in Company mortgage loans. Included in the computation of such fees or commissions shall be any selection fee, mortgage placement fee, nonrecurring management fee, and any origination fee, loan fee or points paid by borrowers to the Managers, or any fee of a similar nature, however designated.

1.4 “Adjusted Capital Account” shall mean, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a) Credit to such Capital Account any amounts which the Member is obligated to restore and the Member’s share of Member Minimum Gain and Company Minimum Gain; and

(b) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

1.5 “Administrator” means the agency or official administering the securities law of a state in which Units are registered or qualified for offer and sale.

1.6 “Affiliate” means (a) any Person directly or indirectly controlling, controlled by or under common control with another Person, (b) any Person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other Person, (c) any officer, director, manager or partner of such Person, or (d) if such other Person is an officer, director, manager or partner, any company for which such Person acts in any such capacity.

1.7 “Agreement” means this Seventh Amended and Restated Limited Liability Company Operating Agreement, as amended, modified, supplemented or restated from time to time.

1.8 “Asset Management Fee” means the compensation payable to the Managers described in (and computed in accordance with) Section 11.5 of this Agreement.

1.9 “Audited Financial Statements” means financial statements (balance sheet, statement of income, statement of members’ equity and statement of cash flows) prepared in accordance with accounting principles generally accepted in the United States and accompanied by an independent auditor’s report containing: (a) an unqualified opinion; (b) an opinion containing no material qualification; or (c) no explanatory paragraph disclosing information relating to material uncertainties (except as to litigation) or going concern issues.

1.10 “Base Amount” means that portion of the capital originally committed to investment in Loans, not including leverage, and including up to 2% of working capital reserves. The Base Amount shall be recomputed annually after the second full year of Company operations by subtracting from the then fair market value of the Company’s Loans plus the working capital reserves, an amount equal to the Company’s outstanding debt.

1.11 “Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

1.12 “Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be credited, in the event such Member utilized the services of a participating broker-dealer, such Member’s Capital Contribution, or if such Member acquired his Units through an unsolicited sale, such Member’s Capital Contribution plus the amount of the Sales Commissions if any, paid by Redwood Mortgage Corp. that are specially allocated to such Member, such Member’s share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Member and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member.

(b) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Member and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

In the event any interest in the Company is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Company assets are adjusted pursuant to Section 1.37, the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulation. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulations, the Managers may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 10 hereof upon the dissolution of the Company. The Managers shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b).

1.13 “Capital Contribution” means the gross amount of investment in the Company by a Member, or all Members, as the case may be.

1.14 “Capital Transaction” means the repayment of principal or prepayment of a Loan to the extent classified as a return of capital for federal income tax purposes, and the foreclosure, sale, exchange, condemnation, eminent domain taking or other disposition of a Loan or of a property subject to a Loan, or the payment of insurance or a guarantee with respect to a Loan.

1.15 “Carried Interest” means an equity interest in a Program which participates in all allocations and distributions for which full consideration is not paid or to be paid.

1.16 “Cash Available for Distribution” means Cash Flow less an amount set aside for creation or restoration of reserves.

1.17 “Cash Flow” means Company cash funds provided from operations (including without limitation, interest, points, revenue participations, participations in property appreciation, and interest or dividends from interim investments), and investment of, or the sale or refinancing or other disposition of, Company assets during any calendar month, after deducting cash funds used to pay operating expenses and debt payments of the Company during such month, including any adjustments for bad debt reserves, principal payments on outstanding debt, or deductions as the Managers may deem appropriate, all determined in accordance with accounting principles generally accepted in the United States; provided, that such operating expenses shall not include any general overhead expenses of the Managers not specifically related to, billed to or reimbursable by the Company as specified in Sections 11.20 through 11.22.

1.18 “Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

1.19 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of subsequent revenue laws.

1.20 “Company” means Redwood Mortgage Investors IX, LLC, a Delaware limited liability company.

1.21 “Company Minimum Gain” shall have the same meaning as “partnership minimum gain” as set forth in Treasury Regulations Sections 1.704-2(d).

1.22 “Competent Independent Expert” means a Person with no material current or prior business or personal relationship with the Managers who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company and who is qualified to perform such work.

1.23 “Competitive Real Estate Commission” means that real estate or brokerage commission paid for the purchase or sale of property which is reasonable, customary and competitive in light of the size, type and location of the property.

1.24 “Deed(s) of Trust” means the lien or liens created on the Real Property or properties of the borrower with respect to a Loan securing the borrower’s obligation to the Company to repay the Loan, whether in the form of a deed of trust, mortgage or otherwise.

1.25 “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Company.

1.26 “Dissenting Member” means any Member who casts a vote against a plan of merger, plan of exchange or plan of conversion, including a Roll-Up; except that, for purposes of a transaction which involves an exchange or a tender offer, Dissenting Member means any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

1.27 “Distribution Reinvestment Plan” means the plan established pursuant to Article 9 hereof.

1.28 ”Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

1.29 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.30 “Excess Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-3(a)(3).

1.31 “Financing” means all indebtedness incurred by the Company, the principal amount of which is scheduled to be paid over a period of not less than 48 months, where not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months. Nothing in this definition shall be construed as prohibiting a bona fide pre-payment provision in the financing agreement.

1.32 “First Follow-on Offering” means the Company’s first public offering of Units commenced after the closing of the Company’s Initial Public Offering.

1.33 “First Formation Loan” means a loan to Redwood Mortgage Corp. in connection with the Company’s Initial Public Offering. The First Formation Loan is equal to the amount of the Sales Commissions in connection with the Units sold in the IPO and all amounts payable in connection with any unsolicited sales of Units in the IPO. Redwood Mortgage Corp. will pay all such Sales Commissions and all such amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments. During the IPO period, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the First Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year. Prior to the termination of the IPO, the principal balance of the First Formation Loan will increase as additional sales of Units are made each year. Upon completion of the IPO, the balance of the First Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the IPO terminates.

1.34 “Fiscal Year” means a year ending December 31.

1.35 “Formation Loans” means collectively the First Formation Loan and the Second Formation Loan.

1.36 “Front-End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses, Acquisition and Origination Expenses, Acquisition and Origination Fees, interest on deferred fees and expenses, and any other similar fees, however designated by the Managers.

1.37 “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company;

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Managers, as of the following times: (a) the acquisition of an additional interest in the Company (other than pursuant to Section 4.4) by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of Company property other than money, unless all Members receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Company; (c) the termination of the Company for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and (d) the grant of an interest in the Company other than a de minimis interest as consideration for the provision of services to or for the benefit of the Company by an existing or a new Member acting in a “partner capacity,” or in anticipation of becoming a “partner” (in each case within the meaning of Treasury Regulation Section 1.704-1(b)(2)(iv)(d)); and upon any other event on which it is necessary or appropriate in order to comply with the Treasury Regulations under Code Section 704(b).

(c) The Gross Asset Value of any Company asset distributed to any Member will be adjusted to equal the gross fair market value of the asset (taking into account Code Section 7701(g)) on the date of distribution;

(d) The Gross Asset Value of Company assets will be increased (or decreased) to reflect any adjustments to the adjusted basis of these assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining the Capital Accounts pursuant to Regulations Section 1.704-l(b)(2)(iv)(m); and

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (b), (c) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing profits and losses for U.S. federal income tax purposes.

1.38 “Initial Member” means Gymno Corporation, a California corporation that was converted to a California limited liability company named Gymno LLC on September 30, 2011.

1.39 “Initial Public Offering” or “IPO” means the Company’s initial public offering of Units, pursuant to the Prospectus dated June 8, 2009, as supplemented from time to time.

1.40 “Investment in Mortgages” or “Loan(s)” means the amount of Capital Contributions used to make or invest in mortgage loans or the amount actually paid or allocated to the purchase of mortgages, working capital reserves allocable thereto (except that working capital reserves in excess of 3.0% shall not be included), and other cash payments such as interest and taxes but excluding Front-End Fees.

1.41 “Majority of the Members” means Members holding more than fifty percent (50%) of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

1.42 “Manager Provider” has the meaning as set forth in Section 3.17.

1.43 “Managers” mean Gymno LLC, a California limited liability company, and Redwood Mortgage Corp., a California corporation, or any Person substituted in place thereof pursuant to this Agreement. “Manager” means any one of the Managers.

1.44 “Manager’s Interest” has the meaning as set forth in Section 3.10.

1.45 “Member List” has the meaning as set forth in Section 6.2.

1.46 “Members” means the Initial Member until it shall withdraw as such, and the purchasers of Units in the Company, who are admitted thereto and whose names are included on Schedule A of this Agreement. Reference to a “Member” shall be to any one of them.

1.47 “Membership Interest” means a Member’s rights in one or more Units at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

1.48 “Member Minimum Gain” shall mean “partner non-recourse debt minimum gain” as determined under Treasury Regulations Section 1.704-2(i)(3).

1.49 “Member Non-Recourse Debt” shall mean “partner non-recourse debt” as set forth in Treasury Regulations Section 1.704-2(b)(4).

1.50 “Member Non-Recourse Deductions” shall mean “partner non-recourse deductions,” and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

1.51 “NASAA Mortgage Guidelines” means the NASAA Mortgage Program Guidelines issued by the North American Securities Administrators Association, Inc., effective September 10, 1996, as amended.

1.52 “Net Asset Value” means the Company’s total assets less its total liabilities.

1.53 “Net Worth” means the excess of total assets over total liabilities, as determined by accounting principles generally accepted in the United States, except that if any of such assets have been depreciated, then the amount of Depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets, provided that the amount of Depreciation may be added only to the extent that the amount resulting after adding such Depreciation does not exceed the fair market value of such asset.

1.54 “Non-Recourse Debt” shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

1.55 “Non-Recourse Deductions” shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

1.56 “Non-Specified Mortgage Programs” means Programs other than Specified Mortgage Programs.

1.57 “Offering” means the offer and sale of Units to the public pursuant to the terms and conditions set forth in a Prospectus. Unless the context indicates otherwise, the term “Offering” includes the Initial Public Offering and the First Follow-on Offering.

1.58 “Organization and Offering Expenses” means those expenses incurred in connection with and in preparing the Company’s securities for registration and subsequently offering and distributing them to the public, including sales commissions paid to broker-dealers in connection with the distribution of the Company’s securities and all advertising expenses.

1.59 “Person” means any natural person, partnership, corporation, limited liability company, trust, estate, unincorporated association or other legal entity.

1.60 “Percentage Interest” means the percentage ownership interest of any Member determined at any time by dividing a Member’s current Units by the total outstanding Units of all Members.

1.61 “Profits” and “Losses” mean, for each Fiscal Year or any other period, an amount equal to the Company’s income or loss for such Fiscal Year or other given period, determined in accordance with accounting principles generally accepted in the United States.

1.62 “Program” means a limited liability company, limited or general partnership, joint venture, unincorporated association or similar organization (other than a corporation) formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Real Property, including such entities formed to make or invest in mortgage loans.

1.63 “Program Interest” means the membership unit, limited partnership unit or other indicia of ownership in a Program.

1.64 “Property Management Fee” means a fee paid to the Managers or other Persons for professional property management services.

1.65 “Prospectus” means a prospectus that forms a part of the Registration Statement on Form S-11 filed or to be filed by the Company under the Securities Act of 1933 with the Securities and Exchange Commission and any supplement or amended prospectus or new prospectus that forms a part of a supplement to the Registration Statement filed by the Company, unless the context should indicate to the contrary.

1.66 “Purchase Price” means the price paid upon or in connection with the purchase of a particular mortgage, but excluding points and prepaid interest, Acquisition and Origination Fees and Acquisition and Origination Expenses.

1.67 “Real Property” means and includes (a) land and any buildings, structures, and improvements, and (b) all fixtures, whether in the form of equipment or other personal property that is located on or used as part of land. Real Property does not include Deeds of Trust, mortgage loans or interests therein.

1.68 “Redemption Request” has the meaning as set forth in Section 8.1.

1.69 “Registered Investment Advisor” means an investment professional retained by an investor to provide advice regarding the investor’s overall investment strategy (not just an investment in the Units) and who is compensated by the investor based upon the total amount of the investor’s assets being managed by the investment professional.

1.70 “Registration Statement” means a registration statement filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public, including all amendments thereto.

1.71 “Retirement Plans” means Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

1.72 “Roll-Up” means any transaction that involves the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity; provided, however, that such term does not include a transaction that (a) involves securities of the Company that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in any of the following rights or terms, as compared to such rights and terms in effect for the Company prior to such transaction: (i) voting rights of holders of the class of securities to be held by Members, (ii) the term of existence of the surviving or resulting entity, (iii) compensation to the Sponsor of the surviving or resulting entity, or (iv) the investment objectives of the surviving or resulting entity.

1.73 “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, limited liability company or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

1.74 “Safe Harbor” means the election described in the Safe Harbor Regulation, pursuant to which the Company and all of its Members may elect to treat the fair market value of any Membership Interest that is transferred in connection with the performance of services as being equal to the liquidation value of that Membership Interest.

1.75 “Safe Harbor Election” means the election by the Company and its Members to apply the safe harbor, as described in the Safe Harbor Regulation and Internal Revenue Service Notice 2005-43 or any successor authority.

1.76 “Safe Harbor Regulation” means Proposed Regulation Section 1.83-3(1) or any successor authority.

1.77 “Sales Commissions” means the amount of compensation, that may be paid to participating broker-dealers in connection with the sale of Units.

1.78 “Second Formation Loan” means a loan to Redwood Mortgage Corp. in connection with the First Follow-on Offering. The Second Formation Loan is equal to the amount of the Sales Commissions in connection with the Units sold in the First Follow-on Offering and all amounts payable in connection with any unsolicited sales of Units in the First Follow-on Offering. Redwood Mortgage Corp. will pay all such Sales Commissions and all such amounts payable in connection with any unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments. During the First Follow-on Offering, Redwood Mortgage Corp. will make annual installments of one-tenth of the principal balance of the Second Formation Loan as of December 31 of the prior year; such payment will be due and payable by December 31 of the following year. Prior to the termination of the First Follow-on Offering, the principal balance of the Second Formation Loan will increase as additional sales of Units are made each year. Upon completion of the First Follow-on Offering, the balance of the Second Formation Loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the First Follow-on Offering terminates.

1.79 “Securities Act” means the Securities Act of 1933, as amended.

1.80 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.81 “Specified Mortgage Program” means a Program where, at the time a securities registration is ordered effective, more than 75% of the net proceeds from the sale of Program Interests is allocable to the origination or purpose of specific mortgage loans. Reserves shall be included in the nonspecified portion.

1.82 “Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person, but does not include a Person whose only relation with the Program is as that of an independent property manager, whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Program Interests. A Person may also be a Sponsor of the Program by:

(a) taking the initiative, directly and indirectly, in founding or organizing the business or enterprise of the Program either alone or in conjunction with one or more other Persons;

(b) receiving a material participation in the Program in connection with the founding or organizing of the business of the Program, in consideration of services or property, or both services and property;

(c) having a substantial number of relationships and contacts with the Program;

(d) possessing significant rights to control Program properties;

(e) receiving fees for providing services to the Program which are paid on a basis that is not customary in the industry; or

(f) providing goods or services to the Program on a basis which was not negotiated at arm’s-length with the Program.

Based on the foregoing criteria, the Managers are the Sponsors of the Company.

1.83 “Subscription Agreement” means the document that a Person who buys Units of the Company must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

1.84 “Subscription Account” has the meaning set forth in Section 4.8.

1.85 “Treasury Regulations” means the Treasury Regulations promulgated under the Code.

1.86 “Units” means the units of equity in the Company evidencing the Membership Interests that are (i) issued to Members upon their admission to the Company or (ii) otherwise issued pursuant to the terms of this Agreement.
ARTICLE 2

ORGANIZATION OF THE LIMITED LIABILITY COMPANY

2.1 Formation. The parties hereto hereby acknowledge that the Company was formed as a limited liability company pursuant to the provisions of the Act, and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. An authorized person has previously filed the Certificate.

2.2 Name. The name of the Company is REDWOOD MORTGAGE INVESTORS IX, LLC. The business of the Company will be conducted under such name, as well as any other name or names as the Managers may from time to time determine.

2.3 Principal Place of Business. The principal place of business of the Company shall be located at 1825 S. Grant Street, Suite 250, San Mateo, California 94402, until changed by designation of the Managers, with notice to all Members. The Company may have such other offices as the Managers may designate from time to time.

2.4 Registered Agent and Registered Office. The initial registered agent and the initial registered office of the Company in the State of Delaware shall be as provided in the Certificate. The Managers may from time to time designate in the manner provided by law another registered agent or agents or another location or locations for the registered office of the Company.

2.5 Qualification in Other Jurisdictions. The Managers shall cause the Company to be qualified, formed or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company transacts business, including without limitation, California. The Managers of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, including without limitation, California.

2.6 Purpose. The principal business activity and purposes of the Company shall be to engage in business as a mortgage lender for the primary purpose of making Loans secured by Deeds of Trust on Real Property primarily located in California and to distribute cash flow and to distribute to the Members the Profits of the Company from its operations. The Company may engage in all activities and transactions as may be related, incidental, necessary, advisable, or desirable to carry out the foregoing. The Company shall have all of the powers necessary or convenient to achieve its purposes and to further its business.

2.7 Objectives. The business of the Company shall be conducted with the following primary objectives:

(a) To yield a high rate of return from the Company’s business;

(b) To preserve and protect the Company’s capital and to return the Members’ investment in the Company; and

(c) To generate and distribute cash flow from operations to the Members.

2.8 Substitution of Member. A Member may assign all or a portion of its Membership Interest and substitute another person in his place as a Member only in compliance with the terms and conditions of Sections 7.2, 7.3 and 7.4.

2.9 Term. The term of the Company commenced on the date the Certificate was filed and shall continue until October 8, 2028, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law or unless such term is extended by the affirmative vote or consent of the Majority of the Members.

2.10 No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.11 Power of Attorney. Each of the Members irrevocably constitutes and appoints the Managers, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) This Agreement, the Certificate and any amendments thereof required under the laws of the State of Delaware and of any other state, or which the Manager deems advisable to prepare, execute and file;

(b) Any certificates, instruments and documents, including, without limitation, fictitious business name statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Company is doing or intends to do business; and

(c) Any documents which may be required to effect the continuation of the Company, the admission of an additional or substituted Member, or the dissolution and termination of the Company, provided that the continuation, admission, substitution or dissolution or termination, as applicable, is in accordance with the terms of this Agreement.

Each Member hereby agrees to execute and deliver to the Managers within five (5) days after receipt of the Managers’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Managers deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

2.12 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Membership Interest; provided, that where the assignee thereof has been approved by the Managers for admission to the Company as a substituted Member, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

ARTICLE 3

MANAGEMENT OF THE COMPANY

3.1 Authority of the Managers. The Managers shall have all of the rights and powers of a manager in a Delaware limited liability company, except as otherwise provided herein.

3.2 General Management Authority of the Managers. Except as expressly provided herein or required by non-waivable provisions of applicable law, the Managers shall have sole and complete authority, power and discretion to manage, operate and control the business and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. Each of the Managers, acting alone or together, shall have the authority to act on behalf of the Company as to any matter for which the action or consent of the Managers is required or permitted. Without limitation upon the generality of the foregoing, the Managers shall have the specific authority:

(a) To expend Company funds in furtherance of the business of the Company and to acquire and deal with assets upon such terms as they deem advisable, from Affiliates and other persons;

(b) To determine the terms of the Offering of Units, including the right to increase the size of the Offering or offer additional Units or other securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

(c) To employ, at the expense of the Company, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary, and to enter into agreements and contracts with such persons on terms and for compensation that the Managers determine to be reasonable;

(d) To purchase liability and other insurance to protect the Company’s property and business and to protect the assets of the Managers and their employees, agents or Affiliates;

(e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Company;

(f) To bind the Company in all transactions involving the Company’s property or business affairs, including the execution of all loan documents, the sale of notes or real estate, and to change the Company’s investment objectives, notwithstanding any other provision of this Agreement; provided, however, the Managers may not, without the affirmative vote or consent of the Majority of the Members, sell or exchange all or substantially all of the Company’s assets;

(g) To amend this Agreement with respect to the matters described in Section 12.4 (a) through (j) of this Agreement;

(h) To determine the accounting method or methods to be used by the Company, which methods may be changed by the Managers from to time, provided that such change is disclosed in a report publicly filed with the Securities and Exchange Commission or is disclosed in a written notice sent to Members;

(i) To open accounts in the name of the Company in one or more banks, savings and loan associations or other financial institutions, and to deposit Company funds therein, subject to withdrawal upon the signature of the Managers or any person authorized by them;

(j) To borrow funds for the purpose of making Loans on such terms as the Managers deem appropriate (provided that the Company may not at any time incur any indebtedness in excess of 50% of the Members’ capital) and in connection with such borrowings, to pledge, encumber, hypothecate all or a portion of the assets of the Company as security for such Loans; provided further, that the Company shall not incur indebtedness at its commencement;

(k) To invest the reserve funds of the Company in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets;

(l) To execute, acknowledge (as appropriate) and deliver on behalf of the Company all instruments and documents, including checks, drafts, notes and other negotiable instruments, mortgages or deeds of trust, security agreements, financing statements, documents providing for the acquisition, mortgage or disposition of the Company’s property, assignments, bills of sale, leases, contracts, partnership agreements, operating agreements and limited liability company agreements of other limited liability companies, and any other instruments or documents necessary, desirable or conducive in the opinion of Managers to the business of the Company;

(m) To repay in whole or in part, refinance, increase, modify, or extend, any obligation, affecting Company property;

(n) To maintain, at the expense of the Company, adequate records and accounts of all operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax-reporting information;

(o) To refinance, recast, modify, consolidate, extend or permit the assumption of any Loan or other investment owned by the Company;

(p) To file tax returns on behalf of the Company and to make any and all elections available under the Code;

(q) To sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle and consent to, or accept judgment with respect to, claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(r) To determine and pay all expenses of the Company, and to make all accounting and financial determinations and decisions with respect to the Company;

(s) To enter into, make and perform all contracts, agreements and other undertakings as may be determined by the Managers, in their discretion, to be necessary or advisable or incident to the carrying out of the foregoing purposes and powers, the execution thereof by a Manager to be conclusive evidence of such determination;

(t) To execute and file with the appropriate governmental authorities all certificates, documents or other instruments of any kind or character which the Managers, in their discretion, determine to be necessary or appropriate in connection with the business of the Company, the execution thereof by a Manager to be conclusive evidence of such determination; and

(u) To do and perform all other acts as may be necessary or appropriate to the conduct of the Company’s business in the Managers’ discretion.

3.3 Limitations on Powers of the Managers. Without the affirmative vote, written consent or written ratification by all Members, the Managers shall have no authority to do any act prohibited by law or to admit a person as a Member other than in accordance with the terms of this Agreement. The Managers shall observe the following policies in connection with Company operations:

(a) The Company may not invest in or make Loans on any one property that would exceed, in the aggregate, an amount equal to 10% of the then total gross Offering proceeds. The Company may not invest in or make Loans to or from any one borrower that would exceed, in the aggregate, an amount greater than 10% of the then total gross Offering proceeds. The Company shall not make a Loan secured by unimproved Real Property, except in amounts and upon terms which can be financed by the Offering proceeds or from cash flow and provided investment in such unimproved Real Property shall not exceed 10% of the then total gross Offering proceeds. Properties shall not be considered unimproved if they are expected to produce income within a reasonable period of time after their acquisition, and for purposes hereof, two years shall be deemed to be presumptively reasonable. The Company normally shall not make or invest in Loans on any one property if at the time of the acquisition of the Loan the aggregate amount of all mortgage loans outstanding on the property, including the Loans of the Company, would exceed an amount equal to 85% of the appraised value of the property as determined by an independent appraisal, unless substantial justification exists because of the presence of other underwriting criteria. The Company is permitted to borrow money when it has taken over the operation of a property in order to prevent defaults under existing loans, or there otherwise is a need for additional capital with respect to such a property.

(b) All Loans must be supported by an appraisal of the property which secures the loan, which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Member. A mortgagee’s or owner’s title insurance policy or commitment as to the priority of a mortgage or the condition of title shall also be obtained with respect to each property that secures a Loan made by the Company or in which the Company holds a participation interest; in addition, Company Loans may be supported by a pledge of all ownership interests of the borrower.

(c) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the chain of title.

(d) The Manager shall not have the authority to incur indebtedness which is secured by properties or assets of the Company, except as specifically authorized in this Agreement.

(e) The Company may not at any time incur any indebtedness in excess of 50% of Members’ capital.

(f) The Company shall not reinvest cash flow (other than any proceeds from the repayment or prepayment of a Loan or sale of Company property after foreclosure or other disposition of the Loan, all of which may be reinvested up to 36 months prior to final liquidation of the Company, provided that the Company is in compliance with Section 5.6 of this Agreement). At any time, any Member may elect to receive its pro rata share of any Loan principal repayments received by the Company after the seven year anniversary of the date that the Registration Statement is declared effective by the Securities and Exchange Commission by providing written notice to the Company of such election, and a portion of any Loan principal repayments received by the Company after its receipt of such notice that are required to be distributed to such electing Member shall be distributed to such electing Member.

(g) The Company shall maintain reasonable reserves for Company properties, in such amounts as the Manager in its sole and absolute discretion determines from time to time to be adequate, appropriate or advisable in connection with the operations of the Company, subject to compliance with applicable regulations and guidelines. Normally, not less than 1.0% of the offering proceeds will be considered adequate.

(h) The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Managers from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims of such other Programs and/or creditors. The foregoing prohibition shall not apply to investments described in Section 11.17.

(i) The Managers shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i) An appraisal of all assets of the Company shall be obtained from a Competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the applicable states as an exhibit to the registration statement for the offering. The assets of the Company shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Company’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Company’s assets over a twelve (12) month period. The terms of the engagement of the Competent Independent Expert shall clearly state that the engagement is for the benefit of the Company and its Members. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Members in connection with the proposed Roll-Up.

(ii) In connection with the proposed Roll-Up, the Person sponsoring the Roll-Up shall provide to Dissenting Members the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (B) one of the following: (I) remaining as Members in the Company and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

(iii) The Company may not participate in any proposed Roll-Up which would result in the Members having democracy rights in the Roll-Up Entity which are less than those provided for under Section VII.A. and B. of the NASAA Mortgage Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Mortgage Guidelines to the greatest extent possible.

(iv) The Company may not participate in any proposed Roll-Up which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Company may not participate in any proposed Roll-Up which would limit the ability of a Member to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the membership or partnership interests or other indicia of ownership held by that Member.

(v) The Company may not participate in any proposed Roll-Up in which the Members’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Mortgage Guidelines.

(j) The Company may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Company if the proposed Roll-Up is not approved by a Majority of the Members.

(k) The Company shall not give a Manager an exclusive right or employment to sell or otherwise dispose of Loans or other assets of the Company.

(l) The Company shall not provide Loans to Programs formed by or affiliated with the Company.

3.4 Requirements for Managers.

(a) Any Manager, or its chief operating officers, shall have at least two years of relevant real estate lending or other experience demonstrating the knowledge and experience to acquire and manage a diversified portfolio of mortgage loans on Real Property, and any of the foregoing or any Affiliate providing services to the Company shall have had not less than five years of relevant experience in the kind of service being rendered or otherwise must demonstrate sufficient knowledge and experience to perform the services proposed.

(b) The financial condition of any Manager liable for the debts of the Company must be commensurate with any financial obligations assumed in any public offering of limited liability interests in the Company and in the operation of the Company. At a minimum, the Managers shall collectively have an aggregate Net Worth of at least $1 million. In determining Net Worth for this purpose, evaluation will be made of contingent liabilities and the use of promissory notes, to determine the appropriateness of their inclusion in computation of Net Worth.

3.5 No Personal Liability. The Managers shall have no personal liability for the original invested capital of any Member or to repay the Company any portion or all of any negative balance in their Capital Accounts, except as otherwise provided in Article 4.

3.6 Compensation to Managers. The Managers shall be entitled to be compensated and reimbursed for expenses incurred in performing their management functions in accordance with the provisions of Article 11 thereof, and may receive compensation from parties other than the Company.

3.7 Extent of Managers’ Fiduciary Duty. The Managers have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Managers’ possession or control, and the Managers will not employ, or permit another to employ the Company’s funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit a Member to contract away the fiduciary duty owed to any Member by the Managers under common law.

3.8 Allocation of Time to Company Business. The Managers and their officers and employees shall not be required to devote full time to the affairs of the Company, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Company’s business. The Managers and their Affiliates may engage in any other businesses or activities, including businesses related to or competitive with the Company. Each Member acknowledges and agrees that the Managers have existing commitments to other entities and that such commitments will continue during the term of the Company and that new commitments will be entered into by the Managers during the term of the Company. The Managers and their shareholders, officers, employees and Affiliates currently and may in the future participate in the management of other funds or investments and are involved, and in the future may be involved, in other business ventures, which may give rise to potential conflicts of interests, all of which are hereby waived by the Members. The Company and the Members will have no claim to any income or profit derived from or any interest in such other business ventures or other activities.

3.9 Assignment by a Manager. A Manager’s Interest (as defined in Section 3.10) in income, losses and distributions of the Company shall be assignable at the discretion of a Manager, which, if made, may be converted, at a Manager’s option, into a Membership Interest to the extent of the assignment.

3.10 Manager’s Interest. The Managers shall be allocated a total of one percent (1%) of all items of Company income, gains, losses, deductions and credits, which shall be shared among them in such proportion as mutually agreed by the Managers in their sole discretion. The Company and each Member hereby acknowledge and agree that a Manager’s right to receive distributions pursuant to Section 5.5 (“Manager’s Interest”) is intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor Internal Revenue Service or Treasury Regulation or other pronouncement applicable, and a “Carried Interest” within the meaning of the Guidelines. The Managers shall have the right to make a timely election under Code Section 83(b) with respect to such Managers’ Interest. The Members agree that, in the event the Safe Harbor Regulation is finalized, the Company is authorized and directed to elect the Safe Harbor Election and the Company and each Member (including any person to whom a Membership Interest in the Company is transferred in connection with the performance of services) agrees to comply with all requirements of the safe harbor with respect to all Membership Interests in the Company if transferred in connection with the performance of services (including the Managers’ Interest) while the Safe Harbor Election remains effective. The Tax Matters Partner shall be authorized to (and shall) prepare, execute, and file the Safe Harbor Election. Any transferee of a Membership Interest in the Company shall agree to be bound by this Section 3.10.

3.11 Removal of Manager. A Manager may be removed upon the following conditions:

(a) By affirmative vote or written consent of the Majority of the Members (excluding any Units or Percentage Interest of the Manager being removed). Members may exercise such right by presenting to the Manager a notice, with due verification of such vote or consent, to the effect that the Manager is removed; the notice shall set forth the grounds for removal and the date on which removal is to become effective;

(b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Members may also designate a successor as Manager;

(c) Substitution of a new Manager, if any, shall be effective upon written acceptance of the duties and responsibilities of a Manager by the new Manager and subject to the provisions of Section 7.1. Upon effective substitution of a new Manager, this Agreement shall remain in full force and effect, except for the change in the Manager, and business of the Company shall be continued by the new Manager.

If an additional Manager is elected by the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers, or if all or any one of the initial Managers is removed as a Manager by the affirmative vote or consent of the Majority of the Members, and a successor or additional Manager(s) is thereafter designated, and if such successor or additional Manager(s) begins using any other loan brokerage firm for the placement of Loans or the servicing of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed.)

In the event that all of the Managers are removed, no other Managers are elected, the Company is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Company and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

3.12 Withdrawal by a Manager. Without the affirmative vote or consent of the Majority of the Members, a Manager may not voluntarily withdraw as a manager of the Company unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the Members. Subject to the foregoing, a Manager may withdraw as manager of the Company upon not less than 90 days written notice of the same to all Members. The withdrawing Manager shall not be liable for any debts, obligations or other responsibilities of the Company or this Agreement arising after the effective date of the withdrawal. During the 90 day period described in this section, the Majority of the Members (excluding any Units or Percentage Interest of the withdrawing Manager), shall have the right, by affirmative vote or consent, to continue the business and, by the end of the 90 day period described in this section, elect and admit a new Manager who agrees to continue the existence of the Company.

3.13 Payment to Withdrawn or Removed Manager. Upon the retirement, removal or withdrawal of a Manager, the Company shall be required to pay the Manager in cash all amounts then accrued and owing to the Manager under this Agreement (including, without limitation, the Asset Management Fee pursuant to Section 11.5 through the date of such termination). In addition, the Company shall terminate the Manager’s Interest of such Manager in Company income, losses, distributions, and capital by payment of an amount equal to the then-present fair value of such interest, as determined by agreement of the Manager and the Company or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Manager and the Company. Payments made to the Manager pursuant to this Section 3.13 shall be in the form of a one-time cash payment, subject to the solvency and liquidity requirements of the Company.

3.14 Right of Third Parties to Rely on Managers. Any person dealing with the Company may rely (without duty of further inquiry) upon a certificate signed by the Managers as to:

(a) The identity of any Manager or Member;

(b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a Manager or which are in any further manner germane to the affairs of the Company;

(c) The persons who are authorized to execute and deliver any instrument or document of the Company or to withdraw funds from any bank account of the Company; or

(d) Any act or failure to act by the Company or any other matter whatsoever involving the Company or any Member or a Manager.

3.15 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any Manager may take and all determinations which any Manager may take and all determinations which any Manager may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such Manager.

3.16 Merger or Reorganization of the Managers. The following is not prohibited, will not cause a dissolution of the Company and will not require the consent or approval of the Members: (a) a merger or reorganization of any Manager or the transfer of all or any of the ownership interests in any Manager; and (b) the assumption of any or all of the rights and duties of any Manager by a person that is an Affiliate under the control of any of the Managers.

3.17 Delegation of Authority; Transactions with Managers or Affiliates. A Manager may contract with other persons and entities, including its Affiliates, to perform any of the Manager’s duties for or on behalf of the Company, but such delegation shall not relieve the Manager of its responsibility for such duties. A Manager or any of its Affiliates may, directly or indirectly, render services to or otherwise deal with the Company in connection with carrying out the business and affairs of the Company, including the provision of leasing, brokerage, management, consulting or any other services to the Company (the Manager or any Affiliate thereof that is so providing services to the Company hereunder is referred to herein as a “Manager Provider”). The approval of the Members shall not be required for any such transaction with a Manager Provider, provided that the compensation payable to such Manager Provider in connection with such transaction is in the amounts disclosed in the Prospectus or is not substantially more than the compensation generally payable to unrelated third parties for the performance of similar services.

3.18 Exculpation of Managers and Affiliates. The Managers and their Affiliates shall have no liability whatsoever to the Company or to any Member, so long as all of the following conditions are met:

(a) the Manager or Affiliate determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(b) the Manager or Affiliate was acting on behalf of or performing services for the Company;

(c) such liability or loss was not the result of the negligence or misconduct of the Manager or Affiliate being held harmless; and

(d) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

3.19 Indemnification of Managers and Affiliates.

(a) The Company, its receiver or its trustee shall indemnify, defend, save and hold harmless the Managers, their Affiliates, the respective officers, directors, shareholders, trustees, members, constituent partners, managers, employees, attorneys, accountants and agents of each of the foregoing (individually and collectively, the “Indemnified Party” or “Indemnified Parties”) from and against any and all claims, losses, costs, damages, liabilities and expenses of any kind whatsoever, including actual attorneys’ fees and court costs (which shall be paid as incurred) and liabilities under state and federal securities laws (to the fullest extent permitted by law) that may be made or imposed upon or incurred by any Indemnified Party by reason of any act performed (or omitted to be performed) for or on behalf of the Company or, or in furtherance of or in connection with the business of the Company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, misconduct or negligence. If any action, suit or proceeding shall be pending against the Company or any Indemnified Party relating to any such act performed (or omitted to be performed) for or on behalf of the Company by an Indemnified Party, such Indemnified Party shall have the right to employ, at the reasonable cost of the Company (subject to Section 3.19(d) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding.

(b) The Company’s obligations to indemnify, defend and hold harmless under this Section 3.19 shall not obligate, or impose personal liability on, a Manager or Members or any of their directors, shareholders, members, constituent partners, managers, managing members, officers, employees, attorneys, accountants or agents, whether direct or indirect at whatever level and the sole source of such indemnity shall be the assets of the Company.

(c) Notwithstanding anything to the contrary set forth herein, the Managers (which shall include Affiliates only if such Affiliates are performing services on behalf of the Company), its agents or attorneys shall not be indemnified for any losses, liabilities or expenses arising from an alleged violation of federal or state securities laws unless the following conditions are met:

(i) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular Indemnified Party; or

(ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or

(iii) a court of competent jurisdiction has approved a settlement of the claims against a particular Indemnified Party and has determined that indemnification of the settlement and related costs should be made; and

(iv) in the case of subsection (iii) of this Section 3.19(c), the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws; provided that the court need only be advised of and consider the positions of the securities regulatory authorities of those states (1) which are specifically set forth in the Prospectus; and (2) in which plaintiffs claim they were offered or sold Units.

(d) Cash advances from Company funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action are permissible only if the following conditions are satisfied:

(i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Company;

(ii) such suit, action or proceeding is initiated by a third party who is not a Member, or the suit, action or proceeding is initiated by a Member and a court of competent jurisdiction specifically approves such advancement; and

(iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section 3.19(d) in cases in which such Indemnified Party would not be entitled to indemnification under this Section 3.19.

If advances are permissible under this Section 3.19(d), the Indemnified Party shall have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under this Section 3.19. The Company shall pay any and all such bills and honor any and all such requests for payment within sixty (60) days after such bill or request is received. In the event that a final determination is made that the Company is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within sixty (60) days of such final determination, and in the event that a final determination is made that the Company is so obligated for any amount not paid by the Company to a particular Indemnified Party, the Company will pay such amount to such Indemnified Party within sixty (60) days of such final determination.

(e) Notwithstanding anything to the contrary set forth above, the Company shall not indemnify a Manager, its Affiliates, agents or attorneys for any liability or loss suffered by any such party, nor shall any such party be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i) the Managers have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company;

(ii) the Indemnified Party was acting on behalf of or performing services for the Company;

(iii) such liability or loss was not the result of the negligence or misconduct by the Indemnified Party; and

(iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Members.

(f) Nothing herein shall prohibit the Company from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the Managers or other agents or employees of the Company are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Company including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom; provided that the Company may not incur the cost of that portion of liability insurance which insures any party for any liability as to which such party is prohibited from being indemnified under this Section 3.19.

ARTICLE 4

CAPITAL CONTRIBUTIONS; THE MEMBERS

4.1 Units. A Member’s Membership Interest in the Company, including such Member’s share of the Profits and Losses of, and right to receive distributions from, the Company, shall be represented by the “Unit” or “Units” held by such Member.

4.2 Capital Contribution by Managers; Managers’ Purchase of Units. The Managers, collectively, shall contribute to the Company an amount in cash equal to 1/10 of 1% of the aggregate Capital Contributions of the Members. Such Capital Contribution of the Managers shall not entitle the Managers to any Units. The Managers may, in their discretion, make additional Capital Contributions to the capital of the Company in exchange for the purchase of Units on the same basis as the other Members. If the Managers purchase Units, then they shall continue, in all respects, to be treated as a Manager but shall receive the income, losses and cash distributions with respect to any Units purchased by it on the same basis as other Members may receive with respect to their Units.

4.3 Capital Contribution by Initial Member. The Initial Member made a cash Capital Contribution to the Company of $10,000. Upon the admission of additional Members to the Company, the Company promptly refunded to the Initial Member its $10,000 Capital Contribution and upon receipt of such sum the Initial Member was withdrawn from the Company as its Initial Member.

4.4 Capital Contributions of New Members. The Managers are authorized and directed to raise capital for the Company as provided in the Prospectus by offering and selling Units to Members as follows:

(a) Each Unit shall be issued for a purchase price of one dollar ($1.00).

(b) Except as set forth below, the minimum purchase of Units per Member (including subscriptions from entities of which such Member is the sole beneficial owner) shall be (i) two thousand (2,000) Units if such purchase occurs pursuant to the Initial Public Offering, (ii) five thousand (5,000) Units if such purchase occurs pursuant to the First Follow-on Offering, or (iii) one thousand (1,000) Units for existing members, (or, in each case, such greater minimum number of Units as may be required under applicable state or federal laws). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan.

(c) The Managers may accept subscriptions for fractional Units in excess of the minimum subscription amount.

(d) The Managers may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever.

(e) Each Unit sold to a subscriber shall be fully paid and nonassessable.

(f) Subject to Section 3.3(i), the Managers are further authorized to cause the Company to issue additional Units to Members pursuant to the terms of any plan of merger, plan of exchange or plan of conversion adopted by the Company.

4.5 Public Offering. Subject to compliance with applicable state securities laws and regulations, the Offering shall terminate one year from the original effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the Managers, or unless extended by the Managers for up to two additional one year periods. In addition, if the Offering has been extended for two additional one-year periods and the Company files a new Registration Statement during the second additional year, then the Offering could be continued until the earlier of 180 days after the third anniversary of the commencement of the Offering, the effective date of the new Registration Statement, the date the Offering is fully subscribed or the date the Offering is terminated by the Managers. Except as otherwise provided in this Agreement, the Managers shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Managers shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Units, all on such basis and upon such terms as the Managers shall determine.

4.6 Intentionally Omitted.

4.7 Escrow Account. No escrow account shall be established and all proceeds from the sale of Unit will be remitted directly to the Company.

4.8 Subscription Account. Subscriptions will be deposited into a subscription account at a federally insured commercial bank or other depository (the “Subscription Account”) and invested in short-term certificates of deposit, a money market or other liquid asset account. No Asset Management Fees (as described in Section 11.5) shall be payable on or with respect to any funds held in the Subscription Account. During the period prior to admittance of investors as Members, proceeds from the sale of Units are irrevocable, and will be held by the Managers for the account of Members in the Subscription Account. Investors’ funds will be transferred from the Subscription Account into the Company on a first-in, first-out basis. Upon admission to the Company, subscription funds will be released to the Company and Units (which may include fractional Units) will be issued at the rate of $1 per Unit. Interest earned on subscription funds while in the Subscription Account will be returned to the subscriber.

4.9Admission of Members. No action or consent by any Members shall be required for the admission of Members to the Company. Subscriptions shall be accepted or rejected by the Managers on behalf of the Company within thirty (30) days of their receipt by the Company, and if rejected, all funds shall be returned to subscribers within ten (10) business days after such rejection without interest. Investors shall be admitted as Members of the Company not later than the last day of the calendar month following the date their subscription was accepted by the Company. During the period prior to your admittance as a Member, proceeds of the sale are irrevocable and will be held by our managers for your account in the subscription account. Your funds will be transferred from the subscription account into our operating account on a first-in, first-out basis. Upon your admission as a Member of the Company, your subscription funds will be released to us and Units will be issued to you at the rate of $1 per Unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you.

The Company shall amend Schedule A to this Agreement from time to time (but, in any event, no less than once each calendar quarter) to reflect changes in the Members of the Company and their Membership Interests or Units.

No Person who subscribes for Units in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the Managers may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the Managers of a power of attorney in form and substance as described in Section 2.11 hereof.

4.10 Names, Addresses, Date of Admissions, and Contributions of Members. The names, addresses, date of admissions, Capital Contributions and ownership of Units of the Members shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference. The Managers shall update Schedule A to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and Schedule A, as revised from time to time by the Managers, shall be presumed correct absent manifest error.

4.11 Interest on Capital Contributions. No interest shall be paid on, or in respect of, any Capital Contribution to the Company by any Member, nor shall any Member have the right to demand or receive cash or other property in return for the Member’s Capital Contribution.

4.12 Ownership by Member of Interest in Affiliates of Managers. No Member (other than a Manager, in the event that he or it is also a Member) shall at any time, either directly or indirectly, own any stock or other interest in any Affiliate of any Manager if such ownership, by itself or in conjunction with the stock or other interest owned by other Members would, in the opinion of counsel for the Company, jeopardize the classification of the Company as a partnership for federal income tax purposes or create a material risk that the Company would be treated as a publicly traded partnership as defined under Section 7704 of the Code. The Managers shall be entitled to make such reasonable inquiry of the Members and prospective Members as is required to establish compliance by the Members with the provisions of this Section 4.12.

4.13 Loans.

(a) Any Manager or Member or their respective Affiliates may, with the written consent of the Managers, lend or advance money to the Company. If the Managers or, with the written consent of the Managers, any Member shall make any loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company, but shall be a debt due from the Company. The amount of any such loan or advance by a lending Manager or Member or an Affiliate of a Manager or a Member shall be repayable out of the Company’s cash.

(b) On loans made available to the Company by a Manager or its Affiliate, the Manager or its Affiliate shall not receive interest (or similar charges or fees) in excess of the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose, and in the same locality of the property if the loan is made in connection with a particular property. No prepayment charge or penalty shall be required by a Manager or its Affiliate on a loan to the Company secured by either a first or junior or all-inclusive Deed of Trust, mortgage or encumbrance on the property, except to the extent that such prepayment charge or penalty is attributable to the underlying encumbrance. None of Managers or Members or their respective Affiliates shall be obligated to make any loan or advance to the Company.

(c) The Managers shall not provide Financing to the Company except as permitted by Section 4.13(b), in which case there shall be independent advisers for each publicly registered party to the transaction.

4.14 No Participation in Management. Except as expressly provided herein, no Member (other than a Manager) shall take part in the conduct or control of the Company’s business or have any right or authority to act for or bind the Company.

4.15 Voting and Other Rights of Members. The Members shall have the right to take any of the following actions upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Managers.

(a) Dissolve and terminate the Company prior to the expiration of the term of the Company.

(b) Amend this Agreement, subject to the limitations set forth in Section 12.4;

(c) Approve or disapprove a transaction entailing the sale of all or substantially all of the assets of the Company, except in connection with the orderly liquidation and winding up of the business of the Company upon its termination and dissolution;

(d) Remove a Manager or any successor Manager, as provided in Section 3.11; or

(e) Elect an additional Manager or a new Manager or Managers upon the removal of a Manager or any successor Manager, or upon the withdrawal or death of a Manager or any successor Manager, all in the manner and subject to the conditions described in Section 3.11 and Section 7.1.

Without the affirmative vote or consent of the Majority of the Members, the Managers shall not:

(a) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business;

(b) subject to Sections 3.3(i), 3.16 and 4.19(a), cause the merger or other reorganization of the Company;

(c) dissolve the Company, or

(d) appoint a new Manager, provided, however, that an additional Manager may be appointed without obtaining the vote or consent of the Members if the addition of such person is necessary to preserve the tax status of the Company, such person has no authority to manage or control the Company under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Company, and the admission of such person as an additional Manager does not materially adversely affect the Members.

With respect to any Units owned by the Managers, the Managers may not vote or consent on matters submitted to the Members regarding the removal of the Managers or regarding any transaction between the Company and the Managers. In determining the existence of the requisite percentage of Units necessary to approve a matter on which the Managers may not vote or consent, any Units owned by the Managers shall not be included.

4.16 Meetings. The Managers, or Members representing ten percent (10%) of the outstanding Units, may call a meeting of the Company for any matters for which Members may vote as set forth in this Agreement. If Members representing the requisite Units present to the Managers a written request stating the purpose of the meeting, the Managers shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than fifteen (15) and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. on such date at the principal place of business of the Company as set forth in Section 2.3. At any meeting of the Company, Members may vote in person or by proxy. A majority of the Members, present in person or by proxy, shall constitute a quorum at any Company meeting. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a Company meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act.

4.17 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company beyond the amount of the Capital Contributions made by such Member.

4.18 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Managers and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Managers and/or their Affiliates.

4.19 Dissenting Members’ Rights.

(a) This Section 4.19 (including subsections (a) through (c) hereof) shall apply to transactions other than Roll-Ups. With respect to Roll-Ups, Section 3.3(i) shall set forth the rights of Dissenting Members in Roll-Ups. If the Company participates in any acquisition of the Company by another entity, any combination of the Company with another entity through a merger or consolidation, or any conversion of the Company into another form of business entity (such as a corporation) that requires the approval of the Members, the result of which would cause the other entity to issue securities to the Members, then each Member who does not approve of such reorganization (a “Dissenting Member” as defined in Section 1.26) may require the Company to purchase for cash, at its fair market value, the interest of the Dissenting Member in the Company in accordance with Section 4.19(c) of this Agreement. The Company, however, may itself convert, without the approval or consent of the Members, to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Members, (ii) the termination date of the Company (currently, October 8, 2028, unless terminated earlier in accordance with this Agreement), (iii) the compensation payable to the Managers or their Affiliates, or (iv) the Company’s investment objectives.

(b) The Managers will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Company; the tax consequences (from the standpoint of the Members) of the conversion of the Company to another form of business entity and of an investment in a limited liability company as compared to an investment in the type of business entity into which the Company would be converted; the historic and projected operating results of the Company’s Loans, and the then current value and marketability of the Company’s Loans. In general, the Managers would consider any material limitation on the voting rights of the Members or any substantial increase in the compensation payable to the Managers or their Affiliates to be a significant adverse change in the listed provisions.

(c) In the absence of fraud in the transaction, the remedy provided by this Section 4.19(c) to a Dissenting Member is the exclusive remedy for the recovery from the Company of the value of his Units or money damages with respect to such plan of merger, plan of exchange or plan of conversion. If the existing, surviving, or new limited liability company, limited partnership or other entity, as the case may be, complies with the requirements of this 4.19, any Dissenting Member who fails to comply with the requirements of this Section 4.19 shall not be entitled to bring suit for the recovery of the value of his Units or money damages with respect to the transaction. Units of Dissenting Members for which payment has been made shall not thereafter be considered outstanding for the purposes of any subsequent vote of Members. Within sixty (60) days after a Dissenting Member votes against any plan of merger, plan of exchange or plan of conversion, or, with respect to a plan of merger, plan of exchange or plan of conversion approved by written consent, within sixty (60) days after notice to the Members of the receipt by the Company of written consents sufficient to approve such merger, exchange or conversion, the Dissenting Member may demand in writing that payment for his Membership Interests be made in accordance with this 4.19(c), and the Managers shall (i) make a notation on the records of the Company that such demand has been made and (ii) within a reasonable period of time after the later of the receipt of a payment demand or the consummation of the merger, exchange or conversion, cause the Company to pay to the Dissenting Member the fair market value of such Dissenting Member’s Units without interest. The fair value of a Dissenting Member’s Units shall be an amount equal to the Dissenting Member’s pro rata share of the appraised value of the net assets of the Company, as determined by a Competent Independent Expert.

If a Dissenting Member shall fail to make a payment demand within the period provided in Section 4.19(c) hereof, such Dissenting Member and all persons claiming under him shall be conclusively presumed to have approved and ratified the merger, conversion or exchange and shall be bound thereby, the right of such Member to be paid the alternative compensation for his Membership Interest in accordance with this Section 4.19 shall cease, and his status as a Member shall be restored without prejudice to any proceedings which may have been taken during the interim, and such Dissenting Member shall be entitled to receive any distributions made to Members in the interim.

ARTICLE 5

PROFITS AND LOSSES; CASH DISTRIBUTIONS

5.1 Profits and Losses. Except as otherwise provided in Section 5.2, Profits and Losses of the Company shall be allocated for each Fiscal Year of the Company (and at such other times as the Managers determine) amongst the Members and the Managers in such a manner that, as of the end of each such taxable year, the sum of (i) the Capital Account of each Member and Manager, (ii) such Member’s and Manager’s share of Company Minimum Gain, and (iii) such Member’s and Manager’s share of Member Minimum Gain shall be equal to the respective amounts (positive or negative) which would be distributed to the Members and the Managers if the Company were to liquidate its assets for an amount equal to their fair market value and distribute the proceeds of such liquidation in accordance with Section 5.7.

5.2 Special Allocation Rules.

(a) Qualified Income Offset. Except as provided in Section 5.2(c), in the event any Member or a Manager unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), that create or increase an Adjusted Capital Account deficit in such Member or Manager’s Capital Account, items of Company gross income and gain shall be specially allocated to such Member or Manager in an amount and manner sufficient to eliminate, to the extent required by the Treasury Department regulations, the Adjusted Capital Account deficit created by such adjustment, allocation or distribution as quickly as possible.

(b) Gross Income Allocation. Loss shall not be allocated to any Member or Manager to the extent such allocation would cause any Member or Manager to have an Adjusted Capital Account deficit at the end of a Fiscal Year. In the event any Member or Manager has an Adjusted Capital Account deficit at the end of any Fiscal Year, each such Member or Manager shall be specially allocated items of Company gross income and gain in an amount sufficient to eliminate such Adjusted Capital Account deficit as quickly as possible.

(c) Company Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company Fiscal Year, each Member or Manager shall be specially allocated items of Company gross income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 5.2(c) is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member’s or Manager’s share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Non-recourse Debt, and such Member or Manager bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed debt or to the extent the Member or Manager contributes cash to the capital of the Company that is used to repay the Non-recourse Debt, and the Member’s or Manager’s share of the net decrease in Company Minimum Gain results from the repayment.

(d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Company Fiscal Year, any Member or Manager with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 704-2(i)(5)) as of the beginning of such Fiscal Year shall be allocated items of Company gross income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to such Member’s or Manager’s share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Debt due to a conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Non-recourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

(e) Non-Recourse Deductions. Non-Recourse Deductions for any Fiscal Year or other period shall be allocated 99% to the Members in proportion to their Units and 1% to the Managers and each Member’s and the Manager’s share of Excess Non-recourse Liabilities shall be in the same proportion.

(f) Member Non-Recourse Deductions. Member Non-Recourse Deductions for any Fiscal Year shall be allocated to the Member or the Manager who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Non-Recourse Debt. If more than one Member or Manager bears the economic risk of loss for a Member Non-Recourse Debt, any Member Non-Recourse Deductions attributable to that Member Non-Recourse Debt shall be allocated among the Members or the Managers according to the ratio in which they bear the economic risk of loss.

(g) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members and the Managers in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

5.3 Contributed Property. Notwithstanding any other provision of this Operating Agreement, the Members shall cause Depreciation and/or cost recovery deductions and gain or loss attributable to Property contributed by a Member or the Manager or revalued by the Company to be allocated among the Members or the Managers for income tax purposes in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder using the method selected by the Managers.

5.4 Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Profit or Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Profit or Loss, and every item of credit or tax preference related to such allocation and applicable to the period during which such Profit or Loss was realized shall be allocated to the Member in the same proportion. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

5.5 Operating Distributions.

(a) Cash Available for Distribution at the end of each calendar month shall be allocated ninety-nine percent (99%) to the Members and one percent (1%) to the Managers.

(b) Cash Available for Distribution allocated to the Members shall be allocated among the Members in proportion to their Percentage Interests and in proportion to the number of days during the applicable month that they owned such Percentage Interests. Cash Available for Distribution allocated to the Managers shall be allocated among the Managers in such proportion and manner as mutually agreed upon by the Managers from time to time.

(c) Distributions allocable to Managers and Members (other than those participating in the Distribution Reinvestment Plan) shall be distributed to them in cash at the end of each calendar month. The Managers’ allocable share of Cash Available for Distribution shall also be distributed concurrently with cash distributions to Members. Cash Available for Distribution allocable to Members who are participating in the Distribution Reinvestment Plan shall be credited to their respective Capital Accounts at the end of each calendar month.

(d) Assignees of a Membership Interest shall be deemed to be the owner of such Membership Interest as of the first day following the day the transfer of such Membership Interest is completed in accordance with Sections 7.2 and 7.3 and shall not participate in distributions for the period prior to which the transfer occurs.

5.6 Tax Distributions. The Manager shall cause the Company to distribute cash equal to the difference between a Member’s Assumed Tax Liability with respect to a fiscal year and the amount distributed to (or withheld on behalf of) such Member with respect to such fiscal year to enable the Member to timely satisfy estimated tax or other tax payment requirements (each, a “Tax Distribution”). Notwithstanding the foregoing, a Tax Distribution shall be made only if the resulting difference is a positive number and only for that portion of a Member’s Assumed Tax Liability that has been created by the disposition or refinancing of a mortgage by or on behalf of the Company or a Program affiliated with the Company. Each Member’s “Assumed Tax Liability” shall equal the expected aggregate federal and state tax liability of such Member derived from the Company for the applicable fiscal year, assuming the highest marginal income tax rates applicable to any Member and taking into account the character of the relevant income or loss derived by such Member from the Company and the deductibility, if any, of any state tax in computing any federal tax liability. In furtherance of the foregoing, to the extent distributions otherwise payable to a Member in a fiscal year shall equal or exceed the Assumed Tax Liability of such Member for such fiscal year, the Manager shall not be obligated to make a Tax Distribution to such Member with respect to such fiscal year. Any Tax Distribution made to a Member pursuant to this Section 5.6 shall be deemed an advance on any future distributions to which such Member is entitled pursuant to Section 5.5 and Section 5.7 and shall reduce the amount of such future distributions. For the avoidance of doubt, any Tax Distribution to which a Member participating in the Dividend Reinvestment Program would otherwise be entitled shall be reinvested in Units of the Company pursuant to the Dividend Reinvestment Program to the same extent that such Member has currently elected to have its regular distributions reinvested pursuant to the Dividend Reinvestment Program.

5.7 Cash Distributions Upon Termination. Upon dissolution and termination of the Company, Cash Available for Distribution shall thereafter be distributed to Members in accordance with the provisions of Section 10.3 below.

5.8 Tax Withholding.

(a) The Members acknowledge that distributions made by the Company may be subject to U.S. withholding taxes, which taxes may be reduced if a Member provides appropriate documentation to the Company evidencing that such Member is entitled to zero withholding tax or reduced withholding tax on distributions from the Company. In furtherance of the above, if requested by the Managers, each Member shall, if able to do so, deliver to the Managers: (i) an affidavit in form satisfactory to the Managers that the applicable Member (or its partners, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other law; (ii) any certificate that the Managers may reasonably request with respect to any such laws (including, but not limited to, Internal Revenue Service Form W-9, an applicable Internal Revenue Service Form W-8, or any successor forms thereto); and/or (iii) any other form or instrument reasonably requested by the Managers relating to any Member’s status under such law. If a Member fails or is unable to deliver to the Managers documentation described in this clause (a), the Managers may withhold amounts from such Member in accordance with this Section 5.8. Each Member shall reasonably cooperate with the Managers in connection with any tax audit of the Company.

(b) Notwithstanding any other provision herein to the contrary, the Managers are authorized to take any and all actions that are necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under any applicable law. Without limiting the generality of the foregoing, the Managers may withhold any amount that is required to be withheld from the amount of any cash (or other property) otherwise distributable to any Member pursuant to this Agreement; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying such relevant provision.

(c) Any withholdings referred to in this Section 5.8 shall be made at the maximum applicable statutory rate under the applicable tax law unless the Managers shall have received evidence, reasonably satisfactory to the Managers, to the effect that a lower rate is applicable or that no withholding is applicable.

ARTICLE 6

BOOKS AND RECORDS, REPORTS AND RETURNS

6.1 Books and Records. The Managers shall cause the Company to keep the following:

(a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Company.

(b) A copy of the Certificate and all amendments thereto.

(c) Copies of the Company’s federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

(d) Copies of this Agreement, including all amendments thereto, and the financial statements of the Company for the three (3) most recent years.

All such books and records shall be maintained at the Company’s principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Member, or any Member’s duly authorized representatives, during reasonable business hours.

6.2 Member List. The Managers shall maintain an alphabetical list of the full names, last known business or residence addresses and business telephone numbers of the Members of the Company along with the number of Units held by each of them (the “Member List”) as a part of the books and records of the Company which shall be available for inspection by any Member or his designated representative at the principal office of the Company upon the request of the Member. The Member List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Member List shall be mailed to any Member requesting the Member List within ten (10) days of the request. The copy of the Member List to be mailed to a Member shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Company. The purposes for which a Member may request a copy of the Member List include, without limitation, matters relating to the Members’ voting rights under this Agreement and the exercise of the Members’ rights under federal proxy laws. If the Managers neglect or refuse to exhibit, produce or mail a copy of the Member List as requested, it shall be liable to the Member requesting the list for the costs, including attorneys’ fees, incurred by that Member for compelling the production of the Member List and for actual damages suffered by the Member by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Member List is to secure such list of Members or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Managers may require any Member requesting the Member List to represent that the list is not requested for a commercial purpose unrelated to such Member’s interest in the Company. The remedies provided hereunder to Members requesting copies of the Member List are in addition to, and shall not in any way limit, other remedies available to Members under federal law or under the laws of any state.

6.3 Tax Information. The Managers shall cause to be prepared and distributed to the Members not later than 75 days after the close of each Fiscal Year, Company information necessary for the preparation of the Members’ federal income tax returns.

6.4 Annual Report. The Managers shall cause to be prepared at least annually, at Company expense, an annual report containing Audited Financial Statements accompanied by a report of an independent registered public accounting firm (which, for purposes of this Section 6.4 only, may contain a qualified, adverse or disclaimer opinion or explanatory paragraph), and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements will include a balance sheet of the Company, and statements of income, changes in Members’ capital and cash flow. The annual report for each Fiscal Year shall (i) include a report on the Company’s activities for such Fiscal Year, (ii) identify the sources of distributions to Members, including (as applicable) from (A) cash flow from operations during the Fiscal Year; (B) cash flow from operations during a prior period which had been held as reserves; (C) proceeds from Capital Transactions; and (D) reserves from the gross proceeds of the Offering of Units; (iii) set forth the compensation paid to the Managers and their Affiliates and a statement of the services performed in consideration therefor; and (iv) contain such other information as deemed reasonably necessary by the Managers to advise Members of the affairs of the Company. Copies of the financial statements and annual reports shall be furnished or made available to each Member within 120 days after the close of each Fiscal Year, in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies.

6.5 Quarterly Reports. If and for as long as the Company is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the information contained in each such report shall be furnished or made available (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies) to Members after such report is filed with the Securities and Exchange Commission, but no later than sixty (60) days after the end of the relevant quarter for the quarterly report on Form 10-Q. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies), within sixty (60) days after the end of each of the first three quarters of each Fiscal Year an unaudited financial report for that quarter including a balance sheet, a statement of income and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the Managers to advise the Members of the activities of the Company during the quarter covered by the report.

6.6 Filings and Tax Payments. The Managers, at Company expense, shall (i) prepare and timely file, or shall cause the Company to prepare and timely file, all tax and information returns that the Company is required to file with the appropriate federal and state tax authorities and (ii) pay, or shall cause the Company to pay, all taxes and fees required to be paid with such tax and information returns. The Managers, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under the then current applicable laws, rules and regulations. The reports shall be prepared on the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him. The Managers, at Company expense, shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article 6.

6.7 Fiscal Matters.

(a) Fiscal Year. The Company shall adopt a Fiscal Year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the Managers in their sole discretion may, subject to any required approval by the Internal Revenue Service and the applicable state taxing authorities, at any time without the approval of the Members change the Company’s Fiscal Year to a period to be determined by the Managers.

(b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes; provided, however, the Managers reserve the right to change the method of accounting from time to time, provided that such change is disclosed in a report publicly filed by the Company with the Securities and Exchange Commission or is disclosed in a written notice sent to Members.

(c) Adjustment of Tax Basis. Upon the transfer of an interest in the Company, the Company may, at the sole discretion of the Managers, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Company property as allowed by Sections 734(b) and 743(b) thereof.

6.8 Tax Matters Partner. Redwood Mortgage Corp. shall be the initial “tax matters partner” (within the meaning of Section 6231 of the Code) of the Company (“TMP”), and as such, shall have all powers and authorities granted TMPs under the applicable provisions of the Code and the Treasury Regulations thereunder. Redwood Mortgage Corp. (or any successor TMP) may be replaced as TMP, from to time, upon the unanimous approval of the Managers. All costs and expenses incurred by the TMP in connection with an audit by the Internal Revenue Service or other government tax agency of a Company income tax return shall be borne by the Company.

ARTICLE 7

TRANSFER OF INTERESTS OF MANAGERS AND MEMBERS

7.1 Interest of Managers. A successor or additional Manager may be admitted to the Company as follows:

(a) With the consent of all Managers and the affirmative vote or consent of the Majority of the Members, any Manager may at any time designate one or more Persons to be successors to such Manager or to be additional Managers, in each case with such participation in the Manager’s Interest as the Managers may agree upon, provided that the Membership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 10.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

(b) Upon any sale or transfer of a Manager’s Interest, the successor Manager shall succeed to all the powers, rights, duties and obligations of the assigning Manager hereunder, and the assigning Manager shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Company or the Members accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate Manager, or of any interest therein, or an assignment of a Manager’s Interest for security purposes only, shall not be deemed to be a sale or transfer of such Manager’s Interest subject to the provisions of this Section 7.1.

(c) In the event that the Members elect an additional Manager, without the concurrence of the existing Managers, pursuant to Section 4.15 or in the event that all or any one of the initial Managers are removed by the affirmative vote or consent of the Majority of the Members and a successor or additional Manager(s) is designated pursuant to Section 3.11, prior to a Person’s admission as a successor or additional Manager pursuant to this Section 7.1, such Person shall execute and deliver to the existing Managers or initial Managers (as the case may be) a written acknowledgement and agreement:

(i) that Redwood Mortgage Corp., a Manager, has been repaying the Formation Loans, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Company, and

(ii) that if such successor or additional Manager(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

7.2 Transfer of Membership Interest. Except as specifically provided in this Article 7 or Article 8, none of the Members shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its Membership Interest. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio. No assignee of the whole or any portion of a Membership Interest shall have an Economic Interest or any other rights of a Member until such assignee becomes a substituted Member in accordance with Section 7.3.

7.3 Substituted Members. No assignee of the whole or any portion of a Membership Interest in the Company shall have the right to become a substituted Member in place of his assignor, unless the following conditions are first met.

(a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the Managers;

(b) The written consent of the Managers to such substitution shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the Managers determine that such sale or transfer (i) is to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes; (iii) may violate any applicable laws, including, without limitation, applicable federal and state securities laws (including any investment suitability standards); or (iv) would jeopardize the Company’s existence or qualification as a limited liability company under Delaware law and or under the applicable laws of any other jurisdiction in which the Company is then conducting business. In the case of a Member who is a Benefit Plan Investor, the consent of the Managers to any substitution for all or part of such Benefit Plan Investor’s Units shall not be withheld unless the Managers believe in good faith that (i) the assignee is a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person); (ii) such sale or transfer may jeopardize the continued ability of the Company to qualify as a “partnership” for federal income tax purposes or that such sale or transfer may violate any applicable federal or state securities laws (including any investment suitability standards), or (iii) one of the other conditions in Sections 7.3 or 7.4 hereof would not be met;

(c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the Managers may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.11 and 2.12 above;

(d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

(e) Such assignee shall pay or, at the election of the Managers, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys’ fees associated therewith; and

(f) The Company has received, if required by the Managers, a legal opinion satisfactory to the Managers that such transfer will not violate the registration provisions of the Securities Act, which opinion shall be furnished at the Member’s expense.

7.4 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a) No Member shall make any transfer or assignment of all or any part of his Membership Interest if said transfer or assignment, when considered with all other transfers during the same applicable twelve month period, would, in the opinion of counsel for the Company, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b) No Member shall make any transfer or assignment of all or any of his Membership Interest if the Managers determine such transfer or assignment would result in the Company being classified as an association taxable as a corporation or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code (determined without reference to Code Section 469(i)) or any regulations or rules promulgated thereunder.

(c) Instruments evidencing a Membership Interest (if any) shall bear and be subject to legend conditions in substantially the following forms:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.

(d) Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

7.5 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article 7, the Managers shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE 8

REDEMPTION OF UNITS

8.1 Redemption of Units. No Member shall have the right to redeem its Units, withdraw from the Company or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Member’s initial purchase of Units, except in the event of the Member’s death within the first year of his or her purchase of Units. Redemptions of Units after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with this Article 8. The Managers shall have the right, in their sole discretion, to redeem the Units of any Member who holds less than 2,000 Units. No penalty will be assessed in connection with such redemption of less than 2,000 Units by the Managers. Additionally, as set forth below there shall be a limited right of withdrawal upon the death of a Member. A Member may redeem its Units upon the following terms:

(a) A Member wishing to have his Units redeemed must mail or deliver a written request (a “Redemption Request”) to the Company (executed by the trustee or authorized agent in the case of Retirement Plans) in substantially the form of Exhibit A attached hereto indicating the number of Units that such Member wishes to be redeemed. A Member may request that fewer than all of such Member’s Units be redeemed. In connection with a Redemption Request, a Member shall provide such information and documents as may be reasonably requested by the Managers.

(b) In the event that the Managers decide to honor a Redemption Request, they will cause the Company to redeem all the Units (or portion thereof) requested to be redeemed by the Member, subject to the conditions and limitations set forth herein.

(c) The Company shall attempt to redeem Units on a quarterly basis. Redemptions (or partial redemptions), if any, shall be paid at the end of the calendar quarter following the quarter in which the Redemption Request is received by the Company. Units redeemed by the Company pursuant to this Article 8 shall be promptly canceled.

(d) The purchase price for redeemed Units shall be equal to:

(i) For redemptions beginning after one year (but before two years) following the date of acquisition of the redeemed Units, 92% of the actual purchase price for the Units paid by the redeeming Member or 92% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(ii) For redemptions beginning after two years (but before three years) following the date of acquisition of the redeemed Units, 94% of the actual purchase price for the Units paid by the redeeming Member or 94% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iii) For redemptions beginning after three year (but before four years) following the date of acquisition of the redeemed Units, 96% of the actual purchase price for the Units paid by the redeeming Member or 96% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(iv) For redemptions beginning after four years (but before five years) following the date of acquisition of the redeemed Units, 98% of the actual purchase price for the Units paid by the redeeming Member or 98% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less;

(v) For redemptions beginning after five years following the date of acquisition of the redeemed Units, 100% of the actual purchase price for the redeemed Units or 100% of the Member’s Capital Account balance as of the date of each redemption payment, whichever is less.

Notwithstanding the foregoing, with respect to any Redemption Request, the maximum number of Units which may be redeemed per quarter shall not exceed the greater of (i) 100,000 Units, or (ii) 25% of the Member’s total outstanding Units. For Redemption Requests that require more than one quarter to fully redeem, redemption payments will be made at the end of each calendar quarter. Except as set forth below, the percentage discount amount that applies when the redemption payments begin will continue to apply throughout the entire redemption period and will apply to all Units covered by such Redemption Request regardless of when the final redemption payment is made. Units purchased through the Company’s Distribution Reinvestment Program shall be subject to the same holding period and redemption values applicable to original purchases of Units. If redemption payments are delayed because the Company suspends all redemptions, then when such delayed payments recommence, the percentage discount amount applied to the remaining payments will be determined as of the recommencement date.

(e) A portion of the early withdrawal penalty payments shall be applied toward the next installments of principal under the Formation Loans owed to the Company by Redwood Mortgage Corp., thereby reducing the amount owed to the Company from Redwood Mortgage Corp. Such portion will be determined by the ratio between the amounts or initial amounts of the Formation Loans and the total amount of the offering costs incurred by the Company in the Offering of Units. Once offering expenses are repaid, early redemption penalties will be applied to the Formation Loans, and then the Company’s own account.

(f) Notwithstanding the foregoing, the Company will not, (i) in any calendar year, redeem more than 5%, or (ii) in any calendar quarter, redeem more than 1.25%, of the weighted average number of Units outstanding during the twelve (12) month period immediately prior to the date of the redemption. In addition, the Managers may, in their sole discretion, further limit the percentage of the total Members’ Units that may be redeemed or may adjust the timing of scheduled redemptions (including deferring withdrawals indefinitely), to the extent that such redemption would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code or any Treasury Regulations promulgated thereunder (determined without reference to Code Section 469(i)).

In the event that Redemption Requests in excess of the foregoing limitations are received by the Managers, such Redemption Requests will be honored in the following order of priority: (1) first, to redemptions upon the death of a Member; and (2) next, to other Redemption Requests until all other requests for redemption have been met. All Redemption Requests shall be honored on a pro rata basis, based on the amount of Redemption Requests received in the preceding quarter plus unfulfilled Redemption Requests that the Company was unable to honor in prior quarter(s).

(g) Unfulfilled Redemption Requests carried over from a prior quarter shall not receive priority over Redemption Requests received by the Managers in the current quarter.

(h) In the event that a Member has an unfulfilled Redemption Request, the Member may withdraw such Redemption Request at any time by sending a written notice of withdrawal to the Company. If the Company receives the notice of withdrawal on a date that is less than thirty (30) days prior to the next scheduled redemption payment, then that payment shall be made but all subsequent payments to the Member shall cease. If the Company receives the notice of withdrawal on a date that is more than thirty (30) days prior to the next scheduled redemption payment, then all redemption payments to such Member shall cease.

(i) After withdrawing a pending Redemption Request in accordance with subsection (h) above, the withdrawing Member may thereafter submit another Redemption Request to the Company at a later date. The purchase price for the redeemed Units covered by such later Redemption Request shall be determined based on the date redemptions commence pursuant to the later Redemption Request, and accordingly, may have a lower penalty than what was applied to the initial Redemption Request.

(j) Payments to redeeming Members shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Company’s business, and the Company shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the Redemption Requests of Members. For this purpose, cash flow shall be considered to be available only after all current Company expenses have been paid (including compensation to the Managers and their Affiliates), adequate provision has been made for payment of the Company’s current and future debt, and adequate provision has been made for the payment of all monthly cash distributions to Members who do not reinvest distributions pursuant to the Distribution Reinvestment Plan.

(k) The Managers shall have the right, in their sole discretion, at any time and from time to time, (i) to reject any Redemption Request or to suspend or terminate the acceptance of new Redemption Requests without prior notice, or (ii) to terminate, suspend and/or amend the unit redemption program. Without limiting the generality of the foregoing, the Managers may choose to terminate or suspend the unit redemption program in the event the Managers determine, in their sole discretion, that (i) the Company has insufficient available cash flow, in accordance with subsection (j) above or (ii) such termination or suspension would otherwise be in the best interests of the Company. In addition, the Managers may, at any time and without prior notice, reduce the number of Units purchased under the unit redemption program if the Managers determine, in their sole discretion, that the funds otherwise available to fund the unit redemption program are needed for other Company purposes. The foregoing limitations shall apply to all redemptions, including redemptions upon the death of a Member. In the event that the Company shall terminate, suspend or amend its Unit redemption program, the Company shall send to the Members written notice of such termination, suspension or amendment at least 30 days prior to the effective date of the termination, suspension or amendment; provided, however, the Company may suspend or terminate the acceptance of new Redemption Requests at any time without prior notice, and the Company may reduce the number of Units purchased under the unit redemption program at any time without prior notice. In addition, the Managers may, in their sole discretion, waive any applicable holding periods or penalties in the event of the death of a Member or other exigent circumstances or if the Managers believe such waiver is in the best interests of the Company.

(l) The Company shall not be required to establish a reserve from which to fund redemptions.

8.2 Redemptions Upon Death of a Member. Upon the death of a Member (including in the event of a Member’s death during the first year of its ownership of Units), an executor, heir or other administrator of the Member’s estate may, subject to certain conditions as set forth herein, redeem all or a portion of the deceased Member’s Units without penalty. The total amount of Units available to be redeemed in any one quarter shall be limited to the greater of (i) 100,000 Units, or (ii) twenty-five percent (25%) of the deceased Member’s outstanding Units. The executor, heir or other administrator of the Member’s estate shall give a Redemption Request to the Managers within six (6) months of the Member’s date of death or the Units will become subject to the standard redemption provisions set forth in Section 8.1 (a) through (i) above. If spouses are joint registered holders of Units, the request to redeem the Units may be made if either of the registered holders dies. Due to the complex nature of administering a decedent’s estate, the Managers reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The Managers retain the discretion to refuse or to delay the redemption of a deceased Member’s investment unless or until the Managers have received all such information they deem relevant. The redemption of a Member’s Units pursuant to this Section 8.2 is subject to the provisions of the last paragraph of subsection 8.1(d) above and subsections 8.1 (c), (f), (g), (h) and (i) above.

ARTICLE 9

DISTRIBUTION REINVESTMENT PLAN

9.1 Distribution Reinvestment Plan.

(a) A Member may elect to participate in the Company’s Distribution Reinvestment Plan (as amended from time to time, the “Distribution Reinvestment Plan”) and have its Cash Available for Distribution reinvested in Units of the Company upon the terms described in the Distribution Reinvestment Plan as adopted by the Managers and subject to the limitations and conditions specified therein.

(b) The Company may only offer the Members the option to participate in the Distribution Reinvestment Plan if the following conditions are met: (i) the Company is registered or exempted under any relevant state blue sky laws; (ii) the Company’s legal counsel has submitted an opinion that the pooling of the funds for reinvestment is not in itself a security; (iii) the Members are free to elect to revoke reinvestment within a reasonable time and such right is fully disclosed in the Offering documents; (iv) prior to each reinvestment, the Members receive a current updated disclosure document that contains at minimum the minimum investment amount, the type or source of the proceeds that may be invested and the tax consequences of reinvestment to the Members; (v) the Company’s legal counsel has submitted an opinion that different consideration paid on reinvestment is not in violation of applicable state law; and (vi) the broker-dealer or the Company assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable state suitability standards for participation in each reinvestment.

9.2 Purchase of Additional Units. Under the Distribution Reinvestment Plan, participating Members effectively use amounts otherwise distributable to them to purchase additional Units at a price per Unit so that the Capital Accounts of the Members immediately after the subject distribution and the deemed reinvestment are equal on a per-Unit basis. The Managers will credit Units purchased under the Distribution Reinvestment Plan to the participating Members as of the pertinent distribution date. If a Member revokes a previous election to participate in the Distribution Reinvestment Plan, the Company shall make distributions in cash to the Member instead of reinvesting the distributions in additional Units from and after the effectiveness of the notice.

9.3 Statement of Account. Within sixty (60) days after the end of each calendar quarter, the administrator will furnish or make available to each participating Member a statement of account describing as to such Member, the distributions received during the quarter, the number of Units or other interests purchased during the quarter, the purchase price for such Units or interests, and the total Units or interests purchased on behalf of such Member pursuant to the Distribution Reinvestment Plan.

9.4 Continued Suitability Requirements. Each Member who is a participant in the Distribution Reinvestment Plan must continue to meet the investor suitability standards described in the Subscription Agreement and the Prospectus (subject to minimum requirements of applicable securities laws) to continue to participate in reinvestments. It is the responsibility of each Member to notify the Managers promptly if he no longer meets the suitability standards set forth in the Prospectus for a purchase of Units in the Offering. The Members acknowledge that the Company is relying on this notice in issuing the Units, and each Member shall indemnify the Company if he fails to so notify the Company and the Company suffers any damages, losses or expenses, or any action or proceeding is brought against the Company due to the issuance of Units to the Member.

9.5 Changes or Termination of the Distribution Reinvestment Plan. The terms and conditions of the Distribution Reinvestment Plan may be amended, supplemented, suspended or terminated for any reason by the Managers at any time by mailing notice thereof at least thirty (30) days before the effective date of the action to each participating Member at his last address of record.

ARTICLE 10

DISSOLUTION OF THE COMPANY; MERGER OF THE COMPANY

10.1 Events Causing Dissolution. The Company shall dissolve upon occurrence of the earlier of the following events:

(a) Expiration of the term of the Company as stated in Section 2.9 of this Agreement.

(b) The affirmative vote or consent of the Majority of the Members.

(c) The sale of all or substantially all of the Company’s assets; provided, for purposes of this Agreement the term “substantially all of the Company’s assets” shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Company’s total assets as of the time of sale.

(d) The retirement, death, insanity, dissolution or bankruptcy of a Manager unless, within ninety (90) days after any such event (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, Members holding more than two-thirds (2/3) of the total outstanding Percentage Interests of the Company agree to continue the business of the Company and to the appointment of a successor Manager who executes a written acceptance of the duties and responsibilities of a Manager hereunder.

(e) The removal of a Manager, unless within ninety (90) days after the effective date of such removal (i) the remaining Managers, if any, elect to continue the business of the Company, or (ii) if there are no remaining Managers, a successor Manager is approved by the affirmative vote or consent of the Majority of the Members as provided in Section 3.11 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Company.

(f) The withdrawal of a Manager pursuant to the provisions of Section 3.12, unless pursuant to the provisions of Section 3.12, the Majority of the Members elect to continue the business of the Company.

(g) Any other event causing the dissolution of the Company under the laws of the State of Delaware.

10.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Company shall immediately be dissolved, but shall continue until its affairs have been wound up according to the provisions of the Act. Upon dissolution of the Company, unless the business of the Company is continued as provided above, the Managers will wind up the Company’s affairs as follows:

(a) No new Loans shall be made or purchased;

(b) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, the Managers shall liquidate the assets of the Company as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Company’s outstanding Loans in accordance with their terms; provided, however, the Managers shall liquidate all Company assets for the best price reasonably obtainable in order to completely wind up the Company’s affairs within five (5) years after the date of dissolution;

(c) Except as may be agreed upon by a Majority of the Members in connection with a merger or consolidation described in Section 10.6, all sums of cash held by the Company as of the date of dissolution, together with all sums of cash received by the Company during the winding up process from any source whatsoever, shall be distributed in accordance with Section 10.3 below.

10.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 10.1 above, the cash of the Company shall be distributed as follows:

(a) All of the Company’s debts and liabilities to persons other than Members and Managers shall be paid and discharged;

(b) All of the Company’s debts and liabilities to Members and Managers shall be paid and discharged;

(c) The balance of the cash of the Company shall be distributed to the Members and Managers in accordance with Section 5.5.

10.4 Deficit Capital Account Balances. If any Manager’s Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Manager shall contribute to the capital of the Company the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3). Notwithstanding anything to the contrary in this Agreement, no Member shall have an obligation to restore any deficit balance in such Member’s Capital Account.

10.5 No Recourse to Manager. Upon dissolution, each Member shall look solely to the assets of the Company for the return of his Capital Contribution, and if the Company assets remaining after the payment or discharge of the debts and liabilities of the Company are insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against the Managers or any other Member. The winding-up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers. The Managers are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the Managers or removal of the Managers by the Members, the winding up of the affairs of the Company and the distribution of its assets shall be conducted by such person or entity as may be selected by the affirmative vote or consent of the Majority of the Members, which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

10.6 Merger or Consolidation of the Company. The Company may be merged or consolidated with one or more limited liability companies, limited partnerships or other entities (including with Affiliates of the Company), provided that, except for conversions covered by Section 4.19(a), the affirmative vote or consent of the Majority of the Members is obtained pursuant to Section 4.15. Any such merger or consolidation may be effected by way of a sale of the assets of, or Units in, the Company or purchase of the assets of, or Units in, another limited liability company, limited partnership or other entity, or by any other method approved pursuant to Section 4.15. In any such merger or consolidation, the Company may be either a disappearing or surviving entity. Any such merger or consolidation is subject to the requirements and provisions of Section 3.3(i).

ARTICLE 11

TRANSACTIONS BETWEEN THE COMPANY,
THE MANAGERS AND AFFILIATES

11.1 Loan Brokerage Commissions. The Company will enter into Loan transactions where the borrower has engaged and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the Loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately two percent (2%) to five percent (5%) of the principal amount of each Loan made during that year. The loan brokerage commissions shall be capped at 4% per annum of the Company’s total assets per year (except during the first year of operations), based on the asset amount at the beginning of each year.

11.2 Loan Servicing Fees. A Manager or an Affiliate of a Manager may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a servicing fee, payable monthly, which when added to all other fees paid in connection with the servicing of a particular Loan, shall not exceed 0.25% of the total unpaid principal balance of each Loan serviced. The Managers or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above. The servicing fee shall be payable to the servicing agent regardless of whether specific Loan payments are collected.

11.3 Loan Administrative Fees. A Manager or an Affiliate of a Manager may receive a loan administrative fee in an amount of up to 1% of the principal amount of each new Loan originated or acquired on the Company’s behalf for services rendered in connection with the selection and underwriting of potential Loans. Such fees shall be payable by the Company upon the closing of each Loan.

11.4 Processing and Escrow Fees. A Manager or an Affiliate of a Manager may receive processing and escrow fees for services in connection with notary, document preparation, credit investigation, and escrow fees in an amount equal to the fees customarily charged for comparable services in the geographical area where the property securing the Loan is located, payable solely by the borrower and not by the Company.

11.5 Asset Management Fee. The Managers shall receive a monthly fee for managing the Company’s Loan portfolio and general business operations in an amount up to 0.75% annually of the Base Amount, payable on the first day of each calendar month until the Company is finally wound up and terminated. The Managers, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above. No Asset Management Fee shall be payable on amounts held in the Subscription Account or otherwise on Capital Contributions temporarily held while awaiting investment. No Asset Management Fee shall be paid from reserves of the Company.

11.6 Reconveyance Fees. The Managers may receive a fee from a borrower for reconveyance of a property upon full payment of a Loan in an amount as is generally prevailing in the geographical area where the property is located.

11.7 Assumption Fees. A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

11.8 Extension Fee. A Manager or an Affiliate of the Managers may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

11.9 Prepayment and Late Fees. Any prepayment and late fees collected by a Manager or an Affiliate of the Managers in connection with Loans shall be paid to the Company.

11.10 No Rebates and Reciprocal Arrangements.

(a) The Managers and their Affiliates may not receive from the Company rebates or give-ups nor participate in any reciprocal business arrangement that would enable the Managers or any of their Affiliates to do so.

(b) None of the Managers nor any of their Affiliates shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of Units in the Company; provided, however, that this clause shall not prohibit the normal Sales Commissions payable to a registered broker-dealer or other properly licensed Person for selling Units.

11.11 Other Fees. The Managers and their Affiliates may not receive any fees or other compensation from the Company except as specifically provided for in this Agreement or as described in the Prospectus. The Managers and their Affiliates may not receive real estate brokerage commissions, Property Management Fees or insurance services fees.

11.12 Formation Loan to Redwood Mortgage Corp. For each Offering, the Company may lend to Redwood Mortgage Corp., a sum not to exceed 7% of the total amount of Capital Contributions to the Company by the Members, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the Managers. Each of the Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Company. Upon completion of the Initial Public Offering, the balance of the First Formation Loan shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the Initial Public Offering terminates. Upon completion of the First Follow-on Offering, the balance of the Second Formation Loan shall be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year the First Follow-on Offering terminates. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans.

11.13 Sale of Loans to Managers or Affiliates. The Company may not sell a Loan to any of the Managers or their Affiliates unless all of the following criteria are met: (i) the Company does not have sufficient offering proceeds available to retain the Loan (or contract rights related thereto); (ii) the Prospectus discloses that the Managers or their Affiliates will purchase all Loans (or contract rights) that the Company does not have sufficient proceeds to retain; (iii) the Managers or their Affiliates pay the Company an amount in cash equal to the cost of the Loan (or contract rights) to the Company (including all cash payments and carrying costs related thereto); (iv) the Managers or their Affiliates assume all of the Company’s obligations and liabilities incurred in connection with holding the Loan (or contract rights) by the Company; (v) the sale occurs not later than 90 days following the termination date of the Offering; and (vi) the methodology to be used by the Company in determining which Loans it will sell in the event that the Offering proceeds are insufficient to retain all Loan is fully disclosed in the Prospectus.

11.14 Purchase of Loans from Managers or Affiliates. The Company may not acquire a Loan in which any of the Managers or their Affiliates have an interest unless: (i) the Managers or their Affiliates acquired the Loan in its name and temporarily held title thereto for the purpose of facilitating the acquisition of the Loan, provided that such Loan is purchased by the Company for a price no greater than the cost of such Loan to the Managers or their Affiliates, except compensation allowed by the NASAA Mortgage Guidelines; or (ii) the purchase is made from a Program formed by the Managers or their Affiliates pursuant to the rights of first refusal required by Section 11.17 below (in such case the Purchase Price should be no more than fair market value as determined by the appraisal of a Competent Independent Expert.). A Manager or its Affiliates shall not sell a Loan to the Company pursuant to clause (i) of this Section 11.14 if the cost of the Loan exceeds the funds reasonably anticipated to be available to the Company to purchase the Loan.

11.15 Participation in Loans. The Company may participate in Loans with other Programs organized by the Managers, whereby the Company acquires a fractional undivided interest in a Loan. The Company may also participate in Loans with nonaffiliated lenders, individuals or pension funds. Notwithstanding anything to the contrary in this Agreement, the Company may acquire from or sell to publicly registered Programs affiliated with the Company, participation interests in Loans.

11.16 Dealings with Related Programs. The Company shall not acquire a Loan from, or sell a Loan to a Program in which a Manager has an interest, except as otherwise allowed by this Article 11.

11.17 Investments in or with other Programs.

(a) The Company may invest in general partnerships or joint ventures with other publicly registered Affiliates of the Company if all of the following conditions are met: (i) the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the compensation to the managers or general partners is substantially identical in each Program; (iv) each Program must have a right of first refusal to buy if the other Programs wish to sell assets held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the Prospectus discloses the potential risk of impasse on joint venture decisions since no Program may have the right to buy the assets from the partnership or joint venture, it may not have the resources to do so.

(b) Other than as specifically permitted in subsection (a) above or in Section 11.15, the Company shall not be permitted to invest in general partnerships or joint ventures with Affiliates.

(c) The Company may invest in general partnership interests of limited partnerships only if the Company alone or together with any publicly registered Affiliate of the Company meeting the requirements of subsection (a) above acquires a “controlling interest” (as that term is defined in Section V.G.1. of the NASAA Mortgage Guidelines), no duplicate fees are permitted and no additional compensation beyond that permitted by this Agreement shall be paid to the Managers.

(d) The Company shall not invest in interests of other Programs (i.e. “lower-tier Programs”).

11.18 Commissions on Reinvestment or Distribution. Except as otherwise permitted under this Agreement, the Company shall not pay, directly or indirectly, a commission or fee to a Manager or its Affiliate in connection with the reinvestment or distribution of the proceeds of a Capital Transaction.

11.19 Sales Commissions.

(a) The Units shall be offered to the public on a best efforts basis through participating broker-dealers. The participating broker-dealers may receive such commissions, reallowances, fees and other compensation as are set forth in the Prospectus, except that no such fees or reallowances shall be paid with respect to sales of Units under the Distribution Reinvestment Plan. The Offering shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. In the event the Company receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker-dealer, Redwood Mortgage Corp. through the applicable Formation Loan may pay to the Company an amount equal to the amount of the Sales Commissions otherwise attributable to a sale of a Unit through a participating broker-dealer. The Company will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. All unsolicited orders will be handled only by the Managers. Sales Commissions will not be paid by the Company out of the proceeds of the Offering. All Sales Commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section 11.1 above.

(b) The Managers may accept unsolicited orders received directly from an investor utilizing the services of a Registered Investment Advisor and may pay “client fees” to the Registered Investment Advisor in the manner and subject to the conditions and limitations set forth in the Prospectus.

11.20 Reimbursement of Offering Expenses. The Managers may be reimbursed for, or the Company may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys’ fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions), in the amounts set forth in the Prospectus. The Managers may, at their election, pay any offering and organizational expenses in excess of this amount.

11.21 Reimbursement. The Company shall reimburse the Managers or their Affiliates for the actual cost to the Managers or their Affiliates (or pay directly), the cost of goods and materials used for or by the Company and obtained from entities unaffiliated with the Managers or their Affiliates. The Company shall also pay or reimburse the Managers or their Affiliates for the cost of administrative services necessary to the prudent operation of the Company, provided that such reimbursement will be at the lower of (A) the actual cost to the Managers or their Affiliates of providing such services, or (B) 90% of the amount the Company would be required to pay to non-affiliated Persons rendering comparable administrative services in the same geographical location. No reimbursement shall be permitted for services for which the Managers are entitled to compensation by way of a separate fee. The cost of administrative services as used in this Section 11.21 shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the Company’s independent certified public accountant. The annual report to Members shall include a breakdown of the costs reimbursed to the Managers. Within the scope of the annual audit of the Managers’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Company. The method of verification shall at a minimum provide: (i) a review of the time records of individual employees, the cost of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the Managers’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a Program-by-Program basis and may be reimbursed to the Managers by the Company in accordance with this Section 11.21 only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

11.22 Non-reimbursable Expenses. The Managers will pay and will not be reimbursed by the Company for any general or administrative overhead incurred by the Managers in connection with the administration of the Company which is not directly attributable to services authorized by Sections 11.20, 11.21 or 11.23.

11.23 Operating Expenses. Subject to Sections 11.20, 11.21 or 11.22, all expenses of the Company shall be billed directly to and paid by the Company which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Company and involved in the business of the Company including persons who may also be employees of the Managers or Affiliates of the Managers, but excluding such items incurred or allocated to any control persons of either the Managers or their Affiliates, (ii) all costs of borrowed money, taxes and assessments on Company properties foreclosed upon and other taxes applicable to the Company, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Company or in connection with the business of the Company, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property (provided that the total compensation paid to all Persons for the sale of a property held by the Company as the result of foreclosure shall be limited to a Competitive Real Estate Commission, not to exceed 6% of the contract price for the sale of the property), (vii) the cost of insurance as required in connection with the business of the Company, (viii) expenses of organizing, revising, amending, modifying or terminating the Company, (ix) expenses in connection with distributions made by the Company, and communications, bookkeeping and clerical work necessary in maintaining relations with the Members and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Company, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Members for investor, tax reporting or other purposes, or other reports to the Members which the Managers deem to be in the best interests of the Company, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Company including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Company property, (xiii) costs incurred in connection with any litigation in which the Company is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Company including legal and accounting fees incurred in connection therewith, (xiv) costs of any computer services used for or by the Company and (xv) expenses of professionals employed by the Company in connection with any of the foregoing, including attorneys, accountants, and appraisers.

For the purposes of Section 11.23(i), a control person is any person, whatever their title, who performs functions for the Managers similar to those of: (1) chairman or member of the board of directors; (2) executive management, such as the president, vice-president or senior vice-president, corporate secretary, or treasurer; (3) senior management, such as the vice-president of an operating division who reports directly to executive management; or (4) those holding a 5% or greater equity interest in the Managers or their Affiliates or a Person having the power to direct or cause the direction of the Managers or their Affiliates, whether through the ownership of voting securities, by contract or otherwise.

11.24 Deferral of Fees and Expense Reimbursement. The Managers may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Company and shall be paid from any source of funds available to the Company, including Cash Available for Distribution prior to the distributions to Members provided for in Article 5.

11.25 Payment Upon Termination. Upon the occurrence of a terminating event specified in Article 10, the Company shall pay the Manager, within thirty (30) days of the terminating event, in cash all amounts then accrued and owing to the Manager under this Agreement.

11.26 Sale of Foreclosed Properties. The Company shall not sell a foreclosed property to a Manager or its Affiliate or to a Program in which a Manager has an interest, unless and to the extent such a sale is permitted by both (i) the NASAA Mortgage Guidelines, as such may be amended from time to time, or any successor mortgage program guidelines adopted by the North American Securities Administrators Association, Inc. and implemented for use as mortgage program guidelines in lieu of the NASAA Mortgage Guidelines, as such may be amended from time to time, and (ii) Arizona Administrative Code (“AAC”) R-14-4-116 or any successor provision to AAC R-14-4-116; provided further that in the event such sales of foreclosed properties are allowed pursuant to both of the foregoing provisions (i) and (ii), the Company shall amend this Section 11.26 to set forth the requirements and limitations mandated by the rules set forth in (i) and (ii) for such sales of foreclosed properties.

11.27 Investment in Mortgages.

(a) The Managers shall be required to commit a substantial portion of the Company’s Capital Contributions toward Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid and from whatever source, shall be limited to an amount equal to the initial amount of Capital Contributions not applied to Investment in Mortgages.

(b) The Company shall invest not less than 84% of the Capital Contributions as the Investment in Mortgages. The remaining Capital Contributions may be used to pay Front-End Fees. The total amount of Front-End Fees, whenever paid, shall be limited to the initial amount of Capital Contributions not applied to Investment in Mortgages. Of this Investment in Mortgages, not more than 3.0% of the Capital Contributions may be included as a working capital reserve.

ARTICLE 12

MISCELLANEOUS

12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.11 and 2.12, each Member covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including, without limitation, the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Managers or to the Company shall be delivered to the Company’s principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any Manager shall constitute notice to all Managers.

12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Manager or Member from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Managers or Members, without participation by the other Managers or Members, and without liability to them or any of them. Each Member waives any right he may have against the Managers for capitalizing on information received as a consequence of the Managers’ management of the affairs of this Company.

12.4 Amendment. This Agreement is subject to amendment by the affirmative vote or consent of the Majority of the Members in accordance with Section 4.15 provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Manager or Member or diminish the rights or benefits to which any Manager or Member is entitled under this Agreement, without the affirmative vote or consent of a majority of the Percentage Interests held by the Members who would be adversely affected thereby (or the consent of a Manager if it will be adversely affected thereby). This Agreement shall in no event be amended to change the limited liability of the Members without the affirmative vote or consent of all of the Members. Any amendment to this Agreement modifying the compensation or distributions to which the Managers are entitled or which affects the duties of the Managers shall require the consent of the Managers. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Managers shall have the right to amend this Agreement, without the vote or consent of any of the Members, when:

(a) There is a change in the name of the Company or the amount of the contribution of any Member;

(b) A Person is substituted as a Member;

(c) An additional Member is admitted;

(d) A Person is admitted as a successor or additional Manager in accordance with the terms of this Agreement;

(e) There is a change in the time as stated in the Agreement for the dissolution of the Company, or the redemption of Units by the Company;

(f) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

(g) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State “Blue Sky” Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Members;

(h) To elect for the Company to be governed by any successor Delaware statute governing limited liability companies;

(i) To modify provisions of this Agreement to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b); and

(j)	To amend the unit redemption provisions of this Agreement.

The Managers shall notify the Members within a reasonable time of the adoption of any such amendment, provided that such notice shall be deemed to have been given if the adopted amendment is disclosed in a report that the Company publicly files with the Securities and Exchange Commission.

12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.8 Application of Delaware law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware.

12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Manager on behalf of the Members as their attorney-in-fact.

12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

12.13 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

12.14 No Mandatory Arbitration of Disputes. Except as set forth in Section 3.13, nothing in this Agreement or the Subscription Agreement shall be deemed to require the mandatory arbitration of disputes between a Member and the Company or any Manager. Nothing in this Section 12.14 is intended to apply to preexisting contracts between broker-dealers and Members.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.

MANAGERS:	GYMNO LLC
a California limited liability company

	By:	/s/ Michael R. Burwell
Michael R. Burwell, Manager

REDWOOD MORTGAGE CORP.
a California corporation

	By:	/s/ Michael R. Burwell
Michael R. Burwell, President

Exhibit A

REDWOOD MORTGAGE INVESTORS IX - REQUEST FOR REDEMPTION

Any member of Redwood Mortgage Investors IX, LLC wishing to redeem units must complete and return this form.

Please check one of the following:

[ ]	FULL REDEMPTION. I hereby request to redeem ALL of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.
[ ]
PARTIAL REDEMPTION. (Please insert percent or number of units below) I hereby request to redeem _________________ of my units. I understand that my redemption may be subject to an early redemption penalty* depending on how long I have held my units.

Please send the redemption payment (check one of the following):

[ ]	VIA PAPER CHECK mailed to my address of record
[ ]	VIA ELECTRONIC FUNDS TRANSFER (ACH) An original voided check must be attached
(Not available for custodial accounts)
[ ]	VIA PAPER CHECK TO THE ALTERNATE PAYEE REFERENCED BELOW

Account number __________________________

Name of Bank or Financial Institution _____________________________________

Mailing Address _______________________________________________________

___________________________ ______________________________
Member Signature Co-Owner Signature (if applicable)

Investor Number _____________ Date __________________

If your investment is in a custodial account, this form requires a custodial signature/Medallion Signature Guarantee.

Custodian Medallion Signature Guarantee

____________________________________
Custodial Signature

Date _____________________

For Non-custodial Investments          Please send this completed, signed form to:
Redwood Mortgage Investors
1825 S. Grant Street, Suite 250
San Mateo, CA 94402

For Custodial Investments	Please send this completed, signed form to your custodian for signature.

Schedule A

LIST OF MEMBERS

APPENDIX B

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

REDWOOD MORTGAGE INVESTORS IX, LLC
A DELAWARE LIMITED LIABILITY COMPANY

The undersigned hereby applies to purchase units in REDWOOD MORTGAGE INVESTORS IX, LLC (the “company”) in accordance with the terms and conditions of the limited liability company operating agreement attached as Appendix A to the prospectus dated April 30, 2014.

1. Representations and Warranties. The undersigned represents and warrants to the company and its managers as follows:

(a) I have received the prospectus dated April 30, 2014, and I accept and agree to be bound by the terms and conditions of the organizational documents of the company.

(b) I am aware that this subscription may be rejected in whole or in part by the managers in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in “RISK FACTORS” set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the company.

(c) I understand that units may not be sold or otherwise disposed of without the prior written consent of the managers, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited liability company operating agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Business Oversight. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current and anticipated future needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust’s obligations to make distributions to plan participants in a timely manner.

(d) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the company. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

(e) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

(f) I acknowledge and agree that counsel representing the company, the managers and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the members in any respect.

(g) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the company.

BY MAKING THESE REPRESENTATIONS, THE INVESTOR HAS NOT WAIVED ANY RIGHT OF ACTION AVAILABLE UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS INCLUDING BUT NOT LIMITED TO THE SECURITIES ACT OF 1933.

2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the managers, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

(a) The limited liability operating agreement and any amendments thereto or cancellations thereof required under the laws of the State of Delaware;

(b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the company is doing or intends to do business; and

(c) Any documents which may be required to effect the continuation of the company, the admission of an additional or substituted member, or the dissolution and termination of the company.

The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a member; provided, that where the assignee thereof has been approved by the managers for admission to the company as a substituted member, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the managers to execute, acknowledge, file and record any instrument necessary to effect such substitution.

3. Acceptance. This subscription agreement will be accepted or rejected by the managers within thirty (30) days of its receipt by the company. The managers also reserve the right to revoke its acceptance within such thirty (30) day period. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The managers will return a countersigned copy of this subscription agreement to accepted members, which copy (together with my canceled check) will be evidence of my purchase of units.

4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be deposited into a subscription account upon receipt, but that I will not be admitted as a member of the company until this subscription agreement has been accepted by the managers. If my subscription is accepted, I will be admitted as a member of the company not later than the last day of the calendar month following the date my subscription was accepted. In the interim, my subscription funds will earn interest at passbook savings account rates. Such interest will be returned to me after I am admitted to the company.

5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS IX, LLC, A DELAWARE LIMITED LIABILITY COMPANY, AND ITS MANAGERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS’ FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the managers immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.

Type of Ownership: (check one)

	[ ]	INDIVIDUAL	*	[ ]	IRA (Investor and Custodian must sign)

	[ ]	TRUST (Trustee signature required)	*	[ ]	ROTH IRA (Investor and Custodian must sign)
(Title page, Successor Trustee page and signature
		pages of the Trust Agreement must be enclosed)	*	[ ]	SEP/IRA (Investor and Custodian must sign)

*	[ ]	JOINT TENANTS WITH RIGHTS		[ ]	PENSION PLAN (Trustee signature required)
OF SURVIVORSHIP

*	[ ]	COMMUNITY PROPERTY		[ ]	PROFIT SHARING PLAN (Trustee signature required)

*	[ ]	TENANTS IN COMMON		[ ]	401(k) (Trustee signature required)

	[ ]	TOD – Transfer On Death		[ ]	OTHER (Please describe)
(must be titled as an Individual or as
Joint Tenants only – special form required)

* Two or more signatures required

1.	INVESTOR NAME AND ADDRESS
Complete this section for all accounts. If asset is in a qualified plan Item 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Items 2 or 5 below.

[ ] Mr. [ ] Mrs. [ ] Ms. [ ] Dr.

Name as it will appear on the account (How title should be held)

(Additional Name(s) if held in joint tenancy, community property, tenants-in-common)

Street Address

City	State	Zip Code

Home Phone Number	Social Security #/Taxpayer ID#
A Social Security Number or Tax ID is
Alternate Phone Number	required for all accounts.

2.	CUSTODIAN REGISTRATION	Name of Custodian:
Please print here the exact name of Custodian

Address

City	State	Zip Code

Taxpayer ID#	Client Account Number

(X)	CUSTODIAN SIGANTURE

3.	INVESTMENT	Number of units to be purchased
Minimum initial investment
5,000 units ($5,000);	Amount of payment enclosed
minimum additional
investment for existing
member 1,000 units ($1,000).	Please make check payable to Redwood Mortgage Investors IX, LLC
Partial unit purchases are
acceptable.
Check one: [ ] Initial Investment	[ ] Additional Investment

A completed Subscription Agreement is required for each initial and additional investment

4.	DISTRIBUTIONS
Please check one of the following. Please note that all custodial account distributions not reinvested pursuant to the Distribution Reinvestment Plan will be directed to the custodian listed in Item 2.

Check One: [ ] I elect to participate in the Distribution Reinvestment Plan (DRP) with respect to all of my Units.

[ ] I elect to have distributions paid with respect to all of my Units.

[ ] I elect to participate in the DRP with respect to _____________ of my Units and to have distributions paid to me with respect to _____________ of my Units.

5.	ALTERNATE ADDRESS FOR DISTRIBUTIONS
If cash distributions are to be sent to an address other than that listed in Item 1 or 2, please enter the information here. All other communications will be mailed to the investor’s registered address of record under Item 1. In no event will the company or its affiliates be responsible for any adverse consequences of direct deposits.

		Name		Client Account #

Address

		City	State	Zip Code

	DIRECT DEPOSIT (Electronic Funds Transfer)	Check one: Checking [ ] Savings [ ]

(Must attach original voided check for checking account deposits, deposit slip for savings account deposits)

6.	SIGNATURES	Please read and initial each of the representations below:
Joint
Investor Investor
(a) I have received the Prospectus for the company, and I accept and agree to be bound by the terms and conditions of the Prospectus

(b) I have a net worth (exclusive of home, furnishings, auto) of $70,000 and an annual gross income of at least $70,000 or a net worth of $250,000
      (exclusive of home, furnishings, auto) or I meet the higher suitability requirements imposed by my state of residence as set forth in the prospectus (including any supplements thereto) under “Investor Suitability Standards.”

(c) I am purchasing the units for my own account, and I acknowledge that there is no public market for the units.

(d) I acknowledge my acceptance as a member is subject to the discretion of the managers as agreed to under Section 1(b). The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money
      Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

(e) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment.

You do not waive any right you may have under the Securities Act of 1933, the Securities Exchange Act of 1934 or any state securities law by executing the Subscription Agreement. A sale of units may not be completed until after you have been in receipt of the final Prospectus for at least five (5) business days. If your Subscription Agreement is accepted, we will return to you a countersigned copy of the Subscription Agreement, which will constitute confirmation of your purchase of units.

IN WITNESS WHEREOF, the undersigned has executed below this __________________day of _______________, 20____, at ________________ (City)

		Investor’s primary residence is in	__________________ (State)

(X)
(Investor Signature and Title)

(X)
(Investor Signature and Title)

7.	REGISTERED REPRESENTATIVE/ FINANCIAL ADVISOR INFORMATION
The registered representative or advisor, by signing below, certifies that he or she has reasonable grounds to believe, on the basis of information obtained from the investor concerning his or her investment objectives, other investments, financial situation and needs and any other information known by the selling broker-dealer, if any, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he or she has informed the investor of all pertinent facts relating to the liquidity and marketability of the units.

Original Signatures Required
Registered Representative/Advisor

Name

Street Address

City, State, Zip Code

Phone Number

Email

X
Registered Representative/Advisor Signature

8.	BROKER-DEALER INFORMATION
The undersigned broker-dealer hereby certifies that (i) a copy of the prospectus, as amended and/or supplemented to date, has been delivered to the above investor the requisite number of days prior to the date the Subscription Agreement was delivered to the company; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

Broker-Dealer Name

Street Address

City, State, Zip Code

X
Broker-Dealer Authorized Signature (required on all applications by broker-dealer affiliated representatives)

 Registered Investment Advisor (RIA) and Non-Commission Sales

 [  ] Please check the box if this investment is made through an RIA charging no commission on this sale or otherwise is made with no commission paid to the RIA or participating broker-dealer.

 This option is not available through all broker-dealers. Please contact Redwood Mortgage Investors for more information.

 (If an owner or principal or any member of the RIA firm is a FINRA licensed registered representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer for administrative purposes, not through the RIA.)

Complete this page only if this is an RIA/non-commission sale

REGISTERED INVESTMENT ADVISOR INFORMATION

Are you a Registered Investment Advisor ("RIA") under applicable state or federal law? [  ] YES[  ] NO

Broker-Dealer Affiliated? [  ] YES [  ] NO Broker-Dealer Name ____________________________________

The advisor certifies (i) that if the advisor is affiliated with a FINRA firm, that all fees received by him in connection with this transaction will be run through the books and records of the FINRA member firm in compliance with NASD Notice to Members 96-33, NASD Rule 3040 and FINRA Rule 3270; (ii) that if the investor has elected to pay client fees from earnings, the advisor hereby represents and warrants that he is a registered investment advisor under applicable federal and/or state securities laws; (iii) that, if applicable, the advisor understands and acknowledges that neither the company or the managers shall have any liability to him with respect to any client fees paid from members' earnings under the authorization agreement and that the managers and the company in no way guarantee that there will be sufficient cash for distribution to members and, thus in the case of a signed authorization agreement, sufficient cash for the member to pay the client fees from earnings; and (iv) that, in any dispute between the advisor and the member regarding payment of client fees, the company and the managers will respect the wishes of the member and that the managers and the company will have no liability to the advisor as a result thereof.

Please check applicable box.

[  ] Yes, client fees paid. If client fees are to be paid, the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES (below) must be completed and signed by the investor and the advisor.

[  ] No client fees paid from earnings or distributions

REDWOOD MORTGAGE INVESTORS IX, LLC
AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES
FOR MEMBERS WHO UTILIZE THE SERVICES OF REGISTERED INVESTMENT ADVISORS

By signing this authorization the undersigned hereby authorizes and directs the company to pay to the person or entity set forth below as the payee an estimated annual amount equal to _____% (not more than 2% annually) of the undersigned’s capital account (“client fees”). All client fees payable will be calculated on a monthly basis based upon the capital account balance of the member at the end of the month, and such client fees shall be paid to the advisor on a monthly basis. The capital accounts of the members who elect to pay client fees through the company will be less than the capital accounts of members who do not pay client fees or who do not pay client fees through the company.

The undersigned acknowledges and agrees that neither the company nor the managers shall have any liability for disbursements made pursuant to this authorization. The undersigned acknowledges that all periodic cash distributions by the company are non-cumulative. Further, the undersigned acknowledges that the managers are in no way guaranteeing that there will be sufficient cash flow for periodic cash distributions or that such distributions will be sufficient to make the payments authorized by this agreement. In the event of insufficient earnings, the company and the managers shall have no liability to the undersigned or the payee. The undersigned further acknowledges and agrees that the company is authorized to comply with this request unless and until this authorization is expressly revoked in writing.

PAYEE (ADVISOR) 1	INVESTOR

Name of Payee - Please Print	Name of Investor - Please Print

Authorized Signature of Payee	Signature of Investor

Firm Name	Signature of Joint Investor (if applicable)

1If the advisor is affiliated with a FINRA broker-dealer firm, all fees received by him or her in connection with this transaction will be run through the books and records of the FINRA member in compliance with NASD Notice to Members 96-33, NASD Rule 3040 and FINRA Rule 3270.

(Office Use Only)

9.	ACCEPTANCE	This subscription accepted
This subscription will not
	be an effective agreement	REDWOOD MORTGAGE INVESTORS IX, LLC,
	until it or a facsimile is	A Delaware Limited Liability Company
	signed by a manager of	1825 S. Grant Street, Suite 250
	Redwood Mortgage	San Mateo, CA 94402
	Investors IX, LLC, a	(650) 365-5341
Delaware Limited Liability Company

By:

Investor #:		Date Entered:

Check Amount:	$	Check Date:

Check Number:

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
COMMISSIONER’S RULE 260.141.11

260.141.11 Restriction on Transfer

(a)
The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)
It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

(1)	to the issuer;

(2)	pursuant to the order or process of any court;

(3)	to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

(4)
to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)	to holders of securities of the same class of the same issuer;

(6)	by way of gift or donation inter vivos or on death;

(7)
by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

(8)	to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)
if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)
by way of a sale qualified under Sections 25111, 25112, 25113, or 15212 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 24143 is in effect with respect to such qualification;

(11)	by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)
by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)	between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

(14)	to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or

(15)
by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)	by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)
by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)
The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their fact a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER’S RULES.”

Instructions for completing Subscription Agreement
Redwood Mortgage Investors IX, LLC

Please follow these instructions and complete each section carefully, as failure to do may result in rejection of your Subscription Agreement.

Type of Ownership (page 2)

Check the appropriate box to indicate what type of investment you are making. Note under each classification any additional signatures or documents that may be required. If the investment type you are making is not listed, enter it in the section titled OTHER.

Item 1. Investor Name and Address

Enter the full name of the investor. For trust accounts and non-custodial qualified plans enter the name of the trustee(s) on the first line and the trust or plan name on the second line. On custodial accounts this section must be completed for the benefit plan investor; custodial information is entered in Item 2.

Enter the investor’s mailing address, phone and Social Security Number or Tax ID Number. If the investment is made in more than one name, only one Tax ID Number will be used and should be that of the first person listed.

Item 2. Custodian Registration

Custodian should complete this section, entering all pertinent information and signing accordingly.

Item 3. Investment

Enter the number of units purchased and the dollar amount of the investment.

Mark whether the investment is an initial or additional investment.

Item 4. Distributions

Check the appropriate box to indicate whether the investor elects to participate in the Distribution Reinvestment Plan of the company or to have earnings distributed monthly.

Each investor who elects to have distributions reinvested agrees to notify the company and the broker-dealer named in the Subscription Agreement in writing if at any time he or she fails to meet the applicable suitability standards or he or she is unable to make any other representations and warranties as set forth in the prospectus or Subscription Agreement.

Item 5. Special Address for Distributions

If distributions are to be sent to an address other than that provided in Item 1 or 2, provide the name, address and account number.

If distributions are to be made to a checking or savings account via electronic funds transfer, check the appropriate box and attach an original voided check for checking accounts or an original deposit slip for savings accounts.

Your request for EFT deposit may be rejected if it is not accompanied by the proper bank document as indicated above.

Item 6. Signatures

The investor initials each representation separately. If investment is held jointly or severally all investors must initial the representations.

Enter the date, city and state the Subscription Agreement was signed. If investment is held jointly or severally all investors must sign the Subscription Agreement. Only original signatures will be accepted.

Item 7. Registered Representative/Financial Advisor Information

The registered representative or financial advisor must complete and sign this section.

Registered Investment Advisors should also complete and sign this section.

Item 8. Broker-Dealer Information

All pertinent broker-dealer information must be included.

Subscription Agreements for commission sales must be signed by both the registered representative and the broker-dealer. Please note that if the registered representative is authorized to sign on behalf of the broker-dealer they must sign section 7 and 8.

The Subscription Agreement may be rejected if it is not fully completed and signed.

Only an original, completed and signed Subscription Agreement will be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted.

Registered Investment Advisor and Non-Commission Sales

For sales made by RIAs or other non-commission sales, check the box at the end of Item 8 indicating as such. RIAs must also complete page 6 of the Subscription Agreement.

If the RIA is taking client fees paid from member earnings he or she must complete the AUTHORIZATION TO MAKE PAYMENTS OF CLIENT FEES and both the RIA and the investor must sign the authorization.

Item 9. Acceptance

Item 9 is for Redwood Mortgage Investors office use only

Forward the completed and signed original Subscription Agreement along with your payment to the following address. Wiring instructions are available. Please contact Investor Services for current wiring instructions.

Mailing Address Redwood Mortgage Investors IX, LLC 1825 S. Grant Street, Suite 250 San Mateo, CA 94402

If you have any questions or require additional assistance in completing the Subscription Agreement, please contact Investor Services at (800) 659-6593, option 5.

APPENDIX C

FORM OF DISTRIBUTION REINVESTMENT PLAN

Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company, a manager of the Company or an unaffiliated third party (the “Administrator”), as agent for members who elect to participate in the Plan (“Participants”), on the terms and conditions set forth below. The Administrator shall be chosen by the Company. The initial Administrator shall be Redwood Mortgage Corp., a California corporation and a manager of the Company.

1.
Election to Participate. Any purchaser of units of limited liability company interest of the Company (the “Units”), may become a Participant by making a written election to participate on such purchaser’s subscription agreement at the time of subscription for Units. Any member who has not previously elected to participate in the Plan may so elect at any time by completing and executing an enrollment form obtained from the Administrator or any other appropriate documentation as may be acceptable to the Administrator. Participants in the Plan may designate the amount of their cash distributions with respect to all Units owned by them to be reinvested pursuant to the Plan.

2.
Distribution Reinvestment Plan. The Administrator will receive the designated amount of cash distributions paid by the Company with respect to Units of Participants (collectively, the “Distributions”). Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Section 1 hereof, provided it is received at least ten (10) days prior to the last day of the period to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a holder of Units will become a Participant in the Plan effective on the first day of the period following such election, and the election will apply to the designated amount of Distributions attributable to such period and to all periods thereafter.

3.	General Terms of Plan Investments. The Administrator will apply all Distributions subject to this Plan, as follows:

(a)
The Administrator will invest Distributions in Units at a price of $1.00 per Unit until the earlier to occur of: (i) the issuance of all Units reserved for issuance pursuant to the Plan; (ii) the termination of the Company’s offering of the Units reserved for issuance under the Plan pursuant to the Company’s prospectus to which this form is an appendix, as thereafter amended or supplemented, and any subsequent offering of Plan Units pursuant to an effective registration statement; or (iii) the termination of this Plan pursuant to Paragraph 9 below.

(b)	No selling commissions, marketing support fee, wholesaling fee or marketing reallowance shall be paid with respect to Units purchased pursuant to the Plan.

(c)
For each Participant, the Administrator will maintain an account which shall reflect for each period in which Distributions are paid (a “Distribution Period”) the Distributions received by the Administrator on behalf of such Participant. A Participant’s account shall be reduced as purchases of Units are made on behalf of such Participant.

(d)
Distributions shall be invested in Units by the Administrator promptly following the payment date with respect to such Distributions to the extent Units are available for purchase under the Plan. If sufficient Units are not available, any such funds that have not been invested in Units within 30 days after receipt by the Administrator and, in any event, by the end of the fiscal quarter in which they are received, will be distributed to Participants. Any interest earned on such accounts will be paid to the Company and will become property of the Company.

(e)
Participants may acquire fractional Units, computed to four decimal places, so that 100% of the Distributions will be used to acquire Units. The ownership of the Units shall be reflected on the books of the Company or its transfer agent.

(f)	In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Units owned by Participants and any additional payments received from Participants.

4.
Absence of Liability. Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Units, any change in the value of the Units acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested. Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability with respect to the date on which Units are purchased for a Participant.

5.	Suitability.

(a)
Each Participant shall notify the Administrator in the event that, at any time during the Participant’s participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the subscription agreement for the Participant’s initial purchase of Units.

(b)
For purposes of this Paragraph 5, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the prospectus for the Participant’s initial purchase of Units.

6.
Reports to Participants. Within sixty (60) days after the end of each calendar quarter, the Administrator will mail to each Participant a statement of account describing, as to such Participant, the Distributions received, the number of Units purchased and the per Unit purchase price for such Units pursuant to the Plan during the prior year. Each statement also shall advise the Participant that, in accordance with Section 5 hereof, the Participant is required to notify the Administrator in the event there is any material change in the Participant’s financial condition or if any representation made by the Participant under the subscription agreement for the Participant’s initial purchase of Units becomes inaccurate. Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

7.
Taxes. Taxable Participants may incur a tax liability for Distributions even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Plan.

8.	Termination.

(a)
A Participant may terminate or modify participation in the Plan at any time by written notice to the Administrator. In the case of a death of a Participant, an executor, heir or other administrator of such Participant’s estate may terminate or modify participation in the Plan with respect to the Units of such Participant by written notice to the Administrator. To be effective for any Distribution, such notices must be received by the Administrator at least ten (10) days prior to the last day of the Distribution Period to which such Distribution relates.

(b)
A Participant’s transfer of Units will terminate participation in the Plan with respect to such transferred Units as of the first day of the Distribution Period in which such transfer is effective, unless the transferee of such Units in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

9.	Amendment or Termination by Company.

(a)
The terms and conditions of this Plan may be amended by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by mailing an appropriate notice at least ten (10) days prior to the effective date thereof to each Participant.

(b)
The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may terminate the Plan itself, at any time by ten (10) days prior written notice to a Participant, or to all Participants, as the case may be.

(c)
After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant a check for the amount of any Distributions in the Participant’s account that have not been invested in Units. Any future Distributions with respect to such former Participant’s Units made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

10.
State Regulatory Restrictions. The Administrator is authorized to deny participation in the Plan to residents of any state or foreign jurisdiction that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

11.
Notice. Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Investor Services Department, 1825 S. Grant Street, Suite 250, San Mateo, CA 94402, or such other address as may be specified by the Administrator by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator. Each Participant shall notify the Administrator promptly in writing of any change of address.

12.	Governing Law. THIS PLAN AND THE PARTICIPANT’S ELECTION TO PARTICIPATE IN THE PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

REDWOOD MORTGAGE INVESTORS IX, LLC

Up to 150,000,000 Units of Limited Liability Company Interest, $1 per Unit – Maximum Offering
37,500,000 Units of Limited Liability Company Interest, $1 per Unit – issuable pursuant to the Distribution Reinvestment Plan
Minimum Initial Investment: 5,000 Units for New Members (may be higher in certain states)

Dated: April 30, 2014

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.                      Other Expenses of Issuance and Distribution.

The expenses payable in connection with the issuance and distribution of the securities being registered are estimated on the maximum offering amount of $187,500,000 to be as follows:

SEC Registration Fee(1)	$9,515
FINRA Registration Fee(1)	19,250
Blue Sky Registration Fees	250,000
Printing and EDGAR Expenses	605,000
Accounting Fees and Expenses	225,000
Legal Fees and Expenses	850,000
Advertising and Sales (including Postage Expenses)	550,000
Sales Literature	541,235
Due Diligence	750,000
Broker-dealer Marketing Re-allowance Fee	1,500,000
Sales Seminars	800,000
Training and Educational Meetings	650,000

Total	$6,750,000

(1)	Includes fees previously paid for unsold securities from our initial public offering that are included in this offering.

ITEM 32.	Sales to Special Parties.

Inapplicable

ITEM 33.	Recent Sales of Unregistered Securities.

None

ITEM 34.	Indemnification of Directors and Officers

Section 3.19 of the Seventh Amended and Restated Limited Liability Company Operating Agreement provides that the managers and their affiliates will be indemnified by the company for liability and related expenses (including attorneys’ fees) incurred by reason of any act performed (or omitted to be performed) for or on behalf of the company or, or in furtherance of or in connection with the business of the company, except for those acts performed or omitted to be performed by the party seeking indemnification hereunder which constitute fraud, misconduct or negligence.

Section 5 of the subscription agreement provides that the investor agrees to indemnify and hold harmless, the company, its managers, agents and employees, against any claims, demands or liabilities they may incur as a result of the falsity, incompleteness or misrepresentation of any information or any documents submitted in connection with such investor’s subscription. The effect of this provision is that if an investor represents to the company or its managers, information that is not correct or complete or provides documentation that is not correct or complete, he will be required to pay any expenses or claims of the company and/or its managers resulting from such conduct.

ITEM 35.	Treatment of Proceeds from Stock Being Registered

Inapplicable.

ITEM 36.	Financial Statements and Exhibits.

(a)	The following financial statements are incorporated into this registration statement and the prospectus included herein by reference:

1.	Redwood Mortgage Investors IX, LLC:

Audited Financial Statements as of and for the years ended December 31, 2013 and December 31, 2012, and Notes Thereto, and Report of Independent Registered Public Accounting Firm (included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, and incorporated herein by reference).

Interim, Unaudited Financial Statements as of and for the quarters ended March 31, 2014 and March 31, 2013, and Notes Thereto (included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 15, 2014, and incorporated herein by reference).

Interim, Unaudited Financial Statements as of and for the quarters ended June 30, 2014 and June 30, 2013, and Notes Thereto (included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 14, 2014, and incorporated herein by reference).

Interim, Unaudited Financial Statements as of and for the quarters ended September 30, 2014 and September 30, 2013, and Notes Thereto (included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 14, 2014, and incorporated herein by reference).

2.	Redwood Mortgage Corp. and Subsidiaries:

Audited Consolidated Balance Sheet at September 30, 2013, and Notes Thereto, and Report of Independent Registered Public Accounting Firm (included in the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2014, and incorporated herein by reference).

Unaudited Consolidated Interim Balance Sheet at December 31, 2013, and Notes Thereto (included in the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2014, and incorporated herein by reference).

Audited Consolidated Balance Sheet at September 30, 2014, and Notes Thereto, and Report of Independent Registered Public Accounting Firm (included in the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2015, and incorporated herein by reference).

(b)	Exhibits:

Exhibit Number

1.1*	Form of Participating Broker-Dealer Agreement
1.2*	Form of Advisory Agreement

3.1**	Seventh Amended and Restated Limited Liability Company Operating Agreement (included as Appendix A to the prospectus)
3.2†	Certificate of Formation, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (Commission File No. 333-155428)
4.1**	Subscription Agreement and Power of Attorney, including Special Notice for California Residents (included as Appendix B to the prospectus)
5.1*	Opinion of Counsel as to the Legality of the Securities Being Registered
5.2*	Opinion of Counsel as to ERISA Matters
8.1*	Opinion of Counsel on Certain Tax Matters
10.1**	Form of Distribution Reinvestment Plan (included as Appendix C to the prospectus)
10.2*	Loan Servicing Agreement
10.3*	Form of Note secured by Deed of Trust for Construction Loans which provides for interest only payments
10.4*	Form of Note secured by Deed of Trust for Commercial Loans which provides for interest only payments
10.5*	Form of Note secured by Deed of Trust for Commercial Loans which provides for principal and interest payments
10.6*	Form of Note secured by Deed of Trust for Residential Loans which provides for interest only payments
10.7*	Form of Note secured by Deed of Trust for Residential Loans which provides for interest and principal prepayments
10.8*	Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing to accompany Exhibit 10.3
10.9*	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.4 and 10.5
10.10*	Deed of Trust, Assignment of Leases and Rents, and Security Agreement and Fixture Filing to accompany Exhibits 10.6 and 10.7
10.11***	Agency Disclosure
10.12*	Formation Loan Promissory Note
23.1*	Consent of Baker & McKenzie LLP (included in Exhibit 5.1, Exhibit 5.2 and Exhibit 8.1)
23.2**	Consent of Armanino LLP
99.1***	Table VI – Description of Open Loans of Prior Programs

*Previously filed and incorporated by reference to the same numbered Exhibit to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-181953), filed on November 27, 2012.

**Filed herewith.
*** Previously filed and incorporated by reference to the same numbered Exhibit to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-181953), filed on April 22, 2014.

†     Previously filed and incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (SEC File No. 333-155428), filed on March 17, 2009.

ITEM 37.	Undertaking.

(a)           We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           We undertake (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           We undertake to send to each member, at least on an annual basis, a detailed statement of any transactions with our managers or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to our managers or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)           We undertake to provide to each member the financial statements required by Form 10-K for the first full fiscal year of our operations (in a form and manner consistent with the then current requirements of the SEC and applicable state securities agencies).

(e)           We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the members at least once each quarter after the distribution period of the offering has ended.

(f)           We undertake that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(g)           For the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of us relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us; (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and (iv) any other communication that is an offer in the offering made by us to the purchaser.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Mateo, State of California, on January 23, 2015.

REDWOOD MORTGAGE INVESTORS IX, LLC
(Registrant)

By: Redwood Mortgage Corp., Manager

By: /s/ Michael R. Burwell
Michael R. Burwell, President, Secretary
and Treasurer

By: Gymno LLC, Manager

By: /s/ Michael R. Burwell
Michael R. Burwell, Manager

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael R. Burwell
Michael R. Burwell	Manager of Gymno LLC	January 23, 2015

/s/ Michael R. Burwell
Michael R. Burwell	President, Secretary/Treasurer of Redwood Mortgage Corp. (Principal Financial and Accounting Officer); Director of Redwood Mortgage Corp.	January 23, 2015